Exhibit 10.1

REVOLVING CREDIT AGREEMENT

dated as of

December 22, 2010

among

AMERICAN MEDIA, INC.,

The Lenders Party Hereto,

JPMORGAN CHASE BANK, N.A.,

as Administrative Agent

and

DEUTSCHE BANK SECURITIES INC.,

as Syndication Agent

J.P. MORGAN SECURITIES LLC.

as Co-Lead Arranger and Sole Bookrunner

and

DEUTSCHE BANK SECURITIES INC., and

CREDIT SUISSE SECURITIES (USA) LLC,

as Co-Lead Arrangers

and

CREDIT SUISSE SECURITIES (USA) LLC,

as Documentation Agent

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-ii-

SCHEDULES:

Schedule 2.01	— Revolving Commitments
Schedule 3.05(b)	— Intellectual Property
Schedule 3.05(c)	— Real Property
Schedule 3.05(d)	— Real Property Purchase Rights
Schedule 3.06	— Disclosed Matters
Schedule 3.12	— Subsidiaries
Schedule 3.13	— Insurance
Schedule 5.14	— Perfection of Certain Liens
Schedule 6.01	— Existing Indebtedness
Schedule 6.02	— Existing Liens
Schedule 6.04	— Existing Investments
Schedule 6.10	— Existing Restrictions

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EXHIBITS:

Exhibit A — Form of Assignment and Acceptance
Exhibit B — Form of Guarantee and Collateral Agreement
Exhibit C — Form of Solvency Certificate

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REVOLVING CREDIT AGREEMENT dated as of December 22, 2010 among AMERICAN MEDIA, INC., the LENDERS party hereto, and JPMORGAN CHASE BANK, N.A., as Administrative Agent.

R E C I T A L S:

A. On November 17, 2010, American Media, Inc. and the then-existing Loan Parties filed voluntary petitions for reorganization under Chapter 11 of the United States Bankruptcy Code (11 U.S.C. §§ 101-1532, as amended, the “Bankruptcy Code”) in the United States Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court”), jointly administered as Case No. 10-16140 and continued in the possession of their property and in the management of their businesses pursuant to Sections 1107 and 1108 of the Bankruptcy Code (the “Bankruptcy Cases”).

B. On December 15, 2010, the then-existing Loan Parties filed their Amended Joint Prepackaged Plan of Reorganization under Chapter 11 of the Bankruptcy Code (the “Reorganization Plan”).

C. The Reorganization Plan proposes, among other things and the Borrower has duly authorized, the issuance of approximately $105.0 million aggregate principal amount of the Borrower’s second lien senior secured notes due 2018 (the “Second Lien Notes”).

D. On November 17, 2010, American Media, Inc. and the backstop purchasers party thereto (the “Backstop Parties”) entered into an agreement pursuant to which, among other things, the Backstop Parties, in order to facilitate the Reorganization Plan, agreed to purchase certain amounts of Second Lien Notes.

E. On December 20, 2010, the Bankruptcy Court entered the order confirming the Reorganization Plan (the “Confirmation Order”) pursuant to which, among other things, the Bankruptcy Court approved the Emergence Transactions.

F. On the date hereof, concurrently with the effectiveness of this Agreement, the Reorganization Plan shall become effective in accordance with its terms.

G. In connection with the Emergence Transactions contemplated by the Confirmation Order and the Reorganization Plan, the Borrower has requested that Lenders provide a revolving credit facility to the Borrower, and Lenders are willing to provide such credit facility on the terms and conditions set forth in this Agreement.

NOW, THERFORE, for the valuable consideration hereby acknowledged, the parties agree as follows:

ARTICLE I

Definitions

SECTION 1.01. Defined Terms. As used in this Agreement, the following terms have the meanings specified below:

“ABR”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Alternate Base Rate.

“Adjusted LIBO Rate” means, with respect to any Eurodollar Borrowing for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/100 of 1%) equal to the greater of (a) the LIBO Rate for such Interest Period multiplied by the Statutory Reserve Rate or (b) 2.00%.

“Administrative Agent” means JPMorgan Chase Bank, N.A., in its capacity as administrative agent for the Lenders hereunder, and any successor in such capacity.

“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent.

“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

“Aggregate Revolving Commitments” means the Revolving Commitments of all the Lenders.

“Alternate Base Rate” means, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the Federal Funds Effective Rate in effect on such day plus  1/2 of 1% and (c) the Adjusted LIBO Rate (giving effect to clause (b) of the definition thereof, if applicable) for a one month Interest Period on such day (or if such day is not a Business Day, the immediately preceding Business Day) plus 1%, provided that, for the avoidance of doubt, the LIBO Rate for any day shall be based on the rate appearing on the Reuters Screen LIBOR 01 Page (or on any successor or substitute page of such page) at approximately 11:00 a.m. London time on such day. Any change in the Alternate Base Rate due to a change in the Prime Rate, the Federal Funds Effective Rate or such LIBO Rate shall be effective from and including the effective date of such change in the Prime Rate, the Federal Funds Effective Rate or such LIBO Rate, respectively.

“Anti-Terrorism Laws” means any Applicable Law related to terrorism financing or money laundering, including the USA Patriot Act, the Currency and Foreign Transaction Reporting Act (also known as the “Bank Secrecy Act”, 31 U.S.C. §§ 5311-5330 and 12 U.S.C. §§ 1818(s), 1820(b) and 1951-1959), the Trading With the Enemy Act (50 U.S.C. § 1 et seq., as amended) and Executive Order 13224 (effective September 24, 2001).

“Applicable Law” means all applicable provisions of constitutions, laws, statutes, ordinances, rules, treaties, regulations, permits, licenses, approvals, interpretations and order of courts or Governmental Authorities and all orders and decrees of all courts and arbitrators.

“Applicable Percentage” means, with respect to any Revolving Lender, the percentage of the total Revolving Commitments represented by such Lender’s Revolving Commitment. If the Revolving Commitments have terminated or expired, the Applicable Percentages shall be determined based upon the Revolving Commitments most recently in effect, giving effect to any assignments.

“Applicable Period” has the meaning ascribed to such term in the definition of Applicable Rate.

“Applicable Rate” means with respect to any ABR Loan or Eurodollar Loan that is a Revolving Loan or any ABR Loan that is a Swingline Loan, or with respect to the commitment fees payable hereunder, as the case may be, (A) until the first Business Day following the delivery of financial statements pursuant to Section 5.01(a) for the fiscal quarter ended March 31, 2011, the rate per annum set forth below by reference to Category 1, and (B) thereafter, the rate per annum set forth below under the caption “ABR Spread” or “Eurodollar Spread” or “Revolving Commitment Fee Rate”, as the case may be, based upon the First Lien Leverage Ratio as of the most recent determination date:

First Lien Leverage Ratio:	ABR Spread	Eurodollar Spread	Revolving Commitment Fee Rate
Category 1 Greater than or equal to 2.50 to 1.00	5.00%	6.00%	0.75%
Category 2 Less than 2.50 to 1.00 but greater than or equal to 1.50 to 1.00	4.75%	5.75%	0.625%
Category 3 Less than 1.50 to 1.00	4.50%	5.50%	0.50%

Any increase or decrease in the Applicable Rate resulting from a change in the First Lien Leverage Ratio shall become effective as of the first Business Day immediately following the date a certificate of a Financial Officer of the Borrower is delivered pursuant to Section 5.01(c); provided that, at the option of the Administrative Agent or the Required Lenders, the higher pricing level shall apply (x) as of the first Business Day after the date on which a certificate of a Financial Officer of the Borrower was required to have been delivered but was not delivered, and shall continue to so apply to and including the date on which such certificate of a Financial Officer of the Borrower is so delivered (and thereafter the pricing level otherwise determined in accordance with this definition shall apply) and (y) as of the first Business Day after an Event of Default under Section 7.01 shall have occurred and be continuing, and shall continue to so apply to but excluding the date on which such Event of Default is cured or waived (and thereafter the pricing level otherwise determined in accordance with this definition shall apply).

In the event that any financial statements under Section 5.01 or a certificate of a Financial Officer of the Borrower delivered pursuant to Section 5.01(c) is shown to be inaccurate at any time that this Agreement is in effect and any Loans or Revolving Commitments are outstanding hereunder when such inaccuracy is discovered or within 91 days after the date on which all Loans have been repaid and all Revolving Commitments have been terminated, and such inaccuracy, if corrected, would have led to a higher Applicable Rate for any period (an “Applicable Period”) than the Applicable Rate applied for such Applicable Period, then (i) the Borrower shall promptly (and in no event later than five (5) Business Days thereafter) deliver to the Administrative Agent a correct certificate of a Financial Officer of the Borrower for such Applicable Period, (ii) the Applicable Rate shall be determined by reference to the corrected certificate of a Financial Officer of the Borrower (but in no event shall the Lenders owe any amounts to the Borrower), and (iii) the Borrower shall pay to the Administrative Agent promptly upon demand (and in no event later than five (5) Business Days after demand) any additional interest owing as a result of such increased Applicable Rate for such Applicable Period, which payment shall be promptly applied by the Administrative Agent in accordance with the terms hereof. Notwithstanding anything to the contrary in this Agreement, any additional interest hereunder shall not be due and payable until demand is made for such payment pursuant to clause (iii) above and accordingly, any nonpayment of such interest as result of any such inaccuracy shall not constitute a Default (whether retroactively or otherwise), and no such amounts shall be deemed overdue (and no amounts shall accrue interest at the Default Rate), at any time prior to the date that is five (5) Business Days following such demand.

“Approved Fund” has the meaning set forth in Section 9.04.

“Arrangers” means J.P. Morgan Securities LLC, Deutsche Bank Securities Inc. and Credit Suisse Securities (USA) LLC.

“Assignment and Acceptance” means an assignment and acceptance entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 9.04), and accepted by the Administrative Agent, in the form of Exhibit A or any other form approved by the Administrative Agent.

“Bankruptcy Cases” has the meaning set forth in Recital A hereto.

“Bankruptcy Code” has the meaning set forth in Recital A hereto.

“Bankruptcy Court” has the meaning set forth in Recital A hereto

“Board” means the Board of Governors of the Federal Reserve System of the United States of America.

“Borrower” means American Media, Inc., a Delaware corporation.

“Borrowing” means (a) Revolving Loans of the same Type, made, converted or continued on the same date and, in the case of Eurodollar Loans, as to which a single Interest Period is in effect, or (b) a Swingline Loan.

“Borrowing Request” means a request by the Borrower for a Borrowing in accordance with Section 2.03.

“Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed; provided that, when used in connection with a Eurodollar Loan, the term “Business Day” shall also exclude any day on which banks are not open for dealings in dollar deposits in the London interbank market.

“Capital Lease Obligations” of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

“Cash Collateral” has the meaning set forth in Section 2.05(j).

“Change in Control” means:

(a) at any time prior to the consummation of a Qualified IPO, any combination of Permitted Holders shall fail to own beneficially (within the meaning of Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, in the aggregate Equity Interests representing at least a majority of the aggregate ordinary voting power represented by the issued and outstanding Equity Interests of the Borrower;

(b) at any time after the consummation of a Qualified IPO, (i) (A) any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than one or more Permitted Holders, being or becoming the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act except that for purposes of this paragraph (c)(i)(A) a person shall be deemed to have “beneficial ownership” of all shares that such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 35% of the total voting power of the voting Equity Interests of the Borrower and (B) the Permitted Holders “beneficially own” (as defined in clause (A) above), directly or indirectly, in the aggregate a lesser percentage of the total voting power of the voting Equity Interests of the Borrower than such other person or, (ii) during any period of two consecutive years, individuals who at the beginning of such period constituted the board of directors of the Borrower (together with any new directors whose election by such board of directors of the Borrower or whose nomination for election by the stockholders of the Borrower was approved by a vote of at least 66-2/3% of the directors of the Borrower then still in office who were either directors at the beginning of such period or whose nomination for election was previously so approved) ceasing for any reason to constitute a majority of the board of directors of the Borrower, or

(c) the occurrence of a “Change in Control” (or any similar event as defined therein), as defined in the Senior Secured Note Indenture, the Second Lien Indenture and any Permitted Refinancing Indebtedness with respect thereto.

“Change in Law” means (a) the adoption of any law, rule or regulation after the Effective Date, (b) any change in any law, rule or regulation or in the interpretation or application thereof by any Governmental Authority after the Effective Date or (c) compliance by any Lender or the Issuing Bank (or, for purposes of Section 2.15(b), by any lending office of such Lender or by such Lender’s or the Issuing Bank’s holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the Effective Date.

“Charges” has the meaning set forth in Section 9.13.

“Class”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are Revolving Loans or Swingline Loans.

“Closing Date Material Adverse Effect” means any fact, event, change, effect, development, condition or occurrence that has had or would reasonably be expected to have a material adverse effect on or with respect to the business, assets, liabilities, financial conditions or results of operations of the Borrower, taken as whole; provided that none of the following (or the effects or results thereof) in and of itself shall constitute or shall be considered in determining whether there shall have occurred a Closing Date Material Adverse Effect: (i) the commencement of the Bankruptcy Cases, (ii) any change in law or accounting standards or interpretations thereof applicable to the Borrower; (iii) general changes in economic, business or political conditions; (iv) general changes in the securities, credit or financial markets or in the banking industry; (v) general changes in the business in which the Borrower operates and (vi) any acts of god, natural disasters or acts or war, terrorism, insurrection or civil disobedience.

“Code” means the Internal Revenue Code of 1986, as amended.

“Collateral” means any and all “Collateral”, as defined in any applicable Security Document.

“Consolidated EBITDA” means, for any period, Consolidated Net Income for such period (adjusted to exclude any extraordinary losses, charges or gains and to exclude any gain or loss recognized in connection with the sale of any assets outside the ordinary course of business), plus, without duplication and to the extent deducted in determining Consolidated Net Income, the sum of (a) the aggregate amount of interest expense for such period, (b) the aggregate amount of income tax expense for such period, (c) all amounts attributable to depreciation, amortization (including such amortization associated with capitalized or short term display rack costs) and other noncash charges (excluding any such charge that (i) consists of or requires an accrual of, or cash reserve for, any anticipated cash charges for any prior or in any future period or (ii) consists of a writedown or writeoff of any current assets) for such period, including the amortization of debt discounts and deferred financing charges, (d) restructuring charges, reserves or expenses (which, for the avoidance of doubt, shall include, without limitation, the effect of inventory optimization programs, facility consolidations, retention, headcount reductions, systems establishment costs, contract termination costs, future lease commitments, excess pension charges and expenses and charges relating to severance, relocation and the discontinuation of titles), in each case, not exceeding (i) $10,000,000 in the aggregate under this clause (d) for any four consecutive fiscal quarter period for which Consolidated EBITDA is calculated ending on or prior to March 31, 2012 and (ii) $5,000,000 in the aggregate under this clause (d) for any four consecutive fiscal quarter period for which Consolidated EBITDA is calculated ending after March 31, 2012, (e) cash expenses in connection with the Emergence Transactions, and (f) any charges or credits relating to the adoption of fresh start account principles. For purposes of calculating Consolidated EBITDA for any period (each, a “Reference Period”) in connection with a determination of the First Lien Leverage Ratio for such period, if during such Reference Period (or, in the case of pro forma calculations, during the period from the last day of such Reference Period to and including the date as of which such calculation is made) the Borrower or any Restricted Subsidiary shall have made a Permitted Acquisition, an investment permitted under Section 6.04 or a disposition of assets (collectively, “Subject Transactions”), Consolidated EBITDA for such Reference Period shall be calculated after giving pro forma effect thereto as if such Subject Transaction occurred on the first day of such Reference Period (with the Reference Period for the purposes of pro forma calculations being the most recent period of four consecutive fiscal quarters for which the relevant financial information is available); provided that (a) such pro forma calculations with respect to cost savings and operating expense reductions for such period shall be limited to those resulting from a Subject Transaction which is being given pro forma effect that in the reasonable determination of a Financial Officer of the Borrower, (i) are reasonably identifiable and factually supportable and (ii) such actions have been realized or for which the steps necessary for realization have been taken or are reasonably expected to be taken within twelve months following any such transaction, including, but not limited to, the execution or termination of any contracts, the termination of any personnel or the closing (or approval by the board of directors of any closing) of any facility, as applicable and (b) such cost savings and operating reductions in any four fiscal quarter period shall not exceed 15% of Consolidated EBITDA (prior to giving effect to such cost savings or operating reductions) for such four fiscal quarter period.

Notwithstanding the foregoing, for purposes of determining Consolidated EBITDA for any period that includes any fiscal quarter ended on a date set forth below (including, without limitation, for the purposes of Section 6.12), Consolidated EBITDA for such fiscal quarter shall mean the amount set forth below corresponding to such fiscal quarter:

Fiscal Quarter End	Consolidated EBITDA
December 31, 2009	$23,522,000
March 31, 2010	$34,943,000
June 30, 2010	$27,676,000
September 30, 2010	$29,329,000

“Consolidated Leverage Ratio” means, on any date, the ratio of (a) Total Debt as of such date to (b) Consolidated EBITDA for the period of four consecutive fiscal quarters ended on such date (or, if such date is not the last day of a fiscal quarter, then for the period of four consecutive fiscal quarters most recently ended prior to that date for which internal financial statements are available), all determined on a consolidated basis in accordance with GAAP.

“Consolidated Net Income” means, for any period, net income or loss of the Borrower and the Restricted Subsidiaries for such period determined on a consolidated basis in accordance with GAAP; provided that there shall be excluded (a) the income of any Person in which any other Person

(other than the Borrower or any of the Restricted Subsidiaries or any director holding qualifying shares in compliance with applicable law) has an ownership interest, except to the extent of the amount of dividends or other distributions actually paid to the Borrower or any of the Restricted Subsidiaries by such Person during such period, (b) except as otherwise provided in the definition of Consolidated EBITDA, the income (or loss) of any Person accrued prior to the date it becomes a Restricted Subsidiary or is merged into or consolidated with the Borrower or any of the Restricted Subsidiaries or the date that Person’s assets are acquired by the Borrower or any of the Restricted Subsidiaries, (c) the cumulative effect of a change in accounting principles, (d) any net after-tax income (loss) from the early extinguishment of Indebtedness, Hedging Agreements or other derivative instruments, and (e) any fees and expenses incurred during such period, or any amortization thereof for such period, in connection with any acquisition, disposition, recapitalization, investment, asset sale, issuance or repayment of Indebtedness, issuance of Equity Interests, refinancing transaction or amendment or modification of any debt instrument (in each case, including any such transaction undertaken but not completed) and any charges or non-recurring merger costs incurred during such period as a result of any such transaction.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

“Default” means any event or condition which constitutes an Event of Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

“Defaulting Lender” means, subject to Section 2.21(c), any Lender, as determined by the Administrative Agent, that has (a) failed to fund any portion of its Loans or participations in Letters of Credit or Swingline Loans within three Business Days of the date required to be funded by it hereunder, (b) notified the Borrower, the Administrative Agent, the Issuing Bank, the Swingline Lender or any Lender in writing that it does not intend to comply with any of its funding obligations under this Agreement or has made a public statement to the effect that it does not intend to comply with its funding obligations under this Agreement or under other agreements in which it commits to extend credit, (c) failed, within three Business Days after request by the Administrative Agent, to confirm that it will comply with the terms of this Agreement relating to its obligations to fund prospective Loans and participations in then outstanding Letters of Credit and Swingline Loans, (d) otherwise failed to pay over to the Administrative Agent or any other Lender any other amount required to be paid by it hereunder within three Business Days of the date when due, unless the subject of a good faith dispute, or (e)(i) become or is insolvent or has a parent company that has become or is insolvent or (ii) become the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee or custodian appointed for it, or has taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in any such proceeding or appointment or has a parent company that has become the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee or custodian appointed for it, or has taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in any such proceeding or appointment.

“Disclosed Matters” means the actions, suits and proceedings and the environmental matters disclosed in Schedule 3.06.

“Disqualified Stock” means, with respect to any Person, any Equity Interest which by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable or exercisable) or upon the happening of any event:

(a) matures or is mandatorily redeemable pursuant to a sinking fund obligation or otherwise;

(b) is convertible or exchangeable for Indebtedness or Disqualified Stock (excluding Equity Interests convertible or exchangeable solely at the option of the Borrower or a Restricted Subsidiary; provided that any such conversion or exchange shall be deemed an issuance of Disqualified Stock, as applicable); or

(c) is redeemable, or subject to mandatory purchase by the Borrower or any Subsidiary, at the option of the holder thereof, in whole or in part;

in each case, on or prior to the date that is 91 days after the Maturity Date.

“dollars” or “$” refers to lawful money of the United States of America.

“Effective Date” means the date on which the conditions specified in Section 4.01 are satisfied (or waived in accordance with Section 9.02).

“Embargoed Person” means any party that (i) is publicly identified on the most current list of “Specially Designated Nationals and Blocked Persons” published by the U.S. Treasury Department’s Office of Foreign Control (“OFAC”) or resides, is organized or chartered, or has a place of business in a country or territory subject to OFAC sanctions or embargo programs or (ii) is publicly identified as prohibited from doing business with the United States under the International Emergency Economic Powers Act, the Trading With the Enemy Act, or any other Applicable Law.

“Emergence Transactions” means, collectively, (a) the consummation of the Reorganization Plan and the other transactions contemplated by the Confirmation Order to be consummated on the Effective Date, (b) the entering into by the Loan Parties of the documents related to the Exit Financing to which they are or are intended to be a party, and the borrowings hereunder and thereunder on the Effective Date and application of the proceeds as contemplated hereby and thereby, (c) the repayment or satisfaction in full and termination of all Indebtedness required by the Reorganization Plan to be repaid or satisfied and canceled on the Effective Date and (d) the payment of the fees and expenses incurred in connection with the consummation of the foregoing that are required to be paid on the Effective Date.

“Environmental Laws” means all laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by any Governmental Authority, relating in any way to the environment, preservation or reclamation of natural resources or the management, release or threatened release of any Hazardous Material.

“Environmental Liability” means any liability, loss, cost or damage, contingent or otherwise (including any liability, loss, cost or damage for environmental remediation, fines, penalties or indemnities), of the Borrower or any Subsidiary directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or within or upon any building, structure, facility or fixture or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“Equity Interests” means shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time.

“ERISA Affiliate” means any trade or business (whether or not incorporated) that, together with the Borrower, is treated as a single employer under Section 414(b) or (c) of the Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.

“ERISA Event” means (a) any “reportable event”, as defined in Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30-day notice period is waived); (b) the failure to satisfy the minimum funding standard under Section 430 of the Code or Section 303 of ERISA or a failure to make a required contribution to a Multiemployer Plan whether or not waived; (c) the filing pursuant to Section 412(c) of the Code or Section 302(c) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) the incurrence by the Borrower, any Subsidiary or any of their ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan; (e) the receipt by the Borrower, any Subsidiary or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (f) the incurrence by the Borrower, any Subsidiary or any of their ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan; or (g) the receipt by the Borrower, any Subsidiary or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from the Borrower, any Subsidiary or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA; (h) a withdrawal by Borrower, any Subsidiary or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (i) the occurrence of a nonexempt prohibited transaction with respect to an employee benefit plan maintained or contributed to by a Borrower, any Subsidiary or any ERISA Affiliate (within the meaning of Section 4975 of the Code or Section 406 of ERISA) which could result in material liability to Borrower, any Subsidiary or any ERISA Affiliate; or (j) an event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan or Multiemployer Plan.

“Eurodollar”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Adjusted LIBO Rate.

“Event of Default” has the meaning assigned to such term in Article VII.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Excluded Taxes” means, with respect to the Administrative Agent, any Lender, the Issuing Bank or any other recipient of any payment to be made by or on account of any obligation of the Borrower hereunder, (a) income or franchise taxes imposed on (or measured by) its net income by the United States of America, or by the jurisdiction under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable lending office is located, (b) any branch profits taxes imposed by the United States of America or any similar tax imposed by any other jurisdiction described in clause (a) above and (c) in the case of a Foreign Lender (other than an assignee pursuant to a request by the Borrower under Section 2.19(b)), any U.S. federal withholding tax that (i) is in effect and would apply to amounts payable to such Foreign Lender at the time such Foreign Lender becomes a party to this Agreement (or designates a new lending office), except to the extent that such Foreign Lender (or its assignor, if any) was entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts from the Borrower with respect to any withholding tax pursuant to Section 2.17(a), or (ii) is attributable to such Foreign Lender’s failure to comply with Section 2.17(e).

“Exit Financing” means that certain financing to finance the Reorganization Plan comprised of this Agreement, the Senior Secured Notes and the Second Lien Notes.

“Federal Funds Effective Rate” means, for any day, the weighted average (rounded upwards, if necessary, to the next 1/100 of 1%) of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average (rounded upwards, if necessary, to the next 1/100 of 1%) of the quotations for such day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

“Financial Officer” means the chief financial officer, principal accounting officer, treasurer or controller of the Borrower.

“First Lien Intercreditor Agreement” means the First Lien Intercreditor Agreement dated on or about the Effective Date among the Administrative Agent, the Senior Secured Notes Collateral Agent, the Borrower and each other Guarantor named therein, as such agreement may be amended, restated, supplemented or otherwise modified from time to time.

“First Lien Leverage Ratio” means, on any date, the ratio of (a) Total First Lien Debt as of such date to (b) Consolidated EBITDA for the period of four consecutive fiscal quarters ended on such date (or, if such date is not the last day of a fiscal quarter, then for the period of four consecutive fiscal quarters most recently ended prior to that date), all determined on a consolidated basis in accordance with GAAP.

“Foreign Lender” means any Lender that is organized under the laws of a jurisdiction other than that in which the Borrower is located. For purposes of this definition, the United States of America, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

“Foreign Subsidiary” means any Subsidiary that is organized under the laws of a jurisdiction other than the United States of America or any State thereof or the District of Columbia.

“GAAP” means generally accepted accounting principles in the United States which are in effect on the Effective Date. At any time after the Effective Date, the Borrower may elect to apply IFRS accounting principles in lieu of GAAP and, upon any such election, references herein to GAAP shall thereafter be construed to mean IFRS (except as otherwise provided in this Agreement); provided that any such election, once made, shall be irrevocable; provided, further, any calculation or determination in this Agreement that requires the application of GAAP for periods that include fiscal quarters ended prior to the Borrower’s election to apply IFRS shall remain as previously calculated or determined in accordance with GAAP. The Borrower shall give written notice of any such election made in accordance with this definition to the Administrative Agent.

“Governmental Authority” means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

“Guarantee” of or by any Person (the “guarantor”) means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or obligation; provided that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business.

“Guarantee and Collateral Agreement” means the Guarantee and Collateral Agreement, substantially in the form of Exhibit B, among the Loan Parties and the Administrative Agent for the benefit of the Secured Parties, as such agreement may be amended, modified, restated or supplemented from time to time in accordance with its terms.

“Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, anthrax and anthrax-causing agents, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

“Hedging Agreement” means any interest rate protection agreement, foreign currency exchange agreement, commodity price protection agreement or other interest or currency exchange rate or commodity price hedging arrangement.

“Indebtedness” of any Person means, without duplication, (a) all obligations of such Person for borrowed money or with respect to deposits or advances of any kind, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person, (d) all obligations of such Person in respect of the deferred purchase price of property or services (excluding current accounts payable incurred in the ordinary course of business), (e) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed (it being understood that, unless such Person shall have assumed such Indebtedness, the amount of such Indebtedness shall be the lesser of (x) the fair market value of the property securing such Indebtedness and (y) the outstanding principal of such Indebtedness), (f) all Guarantees by such Person of Indebtedness of others, (g) all Capital Lease Obligations of such Person, (h) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty, (i) all obligations under Hedging Agreements, and (j) all obligations, contingent or otherwise, of such Person in respect of bankers’ acceptances. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor.

“Indemnified Taxes” means Taxes other than Excluded Taxes.

“Indemnitee” has the meaning set forth in Section 9.03.

“Intercreditor Agreements” means the First Lien Intercreditor Agreement and the Second Lien Intercreditor Agreement, unless the context otherwise requires.

“Interest Election Request” means a request by the Borrower to convert or continue a Revolving Borrowing in accordance with Section 2.07.

“Interest Payment Date” means (a) with respect to any ABR Loan (other than a Swingline Loan), the last day of each March, June, September and December and the Maturity Date, (b) with respect to any Eurodollar Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and the Maturity Date, and, in the case of a Eurodollar Borrowing with an Interest Period of more than three months’ duration, each day prior to the last day of such Interest Period that occurs at intervals of three months’ duration after the first day of such Interest Period, and (c) with respect to any Swingline Loan, the day that such Loan is required to be repaid.

“Interest Period” means, with respect to any Eurodollar Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one, two, three or six months thereafter (or nine or twelve months thereafter if, at the time of the relevant Borrowing, all Lenders participating therein agree to make interest periods of such duration available), as the Borrower may elect; provided that (a) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day, (b) any Interest Period that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period and (c) no Interest Period shall extend beyond the Maturity Date. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.

“Issuing Bank” means JPMorgan Chase Bank, N.A., in its capacity as the issuer of Letters of Credit hereunder, and its successors in such capacity as provided in Section 2.05(i). The Issuing Bank may, in its discretion, arrange for one or more Letters of Credit to be issued by Affiliates of the Issuing Bank, in which case the term “Issuing Bank” shall include any such Affiliate with respect to Letters of Credit issued by such Affiliate.

“Joint Venture” means a joint venture, partnership, or other similar arrangement, whether in corporate, partnership, or other legal form; provided in no event shall any Subsidiary of any Person be considered to be a Joint Venture to which such Person is a party.

“LC Disbursement” means a payment made by the Issuing Bank pursuant to a Letter of Credit.

“LC Exposure” means, at any time, the sum of (a) the aggregate undrawn amount of all outstanding Letters of Credit at such time plus (b) the aggregate amount of all LC Disbursements that have not yet been reimbursed by or on behalf of the Borrower at such time. The LC Exposure of any Revolving Lender at any time shall be its Applicable Percentage of the total LC Exposure at such time.

“Lenders” means the Persons listed on Schedule 2.01 and any other Person that shall have become a party hereto pursuant to an Assignment and Acceptance, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Acceptance. Unless the context otherwise requires, the term “Lenders” includes the Swingline Lender.

“Letter of Credit” means any letter of credit issued pursuant to this Agreement.

“LIBO Rate” means, with respect to any Eurodollar Borrowing for any Interest Period, the rate appearing on Reuters Screen LIBOR 01 Page (or on any successor or substitute page of such service, or any successor to or substitute for such service, providing rate quotations comparable to those currently provided on such page of such service, as determined by the Administrative Agent from time to time for purposes of providing quotations of interest rates applicable to dollar deposits in the London interbank market) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, as the rate for dollar deposits with a maturity comparable to such Interest Period. In the event that such rate is not available at such time for any reason, then the “LIBO Rate” with respect to such Eurodollar Borrowing for such Interest Period shall be the rate at which dollar deposits of $5,000,000 and for a maturity comparable to such Interest Period are offered by the principal London office of the Administrative Agent in immediately available funds in the London interbank market at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period.

“Lien” means, with respect to any asset, any mortgage, lien (statutory or otherwise), pledge, hypothecation, charge, security interest, preference, priority or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction (other than a filing for informational purposes); provided that in no event shall an operating lease be deemed to constitute a Lien.

“Loan Documents” means this Agreement, the Guarantee and Collateral Agreement, the First Lien Intercreditor Agreement, the Second Lien Intercreditor Agreement and the other Security Documents.

“Loan Parties” means the Borrower and the Subsidiary Loan Parties.

“Loans” means the loans made by the Lenders to the Borrower pursuant to this Agreement.

“Material Adverse Effect” means a material adverse effect on (a) the business, assets, operations or condition, financial or otherwise, of the Borrower and the Restricted Subsidiaries taken as a whole, (b) the ability of the Loan Parties to perform any of their obligations under the Loan Documents, or (c) the rights of or benefits available to the Lenders under the Loan Documents; provided that, no Material Adverse Effect shall be deemed to occur as a result of the Bankruptcy Cases and any effects that may occur as a result thereof.

“Material Indebtedness” means Indebtedness (other than the Loans and Letters of Credit), or obligations in respect of one or more Hedging Agreements, of any one or more of the Borrower and its Restricted Subsidiaries in an aggregate principal amount exceeding $35,000,000. For purposes of determining Material Indebtedness, the “principal amount” of the obligations of the Borrower or any Restricted Subsidiary in respect of any Hedging Agreement at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that the Borrower or such Restricted Subsidiary would be required to pay if such Hedging Agreement were terminated at such time.

“Maturity Date” means December 22, 2015.

“Maximum Rate” has the meaning set forth in Section 9.14.

“Moody’s” means Moody’s Investors Service, Inc.

“Mortgage” means a mortgage, deed of trust, assignment of leases and rents, leasehold mortgage or other security document granting a Lien on any Mortgaged Property to secure the Obligations. Each Mortgage shall be satisfactory in form and substance to the Administrative Agent.

“Mortgaged Property” means each parcel of real property and improvements thereto with respect to which a Mortgage is granted pursuant to Section 5.12 or 5.13.

“Multiemployer Plan” means a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

“Net Proceeds” means, with respect to any event (a) the cash proceeds received in respect of such event including (i) any cash received in respect of any non-cash proceeds, but only as and when received, (ii) in the case of a casualty, insurance proceeds, and (iii) in the case of a condemnation or similar event, condemnation awards and similar payments, net of (b) the sum of (i) all reasonable fees and out-of-pocket expenses paid by the Borrower and the Restricted Subsidiaries to third parties (other than Affiliates) in connection with such event, (ii) in the case of a sale, transfer or other disposition of an asset (including pursuant to a sale and leaseback transaction or a casualty or a condemnation or similar proceeding), the amount of all payments required to be made by the Borrower and the Restricted Subsidiaries as a result of such event to repay Indebtedness (other than Loans) secured by such asset or otherwise subject to mandatory prepayment as a result of such event, and (iii) the amount of all taxes paid (or reasonably estimated to be payable) by the Borrower and the Restricted Subsidiaries, and the amount of any reserves established by the Borrower and the Restricted Subsidiaries to fund contingent liabilities reasonably estimated to be payable, in each case during the year that such event occurred or the next succeeding year and that are directly attributable to such event (as determined reasonably and in good faith by a Financial Officer of the Borrower).

“Obligations” has the meaning assigned to such term in the Guarantee and Collateral Agreement.

“Offering Memorandum” means the offering memorandum, dated November 16, 2010, relating to the sale of the Senior Secured Notes.

“Other Taxes” means any and all present or future recording, stamp, documentary, excise, transfer, sales, property or similar taxes, charges or levies arising from any payment made under any Loan Document or from the execution, delivery or enforcement of, or otherwise with respect to, any Loan Document.

“Participant” has the meaning set forth in Section 9.04.

“PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.

“Perfection Certificate” means a certificate in the form of Exhibit II to the Guarantee and Collateral Agreement or any other form approved by the Administrative Agent.

“Permitted Acquisition” means any acquisition by the Borrower or any Restricted Subsidiary of all or substantially all the assets of, or all or substantially all of the outstanding Equity Interests in, a Person or division or line of business of a Person if, (a) immediately prior to, and after giving effect thereto, no Default has occurred and is continuing or would result therefrom, (b) after giving effect thereto, the principal business of such Person shall be reasonably related, ancillary or complementary, to a business in which the Borrower and its Restricted Subsidiaries were engaged on the Effective Date, (c) immediately after giving effect thereto, each Subsidiary formed for the purpose of or resulting from such acquisition shall be a Restricted Subsidiary and all of the Equity Interests of each such Subsidiary shall be owned directly by the Borrower or a Restricted Subsidiary of the Borrower and all actions required to be taken with respect to such acquired or newly formed Subsidiary and its assets under Sections 5.12 and 5.13 have been taken concurrently with such acquisition (notwithstanding any additional time periods permitted by Sections 5.12 and 5.13), other than with regard to the granting of any Mortgages required thereunder, which shall be granted within 45 days after such acquisition (or such longer period as may be agreed to by the Administrative Agent), (d) immediately after giving effect thereto, the Borrower and its Restricted Subsidiaries are in compliance, on a pro forma basis after giving effect to such acquisition, with the First Lien Leverage Ratio recomputed as at the last day of the most recently ended fiscal quarter of the Borrower for which financial statements are available, as if such acquisition had occurred on the first day of each relevant period for testing such compliance, (e) the Borrower shall have delivered to the Administrative Agent an officer’s certificate certifying as to satisfaction of the requirements set forth in clauses (a), (b), (c), (d) and (e), including reasonably detailed calculations demonstrating satisfaction of the requirement set forth in clause (d) above, together with all relevant financial information for the Person or assets to be acquired and (e) the acquisition shall have been approved by the board of directors or other governing body or controlling Person of the Person being acquired.

“Permitted Encumbrances” means:

(a) pledges or deposits by such Person under workmen’s compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which such Person is a party, or deposits to secure public or statutory obligations of such Person or deposits of cash or U.S. government bonds to secure surety or appeal bonds to which such Person is a party, or deposits as security for contested taxes or import duties or for the payment of rent, in each case incurred in the ordinary course of business;

(b) Liens imposed by law, such as carriers’, warehousemen’s and mechanics’ Liens, in each case for sums not yet overdue for a period of more than 30 days or being contested in good faith by appropriate proceedings or other Liens arising out of judgments or awards against such Person with respect to which such Person shall then be proceeding with an appeal or other proceedings for review if adequate reserves with respect thereto are maintained on the books of such Person in accordance with GAAP;

(c) Liens for taxes, assessments or other governmental charges not yet overdue for a period of more than 30 days or payable or subject to penalties for nonpayment or which are being contested in good faith by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of such Person in accordance with GAAP;

(d) Liens in favor of issuers of performance and surety bonds or bid bonds or with respect to other regulatory requirements or letters of credit issued pursuant to the request of and for the account of such Person in the ordinary course of its business;

(e) minor survey exceptions, minor encumbrances, easements or reservations of, or rights of others for, licenses, rights-of-way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real properties or Liens incidental to the conduct of the business of such Person or to the ownership of its properties which were not incurred in connection with Indebtedness and which do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of such Person; and

(f) judgment liens in respect of judgments that do not constitute an Event of Default under Section 7.01(k);

provided that the term “Permitted Encumbrances” shall not include any Lien securing Indebtedness.

“Permitted Holder” means (i) Angelo, Gordon & Co., L.P., (ii) Avenue Capital Management II, L.P., (iii) Capital Research and Management Company, Capital Guardian Trust Company and Capital International, Inc., (iv) Credit Suisse Securities (USA) LLC, (v) Regiment Capital Management, LLC, (vi) any group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act or any successor provision) of which any of the Permitted Holders specified in clauses (i)-(v) are members, and (vii) the respective Affiliates of each of the foregoing; provided that in the case of any group specified in clause (vi) above, without giving effect to such group, Permitted Holders specified in clauses (i)-(v) and their respective Affiliates must collectively beneficially own a greater amount of the total voting power of the voting stock of the Borrower than the amount of the total voting power of the voting stock of the Borrower beneficially owned by any other member of such group.

“Permitted Investments” means:

(1) United States dollars;

(2) (a) euro, or any national currency of any participating member of the EMU; or (b) in the case of any Foreign Subsidiary that is a Restricted Subsidiary, such local currencies held by them from time to time in the ordinary course of business;

(3) securities issued or directly and fully and unconditionally guaranteed or insured by the U.S. government or issued by any agency or instrumentality thereof the securities of which are unconditionally guaranteed as a full faith and credit obligation of such government with maturities of 24 months or less from the date of acquisition;

(4) certificates of deposit, time deposits and eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers’ acceptances with maturities not exceeding one year and overnight bank deposits, in each case with any commercial bank having capital and surplus of not less than $500.0 million in the case of U.S. banks and $100.0 million (or the U.S. dollar equivalent as of the date of determination) in the case of non-U.S. banks;

(5) repurchase obligations for underlying securities of the types described in clauses (3) and (4) entered into with any financial institution meeting the qualifications specified in clause (4) above;

(6) commercial paper rated at least P-1 by Moody’s or at least A-1 by S&P and in each case maturing within 24 months after the date of creation thereof;

(7) marketable short-term money market and similar securities having a rating of at least P-2 or A-2 from either Moody’s or S&P, respectively (or, if at any time neither Moody’s nor S&P shall be rating such obligations, an equivalent rating from another Rating Agency) and in each case maturing within 24 months after the date of creation thereof;

(8) investment funds investing 95% of their assets in securities of the types described in clauses (1) through (7) above;

(9) readily marketable direct obligations issued by any state, commonwealth or territory of the United States or any political subdivision or taxing authority thereof having an investment grade rating from either Moody’s or S&P with maturities of 24 months or less from the date of acquisition;

(10) Indebtedness or preferred stock issued by Persons with a rating of “A” or higher from S&P or “A2” or higher from Moody’s with maturities of 24 months or less from the date of acquisition; and

(11) Investments with average maturities of 12 months or less from the date of acquisition in money market funds rated AAA- (or the equivalent thereof) or better by S&P or Aaa3 (or the equivalent thereof) or better by Moody’s.

“Permitted Refinancing Indebtedness” means Indebtedness incurred to refinance any Indebtedness as permitted in Section 6.01; provided that (a) such Indebtedness is issued by the Borrower and is not Guaranteed by any Person that is not a Subsidiary Loan Party, (b) the aggregate principal amount thereof does not exceed the sum of an amount equal to 105% of the aggregate principal amount (or accreted value if applicable) of Indebtedness being refinanced thereby, accrued interest thereon at the time and the amount of reasonable expenses, fees and premiums incurred in connection with such refinancing (in each case, other than any original issue discount) and (c) such modification, refinancing, refunding, renewal, replacement or extension has a final maturity date equal to or later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being modified, refinanced, refunded, renewed, replaced or extended, (d) at the time thereof, no Event of Default shall have occurred and be continuing, (e) to the extent such Indebtedness being modified, refinanced, refunded, renewed, replaced or extended is subordinated in right of payment to the Obligations, such modification, refinancing, refunding, renewal, replacement or extension is subordinated in right of payment to the Obligations on terms at least as favorable to the Lenders as those contained in the documentation governing the Indebtedness being modified, refinanced, refunded, renewed, replaced or extended; provided that a certificate of a Responsible Officer delivered to the Administrative Agent stating that the Borrower has determined in good faith that such terms and conditions satisfy the foregoing requirement shall be conclusive evidence that such terms and conditions satisfy the foregoing requirement and (f) such modification, refinancing, refunding, renewal, replacement or extension is incurred by the Person who is the obligor or guarantor of the Indebtedness being modified, refinanced, refunded, renewed, replaced or extended.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Plan” means any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which the Borrower, any Subsidiary or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.

“Prime Rate” means the rate of interest per annum publicly announced from time to time by JPMorgan Chase Bank, N.A. as its prime rate in effect at its principal office in New York City; each change in the Prime Rate shall be effective from and including the date such change is publicly announced as being effective.

“Pro Rata Share” means, with respect to each Lender at any time a fraction (expressed as a percentage, carried out to the ninth decimal place), the numerator of which is the amount of the Revolving Commitments of such Lender under the Revolving Loans at such time and the denominator of which is the amount of the Aggregate Revolving Commitments under the Revolving Loans at such time; provided that if such Revolving Commitments have been terminated, then the Pro Rata Share of each Lender shall be determined based on the Pro Rata Share of such Lender immediately prior to such termination and after giving effect to any subsequent assignments made pursuant to the terms hereof.

“Qualified IPO” means the issuance by the Borrower of its common Equity Interests in an underwritten primary public offering (other than a public offering pursuant to a registration statement on Form S-8) pursuant to an effective registration statement filed with the SEC in accordance with the Securities Act (whether alone or in connection with a secondary public offering).

“Register” has the meaning set forth in Section 9.04.

“Regulation S-X” means Regulation S-X promulgated under the Securities Act.

“Related Parties” means, with respect to any specified Person, such Person’s Affiliates and the respective directors, officers, employees, trustees, agents and advisors of such Person and such Person’s Affiliates.

“Reorganization Plan” has the meaning provided in Recital B hereto.

“Required Lenders” means, at any time, Lenders having Revolving Exposures and unused Revolving Commitments representing more than 50% of the sum of the total Revolving Exposures and unused Revolving Commitments at such time.

“Responsible Officer” means the chief executive officer, president, vice president, chief financial officer, treasurer or assistant treasurer or other similar officer of a Loan Party.

“Restricted Payment” means any dividend or other distribution (whether in cash, securities or other property) with respect to any Equity Interests in the Borrower or any Restricted Subsidiary, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any Equity Interests in the Borrower or any Restricted Subsidiary or any option, warrant or other right to acquire any such Equity Interests in the Borrower or any Restricted Subsidiary.

“Restricted Subsidiary” means any Subsidiary that is not an Unrestricted Subsidiary.

“Revolving Availability Period” means the period from and including the Effective Date to but excluding the earlier of the Maturity Date and the date of termination of the Revolving Commitments.

“Revolving Commitment” means, with respect to each Lender, the commitment, if any, of such Lender to make Revolving Loans and to acquire participations in Letters of Credit and Swingline Loans hereunder, expressed as an amount representing the maximum aggregate amount of such Lender’s Revolving Exposure hereunder, as such commitment may be (a) reduced from time to time pursuant to Section 2.08 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04. The initial amount of each Lender’s Revolving Commitment is set forth on Schedule 2.01, or in the Assignment and Acceptance pursuant to which such Lender shall have assumed its Revolving Commitment, as applicable. The initial aggregate amount of the Lenders’ Revolving Commitments is $40,000,000.

“Revolving Exposure” means, with respect to any Lender at any time, the sum of the outstanding principal amount of such Lender’s Revolving Loans and its LC Exposure and Swingline Exposure at such time.

“Revolving Lender” means a Lender with a Revolving Commitment or, if the Revolving Commitments have terminated or expired, a Lender with Revolving Exposure.

“Revolving Loan” means a Loan made pursuant to Section 2.01.

“S&P” means Standard & Poor’s Ratings Services.

“SEC” means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.

“Second Lien Collateral Agent” means Wilmington Trust FSB, as collateral agent under the Second Lien Indenture.

“Second Lien Indenture” means the indenture in respect of the Second Lien Notes dated as of a date on or before the Effective Date among the Issuer and the Second Lien Trustee, as amended or supplemented from time to time.

“Second Lien Intercreditor Agreement” means an intercreditor agreement dated as of the Effective Date among the Administrative Agent, the Senior Secured Notes Collateral Agent, the Borrower and each other Guarantor and the Second Lien Collateral Agent.

“Second Lien Notes” has the meaning provided in Recital C hereto.

“Second Lien Trustee” means Wilmington Trust FSB, as trustee for the holders of Second Lien Notes.

“Secured Indebtedness” means any Indebtedness secured by a Lien.

“Secured Parties” has the meaning assigned to such term in the Guarantee and Collateral Agreement.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Security Documents” means the Guarantee and Collateral Agreement, the First Lien Intercreditor Agreement, the Second Lien Intercreditor Agreement, the Mortgages and each other security agreement or other instrument or document executed and delivered pursuant to Section 5.12, 5.13 or the definition of “Permitted Acquisition” to secure any of the Obligations.

“Senior Secured Notes” means the 11-1/2% Senior Secured Notes due 2017 issued under the Senior Secured Notes Indenture, as in effect on the Effective Date and as the same may be amended, amended and restated, modified, supplemented and/or extended from time to time in accordance with the terms hereof and thereof.

“Senior Secured Notes Collateral Agent” means Wilmington Trust FSB, as collateral agent under the Senior Secured Notes Indenture.

“Senior Secured Notes Indenture” means the indenture dated as of December 1, 2010, related to the Senior Secured Notes, among AMO Escrow Corporation and the Senior Secured Notes Trustee, as in effect on the Effective Date and as thereafter amended, amended and restated, modified, supplemented and/or extended from time to time in accordance with the terms hereof and thereof.

“Senior Secured Notes Trustee” means Wilmington Trust FSB, as trustee for the holders of Senior Secured Notes.

“Specified Equity Contribution” has the meaning set forth in Section 7.02.

“Statutory Reserve Rate” means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board to which the Administrative Agent is subject for eurocurrency funding (currently referred to as “Eurocurrency Liabilities” in Regulation D of the Board). Such reserve percentages shall include those imposed pursuant to such Regulation D. Eurodollar Loans shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D or any comparable regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

“Subject Transactions” has the meaning set forth in the definition of “Consolidated EBITDA”.

“subsidiary” means, with respect to any Person (the “parent”) at any date, any corporation, limited liability company, partnership, association or other entity of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.

“Subsidiary” means any subsidiary of the Borrower.

“Subsidiary Loan Party” means any Restricted Subsidiary (other than Mr. Olympia, LLC) that is not a Foreign Subsidiary.

“Swingline Exposure” means, at any time, the aggregate principal amount of all Swingline Loans outstanding at such time. The Swingline Exposure of any Lender at any time shall be its Applicable Percentage of the total Swingline Exposure at such time.

“Swingline Lender” means JPMorgan Chase Bank, N.A., in its capacity as lender of Swingline Loans hereunder.

“Swingline Loan” means a Loan made pursuant to Section 2.04.

“Taxes” means any and all present or future taxes, levies, imposts, duties, deductions, charges or withholdings imposed by any Governmental Authority including any interest, additions to tax or penalties applicable thereto.

“Tier 1 Condition” means, as of any date of determination, that the aggregate Revolving Exposure (other than LC Exposure) at such time is $0 and the Borrower has an amount of unrestricted cash equal to (x) $10,000,000 plus (y) the aggregate amount of Letters of Credit that are outstanding and undrawn as of such date, in each case on a pro forma basis after giving effect to the dividend, distribution or payment of Indebtedness, as applicable.

“Tier 2 Condition” means, as of any date of determination, that (a) the aggregate Revolving Exposure (other than LC Exposure) at such time is $0 and the Borrower has an amount of unrestricted cash equal to (x) $20,000,000 plus (y) the aggregate amount of Letters of Credit that are outstanding and undrawn as of such date, and (b) the Consolidated Leverage Ratio on a consolidated basis for the Borrower and its Restricted Subsidiaries’ most recently ended four fiscal quarters for which internal financial statements are available immediately preceding such date would have been less than 4.00 to 1.00, in cases of clauses (a) and (b), on a pro forma basis after giving effect to the dividend, distribution or payment of Indebtedness, as applicable.

“Total Assets” means the total consolidated assets of the Borrower and its Restricted Subsidiaries, as shown on the most recent balance sheet of the Borrower.

“Total Debt” means, as of any date of determination, the aggregate principal amount of Indebtedness (excluding Indebtedness consisting of contingent liabilities in respect of undrawn letters of credit, Hedging Agreements and Indebtedness issued in payment of interest obligations) of the Borrower and the Restricted Subsidiaries outstanding as of such date, determined on a consolidated basis in accordance with GAAP.

“Total First Lien Debt” means, as of any date of determination, Total Debt as of such date that is secured by a first-priority lien on Collateral, including, without limitation, all Obligations and the Senior Secured Notes.

“Type”, when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Adjusted LIBO Rate or the Alternate Base Rate.

“Unrestricted Subsidiary” means (a) any Subsidiary of the Borrower that shall have been designated an Unrestricted Subsidiary by the Borrower in the manner provided below and (b) any Subsidiary of an Unrestricted Subsidiary. The Borrower may designate any Subsidiary (including any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary if (i) neither such Subsidiary nor any of its Subsidiaries owns any Equity Interests or Indebtedness of, or holds any Lien on any property of, the Borrower or any other Restricted Subsidiary, (ii) after giving effect to such designation, the Borrower shall be in compliance with clause (j) of Section 6.04 (it being understood that, for purposes of determining such compliance, all investments made by Loan Parties in, loans or advances made by Loan Parties to and Guarantees made by Loan Parties of Indebtedness of any Subsidiary so designated, shall be deemed to be investments, loans, advances and Guarantees in, to or on behalf of an Unrestricted Subsidiary), (iii) after giving effect to such designation, the Borrower and the Restricted Subsidiaries shall be in compliance on a pro forma basis with the covenant contained in Section 6.12 recomputed as at the last day of the most recently completed fiscal quarter of the Borrower for which internal financial statements are available, as if such designation had occurred on the first day of each relevant period for testing such compliance and (iv) no Default shall have occurred and be continuing or would result therefrom. The Borrower may designate any Unrestricted Subsidiary to be a Restricted Subsidiary if (i) no Default shall have occurred and be continuing or would result therefrom and (ii) after giving effect to such designation, the Borrower and the Restricted Subsidiaries are in compliance on a pro forma basis with the covenant contained in Section 6.12 recomputed as at the last day of the most recently completed fiscal quarter of the Borrower for which internal financial statements are available, as if such designation had occurred on the first day of each relevant period for testing such compliance. The Borrower shall promptly notify the Administrative Agent in writing of any such designation (and the Administrative Agent shall notify the Lenders) and shall deliver to the Administrative Agent a certificate signed by a Financial Officer of the Borrower certifying that such designation complied with the foregoing provisions together with reasonably detailed calculations demonstrating satisfaction of the requirement set forth in clause (iii) of the second sentence of this definition or in clause (ii) of the third sentence of this definition, as applicable. For the avoidance of doubt, the designation of any Unrestricted Subsidiary as a Restricted Subsidiary shall constitute the incurrence at the time of designation of any Indebtedness or Liens of such Subsidiary existing at such time.

“Unsecured Debt” means Indebtedness that is not Secured Indebtedness.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing: (i) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by (ii) the then outstanding principal amount of such Indebtedness.

“Withdrawal Liability” means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

SECTION 1.02. Classification of Loans and Borrowings. For purposes of this Agreement, Loans may be classified and referred to by Class (e.g., a “Revolving Loan”) or by Type (e.g., a “Eurodollar Loan”) or by Class and Type (e.g., a “Eurodollar Revolving Loan”). Borrowings also may be classified and referred to by Class (e.g., a “Revolving Borrowing”) or by Type (e.g., a “Eurodollar Borrowing”) or by Class and Type (e.g., a “Eurodollar Revolving Borrowing”).

SECTION 1.03. Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (c) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement and (e) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

SECTION 1.04. Accounting Terms; GAAP; Treatment of Unrestricted Subsidiaries.

(a) Except as otherwise expressly provided herein or the context otherwise requires, all terms of an accounting or financial nature shall be construed in accordance with GAAP.

(b) Except as otherwise expressly provided herein, all accounting and financial calculations and determinations hereunder shall be made without consolidating the accounts of Unrestricted Subsidiaries with those of the Borrower or any Restricted Subsidiary, notwithstanding that such treatment is inconsistent with GAAP.

(c) Notwithstanding anything to the contrary, for purposes of determining compliance with any covenant (including the computation of any financial covenant) contained herein, the effects of FASB ASC 825 (Financial Instruments) and ASC 470-20 (Debt with Conversion and Other Options) on financial liabilities shall be disregarded.

ARTICLE II

The Credits

SECTION 2.01. Revolving Commitments. Subject to the terms and conditions set forth herein, each Lender agrees to make Revolving Loans to the Borrower from time to time during the Revolving Availability Period in an aggregate principal amount that will not result in such Lender’s Revolving Exposure exceeding such Lender’s Revolving Commitment. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrower may borrow, prepay and reborrow Revolving Loans.

SECTION 2.02. Loans and Borrowings.

(a) Each Revolving Loan shall be made as part of a Borrowing consisting of Loans of the same Type made by the Lenders ratably in accordance with their respective Revolving Commitments. The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; provided that the Revolving Commitments of the Lenders are several and no Lender shall be responsible for any other Lender’s failure to make Loans as required.

(b) Subject to Section 2.14, each Revolving Borrowing shall be comprised entirely of ABR Loans or Eurodollar Loans as the Borrower may request in accordance herewith; provided that all Borrowings made on the Effective Date must be made as ABR Borrowings. Each Swingline Loan shall be an ABR Loan. Each Lender at its option may make any Eurodollar Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan so long as no increased costs are incurred as contemplated by Section 2.15; provided that any exercise of such option shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms of this Agreement.

(c) At the commencement of each Interest Period for any Eurodollar Borrowing, such Borrowing shall be in an aggregate amount that is an integral multiple of $100,000 and not less than $1,000,000. At the time that each ABR Revolving Borrowing is made, such Borrowing shall be in an aggregate amount that is an integral multiple of $100,000 and not less than $1,000,000; provided that an ABR Revolving Borrowing may be in an aggregate amount that is equal to the entire unused balance of the total Revolving Commitments or that is required to finance the reimbursement of an LC Disbursement as contemplated by Section 2.05(e). Each Swingline Loan shall be in an amount that is not less than $100,000. Borrowings of more than one Type and Class may be outstanding at the same time; provided that there shall not at any time be more than a total of ten Eurodollar Borrowings of any Class outstanding.

(d) Notwithstanding any other provision of this Agreement, the Borrower shall not be entitled to request, or to elect to convert or continue, any Borrowing if the Interest Period requested with respect thereto would end after the Maturity Date.

SECTION 2.03. Requests for Borrowings. To request a Borrowing, the Borrower shall notify the Administrative Agent of such request by telephone (a) in the case of a Eurodollar Borrowing, not later than 11:00 a.m., New York City time, three Business Days before the date of the proposed Borrowing or (b) in the case of an ABR Borrowing, not later than 11:00 a.m., New York City time, one Business Day before the date of the proposed Borrowing; provided that any such notice of an ABR Revolving Borrowing to finance the reimbursement of an LC Disbursement as contemplated by Section 2.05(e) may be given not later than 10:00 a.m., New York City time, on the date of the proposed Borrowing. Each such telephonic Borrowing Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Borrowing Request in a form approved by the Administrative Agent and signed by the Borrower. Each such telephonic and written Borrowing Request shall specify the following information in compliance with Section 2.02:

(i) the Class and aggregate amount of such Borrowing;

(ii) the date of such Borrowing, which shall be a Business Day;

(iii) whether such Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing;

(iv) in the case of a Eurodollar Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term “Interest Period”; and

(v) the location and number of the Borrower’s account to which funds are to be disbursed, which shall comply with the requirements of Section 2.06.

If no election as to the Type of Borrowing is specified, then the requested Borrowing shall be an ABR Borrowing. If no Interest Period is specified with respect to any requested Eurodollar Borrowing, then the Borrower shall be deemed to have selected an Interest Period of one month’s duration. Promptly following receipt of a Borrowing Request in accordance with this Section, the Administrative Agent shall advise each Lender of the details thereof and of the amount of such Lender’s Loan to be made as part of the requested Borrowing.

SECTION 2.04. Swingline Loans.

(a) Subject to the terms and conditions set forth herein, the Swingline Lender agrees to make Swingline Loans to the Borrower from time to time during the Revolving Availability Period, in an aggregate principal amount at any time outstanding that will not result in (i) the aggregate principal amount of outstanding Swingline Loans exceeding $5,000,000 or (ii) the sum of the total Revolving Exposures exceeding the total Revolving Commitments; provided that the Swingline Lender shall not be required to make a Swingline Loan to refinance an outstanding Swingline Loan. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrower may borrow, prepay and reborrow Swingline Loans.

Notwithstanding the foregoing, if at any time any Revolving Lender is a Defaulting Lender, such Defaulting Lender’s Pro Rata Share of the Swingline Loans will be reallocated among all Revolving Lenders that are not Defaulting Lenders (pro rata in accordance with their respective Pro Rata Shares) but only to the extent (x) that no non-Defaulting Lender’s share of the Revolving Exposure shall exceed such non-Defaulting Lender’s Revolving Commitment and (y) the conditions set forth in Section 4.02 are satisfied at such time (in which case the Revolving Commitments of all Defaulting Lenders shall be deemed to be zero (except to the extent Cash Collateral has been posted by such Defaulting Lender in respect of any portion of such Defaulting Lender’s participations in Swingline Loans or LC Exposures) for purposes of any determination of the Revolving Lenders’ respective Pro Rata Shares of the Swingline

Loans (including for purposes of all fee calculations hereunder)); provided that if such reallocation cannot be made, the Borrower and such Defaulting Lender, on a joint and several basis, hereby agree, within two Business Days following notice by the Administrative Agent, to cause to be deposited with the Administrative Agent for the benefit of the Swingline Lender Cash Collateral or similar security reasonably satisfactory to such Swingline Lender (in its sole discretion) in the full amount of such Defaulting Lender’s Pro Rata Share of outstanding Swingline Loans. The Borrower and/or such Defaulting Lender hereby grants to the Administrative Agent, for the benefit of the Swingline Lender, a security interest in all such Cash Collateral and all proceeds of the foregoing. Such Cash Collateral shall be maintained as provided in Section 2.05(j). If at any time the Administrative Agent determines that any funds held as Cash Collateral under this paragraph are subject to any right or claim of any Person other than the Administrative Agent for the benefit of the Swingline Lender or that the total amount of such funds is less than the aggregate risk participation of such Defaulting Lender in the applicable Swingline Loan, the Borrower and/or such Defaulting Lender will, promptly upon demand by the Administrative Agent, pay to the Administrative Agent, as additional funds to be deposited as Cash Collateral, an amount equal to the excess of (x) such aggregate risk participation over (y) the total amount of funds, if any, then held as Cash Collateral under this paragraph that the Administrative Agent determines to be free and clear of any such right and claim. If the Revolving Lender that triggers the Cash Collateral requirement under this paragraph ceases to be a Defaulting Lender (as determined by the Swingline Lender in good faith), or if the Swingline Exposures have been permanently reduced to zero, the funds held as Cash Collateral shall thereafter be returned to the Borrower or the Defaulting Lender, whichever provided the funds for the Cash Collateral.

(b) To request a Swingline Loan, the Borrower shall notify the Administrative Agent of such request by telephone (confirmed by telecopy), not later than 12:00 noon, New York City time, on the day of a proposed Swingline Loan. Each such notice shall be irrevocable and shall specify the requested date (which shall be a Business Day) and amount of the requested Swingline Loan. The Administrative Agent will promptly advise the Swingline Lender of any such notice received from the Borrower. The Swingline Lender shall make each Swingline Loan available to the Borrower by means of a credit to the general deposit account of the Borrower with the Swingline Lender (or, in the case of a Swingline Loan made to finance the reimbursement of an LC Disbursement as provided in Section 2.05(e), by remittance to the Issuing Bank) by 3:00 p.m., New York City time, on the requested date of such Swingline Loan.

(c) The Swingline Lender may by written notice given to the Administrative Agent not later than 12:00 noon, New York City time, on any Business Day require the Revolving Lenders to acquire participations on such Business Day in all or a portion of the Swingline Loans outstanding. Such notice shall specify the aggregate amount of Swingline Loans in which Revolving Lenders will participate. Promptly upon receipt of such notice, the Administrative Agent will give notice thereof to each Revolving Lender, specifying in such notice such Lender’s Applicable Percentage of such Swingline Loan or Loans. Each Revolving Lender hereby absolutely and unconditionally agrees, upon receipt of notice as provided above, to pay to the Administrative Agent, for the account of the Swingline Lender, such Lender’s Applicable Percentage of such Swingline Loan or Loans. Each Revolving Lender acknowledges and agrees that its obligation to acquire participations in Swingline Loans pursuant to this paragraph is absolute and unconditional and shall not be affected by any circumstance whatsoever, including the occurrence and continuance of a Default or reduction or termination of the Revolving Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever. Each Revolving Lender shall comply with its obligation under this paragraph by wire transfer of immediately available funds, in the same manner as provided in Section 2.06 with respect to Loans made by such Lender (and Section 2.06 shall apply, mutatis mutandis, to the payment obligations of the Revolving Lenders), and the Administrative Agent shall promptly pay to the Swingline Lender the amounts so received by it from the Revolving Lenders. The Administrative Agent shall notify the Borrower of any participations in any Swingline Loan acquired pursuant to this paragraph, and thereafter payments in respect of such Swingline Loan shall be made to the Administrative Agent and not to the Swingline Lender. Any amounts received by the Swingline Lender from the Borrower (or other party on behalf of the Borrower) in respect of a Swingline Loan after receipt by the Swingline Lender of the proceeds of a sale of participations therein shall be promptly remitted to the Administrative Agent; any such amounts received by the Administrative Agent shall be promptly remitted by the Administrative Agent to the Revolving Lenders that shall have made their payments pursuant to this paragraph and to the Swingline Lender, as their interests may appear. The purchase of participations in a Swingline Loan pursuant to this paragraph shall not relieve the Borrower of any default in the payment thereof. Notwithstanding the foregoing, a Revolving Lender shall not have any obligation to acquire a participation in a Swingline Loan pursuant to this paragraph if an Event of Default shall have occurred and be continuing at the time such Swingline Loan was made and such Lender shall have notified the Swingline Lender in writing, at least one Business Day prior to the time such Swingline Loan was made, that such Event of Default has occurred and that such Lender will not acquire participations in Swingline Loans made while such Event of Default is continuing.

SECTION 2.05. Letters of Credit.

(a) General. Subject to the terms and conditions set forth herein, the Borrower may request the issuance of Letters of Credit for its own account, in a form reasonably acceptable to the Administrative Agent and the Issuing Bank, at any time and from time to time during the Revolving Availability Period. In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any form of letter of credit application or other agreement submitted by the Borrower to, or entered into by the Borrower with, the Issuing Bank relating to any Letter of Credit, the terms and conditions of this Agreement shall control.

In the case where any Revolving Lender is at any time a Defaulting Lender, the Defaulting Lender’s Pro Rata Share of the LC Exposures will be reallocated among all Revolving Lenders that are not Defaulting Lenders (pro rata in accordance with their respective Pro Rata Shares) but only to the extent (x) that no non-Defaulting Lender’s share of the Revolving Exposure shall exceed such non-Defaulting Lender’s Revolving Commitment and (y) the conditions set forth in Section 4.02 are satisfied at such time (in which case the Revolving Commitments of all Defaulting Lenders shall be deemed to be zero (except to the extent Cash Collateral has been posted by such Defaulting Lender in respect of any portion of such Defaulting Lender’s LC Exposures or participations in Swingline Loans) for purposes of any determination of the Revolving Lenders’ respective Pro Rata Shares of LC Exposures (including for purposes of all fee calculations hereunder)); provided, that if such reallocation cannot be made as provided above, the Borrower and such Defaulting Lender, on a joint and several basis, hereby agree, within two Business Days following written notice by the Administrative Agent, to cause to be deposited with the Administrative Agent for the benefit of the Issuing Bank, Cash Collateral in the full amount of such Defaulting Lender’s Pro Rata Share of the outstanding LC Exposures. The Borrower and/or such Defaulting Lender hereby grant to the Administrative Agent, for the benefit of such Issuing Bank, a security interest in any Cash Collateral and all proceeds of the foregoing with respect to such Defaulting Lender’s participations in Letters of Credit deposited hereunder. Such Cash Collateral shall be maintained as provided in Section 2.05(j). If at any time the Administrative Agent determines that any funds held as Cash Collateral under this paragraph are subject to any right or claim of any Person other than the Administrative Agent for the benefit of such Issuing Bank or that the total amount of such funds is less than such Defaulting Lender’s Pro Rata Share of all LC Exposures that has not been reallocated as provided above, the Borrower and/or such Defaulting Lender will, promptly upon demand by the Administrative Agent, pay to the Administrative Agent, as additional funds to be deposited as Cash Collateral, an amount equal to the excess of (I) such Defaulting Lender’s Pro Rata Share of all LC Exposures that have not been so reallocated over (II) the total amount of funds, if any, then held as Cash Collateral in respect thereof under this paragraph that the Administrative Agent determines to be free and clear of any such right and claim. Upon the drawing of any Letter of Credit for which funds are on deposit as Cash Collateral, such funds shall be applied, to the extent permitted under applicable Laws, to reimburse such Issuing Bank. If the Lender that triggers the Cash Collateral requirement under this paragraph ceases to be a Defaulting Lender (as determined by such Issuing Bank in good faith), or if there are no LC Exposures outstanding, any funds held as Cash Collateral pursuant to the foregoing provisions shall thereafter be returned to the Borrower or the Defaulting Lender, whichever provided the funds for the Cash Collateral, and the Pro Rata Share of the LC Exposures of each Revolving Lender shall thereafter take into account such Revolving Lender’s Revolving Commitment.

(b) Notice of Issuance, Amendment, Renewal, Extension; Certain Conditions. To request the issuance of a Letter of Credit (or the amendment, renewal or extension of an outstanding Letter of Credit), the Borrower shall hand deliver or telecopy (or transmit by electronic communication, if arrangements for doing so have been approved by the Issuing Bank) to the Issuing Bank and the Administrative Agent (reasonably in advance of the requested date of issuance, amendment, renewal or extension) a notice requesting the issuance of a Letter of Credit, or identifying the Letter of Credit to be amended, renewed or extended, and specifying the date of issuance, amendment, renewal or extension (which shall be a Business Day), the date on which such Letter of Credit is to expire (which shall comply with paragraph (c) of this Section), the amount of such Letter of Credit, the name and address of the beneficiary thereof and such other information as shall be necessary to prepare, amend, renew or extend such Letter of Credit. If requested by the Issuing Bank, the Borrower also shall submit a letter of credit application on the Issuing Bank’s standard form in connection with any request for a Letter of Credit. A Letter of Credit shall be issued, amended, renewed or extended only if (and upon issuance, amendment, renewal or extension of each Letter of Credit the Borrower shall be deemed to represent and warrant that), after giving effect to such issuance, amendment, renewal or extension (i) the LC Exposure shall not exceed $10,000,000 and (ii) the total Revolving Exposures shall not exceed the total Revolving Commitments.

(c) Expiration Date. Each Letter of Credit shall expire at or prior to the close of business on the earlier of (i) (A) in the case of any Letter of Credit that is a standby Letter of Credit, the date one year after the date of the issuance of such Letter of Credit (or, in the case of any renewal or extension thereof, one year after such renewal or extension) and (B) in the case of any Letter of Credit that is a commercial Letter of Credit, 180 days after the date of the issuance of such Letter of Credit and (ii) the date that is five Business Days prior to the Maturity Date; provided, however, that any Letter of Credit that is a standby Letter of Credit with term of one year may provide for renewal thereof for additional periods of up to one year (which in no event shall extend beyond the date referred to in clause (ii)).

(d) Participations. By the issuance of a Letter of Credit (or an amendment to a Letter of Credit increasing the amount thereof) and without any further action on the part of the Issuing Bank or the Lenders, the Issuing Bank hereby grants to each Revolving Lender, and each Revolving Lender hereby acquires from the Issuing Bank, a participation in such Letter of Credit equal to such Lender’s Applicable Percentage of the aggregate amount available to be drawn under such Letter of Credit. In consideration and in furtherance of the foregoing, each Revolving Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for the account of the Issuing Bank, such Lender’s Applicable Percentage of each LC Disbursement made by the Issuing Bank and not reimbursed by the Borrower on the date due as provided in paragraph (e) of this Section, or of any reimbursement payment required to be refunded to the Borrower for any reason. Each Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any Letter of Credit or the occurrence and continuance of a Default or reduction or termination of the Revolving Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.

(e) Reimbursement. If the Issuing Bank shall make any LC Disbursement in respect of a Letter of Credit, the Borrower shall reimburse such LC Disbursement by paying to the Administrative Agent an amount equal to such LC Disbursement not later than 12:00 noon, New York City time, on the Business Day immediately following the date the Borrower has received notice of such LC Disbursement; provided that the Borrower may, subject to the conditions to borrowing set forth herein, request in accordance with Section 2.03 or 2.04 that such payment be financed with an ABR Revolving Borrowing or Swingline Loan in an equivalent amount and, to the extent so financed, the Borrower’s obligation to make such payment shall be discharged and replaced by the resulting ABR Revolving Borrowing or Swingline Loan. If the Borrower fails to make such payment when due, the Administrative Agent shall notify each Revolving Lender of the applicable LC Disbursement, the payment then due from the Borrower in respect thereof and such Lender’s Applicable Percentage thereof. Promptly following receipt of such notice, each Revolving Lender shall pay to the Administrative Agent its Applicable Percentage of the payment then due from the Borrower, in the same manner as provided in Section 2.06 with respect to Loans made by such Lender (and Section 2.06 shall apply, mutatis mutandis, to the payment obligations of the Revolving Lenders), and the Administrative Agent shall promptly pay to the Issuing Bank the amounts so received by it from the Revolving Lenders. Promptly following receipt by the Administrative Agent of any payment from the Borrower pursuant to this paragraph, the Administrative Agent shall distribute such payment to the Issuing Bank or, to the extent that Revolving Lenders have made payments pursuant to this paragraph to reimburse the Issuing Bank, then to such Lenders and the Issuing Bank as their interests may appear. Any payment made by a Revolving Lender pursuant to this paragraph to reimburse the Issuing Bank for any LC Disbursement (other than the funding of ABR Revolving Loans or a Swingline Loan as contemplated above) shall not constitute a Loan and shall not relieve the Borrower of its obligation to reimburse such LC Disbursement.

(f) Obligations Absolute. The Borrower’s obligation to reimburse LC Disbursements as provided in paragraph (e) of this Section shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any Letter of Credit or this Agreement, or any term or provision therein, (ii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (iii) payment by the Issuing Bank under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit, or (iv) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of, or provide a right of setoff against, the Borrower’s obligations hereunder. Neither the Administrative Agent, the Lenders nor the Issuing Bank, nor any of their Related Parties, shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of the Issuing Bank; provided that the foregoing shall not be construed to excuse the Issuing Bank from liability to the Borrower to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by the Borrower to the extent permitted by applicable law) suffered by the Borrower that are caused by the Issuing Bank’s failure to exercise care when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. The parties hereto expressly agree that, in the absence of gross negligence or willful misconduct on the part of the Issuing Bank (as finally determined by a court of competent jurisdiction), the Issuing Bank shall be deemed to have exercised care in each such determination. In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented which appear on their face to be in substantial compliance with the terms of a Letter of Credit, the Issuing Bank may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit.

(g) Disbursement Procedures. The Issuing Bank shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit. The Issuing Bank shall promptly notify the Administrative Agent and the Borrower by telephone (confirmed by telecopy) of such demand for payment and whether the Issuing Bank has made or will make an LC Disbursement thereunder; provided that any failure to give or delay in giving such notice shall not relieve the Borrower of its obligation to reimburse the Issuing Bank and the Revolving Lenders with respect to any such LC Disbursement.

(h) Interim Interest. If the Issuing Bank shall make any LC Disbursement, then, unless the Borrower shall reimburse such LC Disbursement in full on the date such LC Disbursement is made, the unpaid amount thereof shall bear interest, for each day from and including the date such LC Disbursement is made to but excluding the date that the Borrower reimburses such LC Disbursement, at the rate per annum then applicable to ABR Revolving Loans; provided that, if the Borrower fails to reimburse such LC Disbursement when due pursuant to paragraph (e) of this Section, then Section 2.13(c) shall apply. Interest accrued pursuant to this paragraph shall be for the account of the Issuing Bank, except that interest accrued on and after the date of payment by any Revolving Lender pursuant to paragraph (e) of this Section to reimburse the Issuing Bank shall be for the account of such Lender to the extent of such payment.

(i) Replacement of the Issuing Bank. The Issuing Bank may be replaced at any time by written agreement among the Borrower, the Administrative Agent, the replaced Issuing Bank and the successor Issuing Bank. The Administrative Agent shall notify the Lenders of any such replacement of the Issuing Bank. At the time any such replacement shall become effective, the Borrower shall pay all unpaid fees accrued for the account of the replaced Issuing Bank pursuant to Section 2.12(b). From and after the effective date of any such replacement, (i) the successor Issuing Bank shall have all the rights and obligations of the Issuing Bank under this Agreement with respect to Letters of Credit to be issued thereafter and (ii) references herein to the term “Issuing Bank” shall be deemed to refer to such successor or to any previous Issuing Bank, or to such successor and all previous Issuing Banks, as the context shall require. After the replacement of an Issuing Bank hereunder, the replaced Issuing Bank shall remain a party hereto and shall continue to have all the rights and obligations of an Issuing Bank under this Agreement with respect to Letters of Credit issued by it prior to such replacement, but shall not be required to issue additional Letters of Credit.

(j) Cash Collateralization. If any Event of Default shall occur and be continuing, on the Business Day that the Borrower receives notice from the Administrative Agent or the Required Lenders (or, if the maturity of the Loans has been accelerated, Revolving Lenders with LC Exposure representing greater than 50% of the total LC Exposure) demanding the deposit of cash collateral pursuant to this paragraph, the Borrower shall deposit in an account with the Administrative Agent, in the name of the Administrative Agent and for the benefit of the Lenders, an amount in cash equal to the LC Exposure as of such date plus any accrued and unpaid interest thereon (“Cash Collateral”); provided that the obligation to deposit such cash collateral shall become effective immediately, and such deposit shall become immediately due and payable, without demand or other notice of any kind, upon the occurrence of any Event of Default with respect to the Borrower described in Section 7.01(h) or (i). Each such deposit shall be held by the Administrative Agent as collateral for the payment and performance of the obligations of the Borrower under this Agreement. The Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account. Other than any interest earned on the investment of such deposits, which investments shall be made at the option and sole discretion of the Administrative Agent and at the Borrower’s risk and expense, such deposits shall not bear interest. Interest or profits, if any, on such investments shall accumulate in such account. Moneys in such account shall be applied by the Administrative Agent to reimburse the Issuing Bank for LC Disbursements for which it has not been reimbursed and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of the Borrower for the LC Exposure at such time or, if the maturity of the Loans has been accelerated (but subject to the consent of Revolving Lenders with LC Exposure representing greater than 50% of the total LC Exposure), be applied to satisfy other obligations of the Borrower under this Agreement. If the Borrower is required to provide an amount of cash collateral hereunder as a result of the occurrence of an Event of Default, such amount (to the extent not applied as aforesaid) shall be returned to the Borrower within three Business Days after all Events of Default have been cured or waived.

SECTION 2.06. Funding of Borrowings.

(a) Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds by 1:00 p.m., New York City time, to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders; provided that Swingline Loans shall be made as provided in Section 2.04. The Administrative Agent will make such Loans available to the Borrower by promptly crediting the amounts so received, in like funds, to an account of the Borrower maintained with the Administrative Agent in New York City and designated by the Borrower in the applicable Borrowing Request; provided that ABR Revolving Loans made to finance the reimbursement of an LC Disbursement as provided in Section 2.05(e) shall be remitted by the Administrative Agent to the Issuing Bank.

(b) Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with paragraph (a) of this Section and may, in reliance upon such assumption, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (i) in the case of such Lender, the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation or (ii) in the case of the Borrower, the interest rate applicable to ABR Loans. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender’s Loan included in such Borrowing.

SECTION 2.07. Interest Elections.

(a) Each Revolving Borrowing initially shall be of the Type specified in the Borrowing Request and, in the case of a Eurodollar Borrowing, shall have an initial Interest Period as specified in such Borrowing Request. Subject to Section 2.13, thereafter, the Borrower may elect to convert such Borrowing to a different Type or to continue such Borrowing and, in the case of a Eurodollar Borrowing, may elect Interest Periods therefor, all as provided in this Section. The Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing. This Section shall not apply to Swingline Borrowings, which may not be converted or continued.

(b) To make an election pursuant to this Section, the Borrower shall notify the Administrative Agent of such election by telephone by the time that a Borrowing Request would be required under Section 2.03 if the Borrower were requesting a Revolving Borrowing of the Type resulting from such election to be made on the effective date of such election. Each such telephonic Interest Election Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Interest Election Request in a form approved by the Administrative Agent and signed by the Borrower.

(c) Each telephonic and written Interest Election Request shall specify the following information in compliance with Section 2.02:

(i) the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing);

(ii) the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;

(iii) whether the resulting Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing; and

(iv) if the resulting Borrowing is a Eurodollar Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term “Interest Period”.

If any such Interest Election Request requests a Eurodollar Borrowing but does not specify an Interest Period, then the Borrower shall be deemed to have selected an Interest Period of one month’s duration.

(d) Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each Lender of the details thereof and of such Lender’s portion of each resulting Borrowing.

(e) If the Borrower fails to deliver a timely Interest Election Request with respect to a Eurodollar Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be converted to an ABR Borrowing. Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing, then, so long as an Event of Default is continuing (i) no outstanding Borrowing may be converted to or continued as a Eurodollar Borrowing and (ii) unless repaid, each Eurodollar Borrowing shall automatically be converted to an ABR Borrowing (and the Borrower shall pay any costs associated therewith).

SECTION 2.08. Termination and Reduction of Revolving Commitments.

(a) Unless previously terminated, the Revolving Commitments shall terminate on the Maturity Date.

(b) The Borrower may at any time terminate, or from time to time reduce, the Revolving Commitments; provided that (i) each reduction of the Revolving Commitments shall be in an amount that is an integral multiple of $1,000,000 and not less than $5,000,000 and (ii) the Borrower shall not terminate or reduce the Revolving Commitments if, after giving effect to any concurrent prepayment of the Revolving Loans in accordance with Section 2.11, the sum of the Revolving Exposures would exceed the total Revolving Commitments.

(c) The Borrower shall notify the Administrative Agent of any election to terminate or reduce the Revolving Commitments under paragraph (b) of this Section at least three Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof. Promptly following receipt of any notice, the Administrative Agent shall advise the Lenders of the contents thereof. Each notice delivered by the Borrower pursuant to this Section shall be irrevocable; provided that a notice of termination of the Revolving Commitments delivered by the Borrower may state that such notice is conditioned upon the effectiveness of other credit facilities or other financing, in which case such notice may be revoked by the Borrower (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied. Any termination or reduction of the Revolving Commitments shall be permanent. Each reduction of the Revolving Commitments shall be made ratably among the Lenders in accordance with their respective Revolving Commitments.

SECTION 2.09. Repayment of Loans; Evidence of Debt.

(a) The Borrower hereby unconditionally promises to pay (i) to the Administrative Agent for the account of each Lender the then unpaid principal amount of each Revolving Loan of such Lender on the Maturity Date and (ii) to the Swingline Lender the then unpaid principal amount of each Swingline Loan on the Maturity Date; provided that on each date that a Revolving Borrowing is made, the Borrower shall repay all Swingline Loans that were outstanding on the date such Borrowing was requested.

(b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

(c) The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, the Class and Type thereof and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender’s share thereof.

(d) The entries made in the accounts maintained pursuant to paragraph (b) or (c) of this Section shall be prima facie evidence of the existence and amounts of the obligations recorded therein; provided that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Loans in accordance with the terms of this Agreement.

(e) Any Lender may request that Loans of any Class made by it be evidenced by a promissory note. In such event, the Borrower shall prepare, execute and deliver to such Lender a promissory note payable to the order of such Lender (or, if requested by such Lender, to such Lender and its registered assigns) and in a form approved by the Administrative Agent. Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 9.04) be represented by one or more promissory notes in such form payable to the order of the payee named therein (or, if such promissory note is a registered note, to such payee and its registered assigns).

SECTION 2.10. [Reserved].

SECTION 2.11. Prepayment of Loans.

(a) The Borrower shall have the right at any time and from time to time to prepay any Borrowing in whole or in part, subject to the requirements of this Section.

(b) In the event and on such occasion that the sum of the Revolving Exposures exceeds the total Revolving Commitments, the Borrower shall prepay Revolving Borrowings or Swingline Borrowings (or, if no such Borrowings are outstanding, deposit cash collateral in an account with the Administrative Agent pursuant to Section 2.05(j)) in an aggregate amount equal to such excess.

(c) [Reserved].

(d) [Reserved].

(e) Prior to any prepayment of Borrowings hereunder, the Borrower shall select the Borrowing or Borrowings to be prepaid and shall specify such selection in the notice of such prepayment pursuant to paragraph (f) of this Section.

(f) The Borrower shall notify the Administrative Agent (and, in the case of prepayment of a Swingline Loan, the Swingline Lender) by telephone (confirmed by telecopy) of any prepayment hereunder (i) in the case of prepayment of any Borrowing (other than a Swingline Loan or an optional prepayment of an ABR Borrowing), not later than 11:00 a.m., New York City time, three Business Days before the date of prepayment, (ii) in the case of an optional prepayment of an ABR Borrowing, not later than 11:00 a.m., New York City time, one Business Day before the date of prepayment or (iii) in the case of prepayment of a Swingline Loan, not later than 12:00 noon, New York City time, on the date of prepayment. Each such notice shall be irrevocable and shall specify the prepayment date, the principal amount of each Borrowing or portion thereof to be prepaid and, in the case of a mandatory prepayment, a reasonably detailed calculation of the amount of such prepayment; provided that, if a notice of optional prepayment is given in connection with a conditional notice of termination of the Revolving Commitments as contemplated by Section 2.08, then such notice of prepayment may be revoked if such notice of termination is revoked in accordance with Section 2.08. Promptly following receipt of any such notice (other than a notice relating solely to Swingline Loans), the Administrative Agent shall advise the Lenders of the contents thereof. Each partial prepayment of any Borrowing shall be in an amount that would be permitted in the case of an advance of a Borrowing of the same Type as provided in Section 2.02, except as necessary to apply fully the required amount of a mandatory prepayment. Each prepayment of a Borrowing shall be applied ratably to the Loans included in the prepaid Borrowing. Prepayments shall be accompanied by accrued interest to the extent required by Section 2.13.

(g) All prepayments of Eurodollar Borrowings (other than on the last day of the relevant interest period) shall be accompanied by any amounts payable under Section 2.15 or 2.16.

SECTION 2.12. Fees.

(a) The Borrower agrees to pay to the Administrative Agent for the account of each Revolving Lender a commitment fee, which shall accrue at a rate per annum on the average daily unused amount of the Revolving Commitment of such Lender equal to the Applicable Rate in effect from time to time as set forth under the caption “Revolving Commitment Fee Rate” in the definition thereof during the period from and including the Effective Date to but excluding the date on which such Revolving Commitment terminates. Accrued commitment fees shall be payable in arrears on the last day of March, June, September and December of each year and on the date on which the Revolving Commitments terminate, commencing on the first such date to occur after the Effective Date, provided that (x) any commitment fee accrued with respect to Revolving Commitments of a Defaulting Lender during the period prior to the time such Revolving Lender became a Defaulting Lender and unpaid at such time shall not be payable by the Borrower to such Defaulting Lender so long as such Revolving Lender shall be a Defaulting Lender except to the extent that such commitment fee shall otherwise have been due and payable by the Borrower prior to such time and (y) no commitment fee shall accrue on any of the Revolving Commitments of a Defaulting Lender so long as such Revolving Lender shall be a Defaulting Lender. All commitment fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day). For purposes of computing commitment fees with respect to Revolving Commitments, a Revolving Commitment of a Lender shall be deemed to be used to the extent of the outstanding Revolving Loans and LC Exposure of such Lender (and the Swingline Exposure of such Lender shall be disregarded for such purpose).

(b) The Borrower agrees to pay (i) to the Administrative Agent for the account of each Revolving Lender a participation fee with respect to its participations in Letters of Credit (including, for the avoidance of doubt, any participations reallocated to such Revolving Lender from a Defaulting Lender pursuant to Section 2.5), which shall accrue at the same Applicable Rate as interest on Eurodollar Revolving Loans on the average daily amount of such Lender’s LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Effective Date to but excluding the later of the date on which such Lender’s Revolving Commitment terminates and the date on which such Lender ceases to have any LC Exposure; provided that (x) any participation fee paid to the Administrative Agent for the account of a Defaulting Lender during the period prior to the time such Revolving Lender became a Defaulting Lender and unpaid at such time shall not be payable by the Borrower so long as such Revolving Lender shall be a Defaulting Lender except to the extent that such participating fee shall otherwise have been due and payable by the Borrower prior to such time and (y) no participation fee shall accrue on any of the participations in Letters of Credit of a Defaulting Lender so long as such Revolving Lender shall be a Defaulting Lender, and (ii) to the Issuing Bank a fronting fee, which shall accrue at the rate per annum of 0.25% on the average daily amount of the LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Effective Date to but excluding the later of the date of termination of the Revolving Commitments and the date on which there ceases to be any LC Exposure, as well as the Issuing Bank’s standard fees with respect to the issuance, amendment, renewal or extension of any Letter of Credit or processing of drawings thereunder. Participation fees and fronting fees accrued through and including the last day of March, June, September and December of each year shall be payable on the third Business Day following such last day, commencing on the first such date to occur after the Effective Date; provided that all such fees shall be payable on the date on which the Revolving Commitments terminate and any such fees accruing after the date on which the Revolving Commitments terminate shall be payable on demand. Any other fees payable to the Issuing Bank pursuant to this paragraph shall be payable within 10 days after demand. All participation fees and fronting fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

(c) The Borrower agrees to pay to the Administrative Agent, for its own account, fees payable in the amounts and at the times separately agreed upon between the Borrower and the Administrative Agent.

(d) All fees payable hereunder shall be paid on the dates due, in immediately available funds, to the Administrative Agent (or to the Issuing Bank, in the case of fees payable to it) for distribution, in the case of commitment fees and participation fees, to the Lenders entitled thereto. Fees paid shall not be refundable under any circumstances.

(e) The Borrower agrees to pay on the Effective Date to each Revolving Lender party to this Agreement on the Effective Date, as fee compensation for the making of such Revolving Lender’s Revolving Commitment, a closing fee (the “Closing Fee”) in an amount equal to 2.00% of the stated principal amount of such Revolving Lender’s Revolving Commitment on the Effective Date. Such Closing Fee will be in all respects fully earned, due and payable on the Effective Date and non-refundable and non-creditable thereafter.

SECTION 2.13. Interest.

(a) The Loans comprising each ABR Borrowing (including each Swingline Loan) shall bear interest at the Alternate Base Rate plus the Applicable Rate.

(b) The Loans comprising each Eurodollar Borrowing shall bear interest at the Adjusted LIBO Rate for the Interest Period in effect for such Borrowing plus the Applicable Rate.

(c) Notwithstanding the foregoing, upon the occurrence and continuance of any Event of Default under Section 7.01(a), (b), (h), (i) or (j) (or any other Event of Default under Section 7.01 if requested by the Required Lenders), (x) any principal of or interest on any Loan or any fee or other amount payable by the Borrower hereunder shall bear interest, after as well as before judgment, at a rate per annum equal to (i) in the case of principal of any Loan, 2.00% plus the rate otherwise applicable to such Loan as provided in the preceding paragraphs of this Section or (ii) in the case of any other amount, 2.00% plus the rate applicable to ABR Revolving Loans as provided in paragraph (a) of this Section; and (y) all Loans comprising Eurodollar Borrowings shall automatically convert to ABR Borrowings (and the Borrower shall pay any costs associated therewith), and the Lenders shall no longer have an obligation to fund Eurodollar Borrowings until such Event of Default is cured or waived in accordance herewith.

(d) Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan and, in the case of Revolving Loans, upon termination of the Revolving Commitments; provided that (i) interest accrued pursuant to paragraph (c) of this Section shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan (other than a prepayment of an ABR Revolving Loan prior to the end of the Revolving Availability Period), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) in the event of any conversion of any Eurodollar Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion.

(e) All interest hereunder shall be computed on the basis of a year of 360 days, except that interest computed by reference to the Alternate Base Rate at times when the Alternate Base Rate is based on the Prime Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The applicable Alternate Base Rate or Adjusted LIBO Rate shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.

SECTION 2.14. Alternate Rate of Interest. If prior to the commencement of any Interest Period for a Eurodollar Borrowing:

(a) the Administrative Agent determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the Adjusted LIBO Rate for such Interest Period; or

(b) the Administrative Agent is advised by the Required Lenders that the Adjusted LIBO Rate for such Interest Period will not adequately and fairly reflect the cost to such Lenders (or Lender) of making or maintaining their Loans (or its Loan) included in such Borrowing for such Interest Period;

then the Administrative Agent shall give notice thereof to the Borrower and the Lenders by telephone or telecopy as promptly as practicable thereafter and, until the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, (i) any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a Eurodollar Borrowing shall be ineffective and (ii) if any Borrowing Request requests a Eurodollar Borrowing, such Borrowing shall be made as an ABR Borrowing.

SECTION 2.15. Increased Costs.

(a) If any Change in Law shall:

(i) impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender (except any such reserve requirement reflected in the Adjusted LIBO Rate) or the Issuing Bank; or

(ii) impose on any Lender or the Issuing Bank or the London interbank market any other condition affecting this Agreement or Eurodollar Loans made by such Lender or any Letter of Credit or participation therein;

and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Eurodollar Loan (or of maintaining its obligation to make any such Loan) or to increase the cost to such Lender or the Issuing Bank of participating in, issuing or maintaining any Letter of Credit or to reduce the amount of any sum received or receivable by such Lender or the Issuing Bank hereunder (whether of principal, interest or otherwise), then the Borrower will pay to such Lender or the Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or the Issuing Bank, as the case may be, for such additional costs incurred or reduction suffered.

(b) If any Lender or the Issuing Bank determines that any Change in Law regarding capital requirements has or would have the effect of reducing the rate of return on such Lender’s or the Issuing Bank’s capital or on the capital of such Lender’s or the Issuing Bank’s holding company, if any, as a consequence of this Agreement or the Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by the Issuing Bank, to a level below that which such Lender or the Issuing Bank or such Lender’s or the Issuing Bank’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or the Issuing Bank’s policies and the policies of such Lender’s or the Issuing Bank’s holding company with respect to capital adequacy), then from time to time the Borrower will pay to such Lender or the Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or the Issuing Bank or such Lender’s or the Issuing Bank’s holding company for any such reduction suffered.

(c) A certificate of a Lender or the Issuing Bank setting forth the amount or amounts necessary to compensate such Lender or the Issuing Bank or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender or the Issuing Bank, as the case may be, the amount shown as due on any such certificate within 10 days after receipt thereof.

(d) Failure or delay on the part of any Lender or the Issuing Bank to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s or the Issuing Bank’s right to demand such compensation; provided that the Borrower shall not be required to compensate a Lender or the Issuing Bank pursuant to this Section for any increased costs or reductions incurred more than 180 days prior to the date that such Lender or the Issuing Bank, as the case may be, notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or the Issuing Bank’s intention to claim compensation therefor; provided further that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof.

SECTION 2.16. Break Funding Payments. In the event of (a) the payment of any principal of any Eurodollar Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (b) the conversion of any Eurodollar Loan other than on the last day of the Interest Period applicable thereto, (c) the failure to borrow, convert, continue or prepay any Revolving Loan on the date specified in any notice delivered pursuant hereto (regardless of whether such notice may be revoked under Section 2.11(f) and is revoked in accordance therewith), or (d) the assignment of any Eurodollar Loan other than on the last day of the Interest Period applicable thereto as a result of a request by the Borrower pursuant to Section 2.19, then, in any such event, the Borrower shall compensate each Lender for the loss, cost and expense attributable to such event. In the case of a Eurodollar Loan, such loss, cost or expense to any Lender shall be deemed to include an amount determined by such Lender to be the excess, if any, of (i) the amount of interest which would have accrued on the principal amount of such Loan had such event not occurred, at the Adjusted LIBO Rate that would have been applicable to such Loan, for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period for such Loan), over (ii) the amount of interest which would accrue on such principal amount for such period at the interest rate which such Lender would bid were it to bid, at the commencement of such period, for dollar deposits of a comparable amount and period from other banks in the eurodollar market. A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

SECTION 2.17. Taxes.

(a) Any and all payments by or on account of any obligation of the Borrower hereunder or under any other Loan Document shall be made free and clear of and without deduction for any Indemnified Taxes or Other Taxes; provided that if the Borrower shall be required to deduct any Indemnified Taxes or Other Taxes from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) the Administrative Agent, Lender or Issuing Bank (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions and (iii) the Borrower shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

(b) In addition, the Borrower shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

(c) The Borrower shall indemnify the Administrative Agent, each Lender and the Issuing Bank, within 30 days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes paid by the Administrative Agent, such Lender or the Issuing Bank, as the case may be, on or with respect to any payment by or on account of any obligation of the Borrower hereunder or under any other Loan Document (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender or the Issuing Bank, or by the Administrative Agent on its own behalf or on behalf of a Lender or the Issuing Bank, shall be conclusive absent manifest error.

(d) As soon as practicable after any payment of Indemnified Taxes or Other Taxes by the Borrower to a Governmental Authority, the Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(e) Any Foreign Lender that is entitled to an exemption from or reduction of withholding tax under the law of the jurisdiction in which the Borrower is located, or any treaty to which such jurisdiction is a party, with respect to payments under this Agreement shall deliver to the Borrower (with a copy to the Administrative Agent), at the time or times prescribed by applicable law and at such other times as may be necessary in the determination of Borrower or Administrative Agent (each in the reasonable exercise of its discretion), (a) two original copies of Internal Revenue Service Form W—8BEN, W—8IMY, or W—8ECI (or any successor forms), properly completed and duly executed by such Foreign Lender, and such other documentation required under the Code and reasonably requested by Borrower to establish that such Foreign Lender is not subject to deduction or withholding of United States federal income Tax with respect to any payments to such Foreign Lender of principal, interest, fees, or other amounts payable under this Agreement or any of the Loan Documents or is subject to deduction or withholding at a reduced rate, or (b) if such Foreign Lender is not a “bank” or other Person described in Section 881(c)(3) of the Code and is claiming exemption from United States federal withholding tax under 871(h) or 881(c) of the Code with respect to payments of “portfolio interest”, a Certificate Regarding Non-Bank Status together with two original copies of Internal Revenue Service Form W-8BEN (or any successor form), properly completed and duly executed by such Foreign Lender, and such other documentation required under the Code and reasonably requested by Borrower to establish that such Foreign Lender is not subject to deduction or withholding of United States federal income Tax with respect to any payments to such Foreign Lender of interest payable under this Agreement or any of the Loan Documents. Each Foreign Lender required to deliver any forms, certificates, or other evidence with respect to United States federal income Tax-withholding matters pursuant to this Section 2.17(e) hereby agrees, from time to time after the initial delivery by such Foreign Lender of such forms, certificates, or other evidence, whenever a lapse in time or change in circumstances renders such forms, certificates, or other evidence obsolete or inaccurate in any material respect, that such Foreign Lender shall promptly deliver to Administrative Agent for transmission to Borrower two new original copies of Internal Revenue Service Form W-8BEN, W-8IMY, or W-8ECI, or a Certificate Regarding Non-Bank Status and two original copies of Internal Revenue Service Form W-8BEN (or any successor form), as the case may be, properly completed and duly executed by such Foreign Lender, and such other documentation required under the Code and reasonably requested by Borrower to confirm or establish that such Foreign Lender is not subject to deduction or withholding of United States federal income Tax with respect to payments to such Foreign Lender under this Agreement or the Loan Documents or is subject to deduction or withholding at a reduced rate, or notify Administrative Agent and Borrower of its inability to deliver any such forms, certificates, or other evidence. Nothing in this Section 2.17 shall be construed to require a Lender, Administrative Agent, or Issuing Bank to provide any forms or documentation that it is not legally entitled to provide.

(f) Each Lender that is a United States Person (as such term is defined in Section 7701(a)(30) of the Code) for United States federal income Tax purposes (a “United States Lender”) shall deliver to Administrative Agent for transmission to the Borrower, on or prior to the Effective Date (in the case of each Lender listed on the signature pages hereof on the Effective Date, and at such other times as may be necessary in the determination of the Borrower or Administrative Agent (each in the reasonable exercise of its discretion), two original copies of Internal Revenue Service Form W-9 (or any successor forms), properly completed and duly executed by such Lender, and such other documentation required under the Code and reasonably requested by the Borrower to establish that such Lender is not subject to backup withholding under Section 3406 of the Code with respect to any payments to such Lender of principal, interest, fees, or other amounts payable under this Agreement or any of the Loan Documents.

(g) If the Administrative Agent or a Lender determines, in its sole discretion, that it has received a refund of any Taxes or Other Taxes as to which it has been indemnified by the Borrower or with respect to which the Borrower has paid additional amounts pursuant to this Section 2.17, it shall pay over such refund to the Borrower (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrower under this Section 2.17 with respect to the Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses of the Administrative Agent or such Lender and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided, that the Borrower, upon the request of the Administrative Agent or such Lender, agrees to repay the amount refunded to the Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent or such Lender in the event the Administrative Agent or such Lender is required to repay such refund to such Governmental Authority. This Section shall not be construed to require the Administrative Agent or any Lender (i) to make available its Tax returns (or any other information relating to its taxes which it deems confidential) to the Borrower or any other Person or (ii) to determine whether it is entitled to apply for a refund of any Taxes or Other Taxes.

SECTION 2.18. Payments Generally; Pro Rata Treatment; Sharing of Setoffs.

(a) The Borrower shall make each payment required to be made by it hereunder or under any other Loan Document (whether of principal, interest, fees or reimbursement of LC Disbursements, or of amounts payable under Sections 2.15, 2.16 or 2.17, or otherwise) prior to the time expressly required hereunder or under such other Loan Document for such payment (or, if no such time is expressly required, prior to 12:00 noon, New York City time), on the date when due, in immediately available funds, without setoff or counterclaim. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Administrative Agent at its offices at 270 Park Avenue, New York, New York, except payments to be made directly to the Issuing Bank or Swingline Lender as expressly provided herein and except that payments pursuant to Sections 2.15, 2.16, 2.17 and 9.03 shall be made directly to the Persons entitled thereto and payments pursuant to other Loan Documents shall be made to the Persons specified therein. The Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. If any payment under any Loan Document shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All payments under each Loan Document shall be made in dollars.

(b) If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, unreimbursed LC Disbursements, interest and fees then due hereunder, such funds shall be applied (i) first, towards payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, towards payment of principal and unreimbursed LC Disbursements then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal and unreimbursed LC Disbursements then due to such parties.

(c) If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Revolving Loans or participations in LC Disbursements or Swingline Loans resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Revolving Loans and participations in LC Disbursements and Swingline Loans and accrued interest thereon than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Revolving Loans and participations in LC Disbursements and Swingline Loans of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Revolving Loans and participations in LC Disbursements and Swingline Loans; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph shall not be construed to apply to any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in LC Disbursements to any assignee or participant, other than to the Borrower or any Subsidiary or Affiliate thereof (as to which the provisions of this paragraph shall apply). The Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation.

(d) Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or the Issuing Bank hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or the Issuing Bank, as the case may be, the amount due. In such event, if the Borrower has not in fact made such payment, then each of the Lenders or the Issuing Bank, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or Issuing Bank with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

(e) Prior to an Event of Default, if any Lender shall fail to make any payment required to be made by it pursuant to Sections 2.04(c), 2.05(d) or (e), 2.06(b), 2.18(d) or 9.03(c), then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by the Administrative Agent for the account of such Lender to satisfy such Lender’s obligations under such Sections until all such unsatisfied obligations are fully paid.

SECTION 2.19. Mitigation Obligations; Replacement of Lenders.

(a) If any Lender requests compensation under Section 2.15, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.17, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.15 or 2.17, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

(b) If any Lender requests compensation under Section 2.15, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.17, or if any Lender becomes a Defaulting Lender, then the Borrower may, at its sole expense (including any processing and recordation fee) and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 9.04), all its interests, rights and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (i) the Borrower shall have received the prior written consent of the Administrative Agent (and, if a Revolving Commitment is being assigned, the Issuing Bank and Swingline Lender), which consent shall not unreasonably be withheld, (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and participations in LC Disbursements and Swingline Loans, accrued interest thereon, accrued fees (including any applicable prepayment fee) and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts) and (iii) in the case of any such assignment resulting from a claim for compensation under Section 2.15 or payments required to be made pursuant to Section 2.17, such assignment will result in a material reduction in such compensation or payments. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.

SECTION 2.20. [Reserved].

SECTION 2.21. Defaulting Lenders. Notwithstanding any provision of this Agreement to the contrary, if any Revolving Lender becomes a Defaulting Lender, then the following provisions shall apply for so long as such Lender is a Defaulting Lender:

(a) [Reserved]; and

(b) the Swingline Lender shall not be required to fund any Swingline Loan and the Issuing Bank shall not be required to issue, amend or increase any Letter of Credit unless it is satisfied that cash collateral will be provided by the Borrower or the applicable Lender in accordance with Section 2.04 and 2.05, as applicable; and

(c) If the Borrower, the Administrative Agent, Swingline Lender and the Issuing Bank agree in writing in their sole discretion that a Defaulting Lender should no longer be deemed to be a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to Cash Collateral) that Lender will, to the extent applicable, purchase that portion of outstanding Loans of the other Lenders or take such other actions as the Administrative Agent may reasonably determine to be necessary to cause the Revolving Commitments and funded and unfunded Letters of Credit and Swingline Loans to be held on a pro rata basis by the Lenders in accordance with their Pro Rata Shares, whereupon that Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.

ARTICLE III

Representations and Warranties

The Borrower represents and warrants to the Lenders that:

SECTION 3.01. Organization; Powers. Each of the Borrower and its Subsidiaries is duly organized and validly existing and, except, in each case, where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, is in good standing under the laws of the jurisdiction of its organization, has all requisite power and authority to carry on its business as now conducted and is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required.

SECTION 3.02. Authorization; Enforceability. The Emergence Transactions entered into and to be entered into by each Loan Party are within such Loan Party’s corporate powers and have been duly authorized by all necessary corporate and, if required, stockholder action. This Agreement has been duly executed and delivered by the Borrower and constitutes, and each other Loan Document to which any Loan Party is to be a party, when executed and delivered by such Loan Party, will constitute, a legal, valid and binding obligation of the Borrower or such Loan Party (as the case may be), enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

SECTION 3.03. Governmental Approvals; No Conflicts. The Emergence Transactions (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except such as have been obtained or made and are in full force and effect and except filings necessary to perfect Liens created under the Loan Documents, (b) will not violate any applicable law or regulation or the charter, by-laws or other organizational documents of the Borrower or any of its Subsidiaries or any order of any Governmental Authority, (c) will not violate or result in a default under any material indenture, agreement or other instrument binding upon the Borrower or any of its Restricted Subsidiaries or its assets, or give rise to a right thereunder to require any payment to be made by the Borrower or any of its Restricted Subsidiaries, and (d) will not result in the creation or imposition of any Lien on any asset of the Borrower or any of its Restricted Subsidiaries, except Liens created under the Loan Documents, the Security Documents (as defined in the Senior Secured Notes Indenture) and the Security Documents (as defined in the Second Lien Indenture).

SECTION 3.04. Financial Condition; No Material Adverse Change.

(a) The Borrower has heretofore furnished to the Lenders its consolidated balance sheet and statements of income, stockholders’ equity and cash flows (i) as of and for the fiscal year ended March 31, 2010, reported on by Deloitte & Touche LLP, independent public accountants, and (ii) as of and for the fiscal quarter and the portion of the fiscal year ended September 30, 2010, certified by its chief financial officer. Such financial statements present fairly, in all material respects, the financial position and results of operations and cash flows of the Borrower and its consolidated Subsidiaries as of such dates and for such periods in accordance with GAAP, subject to normal year-end audit adjustments and the absence of footnotes in the case of the statements referred to in clause (ii) above.

(b) Except as disclosed in the financial statements referred to above or the notes thereto and except for the Disclosed Matters, none of the Borrower or any of its Subsidiaries has, as of the Effective Date, any material contingent liabilities, unusual long-term commitments or unrealized losses.

(c) Since March 31, 2010, there has been no material adverse change in the business, assets, operations or condition, financial or otherwise, of the Borrower and its Restricted Subsidiaries, taken as a whole (other than as a result of the Bankruptcy Cases and any effects that may occur as a result thereof).

SECTION 3.05. Properties.

(a) Each of the Borrower and its Restricted Subsidiaries has good title to, or valid leasehold interests in, all its real and personal property material to their business (including its Mortgaged Properties), taken as a whole, except for minor defects in title that do not interfere with its ability to conduct its business as currently conducted or to utilize such properties for their intended purposes.

(b) Each of the Borrower and its Restricted Subsidiaries owns, or is licensed to use, all trademarks, trade names, copyrights, patents and other intellectual property material to their business, taken as a whole, and the use thereof by the Borrower and its Restricted Subsidiaries does not infringe upon the rights of any other Person, except for any such infringements that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. Schedule 3.05(b) sets forth a complete list of all trademarks, trade names, copyrights, patents and other intellectual property owned by the Borrower and its Restricted Subsidiaries as of the Effective Date that has been duly registered in, filed in or issued by the United States Patent and Trademark Office or the United States Copyright Office or any other appropriate office.

(c) Schedule 3.05(c) sets forth the address of each real property that is owned or leased by the Borrower or any of its Subsidiaries as of the Effective Date.

(d) As of the Effective Date, neither the Borrower nor any of its Subsidiaries has received notice of, or has knowledge of, any pending or contemplated condemnation proceeding affecting any Mortgaged Property or any sale or disposition thereof in lieu of condemnation. Except as set forth on Schedule 3.05(d), none of the Mortgaged Properties or any interest therein is subject to any right of first refusal, option or other contractual right to purchase any such Mortgaged Property or interest therein.

SECTION 3.06. Litigation and Environmental Matters.

(a) There are no actions, suits or proceedings by or before any arbitrator or Governmental Authority pending against or, to the knowledge of the Borrower, threatened against or affecting the Borrower or any of its Subsidiaries (i) that could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect (other than the Disclosed Matters) or (ii) that involve any of the Loan Documents or the Emergence Transactions.

(b) Except for the Disclosed Matters and except with respect to any other matters that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, neither the Borrower nor any of its Subsidiaries (i) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, (ii) has become subject to any Environmental Liability, (iii) has received notice of any claim asserting that the Borrower or any of its Subsidiaries is obligated to redress any Environmental Liability or (iv) knows of any basis for any Environmental Liability that the Borrower or any of its Subsidiaries is reasonably likely to become obligated to redress.

(c) Since the Effective Date, there has been no change in the status of the Disclosed Matters that, individually or in the aggregate, has resulted in, or materially increased the likelihood of, a Material Adverse Effect.

SECTION 3.07. Compliance with Laws and Agreements. Each of the Borrower and its Subsidiaries is in compliance with all laws, regulations and orders of any Governmental Authority applicable to it or its property and all indentures, agreements and other instruments binding upon it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. No Default has occurred and is continuing.

SECTION 3.08. Investment Company Status. Neither the Borrower nor any of its Subsidiaries is an “investment company” as defined in, or subject to regulation under, the Investment Company Act of 1940, as amended.

SECTION 3.09. Taxes. Each of the Borrower and its Subsidiaries has timely filed or caused to be filed all Tax returns and reports required to have been filed and has paid or caused to be paid all Taxes required to have been paid by it, except (a) any Taxes that are being contested in good faith by appropriate proceedings and for which the Borrower or such Subsidiary, as applicable, has set aside on its books adequate reserves or (b) to the extent that the failure to do so could not reasonably be expected to result in a Material Adverse Effect.

SECTION 3.10. ERISA. No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, could reasonably be expected to result in a Material Adverse Effect. The present value of all accumulated benefit obligations under each Plan (based on the assumptions to fund such Plan) did not, as of the date of the most recent financial statements reflecting such amounts, exceed the fair market value of the assets of such Plan by an amount which, if required to be paid, could reasonably be expected to have a Material Adverse Effect, and the present value of all accumulated benefit obligations of all underfunded Plans (based on the assumptions to fund such Plan) did not, as of the date of the most recent financial statements reflecting such amounts, exceed the fair market value of the assets of all such underfunded Plans by an amount which, if required to be paid, could reasonably be expected to have a Material Adverse Effect.

SECTION 3.11. Disclosure. The Borrower has disclosed to the Lenders all agreements, instruments and corporate or other restrictions to which the Borrower or any of its Subsidiaries is subject, and all other matters known to any of them, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. None of the reports, financial statements, certificates or other information furnished by or on behalf of any Loan Party to the Administrative Agent or any Lender in connection with the negotiation of this Agreement, any other Loan Document, or delivered hereunder or thereunder (as modified or supplemented by other information so furnished, taken as a whole) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that, with respect to projected financial information, the Borrower represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time.

SECTION 3.12. Subsidiaries. Schedule 3.12 sets forth the name of, and the ownership interest of the Borrower in, each Subsidiary of the Borrower and identifies each Subsidiary that is a Subsidiary Loan Party, in each case as of the Effective Date. As of the Effective Date, all Subsidiaries are Restricted Subsidiaries.

SECTION 3.13. Insurance. Schedule 3.13 sets forth a description of all insurance maintained by or on behalf of the Borrower and its Subsidiaries as of the Effective Date. As of the Effective Date, all premiums in respect of such insurance have been paid in accordance with the applicable policy. The Borrower believes that the insurance maintained by or on behalf of the Borrower and its Subsidiaries is adequate.

SECTION 3.14. Labor Matters. As of the Effective Date, there are no strikes, lockouts or slowdowns against the Borrower or any Subsidiary pending or, to the knowledge of the Borrower, threatened. The hours worked by and payments made to employees of the Borrower and the Restricted Subsidiaries have not been in violation of the Fair Labor Standards Act or any other applicable Federal, state, local or foreign law dealing with such matters, except for such violations that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. All payments due from the Borrower or any Restricted Subsidiary, or for which any claim may be made against the Borrower or any Restricted Subsidiary, on account of wages and employee health and welfare insurance and other benefits, have been paid or accrued as a liability on the books of the Borrower or such Restricted Subsidiary, except for such payments which, if not paid or accrued, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. The consummation of the Emergence Transactions will not give rise to any right of termination or right of renegotiation on the part of any union under any collective bargaining agreement to which the Borrower or any Subsidiary is bound, except for such rights of termination or renegotiation, which, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

SECTION 3.15. Solvency. Immediately following the making of any Loan made on the Effective Date and after giving effect to the application of the proceeds of such Loans, (a) the fair value of the assets of the Borrower and its Subsidiaries, taken as a whole, at a fair valuation, will exceed their debts and liabilities, subordinated, contingent or otherwise; (b) the present fair saleable value of the property of the Borrower and its Subsidiaries, taken as a whole, will be greater than the amount that will be required to pay the probable liability of their debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured; (c) the Borrower and its Subsidiaries, taken as a whole, will be able to pay their respective debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured; and (d) the Borrower and its Subsidiaries, taken as a whole, will not have unreasonably small capital with which to conduct the business in which they are engaged as such business is now conducted and is proposed to be conducted following the Effective Date.

SECTION 3.16. Senior Indebtedness. The Obligations constitute “Senior Indebtedness” under and as defined in any indenture under which any subordinated Indebtedness was or is issued.

SECTION 3.17. Security Documents.

(a) The Guarantee and Collateral Agreement is effective to create in favor of the Administrative Agent, for the ratable benefit of the Secured Parties, a legal, valid and enforceable security interest in the Collateral (as defined in the Guarantee and Collateral Agreement).

(b) When the portion of the Collateral constituting certificated securities (as defined in the Uniform Commercial Code) is delivered to the Administrative Agent, the Guarantee and Collateral Agreement shall constitute a fully perfected first priority Lien on, and security interest in, all right, title and interest of the pledgor thereunder in such Collateral, in each case prior and superior in right to any other Person other than with respect to the Liens on Collateral securing the Senior Secured Notes. When financing statements in appropriate form are filed in the offices specified on Schedule 6 to the Perfection Certificate, the Guarantee and Collateral Agreement shall constitute a fully perfected Lien on, and security interest in, all right, title and interest of the grantors thereunder in such Collateral (other than the Intellectual Property (as defined in the Guarantee and Collateral Agreement)), to the extent such security interests can be perfected by the filing of financing statements, in each case prior and superior in right to any other Person, other than with respect to Liens expressly permitted by this Agreement or the Guarantee and Collateral Agreement. When control agreements are entered into with the financial institutions specified on Schedule 13 to the Perfection Certificate, the Guarantee and Collateral Agreement shall constitute a fully perfected Lien on, and security interest in, all right, title and interest of the grantors thereunder in all deposit accounts, securities accounts, and Collateral contained in such accounts, and any other Collateral as set forth in such control agreement, to the extent such security interests can be perfected by the entering into of such control agreements, in each case prior and superior in right to any other Person, other than with respect to Liens expressly permitted by this Agreement or the Guarantee and Collateral Agreement.

(c) When the Guarantee and Collateral Agreement, a supplement thereto or other appropriate notice is filed in the United States Patent and Trademark Office and the United States Copyright Office, the security interest created thereunder shall constitute a fully perfected Lien on, and security interest in, all right, title and interest of the Loan Parties in the domestic Intellectual Property (as defined in the Guarantee and Collateral Agreement) in which a security interest may be perfected by filing, recording or registering a security agreement, financing statement or analogous document in the United States Patent and Trademark Office or the United States Copyright Office, as applicable, in each case prior and superior in right to any other Person, other than with respect to the rights of Persons pursuant to Liens expressly permitted by the Guarantee and Collateral Agreement (it being understood that subsequent recordings in the United States Patent and Trademark Office and the United States Copyright Office may be necessary to perfect a lien on registered trademarks, trademark applications and copyrights acquired by the Loan Parties after the Effective Date.

SECTION 3.18. Margin Stock. No Loan Party nor any Subsidiary thereof is engaged principally or as one of its activities in the business of extending credit for the purpose of “purchasing” or “carrying” any “margin stock” (as each such term is defined or used, directly or indirectly, in Regulation U of the Board). No part of the proceeds of any of the Loans or Letters of Credit will be used for purchasing or carrying margin stock or for any purpose which violates, or which would be inconsistent with, the provisions of Regulation T, U or X of the Board. If requested by any Lender (through the Administrative Agent) or the Administrative Agent, the Borrower will furnish to the Administrative Agent and each Lender a statement to the foregoing effect in conformity with the requirements of FR Form G-3 or FR Form U-1 referred to in Regulation U.

SECTION 3.19. Anti-Terrorism Laws.

(a) No Loan Party, none of its Subsidiaries and, to the knowledge of each Loan Party without any inquiry or investigation, none of its Affiliates and none of the respective officers, directors, brokers or agents of such Loan Party, such Subsidiary or Affiliate (i) has violated or is in violation of Anti-Terrorism Laws or (ii) has engaged or engages in any transaction, investment, undertaking or activity that conceals the identity, source or destination of the proceeds from any category of offenses designated in the “Forty Recommendations” and “Nine Special Recommendations” published by the Organisation for Economic Co-operation and Development’s Financial Action Task Force on Money Laundering.

(b) No Loan Party, none of its Subsidiaries and, to the knowledge of each Loan Party without any inquiry or investigation, none of its Affiliates and none of the respective officers, directors, brokers or agents of such Loan Party, such Subsidiary or such Affiliate that is acting or benefiting in any capacity in connection with the Loans is an Embargoed Person.

(c) No Loan Party, none of its Subsidiaries and, to the knowledge of each Loan Party without any inquiry or investigation, none of its Affiliates and none of the respective officers, directors, brokers or agents of such Loan Party, such Subsidiary or such Affiliate acting or benefiting in any capacity in connection with the Loans (i) conducts any business or engages in making or receiving any contribution of funds, goods or services to or for the benefit of any Embargoed Person, (ii) deals in, or otherwise engages in any transaction related to, any property or interests in property blocked pursuant to any Anti-Terrorism Law or (iii) engages in or conspires to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in any Anti-Terrorism Law.

ARTICLE IV

Conditions

SECTION 4.01. Effective Date. The obligations of the Lenders to make Loans and of the Issuing Bank to issue Letters of Credit hereunder shall not become effective until the date on which each of the following conditions is satisfied (or waived in accordance with Section 9.02):

(a) The Administrative Agent (or its counsel) shall have received from each party hereto either (i) a counterpart of this Agreement signed on behalf of such party or (ii) written evidence reasonably satisfactory to the Administrative Agent (which may include telecopy transmission of a signed signature page of this Agreement) that such party has signed a counterpart of this Agreement.

(b) The Administrative Agent shall have received a favorable written opinion (addressed to the Administrative Agent and the Lenders and dated the Effective Date) of each of (i) Akin, Gump, Strauss, Hauer & Feld LLP, counsel for the Borrower and (ii) David Olson, Esq., Corporate Counsel for the Borrower, in the case of each such opinion required by this paragraph, covering such matters relating to the Loan Parties, the Loan Documents and the Emergence Transactions as the Administrative Agent or the Required Lenders shall reasonably request and reasonably satisfactory in form and substance to the Administrative Agent. The Borrower hereby requests such counsel to deliver such opinions.

(c) The Administrative Agent shall have received such documents and certificates as the Administrative Agent or its counsel may reasonably request relating to the organization, existence and good standing of each Loan Party, the authorization of the Emergence Transactions and any other legal matters relating to the Loan Parties, the Loan Documents or the Emergence Transactions, all in form and substance reasonably satisfactory to the Administrative Agent and its counsel.

(d) The Administrative Agent shall have received (i) a certificate, dated the Effective Date and signed by the President or a Vice President of the Borrower or a Financial Officer, confirming compliance with the conditions set forth in paragraphs (a) and (b) of Section 4.02 and (ii) a solvency certificate in the form of Exhibit C hereto dated the Effective Date and signed by the chief financial officer of the Borrower.

(e) The Administrative Agent shall have received all fees and other amounts due and payable on or prior to the Effective Date, including, to the extent invoiced, reimbursement or payment of all reasonable out-of-pocket expenses (including reasonable fees, charges and disbursements of counsel) required to be reimbursed or paid by any Loan Party hereunder or under any other Loan Document.

(f) The Administrative Agent shall have received executed counterparts of each of the Intercreditor Agreement duly executed by each party thereto.

(g) The Administrative Agent shall have received from each Loan Party a counterpart of the Guarantee and Collateral Agreement duly executed and delivered on behalf of such Loan Party, together with the following:

(i) certificates representing all the outstanding Equity Interests of the Borrower and each Subsidiary owned by or on behalf of any Loan Party (to the extent represented by certificates) as of the Effective Date (except that certificates representing shares of voting stock of a Foreign Subsidiary may be limited to 65% of the outstanding shares of voting stock of such Foreign Subsidiary), promissory notes evidencing all intercompany Indebtedness owed to any Loan Party by the Borrower or any Subsidiary as of the Effective Date and stock powers and instruments of transfer, endorsed in blank, with respect to such stock certificates and promissory notes;

(ii) all documents and instruments, including Uniform Commercial Code financing statements and filings with the United States Patent and Trademark Office and United States Copyright Office, required by law or reasonably requested by the Administrative Agent to be filed, registered or recorded to create or perfect the Liens intended to be created under the Guarantee and Collateral Agreement;

(iii) certified copies of UCC, United States Patent and Trademark Office and United States Copyright Office, tax and judgment lien searches, bankruptcy and pending lawsuit searches or equivalent reports or searches, each of a recent date listing all effective financing statements, lien notices or comparable documents that name any Loan Party as debtor and that are filed in those state and county jurisdictions in which any Loan Party is organized or maintains its principal place of business and such other searches that are required by the Perfection Certificate or that the Administrative Agent deems necessary or appropriate, none of which encumber the Lien intended to be created under the Guarantee and Collateral Agreement;

(iv) all other certificates, agreements, including Control Agreements, or instruments necessary to perfect the Liens intended to be created under the Guarantee and Collateral Agreement in all Chattel Paper, all Instruments, all Deposit Accounts and all Investment Property of each Loan Party (as each such term is defined in and to the extent required by the Guarantee and Collateral Agreement); and

(v) a completed Perfection Certificate dated the Effective Date and signed by an executive officer or Financial Officer of the Borrower, together with all attachments contemplated thereby, including the results of a search of the Uniform Commercial Code (or equivalent) filings made with respect to the Loan Parties in the jurisdictions contemplated by the Perfection Certificate and copies of the financing statements (or similar documents) disclosed by such search and evidence reasonably satisfactory to the Administrative Agent that the Liens indicated by such financing statements (or similar documents) are permitted by this Agreement and the Guarantee and Collateral Agreement or have been released.

(h) The Administrative Agent shall have received copies of insurance certificates evidencing the insurance required by Section 5.07 and the Security Documents is in effect, each of which will be endorsed or otherwise amended to include a “standard” or “New York” lender’s loss payable or mortgagee endorsement (as applicable) and shall name the Administrative Agent, on behalf of the Lenders, as additional insured, in form and substance reasonably satisfactory to the Administrative Agent, provided that if such endorsement or amendment cannot be delivered by the Effective Date, the Administrative Agent may consent to such endorsement or amendment being delivered at such later date as it reasonably deems appropriate in the circumstances.

(i) The Bankruptcy Court shall have entered the Confirmation Order, which shall be (i) in form and substance reasonably satisfactory to the Arrangers and (ii) in full force and effect and shall not have been reversed or modified and shall not be stayed.

(j) The Borrower and its Subsidiaries have no outstanding indebtedness or preferred stock other than (a) Loans under this Agreement in an aggregate principal amount not to exceed $10,000,000, (b) the Senior Secured Notes, (c) up to $140,000,000 of Second Lien Notes issued pursuant to the Reorganization Plan or otherwise (or any new unsecured pay-in-kind notes that are scheduled to mature after the maturity date of the Senior Secured Notes that are issued in lieu of such Second Lien Notes) and (d) up to $2 million of general debt for borrowed money. Accordingly, the Administrative Agent shall have received releases, satisfactions and payoff letters terminating all other Liens on the Collateral (including all such releases, satisfactions and payoff letters relating to the Indebtedness to be repaid in accordance with the Reorganization Plan), other than Permitted Liens.

(k) Since March 31, 2010, there has been no Closing Date Material Adverse Effect and no event, circumstance or condition exists which has had or would reasonably be expected to have, individually or in the aggregate, a Closing Date Material Adverse Effect.

(l) Each Lender shall have received all documentation and other information requested by it to satisfy the requirements of the bank regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the USA Patriot Act.

(m) The Arrangers shall be satisfied that the pro forma ratio of first lien indebtedness (calculated on a gross basis and exclusive of Revolving Loans on the Effective Date to finance upfront fees or original issue discount) to Debt Covenant EBITDA (as defined in the Offering Memorandum) of the Borrower and its Subsidiaries for the four quarters ended September 30, 2010 of the Borrower and its Subsidiaries on a consolidated basis is less than or equal to 3.5 to 1.0.

(n) Prior to or concurrently with the Effective Date, AMO Escrow Corporation shall have completed the issuance and sale of the Senior Secured Notes and shall have received the Escrow Proceeds (as defined in the Senior Secured Notes Indenture) in an amount not less than $385,000,000 and the Borrower shall have issued the Second Lien Notes in an aggregate principal amount not more than $140,000,000.

(o) All actions by or on behalf of the Loan Parties, which are necessary or appropriate to implement the Reorganization Plan and all other transactions contemplated to be taken on or prior to the Effective Date by the Reorganization Plan and the Confirmation Order (other than the closing of the credit facility provided hereby) shall have been effected in accordance in all respects with the terms thereof. All conditions precedent to the confirmation, consummation and effectiveness of the Reorganization Plan (other than the closing of the credit facility provided hereby) shall have been satisfied in the reasonable judgment of the Administrative Agent. Concurrently with the closing of the credit facility provided hereby, the Reorganization Plan shall have become effective in accordance with the terms of the Reorganization Plan and the Confirmation Order.

The Administrative Agent shall notify the Borrower and the Lenders of the Effective Date, and such notice shall be conclusive and binding. Notwithstanding the foregoing, the obligations of the Lenders to make Loans and of the Issuing Bank to issue Letters of Credit hereunder shall not become effective unless each of the foregoing conditions is satisfied (or waived pursuant to Section 9.02) at or prior to 5:00 p.m., New York City time, on December 22, 2010, and in the event such conditions are not so satisfied or waived, the Revolving Commitments shall terminate at such time.

SECTION 4.02. Each Credit Event. The obligation of each Lender to make a Loan on the occasion of any Borrowing, and of the Issuing Bank to issue, amend, renew or extend any Letter of Credit, is subject to receipt of the request therefor in accordance herewith and to the satisfaction of the following conditions:

(a) The representations and warranties of each Loan Party set forth in the Loan Documents shall be true and correct (or, in the case of such representations and warranties that are not qualified as to materiality, true and correct in all material respects) on and as of the date of such Borrowing or the date of issuance, amendment, renewal or extension of such Letter of Credit, as applicable, except for representations and warranties that expressly relate to a specific earlier date, in which case such representations and warranties were true and correct (or in the case of such representations and warranties that are not qualified as to materiality, true and correct in all material respects) as of such earlier date.

(b) At the time of and immediately after giving effect to such Borrowing or the issuance, amendment, renewal or extension of such Letter of Credit, as applicable, no Default shall have occurred and be continuing.

Each Borrowing and each issuance, amendment, renewal or extension of a Letter of Credit shall be deemed to constitute a representation and warranty by the Borrower on the date thereof as to the matters specified in paragraphs (a) and (b) of this Section.

ARTICLE V

Affirmative Covenants

Until the Revolving Commitments have expired or been terminated and the principal of and interest on each Loan and all fees payable hereunder shall have been paid in full and all Letters of Credit shall have expired or terminated and all LC Disbursements shall have been reimbursed, the Borrower covenants and agrees with the Lenders that:

SECTION 5.01. Financial Statements and Other Information. The Borrower will furnish to the Administrative Agent (which shall furnish a copy thereof to each Lender):

(a) within 90 days after the end of each fiscal year of the Borrower, the audited consolidated balance sheet and related statements of operations, stockholders’ equity and cash flows of the Borrower and its Restricted Subsidiaries as of the end of and for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on by Deloitte & Touche LLP or other independent public accountants of recognized national standing (without a “going concern” or like qualification or exception and without any qualification or exception as to the scope of such audit) to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of the Borrower and its Restricted Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, together with a customary management discussion and analysis;

(b) within 45 days after the end of each of the first three fiscal quarters of each fiscal year of the Borrower (or 60 days after the end of the fiscal quarter of the Borrower ending December 31, 2010), the consolidated balance sheet and related statements of operations, stockholders’ equity and cash flows of the Borrower and its Restricted Subsidiaries, in each case as of the end of and for such fiscal quarter and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal year, all certified by one of its Financial Officers as presenting fairly in all material respects the financial condition and results of operations of the Borrower and its Restricted Subsidiaries, in each case on a consolidated basis in accordance with GAAP consistently applied, subject to normal year end audit adjustments and the absence of footnotes, together with a customary management discussion and analysis;

(c) concurrently with any delivery of financial statements under clause (a) or (b) above, a certificate of a Financial Officer of the Borrower (i) certifying as to whether a Default has occurred and, if a Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto, (ii) setting forth reasonably detailed calculations demonstrating compliance with Section 6.12, (iii) stating whether any change in GAAP or in the application thereof has occurred since the date of the Borrower’s audited financial statements referred to in Section 3.04 and, if any such change has occurred, specifying the effect of such change on the financial statements accompanying such certificate and (iv) listing all Unrestricted Subsidiaries (if any);

(d) [reserved];

(e) prior to the commencement of each fiscal year of the Borrower, a detailed consolidated quarterly budget for such fiscal year (including a projected consolidated balance sheet and related statements of projected operations and cash flow as of the end of and for such fiscal year and setting forth the assumptions used for purposes of preparing such budget) and, promptly when available, any significant revisions of such budget;

(f) promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials filed by the Borrower or any Subsidiary with the SEC, or any Governmental Authority succeeding to any or all of the functions of said Commission, or with any national securities exchange, or distributed by the Borrower to its shareholders generally, as the case may be; provided that any such materials posted on the website of the Borrower or the SEC shall be deemed furnished when so posted; and

(g) promptly following any request therefor, such other information regarding the operations, business affairs and financial condition of the Borrower or any Subsidiary, or compliance with the terms of any Loan Document, as the Administrative Agent or any Lender may reasonably request.

SECTION 5.02. Notices of Material Events. The Borrower will furnish to the Administrative Agent and each Lender prompt written notice of the following:

(a) the occurrence of any Default;

(b) the filing or commencement of any action, suit or proceeding by or before any arbitrator or Governmental Authority against or affecting the Borrower or any Affiliate thereof that, if adversely determined, could reasonably be expected to result in a Material Adverse Effect;

(c) the occurrence of any ERISA Event that, alone or together with any other ERISA Events that have occurred, could reasonably be expected to result in liability of the Borrower and its Subsidiaries in an aggregate amount exceeding $10,000,000; and

(d) any other development that results in, or could reasonably be expected to result in, a Material Adverse Effect.

Each notice delivered under this Section shall be accompanied by a statement of a Financial Officer or other executive officer of the Borrower setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

SECTION 5.03. Information Regarding Collateral.

(a) The Borrower will furnish to the Administrative Agent prompt written notice of any change (i) in any Loan Party’s name, (ii) in the jurisdiction of incorporation or organization of any Loan Party, (iii) in the location of the chief executive office of any Loan Party, (iv) in any Loan Party’s identity or type of organization or corporate structure or (v) in any Loan Party’s Organizational Identification Number. The Borrower agrees to promptly provide the Administrative Agent with certified organizational documents reflecting any of the changes described in the first sentence of this paragraph. The Borrower agrees not to effect or permit any change referred to in the first sentence of this paragraph unless all filings have been made under the Uniform Commercial Code or otherwise that are required in order for the Administrative Agent to continue at all times following such change to have a valid, legal and perfected security interest in all the Collateral. The Borrower also agrees promptly to notify the Administrative Agent if any material portion of the Collateral is damaged or destroyed.

(b) Each year, at the time of delivery of annual financial statements with respect to the preceding fiscal year pursuant to clause (a) of Section 5.01, the Borrower shall deliver to the Administrative Agent a certificate of a Financial Officer and the chief legal officer of the Borrower setting forth the information required pursuant to Section 2 of the Perfection Certificate or confirming that there has been no change in such information since the date of the Perfection Certificate delivered on the Effective Date or the date of the most recent certificate delivered pursuant to this Section. Each certificate delivered pursuant to this Section 5.03(b) shall identify in the format of Schedule III of the Guarantee and Collateral Agreement all Intellectual Property (as defined in the Guarantee and Collateral Agreement) of any Loan Party in existence on the date thereof and not then listed on such Schedules as previously so identified to the Administrative Agent.

SECTION 5.04. Existence; Conduct of Business. The Borrower will, and will cause each of the Subsidiary Loan Parties to, do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and, except to the extent the failure to do so could not reasonably be expected to have a Material Adverse Effect, its rights, licenses, permits, privileges, franchises, patents, copyrights, trademarks and trade names; provided that the foregoing shall not prohibit any merger, consolidation, liquidation or dissolution permitted under Section 6.03.

SECTION 5.05. Payment of Obligations. The Borrower will, and will cause each of the Restricted Subsidiaries to, pay its Indebtedness and other obligations, including Tax liabilities, before the same shall become delinquent or in default, except where (a) the validity or amount thereof is being contested in good faith by appropriate proceedings, (b) the Borrower or such Restricted Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP, (c) such contest effectively suspends collection of the contested obligation and the enforcement of any Lien securing such obligation and (d) the failure to make payment pending such contest could not reasonably be expected to result in a Material Adverse Effect.

SECTION 5.06. Maintenance of Properties. The Borrower will, and will cause each of the Restricted Subsidiaries to, keep and maintain all property material to the conduct of their business, taken as a whole, in good working order and condition, ordinary wear and tear excepted.

SECTION 5.07. Insurance. The Borrower will, and will cause each of its Restricted Subsidiaries to, maintain, with financially sound and reputable insurance companies (a) insurance in such amounts (with no greater risk retention) and against such risks as are customarily maintained by companies of established repute engaged in the same or similar businesses operating in the same or similar locations, including insurance against libel actions, and (b) all insurance required to be maintained pursuant to the Security Documents. The Borrower will furnish to the Lenders, upon request of the Administrative Agent, information in reasonable detail as to the insurance so maintained.

SECTION 5.08. Casualty and Condemnation. The Borrower will furnish to the Administrative Agent and the Lenders prompt written notice of any casualty or other insured damage to any material portion of any Collateral or the commencement of any action or proceeding for the taking of any Collateral or any part thereof or interest therein under power of eminent domain or by condemnation or similar proceeding.

SECTION 5.09. Books and Records; Inspection and Audit Rights. The Borrower will, and will cause each of its Subsidiaries to, keep proper books of record and account in which full, true and correct entries are made in accordance with GAAP, consistently applied, of all dealings and transactions in relation to its business and activities. The Borrower will, and will cause each of its Subsidiaries to, permit any representatives designated by the Administrative Agent or any Lender (coordinated through the Administrative Agent), upon reasonable prior notice, to visit and inspect its properties, to examine and make extracts from its books and records, and to discuss its affairs, finances and condition with its officers and independent accountants, all at such reasonable times and as often as reasonably requested.

SECTION 5.10. Compliance with Laws. The Borrower will, and will cause each of its Subsidiaries to, comply with all laws, rules, regulations and orders of any Governmental Authority applicable to it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

SECTION 5.11. Use of Proceeds and Letters of Credit. The proceeds of the Revolving Loans on the Effective Date will be used to pay upfront fees, original issue discount and other fees and expenses incurred in connection with the Emergence Transactions in an amount not to exceed $10.0 million. After the Effective Date, the proceeds of the Revolving Loans and Swingline Loans will be used only for general corporate purposes (including, without limitation, for Permitted Acquisitions). No part of the proceeds of any Loan will be used, whether directly or indirectly, for any purpose that entails a violation of any of the Regulations of the Board, including Regulations T, U and X. Letters of Credit will be issued only for general corporate purposes.

SECTION 5.12. Additional Subsidiaries. If any additional Subsidiary is formed or acquired after the Effective Date or if any Unrestricted Subsidiary is designated as a Restricted Subsidiary, the Borrower will notify the Administrative Agent and the Lenders thereof and (a) if such Subsidiary is a Subsidiary Loan Party, the Borrower will cause such Subsidiary to become a party to the Guarantee and Collateral Agreement within five Business Days after such Subsidiary is formed or acquired and promptly take such actions to create and perfect Liens on such Subsidiary’s assets to secure the Obligations as the Administrative Agent or the Required Lenders shall reasonably request and (b) if any Equity Interest in or Indebtedness of such Subsidiary is owned by or on behalf of any Loan Party, the Borrower will cause such Equity Interests and promissory notes evidencing such Indebtedness to be pledged pursuant to the Guarantee and Collateral Agreement within five Business Days after such Subsidiary is formed or acquired (except that, if such Subsidiary is a Foreign Subsidiary, shares of voting stock of such Subsidiary to be pledged pursuant to the Guarantee and Collateral Agreement shall be limited to 65% of the outstanding shares of voting stock of such Subsidiary).

SECTION 5.13. Further Assurances.

(a) The Borrower will, and will cause each Subsidiary Loan Party to, execute any and all further documents, financing statements, agreements, account control agreements, and instruments, and take all such further actions (including the filing and recording of financing statements, fixture filings, mortgages, deeds of trust and other documents), which may be required under any applicable law, or which the Administrative Agent or the Required Lenders may reasonably request, to effectuate the transactions contemplated by the Loan Documents or to grant, preserve, protect or perfect the Liens created or intended to be created by the Security Documents or the validity or priority of any such Lien, all at the expense of the Loan Parties. The Borrower also agree to provide to the Administrative Agent, from time to time upon request, evidence reasonably satisfactory to the Administrative Agent as to (x) the perfection and priority of the Liens created or intended to be created by the Security Documents, and (y) the compliance of any Unrestricted Subsidiaries with the definition thereof.

(b) If any material assets (including any owned real property or improvements thereto or any interest therein, but excluding any leasehold interests in real property and other assets not required to be Collateral pursuant to the Security Documents) are acquired by the Borrower or any Subsidiary Loan Party after the Effective Date (other than assets constituting Collateral under the Guarantee and Collateral Agreement that become subject to the Lien of the Guarantee and Collateral Agreement upon acquisition thereof), the Borrower will promptly (and in no event later than ten (10) Business Days after such acquisition) notify the Administrative Agent and the Lenders thereof, and, if requested by the Administrative Agent or the Required Lenders, the Borrower will promptly (and in no event later than (x) ten (10) Business Days after the later of (i) such acquisition or (ii) such request in respect of an acquisition of assets other than owned real property, and (y) 45 days after the later of (x) such acquisition or (y) such request in respect of an acquisition of any owned real property, which period in the case of clauses (x) and (y), may be extended by the Administrative Agent in its discretion) cause such assets to be subjected to a Lien securing the Obligations and will take, and cause the Subsidiary Loan Parties to take, such actions as shall be necessary or reasonably requested by the Administrative Agent to grant and perfect such Liens, including actions described in paragraph (a) of this Section, all at the expense of the Loan Parties.

SECTION 5.14. Perfection of Certain Liens. The Borrower shall execute and deliver the documents and complete the tasks set forth on Schedule 5.14, in each case within the time limits specified on such schedule.

ARTICLE VI

Negative Covenants

Until the Revolving Commitments have expired or terminated and the principal of and interest on each Loan and all fees payable hereunder have been paid in full and all Letters of Credit have expired or terminated and all LC Disbursements shall have been reimbursed, the Borrower covenants and agrees with the Lenders that:

SECTION 6.01. Indebtedness; Certain Equity Securities.

(a) The Borrower will not, and will not permit any Restricted Subsidiary to, create, incur, assume or permit to exist any Indebtedness, except:

(i) Indebtedness created under the Loan Documents;

(ii) Indebtedness existing on the Effective Date permitted to be outstanding under the Reorganization Plan and set forth in Schedule 6.01 and extensions, renewals and replacements of any such Indebtedness that do not increase the outstanding principal amount thereof or result in an earlier maturity date or decreased weighted average life thereof;

(iii) subject to Section 6.04, Indebtedness of the Borrower to any Restricted Subsidiary and of any Restricted Subsidiary to the Borrower or any other Restricted Subsidiary;

(iv) Guarantees by the Borrower of Indebtedness of any Subsidiary and by any Restricted Subsidiary of Indebtedness of the Borrower or any other Subsidiary; provided that (A) Guarantees by the Borrower or any Restricted Subsidiary of Indebtedness of any Subsidiary that is not a Loan Party shall be subject to Section 6.04 and (B) a Restricted Subsidiary that is not a Loan Party shall not Guarantee any Indebtedness of any Loan Party unless otherwise permitted pursuant to another clause of this Section 6.01(a);

(v) Indebtedness of the Borrower or any Restricted Subsidiary incurred to finance the acquisition, construction or improvement of any fixed or capital assets, including Capital Lease Obligations and any Indebtedness assumed in connection with the acquisition of any such assets or secured by a Lien on any such assets in each case, prior to or within 180 days after the acquisition, construction or improvement of such assets, and extensions, renewals and replacements of any such Indebtedness that do not increase the outstanding principal amount thereof; provided that the aggregate principal amount of Indebtedness permitted by this clause (v) at any time outstanding shall not exceed $15,000,000;

(vi) Indebtedness of any Person that becomes a Restricted Subsidiary after the Effective Date and extensions, renewals and replacements of any such Indebtedness that do not increase the outstanding principal amount thereof; provided that such Indebtedness exists at the time such Person becomes a Restricted Subsidiary and is not created in contemplation of or in connection with such Person becoming a Restricted Subsidiary;

(vii) the Senior Secured Notes and the Second Lien Notes and any Permitted Refinancing Indebtedness incurred to refinance any Indebtedness permitted under this clause (vii);

(viii) obligations in respect of performance, bid, appeal and surety bonds and completion guarantees provided by the Borrower or any of its Restricted Subsidiaries in the ordinary course of business;

(ix) Indebtedness in respect of earn-outs relating to Permitted Acquisitions that are based on the income of the assets acquired in such Permitted Acquisition after the consummation thereof;

(x) Indebtedness to the seller in respect of any Permitted Acquisition; provided such Indebtedness is subordinated to the Obligations on terms satisfactory to the Administrative Agent;

(xi) Indebtedness under Hedging Agreements, other than those entered into for speculative purposes;

(xii) other Indebtedness in an aggregate principal amount not exceeding $25,000,000 at any time outstanding;

(xiii) Indebtedness incurred by the Borrower or any of its Restricted Subsidiaries constituting reimbursement obligations with respect to letters of credit issued in the ordinary course of business, including letters of credit in respect of workers’ compensation claims, or other Indebtedness with respect to reimbursement type obligations regarding workers’ compensation claims; provided, however, that such letters of credit are not drawn;

(xiv) Indebtedness arising from agreements of the Borrower or its Restricted Subsidiaries providing for indemnification, adjustment of purchase price or similar obligations, in each case, incurred or assumed in connection with the disposition of any business, assets or a Subsidiary , other than guarantees of Indebtedness incurred by any Person acquiring all or any portion of such business, assets, or a Subsidiary for the purpose of financing such acquisition; provided, however, that the maximum assumable liability in respect of all such Indebtedness shall at no time exceed the gross proceeds including non-cash proceeds (the fair market value of such non-cash proceeds being measured at the time received and without giving effect to any subsequent changes in value) actually received by the Borrower and its Restricted Subsidiaries in connection with such disposition;

(xv) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business; provided that such Indebtedness is extinguished within two Business Days of its incurrence;

(xvi) Indebtedness of the Borrower or any of its Restricted Subsidiaries consisting of (x) the financing of insurance premiums or (y) take-or-pay obligations contained in supply arrangements, in each case incurred in the ordinary course of business;

(xvii) Indebtedness consisting of Indebtedness issued by the Borrower or any of the Restricted Subsidiaries to current or former officers, directors and employees thereof, their respective estates, spouses or former spouses, in each case to finance the purchase or redemption of Equity Interests of the Borrower or a Restricted Subsidiary;

(xviii) customer deposits and advance payments received in the ordinary course of business from customers for goods purchased in the ordinary course of business;

(xix) Indebtedness owed on a short term basis of no longer than 30 days to banks and other financial institutions incurred in the ordinary course of business of the Borrower and the Restricted Subsidiaries with such banks or financial institutions that arises in connection with ordinary banking arrangements to manage cash balances of the Borrower and the Restricted Subsidiaries;

(xx) all premiums (if any), interest (including post-petition interest), fees, expenses, charges and additional or contingent interest on obligations described in clauses (i) through (xix) above and clause (xxi) below; and

(xxi) additional unsecured Indebtedness of the Borrower or any Restricted Subsidiary, if the Consolidated Leverage Ratio on a consolidated basis for the Borrower and its Restricted Subsidiaries’ most recently ended four fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred would have been less than 4.50 to 1.00; provided that, (x) the amount of Indebtedness that may be incurred by Restricted Subsidiaries that are not Subsidiary Loan Parties under this clause (xxi) shall not exceed $10,000,000 at any one time outstanding and (y) such Indebtedness (i) has a final maturity date 91 days after the Maturity Date and (ii) has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of the Loans.

(b) The Borrower will not, nor will it permit any Restricted Subsidiary to, issue any preferred stock or other preferred Equity Interests (other than (A) preferred stock issued by the Borrower that is not Disqualified Stock or (B) preferred stock that is issued by any Restricted Subsidiary to the Borrower or a Subsidiary Loan Party that is not Disqualified Stock).

SECTION 6.02. Liens.

(a) The Borrower will not, and will not permit any Restricted Subsidiary to, create, incur, assume or permit to exist any Lien on any property or asset now owned or hereafter acquired by it, or assign or sell any income or revenues (including accounts receivable) or rights in respect of any thereof, except:

(i) Liens created under the Loan Documents;

(ii) Permitted Encumbrances;

(iii) any Lien on any property or asset of the Borrower or any Restricted Subsidiary existing on the Effective Date permitted to be outstanding on the Effective Date by the Reorganization Plan and set forth in Schedule 6.02; provided that (A) such Lien shall not apply to any other property or asset of the Borrower or any Restricted Subsidiary beyond such property subject to a Lien on the Effective Date and (B) such Lien shall secure only those obligations which it secures on the Effective Date and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof;

(iv) any Lien existing on any property or asset prior to the acquisition thereof by the Borrower or any Subsidiary after the Effective Date or existing on any property or asset of any Person that becomes a Restricted Subsidiary after the Effective Date prior to the time such Person becomes a Restricted Subsidiary; provided that (A) such Lien is not created in contemplation of or in connection with such acquisition or such Person becoming a Restricted Subsidiary, as the case may be, (B) such Lien shall not apply to any other property or assets of the Borrower or any Restricted Subsidiary and (C) such Lien shall secure only those obligations which it secures on the date of such acquisition or the date such Person becomes a Subsidiary, as the case may be, and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof;

(v) Liens on fixed or capital assets acquired, constructed or improved by the Borrower or any Restricted Subsidiary; provided that (A) such security interests secure Indebtedness permitted by clause (v) of Section 6.01(a), (B) such security interests and the Indebtedness secured thereby are incurred prior to or within 180 days after such acquisition or the completion of such construction or improvement, (C) the Indebtedness secured thereby does not exceed 100% of the cost of acquiring, constructing or improving such fixed or capital assets and (D) such security interests shall not apply to any other property or assets of the Borrower or any Restricted Subsidiary;

(vi) Liens arising by operation of law that secure obligations in an aggregate amount not to exceed $5,000,000 at any time outstanding, including Liens imposed pursuant to Environmental Laws securing obligations not reasonably expected to exceed such amount;

(vii) any sale or assignment of accounts receivable permitted by clause (c) of Section 6.05;

(viii) other Liens on assets that do not constitute Collateral; provided, that the aggregate amount of all obligations secured by such Liens does not exceed $15,000,000 in the aggregate at any time outstanding;

(ix) Liens on Collateral securing the Senior Secured Notes, the Second Lien Notes or Permitted Refinancing Indebtedness in respect thereof incurred pursuant to this Agreement so long as such Liens are subject to the First Lien Intercreditor Agreement and the Second Lien Intercreditor Agreement, as applicable, or other intercreditor agreements in form and substance reasonably satisfactory to the Administrative Agent;

(x) Liens on specific items of inventory or other goods and proceeds of any Person securing such Person’s obligations in respect of bankers’ acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

(xi) leases, subleases, licenses or sublicenses granted to others in the ordinary course of business which do not materially interfere with the ordinary conduct of the business of the Borrower or any of its Restricted Subsidiaries and do not secure any Indebtedness;

(xii) Liens arising from Uniform Commercial Code financing statement filings regarding operating leases entered into by the Borrower and its Restricted Subsidiaries in the ordinary course of business;

(xiii) Liens in favor of the Borrower or any Subsidiary Loan Party;

(xiv) Liens on equipment of the Borrower or any of its Restricted Subsidiaries granted in the ordinary course of business to the Borrower’s clients not related to Indebtedness;

(xv) deposits made in the ordinary course of business to secure liability to insurance carriers;

(xvi) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods in the ordinary course of business;

(xvii) Liens (x) of a collection bank arising under Section 4-210 of the Uniform Commercial Code (or any comparable or successor provision) on items in the course of collection, (y) attaching to commodity trading accounts or other commodity brokerage accounts incurred in the ordinary course of business and (z) in favor of banking institutions arising as a matter of law encumbering deposits (including the right of set-off) and which are within the general parameters customary in the banking industry;

(xviii) Liens encumbering reasonable customary initial deposits and margin deposits and similar Liens attaching to commodity trading accounts or other brokerage accounts incurred in the ordinary course of business and not for speculative purposes;

(xix) Liens that are contractual rights of set-off (x) relating to the establishment of depository relations with banks not given in connection with the issuance of Indebtedness, (y) relating to pooled deposit or sweep accounts of the Borrower or any of its Restricted Subsidiaries to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business of the Borrower and its Restricted Subsidiaries or (z) relating to purchase orders and other agreements entered into with customers of the Borrower or any of its Restricted Subsidiaries in the ordinary course of business;

(xx) any encumbrance or restriction (including put and call arrangements) with respect to Capital Stock of any joint venture or similar arrangement pursuant to any joint venture or similar agreement;

(xxi) Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale or purchase of goods entered into by the Borrower or any of its Restricted Subsidiaries in the ordinary course of business; and

(xxii) Liens on the Equity Interests of Unrestricted Subsidiaries.

(xxiii) Liens securing obligations under the Hedging Agreements, other than those entered into for speculative purposes;

(xxiv) Liens deemed to exist in connection with investments in repurchase agreements permitted under Section 6.01; provided that such Liens do not extend to any assets other than those that are the subject of such repurchase agreements; and

(xxv) Liens arising from the deposit of funds or securities in trust for the purpose of decreasing or defeasing Indebtedness so long as such deposit of funds or securities and such decreasing or defeasing of Indebtedness are permitted under Section 6.08.

In addition, Borrower agrees that it shall not, and shall not permit any Restricted Subsidiary to, grant or permit or suffer to exist any Liens on any asset or property to secure the Senior Secured Notes unless is has granted a Lien on such asset or property to secure the Obligations.

SECTION 6.03. Fundamental Changes.

(a) The Borrower will not, nor will it permit any Restricted Subsidiary to, merge into or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, or liquidate or dissolve, except that, if at the time thereof and immediately after giving effect thereto no Default shall have occurred and be continuing (i) any Person may merge into the Borrower in a transaction in which the Borrower is the surviving corporation, (ii) any Person may merge into any Restricted Subsidiary in a transaction in which the surviving entity is a Restricted Subsidiary and (if any party to such merger is a Subsidiary Loan Party) is a Subsidiary Loan Party, (iii) any Restricted Subsidiary may liquidate or dissolve if the Borrower determines in good faith that such liquidation or dissolution is in the best interests of the Borrower and is not materially disadvantageous to the Lenders and (iv) any Restricted Subsidiary that is part of an asset sale permitted under this Agreement may merge with another entity in order to effect a sale of such Subsidiary; provided that such merger is treated as a sale of assets and otherwise complies with, and is permitted by, this Agreement; provided that any such merger involving a Person that is not a wholly owned Restricted Subsidiary immediately prior to such merger shall not be permitted unless also permitted by Section 6.04.

(b) The Borrower will not, and will not permit any of its Restricted Subsidiaries to, engage to any material extent in any business other than businesses of the type conducted by the Borrower and its Restricted Subsidiaries on the Effective Date and businesses reasonably related, ancillary or complementary thereto.

SECTION 6.04. Investments, Loans, Advances, Guarantees and Acquisitions. The Borrower will not, and will not permit any of its Restricted Subsidiaries to, purchase, hold or acquire (including pursuant to any merger with any Person that was not a wholly owned Restricted Subsidiary prior to such merger) any Equity Interests in or evidences of indebtedness or other securities (including any option, warrant or other right to acquire any of the foregoing) of, make or permit to exist any loans or advances to, Guarantee any obligations of, or make or permit to exist any investment or any other interest in, any other Person, or purchase or otherwise acquire (in one transaction or a series of transactions) any assets of any other Person constituting a business unit, except:

(a) Permitted Investments;

(b) investments existing on the Effective Date and set forth on Schedule 6.04;

(c) investments by the Borrower and its Restricted Subsidiaries in Equity Interests in their respective Restricted Subsidiaries; provided that (i) any such Equity Interests in a Subsidiary held by a Loan Party shall be pledged pursuant to the Guarantee and Collateral Agreement (subject to the limitations applicable to the pledge of Equity Interests in Foreign Subsidiaries set forth in Section 5.12), and (ii) the aggregate amount of investments by Loan Parties in, and loans and advances by Loan Parties to, and Guarantees by Loan Parties of Indebtedness of, Restricted Subsidiaries that are Foreign Subsidiaries pursuant to this Section 6.04(c) shall not exceed the greater of (x) $10,000,000 and (y) 1.0% of Total Assets, at any time outstanding, when combined with any Investments in Foreign Subsidiaries under clauses (d), (e), (h) and (j) of this Section 6.04 (it being understood that, for purposes of determining outstanding investments in Restricted Subsidiaries that are Foreign Subsidiaries, the sale or disposition by a Loan Party of an investment in a Restricted Subsidiary that is a Foreign Subsidiary shall be deemed to reduce investments in Restricted Subsidiaries that are Foreign Subsidiaries by an amount equal to the Net Proceeds of such sale or disposition);

(d) loans or advances made by the Borrower to any Subsidiary and made by any Restricted Subsidiary to the Borrower or any other Subsidiary; provided that the amount of such loans and advances made by Loan Parties to Unrestricted Subsidiaries, or to Restricted Subsidiaries that are Foreign Subsidiaries, shall be subject to the limitations set forth in clauses (c) and (j) of this Section 6.04, as applicable;

(e) Guarantees constituting Indebtedness permitted by Section 6.01; provided that (i) a Restricted Subsidiary shall not Guarantee any Indebtedness of the Borrower or any Subsidiary Loan Party unless (A) such Restricted Subsidiary also has Guaranteed the Obligations pursuant to the Guarantee and Collateral Agreement, (B) in the case of any Guarantee of Subordinated Debt, such Guarantee is subordinated to such Guarantee of the Obligations on terms no less favorable to the Lenders than the subordination provisions of the applicable Subordinated Debt and (C) such Guarantee provides for the release and termination thereof, without action by any party, upon the sale or transfer of the Equity Interests of such Restricted Subsidiary as a result of a foreclosure of the Lien on such Equity Interests that secures the Obligations, where (1) after such sale or transfer, such Restricted Subsidiary is no longer a Subsidiary and (2) the Net Proceeds resulting from such sale or transfer are applied in accordance with the terms of the applicable Guaranteed Indebtedness that would apply to a sale of such Equity Interests by the Borrower, and (ii) the aggregate principal amount of Indebtedness of Unrestricted Subsidiaries, or of Restricted Subsidiaries that are Foreign Subsidiaries, that is Guaranteed by any Loan Party shall be subject to the limitations set forth in clauses (c) and (j) of this Section 6.04, as applicable;

(f) loans and advances to, or guarantees of Indebtedness of, officers, directors and employees in an amount not to exceed $5.0 million at any time outstanding;

(g) investments received in connection with the bankruptcy or reorganization of, or settlement of delinquent accounts and disputes with, customers and suppliers, in each case in the ordinary course of business;

(h) Permitted Acquisitions; provided that the amount of such Investments in respect of Permitted Acquisitions of Restricted Subsidiaries that are Foreign Subsidiaries shall be subject to the limitations set forth in clause (c) of this Section 6.04;

(i) any investments in or loans to any other Person received as noncash consideration for sales, transfers, leases and other dispositions permitted by Section 6.05;

(j) any other investments in, advances or loans to or Guarantees of Indebtedness of, any Person in an aggregate amount not to exceed, when combined with any amounts permitted to be invested, loaned, guaranteed, or advanced under Section 6.04(c)(ii), the greater of (x) $50,000,000 and (y) 5.0% of Total Assets, at any time outstanding; provided, however, that (x) no more than an amount equal to the greater of (i) $10,000,000 and (ii) 1.0% of Total Assets, may be used for the purposes permitted under Section 6.04(c)(ii); (y) to the extent any investments, advances, loans, or Guarantees of Indebtedness permitted under this Section 6.04(j) are used for Joint Ventures, the Equity Interests (or similar interests) held by the Borrower or any Restricted Subsidiary in such Joint Venture shall be pledged pursuant to the Guarantee and Collateral Agreement, to the extent required to be pledged thereby (subject to the limitations applicable to the pledge of Equity Interests in Foreign Subsidiaries set forth in Section 5.12); and (z) the aggregate amount of investments in, advances or loans to or Guarantees of Indebtedness of, Unrestricted Subsidiaries shall not exceed (x) $10,000,000 and (y) 1.0% of Total Assets, at any time outstanding (it being understood that, for purposes of determining under this Agreement the amount of outstanding investments in Unrestricted Subsidiaries, the sale or disposition by a Loan Party of an investment in an Unrestricted Subsidiary shall be deemed to reduce investments in Unrestricted Subsidiaries by an amount equal to the Net Proceeds of such sale or disposition);

(k) Guarantees by the Borrower of obligations (other than Indebtedness) of a Subsidiary Loan Party;

(l) Investments in Hedge Agreements permitted under Section 6.01;

(m) Loans and advances to officers, directors and employees for business related travel expenses, moving expenses and other similar expenses, in each case incurred in the ordinary course of business; and

(n) prepaid expenses, deposits, advances, loans or extensions of trade credit in the ordinary course of business by the Borrower or any Restricted Subsidiary.

SECTION 6.05. Asset Sales. The Borrower will not, and will not permit any of its Restricted Subsidiaries to, sell, transfer, lease or otherwise dispose of any asset, including any Equity Interest owned by it, nor will the Borrower permit any of its Restricted Subsidiaries to issue any additional Equity Interest in such Restricted Subsidiary, except:

(a) sales or dispositions of cash, inventory, used, obsolete, worn out or surplus equipment and Permitted Investments in the ordinary course of business;

(b) (i) sales, transfers and dispositions to the Borrower or a Restricted Subsidiary, (ii) the making of an investment permitted by Section 6.04 or (iii) Restricted Payments permitted by Section 6.08;

(c) sales of accounts receivable (i) that are delinquent or the amount of which is in dispute, in each case in connection with the compromise or collection thereof in the ordinary course of business, or (ii) of any account debtor in connection with the termination, wind-down or restructuring of the relationship with such account debtor in the ordinary course of business;

(d) sales, transfers and other dispositions of assets (other than the sale of less than all of the Equity Interests in a Subsidiary owned by the Borrower and its Subsidiaries) that are not permitted by any other clause of this Section; provided that the aggregate fair market value of all assets sold, transferred or otherwise disposed of in reliance upon this clause (d) shall not exceed $100,000,000 in the aggregate prior to the Maturity Date and no more than $25,000,000 in any four quarter period;

(e) the lease, assignment or sublease of any real or personal property in the ordinary course of business;

(f) the granting of Liens not prohibited hereby; and

(g) the licensing or sublicensing of intellectual property or other general intangibles in the ordinary course of business;

provided that all sales, transfers, leases and other dispositions permitted hereby (other than those permitted by clause (b) above) shall be made for fair value and for at least 75% cash consideration and provided further, that the aggregate noncash consideration received for all sales, transfers, leases and other dispositions permitted under Sections 6.05 (a), (c), (d), (e) and (g) shall not exceed $20,000,000.

SECTION 6.06. Sale and Leaseback Transactions. The Borrower will not, and will not permit any of its Restricted Subsidiaries to, enter into any arrangement, directly or indirectly, whereby it shall sell or transfer any property, real or personal, used or useful in its business, whether now owned or hereinafter acquired, and thereafter rent or lease such property or other property that it intends to use for substantially the same purpose or purposes as the property sold or transferred, except for any such sale of any fixed or capital assets that is made for cash consideration in an amount not less than the cost of such fixed or capital asset and is consummated within 180 days after the Borrower or such Subsidiary acquires or completes the construction of such fixed or capital asset.

SECTION 6.07. [Reserved].

SECTION 6.08. Restricted Payments; Certain Payments of Indebtedness.

(a) Borrower will not, nor will it permit any Restricted Subsidiary to, declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment, or incur any obligation (contingent or otherwise) to do so, except (i) Borrower may declare and pay dividends with respect to its capital stock payable solely in additional shares of its common stock, (ii) Subsidiaries may declare and pay dividends ratably with respect to their capital stock, (iii) Borrower may make Restricted Payments not exceeding $4,000,000 during any fiscal year, pursuant to and in accordance with stock option plans or other benefit plans for management or employees of the Borrower and its Subsidiaries, (iv) the Borrower may pay dividends to a direct or indirect parent company at such times and in such amounts, not exceeding $2,000,000 during any fiscal year, as shall be necessary to permit such direct or indirect parent company to pay reasonable administrative expenses incurred in the ordinary course of its business, (v) Borrower may make Restricted Payments not exceeding $5,000,000 in any fiscal year or $20,000,000 in the aggregate from the Effective Date, to repurchase Equity Interests in the Borrower owned by employees or former employees of the Borrower or the Subsidiaries pursuant to the terms of agreements (including employment agreements) with such employees, (vi) any Restricted Subsidiary may make Restricted Payments to any Restricted Subsidiary or the Borrower, to pay any Tax with respect to income attributable to the party making such Restricted Payments as the result of such party being a member of a consolidated, affiliated or unitary group (for tax purposes) that includes the Borrower as its parent, (vii) [reserved], (viii) payments made by the Borrower or any Restricted Subsidiary in respect of withholding or similar Taxes payable by any employee, director, manager or consultant and any repurchases of Equity Interests in consideration of such payments including deemed repurchases in connection with the exercise of stock options not exceeding $1,000,000 in any fiscal year of the Borrower, (ix) other Restricted Payments in an aggregate amount taken together with all other Restricted Payments made pursuant to this clause (ix) and any prepayments of Indebtedness made pursuant to Section 6.08(b)(vii) not to exceed (A) if the Tier 1 Condition is satisfied, $7,500,000, plus (B) if the Tier 2 Condition is satisfied, $7,500,000; provided that any Restricted Payment otherwise permitted by clause (iii) and clauses (v) through (ix) above shall not be permitted if at the time thereof and after giving effect thereto a Default shall have occurred and be continuing and (x) repurchases of Equity Interests deemed to occur upon exercise of stock options or warrants if such Equity Interests represent a portion of the exercise price of such options or warrants.

(b) The Borrower will not, nor will it permit any Restricted Subsidiary to, make or agree to pay or make, directly or indirectly, any payment or other distribution (whether in cash, securities or other property) of or in respect of principal of or interest or premium on any Indebtedness (other than Indebtedness secured on a first lien basis), or any payment or other distribution (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any Indebtedness, except:

(i) payment of Indebtedness created under the Loan Documents;

(ii) payment of regularly scheduled interest and principal payments and any mandatory prepayments and mandatory offers to purchase (including any premiums required under the documents governing such Indebtedness), in each case as and when due (or thereafter) in respect of any Indebtedness (including, without limitation, any regularly scheduled interest payments which the Borrower or such Restricted Subsidiary may elect to pay in cash or by the issuance of additional Indebtedness), other than payments in respect of the Subordinated Debt prohibited by the subordination provisions thereof;

(iii) refinancings of Indebtedness to the extent that the Indebtedness incurred to refinance such other Indebtedness is permitted under Section 6.01;

(iv) refinancings of Indebtedness with the Net Proceeds of any issuance of Equity Interests by the Borrower to any Person other than the Borrower or any Restricted Subsidiary;

(v) payment of Secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness;

(vi) payment of Indebtedness permitted under Section 6.01(iii); and

(vii) other payments in an aggregate amount taken together with all other payments made pursuant to this clause (vii) and any Restricted Payments made pursuant to Section 6.08(a)(ix) not to exceed (A) if the Tier 1 Condition is satisfied, $7,500,000, plus (B) if the Tier 2 Condition is satisfied, $7,500,000.

SECTION 6.09. Transactions with Affiliates. The Borrower will not, nor will it permit any Restricted Subsidiary to, sell, lease or otherwise transfer any property or assets to, or purchase, lease or otherwise acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates (which, for purposes of this Section 6.09, shall include each Permitted Holder (individually, without giving effect to the stockholders’ agreement entered into by certain of the Permitted Holders) (x) that has designated or Controls a majority of the members of the Board of Directors of the Borrower, (y) whose representatives or Affiliates comprise a majority of the members of the Board of Directors of the Borrower, or (z) that holds, directly or indirectly, at least 20% of the total voting power of the voting Equity Interests of the Borrower), except (a) transactions that do not involve the Borrower and are at prices and on terms and conditions not less favorable to the Borrower or such Restricted Subsidiary than could be obtained on an arm’s-length basis from unrelated third parties, (b) transactions between or among the Borrower and the Subsidiary Loan Parties not involving any other Affiliate, (c) any payment permitted by the exceptions to Section 6.08, (d) the payment of reasonable and customary fees paid to, and indemnities provided on behalf of, officers, directors, employees or consultants of the Borrower, any of its direct or indirect parent companies or any of its Restricted Subsidiaries, (e) any agreement or arrangement as in effect as of the Effective Date, or any amendment thereto (so long as any such amendment is not materially disadvantageous to the Lenders when taken as a whole as compared to the applicable agreements or arrangement as in effect on the Effective Date), (f) the existence of, or the performance by the Borrower or any of its Restricted Subsidiaries of its obligations under the terms of, any stockholders agreement (including any registration rights agreement or purchase agreement related thereto) to which the Borrower or any such Restricted Subsidiary is a party as of the Effective Date and any similar agreements which it may enter into thereafter; provided, however, that the existence of or the performance by the Borrower or any of its Restricted Subsidiaries of obligations under any future amendment to any such existing agreement or under any similar agreement entered into after the Effective Date shall only be permitted by this clause (f) to the extent that the terms of any such amendment or new agreement are not otherwise materially disadvantageous to the Lenders when taken as a whole, (g) transactions with customers, clients, suppliers or purchasers or sellers of goods or services, in each case in the ordinary course of business and otherwise in compliance with the terms of this Agreement that are fair to the Borrower and its Restricted Subsidiaries, in the reasonable determination of the board of directors of the Borrower or the senior management thereof, or are on terms at least as favorable as might reasonably have been obtained at such time from an unaffiliated party, (h) the issuance of Equity Interests (other than Disqualified Stock) of the Borrower to any Person and any contribution to the capital of the Borrower, (i) payments to the Borrower or any of its Restricted Subsidiaries to any of the Permitted Holders made for any financial advisory, financing, underwriting or placement services or in respect of other investment banking activities, including, without limitation, in connection with acquisitions or divestitures, which payments are approved by a majority of the board of directors of the Borrower in good faith, (j) the Emergence Transactions, including the payment of fees and expenses in connection therewith, (k) payments or loans (or cancellation of loans) to employees or consultants of the Borrower, any of its direct or indirect parent companies or any of its Restricted Subsidiaries and employment agreements, stock option plans and other similar arrangements with such employees or consultants which, in each case, are approved by the Borrower in good faith, (l) transactions between the Borrower or any of its Restricted Subsidiaries and any Person a director of which is also a director of the Borrower or any direct or indirect parent of the Borrower; provided, however, that such director abstains from voting as a director of the Borrower or such direct or indirect parent, as the case may be, on any matter involving such other Person, (m) transactions permitted by, and complying with, Section 6.03 hereof, (n) the pledge of Equity Interests of an Unrestricted Subsidiary to lenders of such Unrestricted Subsidiary to support the Indebtedness of such Unrestricted Subsidiary owed to such lenders and (o) any transaction with (or for the benefit of) a Person that would constitute transaction with an Affiliate solely because the Borrower or a Restricted Subsidiary owns an equity interest in or otherwise controls such Person.

SECTION 6.10. Restrictive Agreements. The Borrower will not, nor will it permit any Restricted Subsidiary to, directly or indirectly, enter into, incur or permit to exist any agreement or other arrangement that prohibits, restricts or imposes any condition upon (a) the ability of the Borrower or any Restricted Subsidiary to create, incur or permit to exist any Lien upon any of its property or assets, or (b) the ability of any Restricted Subsidiary to pay dividends or other distributions with respect to any shares of its capital stock or to make or repay loans or advances to the Borrower or any other Restricted Subsidiary or to Guarantee Indebtedness of the Borrower or any other Restricted Subsidiary; provided that (i) the foregoing shall not apply to restrictions and conditions imposed by law or applicable rule, regulation or order or by any Loan Document, the Senior Secured Notes Indenture or the Second Lien Indenture, (ii) the foregoing shall not apply to restrictions and conditions existing on the Effective Date identified on Schedule 6.10 (but shall apply to any amendment or modification expanding the scope of any such restriction or condition), (iii) the foregoing shall not apply to customary restrictions and conditions contained in agreements relating to the sale of a Subsidiary or asset pending such sale, provided such restrictions and conditions apply only to the Subsidiary or asset that is to be sold and such sale is permitted hereunder, (iv) clause (a) of the foregoing shall not apply to restrictions or conditions imposed by any agreement relating to Indebtedness permitted by this Agreement if and to the extent that such agreement relating to such Indebtedness shall permit any and all Liens, whether entered into, incurred or permitted to exist prior to, on or after the date of such agreement, securing any Obligations, whether such Obligations arise prior to, on or after the date of such agreement, and any Indebtedness incurred to refinance any such Obligations, (v) clause (a) of the foregoing shall not apply to restrictions or conditions imposed by any agreement relating to Indebtedness of a Foreign Subsidiary permitted by this Agreement if such restrictions or conditions apply only to the property or assets of such Foreign Subsidiary, (vi) clause (a) of the foregoing shall not apply to customary provisions in leases restricting the assignment thereof, (vii) the foregoing will not apply to restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business, (viii) the foregoing will not apply to customary provisions in joint venture agreements and other similar agreements or arrangements relating solely to such joint venture , (ix) the foregoing will not apply to customary provisions contained in leases or licenses of intellectual property and other agreements, in each case, entered into in the ordinary course of business, (x) the foregoing shall not apply to any agreement in effect at the time such subsidiary becomes a Restricted Subsidiary, so long as such agreement was not entered into in contemplation of such person becoming a Restricted Subsidiary; (xi) the foregoing shall not apply to any restrictions imposed by an agreement relating to Indebtedness permitted to be incurred by this Agreement to the extent such restrictions are not more restrictive, taken as a whole, than the restrictions contained in the Senior Secured Notes; and (xii) the foregoing shall not apply to any encumbrances or restrictions of the type referred to (a) and (b) above imposed by any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of the contracts, instruments or obligations referred to in clauses (i) through (xii) above; provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancing are, in the good faith judgment of the Borrower, no more restrictive with respect to such dividend and other payment restrictions than those contained in the dividend or other payment restrictions prior to such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing.

SECTION 6.11. Amendment of Material Documents. The Borrower will, nor will they permit any Subsidiary to, amend, modify or waive any of its rights under (a) the Second Lien Indenture, (b) its certificate of incorporation, by-laws or other organizational documents, (c) the Confirmation Order or (d) the Reorganization Plan, in each case in any manner that is adverse in any material respect to the interests of the Lenders.

SECTION 6.12. First Lien Leverage Ratio. The Borrower will not permit the First Lien Leverage Ratio as of the last day of any fiscal quarter ending on any date during any period set forth below to exceed the ratio set forth below opposite such period:

Period	Ratio
Effective Date to and including June 30, 2013	4.75 to 1.00
July 1, 2013 and thereafter	4.50 to 1.00

SECTION 6.13. Fiscal Year. The Borrower shall not change its fiscal year-end to a date other than March 31.

ARTICLE VII

Events of Default

SECTION 7.01. Events of Default. If any of the following events (“Events of Default”) shall occur:

(a) the Borrower shall fail to pay any principal of any Loan or any reimbursement obligation in respect of any LC Disbursement, when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise, and such failure shall continue unremedied for a period of one day;

(b) the Borrower shall fail to pay any interest on any Loan or any fee or any other amount (other than as referred to in clause (a) of this Section 7.01) payable under this Agreement or any other Loan Document, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of three Business Days;

(c) any representation or warranty made or deemed made by or on behalf of the Borrower or any Subsidiary in or in connection with any Loan Document or any amendment or modification thereof or waiver thereunder, or in any certificate furnished pursuant to or in connection with any Loan Document or any amendment or modification thereof or waiver thereunder, shall prove to have been incorrect (or, in the case of any such representation or warranty that is not qualified as to materiality, incorrect in any material respect) when made or deemed made;

(d) the Borrower shall fail to observe or perform any covenant, condition or agreement contained in Section 5.02, 5.04 (with respect to the existence of the Borrower) or 5.11, or in Article VI;

(e) (x) the Borrower shall fail to observe or perform any covenant, condition or agreement contained in Section 5.01, 5.12, 5.13, or 5.14 and such failure shall continue unremedied for a period of 5 Business Days after notice thereof from the Administrative Agent to the Borrower (which notice will be given at the request of any Lender) or (y) any Loan Party shall fail to observe or perform any covenant, condition or agreement contained in any Loan Document (other than those specified in clause (a), (b), (d), or (e)(x) of this Section), and such failure shall continue unremedied for a period of 30 days after notice thereof from the Administrative Agent to the Borrower (which notice will be given at the request of any Lender);

(f) the Borrower or any Restricted Subsidiary shall fail to make any payment of principal or interest (regardless of amount) in respect of any Material Indebtedness, when and as the same shall become due and payable (after giving effect to any applicable period of grace, in the case of interest);

(g) any event or condition occurs that results in any Material Indebtedness becoming due prior to its scheduled maturity or that enables or permits the holder or holders of any Material Indebtedness or any trustee or agent on its or their behalf to cause any Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity; provided that this clause (g) shall not apply to secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness;

(h) an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of the Borrower or any Restricted Subsidiary or its debts, or of a substantial part of its assets, under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or any Restricted Subsidiary or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;

(i) the Borrower or any Restricted Subsidiary shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (h) of this Article, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or any Restricted Subsidiary or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) take any action for the purpose of effecting any of the foregoing;

(j) the Borrower or any Restricted Subsidiary shall become unable, admit in writing its inability or fail generally to pay its debts as they become due;

(k) one or more judgments for the payment of money in an aggregate amount in excess of $35,000,000 shall be rendered against the Borrower, any Restricted Subsidiary or any combination thereof and the same shall remain undischarged for a period of 60 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of the Borrower or any Restricted Subsidiary to enforce any such judgment;

(l) an ERISA Event shall have occurred that, when taken together with all other ERISA Events that have occurred, could reasonably be expected to result in a Material Adverse Effect;

(m) (i) any Security Document or any Guarantee of the Loan Document Obligations (as defined in the Guarantee and Collateral Agreement) shall for any reason be asserted by any Loan Party not to be a legal, valid and binding obligation of any Loan Party party thereto or (ii) any Lien purported to be created under any Security Document shall cease to be, or shall be asserted by any Loan Party not to be, a valid and perfected Lien on any material portion of the Collateral, with the priority required by the applicable Security Document, except (x) as a result of the sale or other disposition of the applicable Collateral in a transaction permitted under the Loan Documents or (y) as a result of the Administrative Agent’s failure to maintain possession of any stock certificates, promissory notes or other instruments delivered to it under the Guarantee and Collateral Agreement;

(n) a Change in Control shall occur; or

(o) each of the Intercreditor Agreements or any of the respective provisions thereof shall cease to be in full force and effect other than in accordance with its respective terms;

then, and in every such event (other than an event with respect to the Borrower described in clause (h) or (i) of this Article), and at any time thereafter during the continuance of such event, the Administrative Agent may, and at the request of the Required Lenders shall, by notice to the Borrower, take either or both of the following actions, at the same or different times: (i) terminate the Revolving Commitments, and thereupon the Revolving Commitments shall terminate immediately, and (ii) declare the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Borrower accrued hereunder, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower; and in case of any event with respect to the Borrower described in clause (h) or (i) of this Article, the Revolving Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and all fees and other obligations of the Borrower accrued hereunder, shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower.

SECTION 7.02. Specified Equity Contribution. Notwithstanding anything to the contrary contained in Section 7.01, in the event that the Borrower fails to comply with the requirements of the covenant set forth in Section 6.12, then (A) from the first Business Day after the period for which the relevant financial statement are required to be delivered pursuant to Sections 5.01(a) and (b) until the expiration of the 10th Business Day subsequent to the date the relevant financial statements are required to be delivered pursuant to Sections 5.01(a) and (b), the Borrower shall have the right to issue common equity for cash or receive a contribution to its common equity, and upon the receipt by the Borrower of such cash (each, a “Specified Equity Contribution”) pursuant to the exercise by the Borrower of such right, the calculation of Consolidated EBITDA as used in the covenant set forth in Section 6.12 shall be recalculated giving effect to the following pro forma adjustments:

(i) Consolidated EBITDA shall be increased, solely for the purpose of measuring the covenant set forth in Section 6.12 and not for any other purpose under this Agreement (including but not limited to determining the availability or amount of any covenant baskets or carve-outs or determining the Applicable Rate), by an amount equal to the Specified Equity Contribution; provided that no Specified Equity Contribution shall reduce Indebtedness on a pro forma basis for the applicable period for purposes of calculating the covenant set forth in Section 6.12; and

(ii) if, after giving effect to the foregoing recalculations, the Borrower shall then be in compliance with the requirements of the covenant set forth in Section 6.12, the Borrower shall be deemed to have satisfied the requirements of the covenant set forth in Section 6.12 as of the relevant date of determination with the same effect as though there had been no failure to comply therewith at such date, and the applicable breach or default of the covenants set forth in Sections 6.12 that had occurred shall be deemed cured for the purposes of this Agreement.

Notwithstanding anything herein to the contrary, (i) in each four consecutive fiscal-quarter period there shall be at least two fiscal quarters in respect of which the right to cure set forth in this Section 7.02 is not exercised, (ii) there can be no more than four fiscal quarters in respect of which such right is exercised during the term of this Agreement, and (iii) for purposes of this Section 7.02, the Specified Equity Contribution utilized shall be no greater than the amount required for purposes of complying with the covenant set forth in Section 6.12.

ARTICLE VIII

The Agent

Each of the Lenders and the Issuing Bank hereby irrevocably appoints JPMorgan Chase Bank, N.A. as Administrative Agent and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms of the Loan Documents, together with such actions and powers as are reasonably incidental thereto.

The bank serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent, and such bank and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with the Borrower or any Subsidiary or other Affiliate thereof as if it were not the Administrative Agent hereunder.

The Administrative Agent shall not have any duties or obligations except those expressly set forth in the Loan Documents. Without limiting the generality of the foregoing, (a) the Administrative Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing, (b) the Administrative Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated by the Loan Documents that the Administrative Agent is required to exercise in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 9.02), and (c) except as expressly set forth in the Loan Documents, the Administrative Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Subsidiaries that is communicated to or obtained by the bank serving as Administrative Agent or any of its Affiliates in any capacity. The Administrative Agent shall not be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 9.02) or in the absence of its own gross negligence or willful misconduct. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until written notice thereof is given to the Administrative Agent by the Borrower or a Lender, and the Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with any Loan Document, (ii) the contents of any certificate, report or other document delivered thereunder or in connection therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth in any Loan Document, (iv) the validity, enforceability, effectiveness or genuineness of any Loan Document or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in Article IV or elsewhere in any Loan Document, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed or sent by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person, and shall not incur any liability for relying thereon. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

The Administrative Agent may perform any and all its duties and exercise its rights and powers by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all its duties and exercise its rights and powers through their respective Related Parties. The exculpatory provisions of the preceding paragraphs shall apply to any such sub-agent and to the Related Parties of each Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.

Subject to the appointment and acceptance of a successor Administrative Agent as provided in this paragraph, the Administrative Agent may resign at any time by notifying the Lenders, the Issuing Bank and the Borrower. Upon any such resignation, the Required Lenders shall have the right, in consultation with the Borrower, to appoint a successor. If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may, on behalf of the Lenders and the Issuing Bank, appoint a successor Administrative Agent which shall be a bank with an office in New York, New York, or an Affiliate of any such bank. Upon the acceptance of its appointment as Administrative Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder. The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the Administrative Agent’s resignation hereunder, the provisions of this Article and Section 9.03 shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while it was acting as Administrative Agent.

Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or related agreement or any document furnished hereunder or thereunder.

Notwithstanding anything herein to the contrary, each Lender acknowledges that the Lien and security interest granted to the Administrative Agent pursuant to the Security Documents and the exercise of any right or remedy by the Administrative Agent thereunder are subject to the provisions of the Intercreditor Agreements.

To the extent required by any applicable law, the Administrative Agent shall withhold from any payment to any Lender an amount equal to any applicable withholding Tax. If the IRS or any Governmental Authority asserts a claim that the Administrative Agent did not properly withhold Tax from any amount paid to or for the account of any Lender for any reason (including because the appropriate form was not delivered or was not properly executed, or because such Lender failed to notify the Administrative Agent of a change in circumstances that rendered the exemption from, or reduction of, withholding Tax ineffective), such Lender shall indemnify and hold harmless the Administrative Agent (to the extent that the Administrative Agent has not already been reimbursed by the Company and without limiting or expanding the obligation of the Company to do so) for all amounts paid, directly or indirectly, by the Administrative Agent as tax or otherwise, including any penalties, additions to Tax or interest thereon, together with all expenses incurred, including legal expenses and any out-of-pocket expenses, whether or not such Tax was correctly or legally imposed or asserted by the relevant Government Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under this Agreement or any other Loan Document against any amount due to the Administrative Agent under this Article VIII. The agreements in this Article VIII shall survive the resignation and/or replacement of the Administrative Agent, any assignment of rights by, or the replacement of, a Lender, the termination of the Loans and the repayment, satisfaction or discharge of all obligations under this Agreement. Unless required by applicable laws, at no time shall the Administrative Agent have any obligation to file for or otherwise pursue on behalf of a Lender any refund of Taxes withheld or deducted from funds paid for the account of such Lender.

ARTICLE IX

Miscellaneous

SECTION 9.01. Notices. Except in the case of notices and other communications expressly permitted to be given by telephone, all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:

(a) American Media Operations, Inc., 1000 American Media Way, Boca Raton, Florida 33464-1000, Attention of Chief Financial Officer and General Counsel (Telecopy No. (561) 989-1396), with a copy to Akin, Gump, Strauss, Hauer & Feld LLP, Attention of Ira S. Dizengoff (Telecopy No. (212) 872-1002);

(b) if to the Administrative Agent, to JPMorgan Chase Bank, N.A., Loan and Agency Services Group, 1111 Fannin Street, Houston, Texas 77002, Attention of Gloria Javier (Telecopy No. (713) 750-2878), with a copy to JPMorgan Chase Bank, N.A., 270 Park Avenue, New York, New York 10017, Attention of Peter Thauer (Telecopy No. (212) 270-5127);

(c) if to the Issuing Bank, to it at JPMorgan Chase Bank, N.A., Loan and Agency Services Group, 1111 Fannin Street, Houston, Texas 77002, Attention of Gloria Javier (Telecopy No. (713) 750-2878);

(d) if to the Swingline Lender, to it at JPMorgan Chase Bank, N.A., Loan and Agency Services Group, 1111 Fannin Street, Houston, Texas 77002, Attention of Gloria Javier (Telecopy No. (713) 750-2878); and

(e) if to any other Lender, to it at its address (or telecopy number) set forth in its Administrative Questionnaire.

Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto. Notices and other communications to the Lenders and the Issuing Bank hereunder may also be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices to any Lender or the Issuing Bank pursuant to Article II if such Lender or the Issuing Bank, as applicable, has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication. The Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt.

SECTION 9.02. Waivers; Amendments.

(a) No failure or delay by the Administrative Agent, the Issuing Bank or any Lender in exercising any right or power hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent, the Issuing Bank and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of any Loan Document or consent to any departure by any Loan Party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan or issuance of a Letter of Credit shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent, any Lender or the Issuing Bank may have had notice or knowledge of such Default at the time.

(b) Neither this Agreement nor any other Loan Document nor any provision hereof or thereof may be waived, amended or modified except, in the case of this Agreement, pursuant to an agreement or agreements in writing entered into by the Borrower and the Required Lenders or, in the case of any other Loan Document, pursuant to an agreement or agreements in writing entered into by the Administrative Agent and the Loan Party or Loan Parties that are parties thereto, in each case with the consent of the Required Lenders; provided that no such agreement shall (i) increase the Revolving Commitment of any Lender without the written consent of such Lender, (ii) reduce or forgive the principal amount of any Loan or LC Disbursement or reduce the rate of interest thereon, or reduce any fees payable hereunder, without the written consent of each Lender affected thereby, (iii) postpone the maturity of any Loan or the required date of reimbursement of any LC Disbursement, or any date for the payment of any interest or fees payable hereunder, or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date of expiration of any Revolving Commitment, without the written consent of each Lender affected thereby, (iv) change Section 2.18(b) or (c) in a manner that would alter the ratable provisions or pro rata sharing of payments required thereby, without the written consent of each Lender, (v) change any of the provisions of this Section or the percentage set forth in the definition of “Required Lenders” or any other provision of any Loan Document specifying the number or percentage of Lenders required to waive, amend or modify any rights thereunder or make any determination or grant any consent thereunder, without the written consent of each Lender, (vi) release all or substantially all of the Guarantees made by the Borrower and the Subsidiary Loan Parties under the Guarantee and Collateral Agreement (except as expressly provided in the Guarantee and Collateral Agreement), or limit their liability in respect of all or substantially all of such Guarantees, without the written consent of each Lender or (vii) release all or substantially all of the Collateral from the Liens of the Security Documents, without the written consent of each Lender; provided further that no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent, the Issuing Bank or the Swingline Lender

without the prior written consent of the Administrative Agent, the Issuing Bank or the Swingline Lender, as the case may be. Notwithstanding the foregoing, any provision of this Agreement may be amended by an agreement in writing entered into by the Borrower, the Required Lenders and the Administrative Agent (and, if their rights or obligations are affected thereby, the Issuing Bank and the Swingline Lender) if (i) by the terms of such agreement the Revolving Commitment of each Lender not consenting to the amendment provided for therein shall terminate upon the effectiveness of such amendment and (ii) at the time such amendment becomes effective, each Lender not consenting thereto receives payment in full of the principal of and interest accrued on each Loan made by it and all other amounts owing to it or accrued for its account under this Agreement.

(c) Each of the Intercreditor Agreements may be amended, modified or waived by the Administrative Agent at the direction of the Required Lenders, and the consent of the Borrower or any other Loan Party shall be required only to the extent required in such Intercreditor Agreement.

(d) Anything herein to the contrary notwithstanding, during such period as a Lender is a Defaulting Lender, to the fullest extent permitted by applicable law, such Lender will not be entitled to vote in respect of amendments, waivers and consents hereunder and the Revolving Commitment and the outstanding Loans or other extensions of credit of such Lender hereunder will not be taken into account in determining whether the Required Lenders or all of the Lenders, as required, have approved any such amendment, waiver or consent (and the definition of “Required Lenders” will automatically be deemed modified accordingly for the duration of such period); provided that any such amendment or waiver that would increase or extend the term of the Revolving Commitment of such Defaulting Lender, extend the date fixed for the payment of principal or interest owing to such Defaulting Lender hereunder, reduce the principal amount of any obligation owing to such Defaulting Lender, reduce the amount of or the rate or amount of interest on any amount owing to such Defaulting Lender or of any fee payable to such Defaulting Lender hereunder, or alter the terms of this proviso, will require the consent of such Defaulting Lender.

SECTION 9.03. Expenses; Indemnity; Damage Waiver.

(a) The Borrower shall pay (i) all reasonable out-of-pocket expenses incurred by the Administrative Agent, the Arrangers and their respective Affiliates, including the reasonable fees, charges and disbursements of counsel for the Administrative Agent, in connection with the preparation and administration of the Loan Documents or any amendments, modifications or waivers of the provisions thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable out-of-pocket expenses incurred by the Issuing Bank in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder and (iii) all out-of-pocket expenses incurred by the Administrative Agent, the Issuing Bank or any Lender, including the fees, charges and disbursements of any counsel for the Administrative Agent (and, if requested by the Required Lenders, one counsel (and if appropriate, one local counsel) for such Lenders), the Issuing Bank or any Lender, in connection with the enforcement or protection of its rights in connection with the Loan Documents, including its rights under this Section, or in connection with the Loans made or Letters of Credit issued hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit.

(b) The Borrower shall indemnify the Administrative Agent, the Issuing Bank and each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including the fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the execution or delivery of any Loan Document or any other agreement or instrument contemplated hereby, the performance by the parties to the Loan Documents of their respective obligations thereunder or the consummation of the Emergence Transactions or any other transactions contemplated hereby, (ii) any Loan or Letter of Credit or the use of the proceeds therefrom (including any refusal by the Issuing Bank to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or release of Hazardous Materials on or from any Mortgaged Property or any other property currently or formerly owned or operated by the Borrower or any of its Subsidiaries, or any Environmental Liability related in any way to the Borrower or any of its Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses resulted from the gross negligence or willful misconduct of such Indemnitee.

(c) To the extent that the Borrower fails to pay any amount required to be paid by it to the Administrative Agent, the Issuing Bank or the Swingline Lender under paragraph (a) or (b) of this Section, each Lender severally agrees to pay to the Administrative Agent, the Issuing Bank or the Swingline Lender, as the case may be, such Lender’s pro rata share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent, the Issuing Bank or the Swingline Lender in its capacity as such; provided further that any indemnification of the Issuing Bank or Swingline Lender shall be limited to Revolving Lenders only. For purposes hereof, a Lender’s “pro rata share” shall be determined based upon its share of the sum of the total Revolving Exposures and unused Revolving Commitments at the time.

(d) To the extent permitted by applicable law, the Borrower shall not assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any agreement or instrument contemplated hereby, the Emergence Transactions, any Loan or Letter of Credit or the use of the proceeds thereof.

(e) All amounts due under this Section shall be payable promptly after written demand therefor.

SECTION 9.04. Successors and Assigns.

(a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby (including any Affiliate of the Issuing Bank that issues any Letter of Credit), except that (i) the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by the Borrower without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby (including any Affiliate of the Issuing Bank that issues any Letter of Credit), Participants (to the extent provided in paragraph (c) of this Section) and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the Issuing Bank and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b) (i) Subject to the conditions set forth in paragraph (b)(ii) below, any Lender may assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Revolving Commitment and the Loans at the time owing to it) with the prior written consent (such consent not to be unreasonably withheld or delayed) of:

(A) the Borrower; provided that no consent of the Borrower shall be required for an assignment to a Lender, an Affiliate of a Lender, an Approved Fund or, if an Event of Default has occurred and is continuing, any other assignee;

(B) the Administrative Agent; provided that no consent of the Administrative Agent shall be required for an assignment of all or any portion of a Revolving Loan or a Revolving Commitment to an assignee that is a Revolving Lender immediately prior to giving effect to such assignment; and

(C) the Issuing Bank.

(ii) Assignments shall be subject to the following additional conditions:

(A) except in the case of an assignment to a Lender or an Affiliate of a Lender or Approved Fund or an assignment of the entire remaining amount of the assigning Lender’s Revolving Commitment or Loans, the amount of the Revolving Commitment or Loans of the assigning Lender subject to each such assignment (determined as of the effective date specified in the Assignment and Acceptance with respect to such assignment or, if no effective date is so specified, as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Administrative Agent) shall not be less than $2,500,000, unless each of the Borrower and the Administrative Agent otherwise consent (such consent not to be unreasonably withheld or delayed); provided that no such consent of the Borrower shall be required if an Event of Default has occurred and is continuing;

(B) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement;

(C) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Acceptance, together with a processing and recordation fee of $3,500; and

(D) the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire.

Notwithstanding anything else to the contrary in this Section 9.04 to the contrary, if the Borrower’s consent is required by this paragraph with respect to any assignment and the Borrower has not given the Administrative Agent written notice of its objection to such assignment within five (5) Business Days after written notice to the Borrower, the Borrower shall be deemed to have consented to such assignment.

For the purposes of this Section 9.04(b), the term “Approved Fund” has the following meaning:

“Approved Fund” means any Person (other than a natural person) that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course and that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

(iii) Subject to acceptance and recording thereof pursuant to paragraph (b)(iv) of this Section, from and after the effective date specified in each Assignment and Acceptance the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.15, 2.16, 2.17 and 9.03). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 9.04 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (c) of this Section.

(iv) The Administrative Agent, acting for this purpose as an agent of the Borrower, shall maintain at one of its offices a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Revolving Commitment of, and principal amount of the Loans (and related interest) and LC Disbursements owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive, and the Borrower, the Administrative Agent, the Issuing Bank and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower, the Issuing Bank and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(v) Upon its receipt of a duly completed Assignment and Acceptance executed by an assigning Lender and an assignee, the assignee’s completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b)(ii)(C) of this Section and any written consent to such assignment required by paragraph (b) of this Section, the Administrative Agent shall accept such Assignment and Acceptance and record the information contained therein in the Register. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

(c) (i) Any Lender may, without the consent of the Borrower, the Administrative Agent, the Issuing Bank or the Swingline Lender, sell participations to one or more banks or other entities (a “Participant”) in all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of its Revolving Commitment and the Loans owing to it); provided that (A) such Lender’s obligations under this Agreement shall remain unchanged, (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (C) the Borrower, the Administrative Agent, the Issuing Bank and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of the Loan Documents; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso to Section 9.02(b) that affects such Participant. Subject to paragraph (c)(ii) of this Section, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.15, 2.16 and 2.17 (subject to the requirement and limitations in those Sections, including the Documentation requirements in Section 2.17(e)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 9.08 as though it were a Lender, provided such Participant agrees to be subject to Section 2.18(c) as though it were a Lender.

Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under this Agreement (the “Participant Register”). The entries in the Participant Register shall be conclusive and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary.

(ii) A Participant shall not be entitled to receive any greater payment under Section 2.15 or 2.17 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower’s prior written consent or the entitlement to a greater payment results from a Change in Law occurring after the Participant became a Participant.

(d) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

SECTION 9.05. Survival. All covenants, agreements, representations and warranties made by the Loan Parties in the Loan Documents and in the certificates or other instruments delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of the Loan Documents and the making of any Loans and issuance of any Letters of Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent, the Issuing Bank or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid or any Letter of Credit is outstanding and so long as the Revolving Commitments have not expired or terminated. The provisions of Sections 2.15, 2.16, 2.17 and 9.03 and Article VIII shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Letters of Credit and the Revolving Commitments or the termination of this Agreement or any provision hereof.

SECTION 9.06. Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement, the other Loan Documents and any separate letter agreements with respect to fees payable to the Administrative Agent and the Issuing Bank constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page of this Agreement by telecopy (or any other means of electronic transmission) shall be effective as delivery of a manually executed counterpart of this Agreement.

SECTION 9.07. Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

SECTION 9.08. Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations at any time owing by such Lender or Affiliate to or for the credit or the account of the Borrower against any of and all the obligations of the Borrower now or hereafter existing under this Agreement held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement and although such obligations may be unmatured. The rights of each Lender under this Section are in addition to other rights and remedies (including other rights of setoff) which such Lender may have.

SECTION 9.09. Governing Law; Jurisdiction; Consent to Service of Process.

(a) This Agreement shall be construed in accordance with and governed by the law of the State of New York.

(b) The Borrower hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to any Loan Document, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement or any other Loan Document shall affect any right that the Administrative Agent, the Issuing Bank or any Lender may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against the Borrower or its properties in the courts of any jurisdiction.

(c) The Borrower hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.01. Nothing in this Agreement or any other Loan Document will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

SECTION 9.10. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

SECTION 9.11. Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

SECTION 9.12. Confidentiality. Each of the Administrative Agent, the Issuing Bank and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates’ and its Approved Funds’ directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), or to any direct or indirect contractual counterparty in swap agreements or such contractual counterparty’s professional advisor (so long as such contractual counterparty or professional advisor agrees to be bound by the provisions of this Section 9.12), (b) to the extent requested by any regulatory authority, (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party to this Agreement, (e) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement, (g) with the consent of the Borrower or (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to the Administrative Agent, the Issuing Bank or any Lender on a nonconfidential basis from a source other than the Borrower. For the purposes of this Section, “Information” means all information received from the Borrower relating to the Borrower or its business, other than any such information that is available to the Administrative Agent, the Issuing Bank or any Lender on a nonconfidential basis prior to disclosure by the Borrower. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

SECTION 9.13. Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts which are treated as interest on such Loan under applicable law (collectively the “Charges”), shall exceed the maximum lawful rate (the “Maximum Rate”) which may be contracted for, charged, taken, received or reserved by the Lender holding such Loan in accordance with applicable law, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Effective Rate to the date of repayment, shall have been received by such Lender.

SECTION 9.14. USA Patriot Act. Each Lender hereby notifies the Borrower that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”), it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow such Lender to identify the Borrower in accordance with the Act.

SECTION 9.15. Determination of Fiscal Periods. Any references in this Agreement to any fiscal period ending March 31, June 30, September 30 or December 31 of any year shall be deemed to refer to the fiscal period ending on or about such date. Any references in this Agreement to any fiscal period commencing April 1, July 1, October 1 or January 1 of any year shall be deemed to refer to the first day of the fiscal period immediately following the fiscal period ending on or about March 31, June 30, September 30 or December 31 of any such year.

[SIGNATURES ON FOLLOWING PAGE]

IN WITNESS WHEREOF, the parties hereto have caused this Credit Agreement to be duly executed by their respective authorized officers as of the date first above written.

AMERICAN MEDIA, INC.,

By:	/s/ Christopher V. Polimni
	Name:	Christopher V. Polimeni
	Title:	Executive Vice President and Chief
Financial Officer and Treasurer

JPMORGAN CHASE BANK, N.A., in its capacity as Lender and as Administrative Agent,

By:	/s/ Peter B. Thauer
	Name:	Peter B. Thauer
	Title:	Executive Director

S-1

SIGNATURE PAGE TO CREDIT AGREEMENT DATED AS OF DECEMBER 22, 2010, AMONG AMERICAN MEDIA, INC., THE LENDERS PARTY HERETO, AND JPMORGAN CHASE BANK, N.A., AS ADMINISTRATIVE AGENT

Lender Name: DEUTSCHE BANK TRUST COMPANY AMERICAS

By:	/s/ Susan LeFevre
	Name:	Susan LeFevre
	Title:	Managing Director

By:	/s/ Omayra Laucella
	Name:	Omayra Laucella
	Title:	Vice President

SIGNATURE PAGE TO CREDIT AGREEMENT DATED AS OF DECEMBER 22, 2010, AMONG AMERICAN MEDIA, INC., THE LENDERS PARTY HERETO, AND JPMORGAN CHASE BANK, N.A., AS ADMINISTRATIVE AGENT

Lender Name:

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH

By:	/s/ Judith E. Smith
	Name:	Judith E. Smith
	Title:	Managing Director

By:	/s/ Ari Bruger
	Name:	Ari Bruger
	Title:	Vice President

S-2

Schedule 2.01

Revolving Commitments

Revolving Lender	Revolving Commitment
JPMorgan Chase Bank, N.A.	$20,000,000.00
Deutsche Bank Trust Company Americas	12,000,000.00
Credit Suisse AG, Cayman Islands Branch	8,000,000.00

Total	$40,000,000.00

Schedule 3.05(b)

Intellectual Property

Registered Trademarks

Registered Trademark	Application Number	Registration Number	Country	File Date	Registration Date	Int’l Class	Owner
Blue Dot	77598644	3714196	USA	23-Oct-2008	24-Nov-2009	16	AMI
Chinese characters translating as Health, Strength, Beauty	2000152352	1745980	China (Peoples Republic)	30-Sep-2000	14-Apr-2002	16	Weider
Country Weekly	75701053	2372499	USA	07-May-1999	01-Aug-2000 renewed: 01-Aug-2010	16	AMI
Country Weekly	75116052	2489717	USA	07-Jun-1996	18-Sep-2001	42	AMI
Design of a star within a dark square	73217522	1230662	USA	29-May-1979	08-Mar-1983 renewed: 08-Mar-2003	16	AMI
Enquirer	1088702	1088702	Australia	12-Jan-2005	01-Dec-2005	16	AMI
Fit Pregnancy	2166720	1.781.533	Argentina	31-Jul-1998	22-Mar-2000	16	Weider
Fit Pregnancy	2166721	1.781.532	Argentina	31-Jul-1998	22-Mar-2000	42	Weider
Fit Pregnancy	792057	792057	Australia	26-Apr-1999	26-Apr-1999	09, 16, 25, 41	Weider
Fit Pregnancy	820952400	820952400	Brazil	30-Sep-1998	13-Feb-2007	16	Weider
Fit Pregnancy	820952540	820952540	Brazil	30-Sep-1998	22-Jul-2008	42	Weider
Fit Pregnancy	1033364	TMA549,429	Canada	25-Oct-1999	07-Aug-2001	16	Weider
Fit Pregnancy	2000191929	1760899	China (Peoples Republic)	08-Dec-2000	07-May-2002	16	Weider
Fit Pregnancy	128399	235.364	Czech Republic	12-Dec-1997	27-Aug-2001	16, 25, 41, 42	Weider
Fit Pregnancy	98727680	98727680	France	10-Apr-1998	10-Apr-1998	16, 25, 42	Weider
Fit Pregnancy	397 59 188.8	397 59 188	Germany	10-Dec-1997	24-Apr-1998	16, 25, 42	Weider
Fit Pregnancy	135.483	135483	Greece	17-Dec-1997	17-Aug-1999	16	Weider
Fit Pregnancy	M97 04647	155 721	Hungary	12-Dec-1997	12-Dec-1997	16	Weider
Fit Pregnancy	1091/98	207028	Ireland	25-Mar-1998	25-Mar-1998	16	Weider
Fit Pregnancy	TO98C001271	816091	Italy	16-Apr-1998	30-May-2000	16, 25, 42	Weider
Fit Pregnancy	30126/1999	481866	Korea, Republic of	17-Aug-1999	21-Nov-2000	16	Weider
Fit Pregnancy	Z-181150	124910	Poland	10-Dec-1997	17-Oct-2000	16, 25, 42	Weider
Fit Pregnancy	3687-97	190182	Slovakia	12-Dec-1997	12-Dec-1997	16, 25, 35, 41, 42	Weider
Fit Pregnancy	98/13888	1998/13888	South Africa	06-Aug-1998	06-Aug-1998	16	Weider
Fit Pregnancy	90029728	1020821	Taiwan	19-Jul-2001	01-Nov-2002	16	Weider
Fit Pregnancy	74620491	1994180	USA	12-Jan-1995	13-Aug-1996 renewed: 13-Aug-2006	16	Weider
Fit Pregnancy	75230627	2188470	USA	24-Jan-1997	08-Sep-1998 renewed: 08-Sep-2008	42	Weider
Flavour	2004/04613	2004/04613	South Africa	24-Mar-2004	24-Mar-2004	16	Weider
Flavour	2003/03676	2003/03676	South Africa	03-Mar-2003	03-Mar-2003	16	Weider
Flex	2360268	2059286	Argentina	27-Nov-2001	22-Dec-2005	16	Weider
Flex	2360269	2012960	Argentina	27-Nov-2001	28-Feb-2005	42	Weider

Registered Trademark	Application Number	Registration Number	Country	File Date	Registration Date	Int’l Class	Owner
Flex	792055	792055	Australia	26-Apr-1999	22-Sep-2000	09, 16, 41	Weider
Flex	AM 7042/97	174377	Austria	15-Dec-1997	27-Feb-1998	16, 25, 42	Weider
Flex	991466	698930	Benelux	13-Jun-2001	13-Jun-2001	16, 41, 42	Weider
Flex	498543	TMA283,742	Canada	09-Feb-1983	30-Sep-1983	16	Weider
Flex	128393	223102	Czech Republic	12-Dec-1997	23-Mar-2000	16, 25, 41, 42	Weider
Flex	98727683	98727683	France	10-Apr-1998	10-Apr-1998	16, 25, 42	Weider
Flex	1 094 282	LA 1 094 282	Germany	01-Jul-1997	01-Jul-1997	16	Weider
Flex	102.829	102.829	Greece	13-Feb-1991	13-Feb-1991	16	Weider
Flex	9801298	13138/1998	Hong Kong	04-Feb-1998	04-Feb-1998	16	Weider
Flex	M97 04651	158 629	Hungary	12-Dec-1997	12-Dec-1997	16	Weider
Flex	1391/98	209899	Ireland	09-Apr-1998	25-Mar-1998	16	Weider
Flex	TO98C001272	816092	Italy	16-Apr-1998	30-May-2000	16, 25, 42	Weider
Flex	Z-181146	132212	Poland	10-Dec-1997	03-Sep-2001	16, 25, 42	Weider
Flex	334790	334790	Portugal	20-Jan-1999	25-May-2001	16, 25, 42	Weider
Flex	M 2000 03997	47906	Romania	26-Sep-2000	25-May-2001	16	Weider
Flex	97716899	204044	Russian Federation	06-Nov-1997	27-Jul-2001	16, 25	Weider
Flex	3683-97	191412	Slovakia	12-Dec-1997	12-Dec-1997	16, 25, 35, 41, 42	Weider
Flex	9914/1997	453540	Switzerland	10-Dec-1997	31-Jul-1998	16, 42	Weider
Flex	86057796	872046	Taiwan	11-Nov-1997	16-Oct-1999	16	Weider
Flex	97113488/T	24787	Ukraine	02-Nov-1997	15-May-2002	16	Weider
Flex	1245417	1245417	United Kingdom	04-Jul-1985	04-Jul-1985	16	Weider
Flex	73473476	1340659	USA	02-Apr-1984	11-Jun-1985 renewed: 11-Jun-2005	16	Weider
Flex	75231063	2186743	USA	24-Jan-1997	01-Sep-1998 renewed: 01-Sep-2008	42	Weider
Flex	1988-002818	P-191672	Venezuela	31-Oct-1996	31-Oct-1996	16	Weider
Globe	74060376	1639082	USA	12-Mar-1990	26-Mar-1991 renewed: 03-Mar-2001	16	AMI
Globe	78405037	2997451	USA	20-Apr-2004	20-Sep-2005	41	AMI
H.U.G.E. Hardgainer’s Ultimate Growth Enhancement System	75492541	2433879	USA	23-May-1998	06-Mar-2001	16	Weider
Hardgainer’s Ultimate Growth Enhancement System	75209144	2285899	USA	06-Dec-1996	12-Oct-1999 renewed: 12-Oct-2009	16	Weider
Hers	3801321	3801321	European Community	28-Apr-2004	21-Jul-2006	16, 25, 41	Weider
Hers	75827278	2472316	USA	21-Oct-1999	24-Jul-2001	16	Weider
In Shape For Life	503581	TMA297209	Canada	16-May-1983	16-Nov-1984	16	Weider
International Astrological Society	74731935	2013496	USA	18-Sep-1995	05-Nov-1996 renewed: 13-Aug-2006	16	AMI
Joe Weider Flex		20.258	Peru		13-Oct-1995	16	Weider
Joe Weider Flex Megafitness		1.977.498	Spain	19-Jul-1995	05-Feb-1996	16	Weider
Joe Weider’s Men’s Fitness	891788	891788	Australia	11-Oct-2001	11-Oct-2001	9, 16, 41	Weider

Registered Trademark	Application Number	Registration Number	Country	File Date	Registration Date	Int’l Class	Owner
Joe Weider’s Men’s Fitness	39922588.9/09	399 22 588	Germany	20-Apr-1999	17-May-1999	9, 16, 42	Weider
Joe Weider’s Men’s Fitness	9801300	04322/2002	Hong Kong	04-Feb-1998	22-Mar-2002	16	Weider
Joe Weider’s Muscle & Fitness	39922589.71	399 22 589	Germany	20-Apr-1999	17-May-1999	9, 16, 42	Weider
Joe Weider’s Muscle & Fitness	9801297	200213081	Hong Kong	04-Feb-1998	09-Oct-2002	16	Weider
Joe Weider’s Natural Health	1658962	1658962	European Cty	16-May-2000	10-Jul-2001	9, 16, 42	Weider
Joe Weider’s Shape And Design	240237	352037	Mexico	22-Jul-1986	30-Aug-1988	16	Weider
KPH	3910321	3910321	European Community	01-Jul-2004	02-Feb-2006	16 Int., 25 Int., 41 Int.	AMI
Living Fit	2166718	1814769	Argentina	31-Jul-1998	29-Dec-2000	16	Weider
Living Fit	30125/1999	481865	Korea, Republic of	17-Aug-1999	21-Nov-2000	16	Weider
Living Fit	78470947	3001890	USA	20-Aug-2004	27-Sep-2005	16	Weider
Looking Good Now!	78873586	3215564	USA	01-May-2006	06-Mar-2007	16, 41	Weider
Looking Good Now!	78876299	3215611	USA	01-May-2006	06-Mar-2007	16, 41	Weider
Men’s Fitness	2166722	1.781.531	Argentina	31-Jul-1998	22-Mar-2000	16	Weider
Men’s Fitness	2166724	1.785.764	Argentina	31-Jul-1998	03-Apr-2000	42	Weider
Men’s Fitness	820952567	820952567	Brazil	30-Sep-1998	14-Nov-2006	25	Weider
Men’s Fitness	820952575	820952575	Brazil	30-Sep-1998	22-Jul-2008	42	Weider
Men’s Fitness	588232	TMA360,378	Canada	20-Jul-1987	15-Sep-1989	16	Weider
Men’s Fitness	470.341	573.527	Chile	16-Dec-1999	07-Aug-2000	42	Weider
Men’s Fitness	470.34	573.526	Chile	16-Dec-1999	07-Aug-2000	16	Weider
Men’s Fitness	470.339	573.529	Chile	16-Dec-1999	07-Aug-2000	9	Weider
Men’s Fitness	2000191928	1760900	China (Peoples Republic)	08-Dec-2000	07-May-2002	16	Weider
Men’s Fitness	99078053	239012	Colombia	14-Dec-1999	24-Jul-2001	9	Weider
Men’s Fitness	99078052	239013	Colombia	14-Dec-1999	24-Jul-2001	16	Weider
Men’s Fitness	99078049	239016	Colombia	14-Dec-1999	24-Jul-2001	42	Weider
Men’s Fitness	128395	235.363	Czech Republic	12-Dec-1997	27-Aug-2001	16, 25, 41, 42	Weider
Men’s Fitness	98727682	98727682	France	10-Apr-1998	10-Apr-1998	16, 25, 42	Weider
Men’s Fitness	135450	135450	Greece	16-Dec-1997	16-Dec-1997	16	Weider
Men’s Fitness	M97 04649	155 728	Hungary	12-Dec-1997	12-Dec-1997	16	Weider
Men’s Fitness	1092/98-212645	212645	Ireland	25-Mar-1998	25-Mar-1998	16, 25, 42	Weider
Men’s Fitness	TO98C001278	816098	Italy	16-Apr-1998	30-May-2000	16, 25, 42	Weider
Men’s Fitness	4972/1998	438278	Korea, Republic of	24-Feb-1998	18-Jan-1999	16	Weider
Men’s Fitness	Z-181141	127971	Poland	10-Dec-1997	20-Feb-2001	16, 25, 42	Weider
Men’s Fitness	334795	334795	Portugal	20-Jan-1999	06-Sep-1999	16, 25, 42	Weider
Men’s Fitness	2001704369	233844	Russian Federation	15-Feb-2001	28-Dec-2002	16, 25, 42	Weider
Men’s Fitness	3685-97	190180	Slovakia	12-Dec-1997	12-Dec-1997	16, 25, 35, 41, 42	Weider
Men’s Fitness	98/13885	98/13885	South Africa	06-Aug-1998	06-Aug-1998	16	Weider
Men’s Fitness	98/13886	98/13886	South Africa	06-Aug-1998	06-Aug-1998	25	Weider
Men’s Fitness	98/13887	98/13887	South Africa	06-Aug-1998	06-Aug-1998	42	Weider
Men’s Fitness	86057798	840552	Taiwan	11-Nov-1997	16-Feb-1999	16	Weider

Registered Trademark	Application Number	Registration Number	Country	File Date	Registration Date	Int’l Class	Owner
Men’s Fitness	2158359	2158359	United Kingdom	16-Feb-1998	16-Feb-1998	16	Weider
Men’s Fitness	74664965	1956592	USA	24-Apr-1995	13-Feb-1996 renewed: 13-Aug-2006	16	Weider
Men’s Fitness	73679354	1519426	USA	19-Aug-1987	03-Jan-1989 renewed: 03-Jan-2009	16	Weider
Men’s Fitness	75230631	2197109	USA	24-Jan-1997	20-Oct-1998 renewed: 20-Oct-2008	42	Weider
Men’s Fitness	21544-1999	P-224937	Venezuela	14-Dec-1999	28-Sep-2000	16	Weider
Men’s Fitness en Espanol	18247/03	301012-18247	Paraguay	21-Jul-2003	31-Jul-2007	35	Weider
Men’s Fitness en Espanol	18248/03	300312-18248	Paraguay	21-Jul-2003	09-Jul-2007	16	Weider
Men’s Fitness’ Fittest Cities	78240004	3450738	USA	21-Apr-2003	17-Jun-2008	41	Weider
Mini Mag	74730349	2042896	USA	18-Sep-1995	11-Mar-1997	16	AMI
Mm Micro Mags	75169313	2241439	USA	20-Sep-1996	27-Apr-1999	16	AMI
mom & baby (2-2-06 amended to Supp. Reg.)	78977001	3110777	USA	24-Jan-2005	27-Jun-2006	16	Weider
mph maximum performance + horsepower	78452082	3072071	USA	16-Jul-2004	21-Mar-2006	16	AMI
mph maximum performance + horsepower	78779628	3168579	USA	22-Dec-2005	07-Nov-2006	16	AMI
Muscle & Fitness	2166708	1.884.782	Argentina	31-Jul-1998	12-Sep-2002	16	Weider
Muscle & Fitness	2166709	1.781.537	Argentina	31-Jul-1998	22-Mar-2000	25	Weider
Muscle & Fitness	2166710	1.781.536	Argentina	31-Jul-1998	22-Mar-2000	42	Weider
Muscle & Fitness	792054	792054	Australia	26-Apr-1999	26-Apr-1999	09, 16, 25, 41	Weider
Muscle & Fitness	991465	704561	Benelux	13-Jun-2001	13-Jun-2001	16, 41, 42	Weider
Muscle & Fitness	820952346	820952346	Brazil	30-Sep-1998	13-Feb-2007	16	Weider
Muscle & Fitness	820952451	820952451	Brazil	30-Sep-1998	13-Feb-2007	25	Weider
Muscle & Fitness	820952460	820952460	Brazil	30-Sep-1998	03-Jul-2007	42	Weider
Muscle & Fitness		TMA254,376	Canada		02-Jan-1981	16	Weider
Muscle & Fitness	2000152351	1811401	China (Peoples Republic)	30-Sep-2000	21-Jul-2002	16	Weider
Muscle & Fitness	128392	230564	Czech Republic	12-Dec-1997	21-Feb-2001	16, 25, 41, 42	Weider
Muscle & Fitness	98727677	98727677	France	10-Apr-1998	10-Apr-1998	16, 25, 42	Weider
Muscle & Fitness	135.481	135481	Greece	17-Dec-1997	19-Sep-2000	16	Weider
Muscle & Fitness	M9704652	155 720	Hungary	12-Dec-1997	12-Dec-1997	16	Weider
Muscle & Fitness	1480753	1480753	India	22-Aug-2006	22-Aug-2006	16	Weider
Muscle & Fitness	1088/98	212644	Ireland	25-Mar-1998	25-Mar-1998	16, 25, 42	Weider
Muscle & Fitness	T098C001269	816089	Italy	16-Apr-1998	30-May-2000	16, 25, 42	Weider
Muscle & Fitness	4970/1988	438280	Korea, Republic of	24-Feb-1998	18-Jan-1999	16	Weider
Muscle & Fitness		17057	Peru		30-Jun-1995	16	Weider
Muscle & Fitness	Z-220041	153371	Poland	16-Jun-2000	16-Jun-2000	16, 25, 41	Weider
Muscle & Fitness	334800	334800	Portugal	20-Jan-1999	06-Sep-1999	16, 25, 42	Weider
Muscle & Fitness	M2001/03414	47225	Romania	16-Jul-2001	16-Jul-2001	16	Weider
Muscle & Fitness	97716898	181994	Russian Federation	06-Nov-1997	23-Nov-1999	16, 25	Weider

Registered Trademark	Application Number	Registration Number	Country	File Date	Registration Date	Int’l Class	Owner
Muscle & Fitness	3677-97	190177	Slovakia	12-Dec-1997	12-Dec-1997	16, 25, 35, 41, 42	Weider
Muscle & Fitness	98/13895	98/13895	South Africa	06-Aug-1998	06-Aug-1998	16	Weider
Muscle & Fitness	98/13896	98/13896	South Africa	06-Aug-1998	06-Aug-1998	25	Weider
Muscle & Fitness	98/13897	98/13897	South Africa	06-Aug-1998	06-Aug-1998 renewed: 15-Jun-2009	42	Weider
Muscle & Fitness		1.218.253	Spain		05-Jan-1989	16	Weider
Muscle & Fitness	06193/1997	453191	Switzerland	30-Jul-1997	30-Jul-1997	16	Weider
Muscle & Fitness	86057795	851779	Taiwan	11-Nov-1997	16-May-1999	16	Weider
Muscle & Fitness	1999/22592	1999/022592	Turkey	23-Dec-1999	23-Dec-1999	16, 42	Weider
Muscle & Fitness	97113487/T	19533	Ukraine	04-Nov-1997	15-May-2001	16, 25	Weider
Muscle & Fitness	2158361	2158361	United Kingdom	16-Feb-1998	16-Feb-1998	16, 25	Weider
Muscle & Fitness	76379152	2692744	USA	22-Feb-2002	04-Mar-2003	16	Weider
Muscle & Fitness	75231064	2254062	USA	24-Jan-1997	15-Jun-1999	42	Weider
Muscle & Fitness	76461984	2775097	USA	28-Oct-2002	21-Oct-2003	35	Weider
Muscle & Fitness	76381533	2856392	USA	01-Mar-2002	22-Jun-2004	41	Weider
Muscle & Fitness	76379510	2842210	USA	22-Feb-2002	18-May-2004	41	Weider
Muscle & Fitness	76379150	3009086	USA	22-Feb-2002	25-Oct-2005	9, 16	Weider
Muscle & Fitness	2822/92	F-146533	Venezuela		09-Apr-1992	16	Weider
Muscle & Fitness & Design	98.74	98.74	Greece	01-Feb-1988	01-Feb-1988	16	Weider
Muscle & Fitness (Stylized)	76379509	2686042	USA	22-Feb-2002	11-Feb-2003	16	Weider
Muscle & Fitness (Stylized)	76379508	2842209	USA	22-Feb-2002	18-May-2004	41	Weider
Muscle & Fitness Hers	1319596	TMA750,331	Canada	29-Sep-2006	15-Oct-2009	9, 16, 42	Weider
Muscle & Fitness Hers	2905552	2905552	European Community	20-Sep-2002	08-May-2004	09, 16, 25, 41, 44	Weider
Muscle & Fitness Hers	76379154	2708922	USA	22-Feb-2002	22-Apr-2003	16	Weider
Muscle & Fitness Hers	76379156	2842208	USA	22-Feb-2002	18-May-2004	41	Weider
National Enquirer	1707186	1921806	Argentina	10-Oct-1989	29-Jan-1993	16	AMI
National Enquirer	520917	A520917	Australia	11-Oct-1989	13-Feb-1992	16	AMI
National Enquirer	278693	278693	Australia	27-May-1974	27-May-1974	16	AMI
National Enquirer	68439	469954	Benelux	06-Oct-1989	06-Oct-1989	16	AMI
National Enquirer	815378939	815378939	Brazil	23-Feb-1990	07-Apr-1992	11	AMI
National Enquirer	815378947	815378947	Brazil	23-Feb-1990	07-Apr-1992	16	AMI
National Enquirer	375523	TMA207409	Canada	24-May-1974	30-May-1975	1	AMI
National Enquirer	756789	9541991	Denmark	11-Oct-1989	08-Feb-1991	16	AMI
National Enquirer	505189	123615	Finland	05-Oct-1989	21-Dec-1992	16	AMI
National Enquirer	160429	1554876	France	11-Oct-1989	11-Oct-1989	16	AMI
National Enquirer	G3730916WZ	1157864	Germany	05-Oct-1989	05-Oct-1989	16	AMI
National Enquirer	25442C89	885385	Italy	31-Oct-1989	12-Aug-1992	16	AMI
National Enquirer	1126152	2444572	Japan	06-Nov-1989	31-Aug-1992	16	AMI
National Enquirer	73667	476407	Mexico	13-Oct-1989	10-Oct-1994	38	AMI
National Enquirer	196565	B196565	New Zealand	04-Oct-1989	14-Feb-1994	16	AMI
National Enquirer	894858	145298	Norway	04-Oct-1989	30-May-1991	16	AMI
National Enquirer	259371	259371	Portugal	25-Oct-1989	06-May-1993	16	AMI
National Enquirer	1524298	1524298	Spain	11-Oct-1989	05-Nov-1991	16	AMI
National Enquirer	8909439	235198	Sweden	05-Oct-1989	29-May-1992	16	AMI

Registered Trademark	Application Number	Registration Number	Country	File Date	Registration Date	Int’l Class	Owner
National Enquirer	1400460	1400460	United Kingdom	05-Oct-1989	19-Jun-1992	16	AMI
National Enquirer	102995	1029995	United Kingdom	24-May-1974	24-May-1974	16	AMI
National Enquirer	72128501	736824	USA	25-Sep-1961	28-Aug-1962 renewed: 28-Aug-2002	16	AMI
National Enquirer	75116089	2373131	USA	07-Jun-1996	01-Aug-2000	42	AMI
National Enquirer, The	78640169	3087754	USA	31-May-2005	02-May-2006	16	AMI
National Examiner	78097907	2625275	USA	12-Dec-2001	24-Sep-2002	16	AMI
Natural Health	1033690	TMA709,880	Canada	25-Oct-1999	18-Mar-2008	16	Weider
Natural Health	686533	862873	Mexico	08-Nov-2004	08-Nov-2004	16	Weider
Natural Health	99700860	196727	Russian Federation	28-Jan-1999	20-Nov-2000	09, 16, 42	Weider
Natural Health	2004/04614	2004/04614	South Africa	24-Mar-2004	24-Mar-2004	16	Weider
Natural Health	2003/04186	2003/04186	South Africa	12-Mar-2003	12-Mar-2003	16	Weider
Natural Health	75424593	2259027	USA	28-Jan-1998	06-Jul-1999 renewed: 09-Jul-2009	16	Weider
Quick!	78348350	2965061	USA	06-Jan-2004	05-Jul-2005	16	AMI
Shape	2166714	1.855.280	Argentina	31-Jul-1998	14-Dec-2001	25	Weider
Shape	2166713	1.781.535	Argentina	31-Jul-1998	22-Mar-2000	16	Weider
Shape	2166715	1.971.706	Argentina	31-Jul-1998	15-Feb-2004	42	Weider
Shape	792056	792056	Australia	26-Apr-1999	26-Apr-1999	9, 16, 42	Weider
Shape	AM703897	179026	Austria	15-Dec-1997	17-Nov-1998	16, 25, 42	Weider
Shape	AM196195	158574	Austria	06-Apr-1995	31-Jul-1995	16, 25	Weider
Shape	845701	573055	Benelux	04-Apr-1995	04-Apr-1995	16, 25	Weider
Shape	1028146	TMA544976	Canada	08-Sep-1999	11-May-2001	16	Weider
Shape	2000191927	1725045	China (Peoples Republic)	08-Dec-2000	07-Mar-2002	16	Weider
Shape	128394	221620	Czech Republic	12-Dec-1997	27-Dec-1999	16, 25, 41, 42	Weider
Shape	158171	1553311	France	02-Oct-1989	02-Oct-1989	16	Weider
Shape	98727675	98727675	France	10-Apr-1998	10-Apr-1998	25, 42	Weider
Shape	39514607	39514607	Germany	04-Apr-1995	21-Sep-1999	16, 25	Weider
Shape	397 59 182	397 59 182	Germany	10-Dec-1997	24-Apr-1998	16, 25, 42	Weider
Shape	135473	135473	Greece	17-Dec-1997	17-Aug-1999	16, 42	Weider
Shape	9801299	B01848	Hong Kong	04-Feb-1998	27-Jan-2000	16	Weider
Shape	M9704650	155 725	Hungary	12-Dec-1997	12-Dec-1997	16, 25, 42	Weider
Shape	D00.2008.9750	IDM000222644	Indonesia	19-Mar-2008	15-Oct-2009	16	Weider
Shape	139098	208905	Ireland	09-Apr-1998	09-Apr-1998	16	Weider
Shape	109698	209493	Ireland	25-Mar-1998	25-Mar-1998	25, 42	Weider
Shape	9800	98000	Israel	10-Apr-1995	05-Feb-1998	16	Weider
Shape	98001	98001	Israel	10-Apr-1995	28-Oct-1997	25	Weider
Shape		728064	Italy		08-Jan-1995	05, 16, 25, 28	Weider
Shape	MI95C007596	729264	Italy	24-Jul-1995	15-Oct-1997	16, 25	Weider
Shape	19980004971	438279	Korea, Republic of	24-Feb-1998	18-Jan-1999	16	Weider
Shape	M-08-1053	M 61 835	Latvia	03-Jul-2008	20-Feb-2010	16	Weider
Shape	2008 1550	59463	Lithuania	08-Jul-2008	08-Jul-2008	16	Weider
Shape	8013525	8013525	Malaysia	10-Jul-2008	10-Jul-2008	16	Weider
Shape	589857	852063	Mexico	26-Feb-2003	26-Feb-2003	16	Weider

Registered Trademark	Application Number	Registration Number	Country	File Date	Registration Date	Int’l Class	Owner
Shape	260604	B260604	New Zealand	02-Apr-1996	11-Apr-1997	16	Weider
Shape	Z-181145	124900	Poland	10-Dec-1997	17-Oct-2000	16, 25, 45	Weider
Shape	334791	334791	Portugal	20-Jan-1999	11-Nov-2005	25, 41, 42	Weider
Shape	97711028	218097	Russian Federation	02-Aug-1999	30-Jul-2002	16, 42	Weider
Shape	T04/03358G	T04/03358G	Singapore	04-Mar-2004	03-Apr-2004	16	Weider
Shape	368697	190181	Slovakia	12-Dec-1997	12-Dec-1997	16, 25, 35, 41, 42	Weider
Shape	98/13891	98/13891	South Africa	06-Aug-1998	06-Aug-1998	16	Weider
Shape	98/13892	98/13892	South Africa	06-Aug-1998	06-Aug-1998	25	Weider
Shape	98/13893	98/13893	South Africa	06-Aug-1998	06-Aug-1998	42	Weider
Shape	2004/04612	2004/04612	South Africa	24-Mar-2004	24-Mar-2004	28	Weider
Shape	1086574	1086574	Spain	22-Nov-1984	07-Oct-1985	16	Weider
Shape	6564/1995.8	P-434256	Switzerland	06-Apr-1995	06-Apr-1995	16, 25	Weider
Shape	86057797	843858	Taiwan	11-Nov-1997	16-Mar-1999	16	Weider
Shape	704585	KOR306312	Thailand	08-Aug-2008	08-Aug-2008	16	Weider
Shape	EE03.0412	EE030412	Tunisia	14-Mar-2003	14-Mar-2003	09, 16, 25, 42	Weider
Shape	1999/022593	1999/022593	Turkey	23-Dec-1999	23-Dec-1999	16, 35, 42	Weider
Shape	m200707623	98456	Ukraine	11-May-2007	27-Oct-08	16, 25, 42	Weider
Shape		79500	Ukraine		10-Jul-2007	16, 35, 41	Weider
Shape	98687	97014	UAE	12-Aug-2007	12-Aug-2007	16	Weider
Shape	2158356A	2158356A	United Kingdom	16-Feb-1998	21-Sep-2001	9	Weider
Shape	1217279	B1217279	United Kingdom	24-Apr-1984	24-Apr-1984	16	Weider
Shape	75230630	2189909	USA	24-Jan-1997	15-Sep-1998 renewed: 15-Sep-2008	42	Weider
Shape	73292633	1525562	USA	12-Jan-1981	21-Feb-1989 renewed: 21-Feb-2009	16	Weider
Shape	73490231	1495154	USA	16-Jul-1984	05-Jul-1988 renewed: 05-Jul-2008	25	Weider
Shape & Men’s Fitness Present Looking Good Now!	78480366	3015450	USA	08-Sep-2004	15-Nov-2005	16, 41	Weider
Shape (design)	1028147	TMA544977	Canada	18-Sep-1999	11-May-2001	16, 42	Weider
Shape (design)	M9905906	164411	Hungary	16-Dec-1999	16-Dec-1999	16, 35, 41	Weider
Shape (design)	76454921	2741626	USA	23-Sep-2002	29-Jul-2003	16 Int., 41 Int.	Weider
Shape (design)	73440747	1498564	USA	24-Aug-1983	02-Aug-1988 renewed: 21-Aug-2008	16	Weider
Shape (design)	76475872	2931313	USA	17-Dec-2002	08-Mar-2005	9	Weider
Shape Cooks	2166717	1.870.545	Argentina	31-Jul-1998	09-May-2002	42	Weider
Shape Cooks	1033693	TMA551894	Canada	25-Oct-1999	03-Oct-2001	16	Weider
Shape Cooks	1562352	334792	Portugal	20-Jan-1999	07-May-2004	16, 25, 42	Weider
Shape En Espanol	620167	850637	Mexico	22-Sep-2003	22-Sep-2003	16	Weider
Shape En Espanol	78313419	2910852	USA	14-Oct-2003	14-Dec-2004	16	Weider
Shape En Espanol	78405527	2997457	USA	21-Apr-2004	20-Sep-2005	41	Weider
Shape Escape	76369132	2639482	USA	07-Feb-2002	22-Oct-2002	41	Weider

Registered Trademark	Application Number	Registration Number	Country	File Date	Registration Date	Int’l Class	Owner
Shape Fit Mama	30124030.2/09	30124030	Germany	12-Apr-2001	06-Aug-2001	09, 25, 38, 41	Weider
Shape Fit Mama	30116363.4/16	30116363	Germany	12-Mar-2001	12-Mar-2002	16, 25, 42	Weider
Shape Kiadvany Fitt Mama	MOO0367	167707	Hungary	29-Jun-2000	29-Jun-2000	09, 16, 41	Weider
Shape Mama	Z-332617	R-21644	Poland	09-Nov-2007	24-Aug-2009	16, 25, 41	Weider
Shape pilates for pink	77365333	3491928	USA	07-Jan-2008	26-Aug-2008	36	Weider
Shape pilates for pink [stylized]	77367844	3491940	USA	09-Jan-2008	26-Aug-2008	36	Weider
Shape Up	328,850	TMA174822	Canada	24-Dec-1969	05-Mar-1971	16	Weider
Shape with new Chinese	92035738	1111296	Taiwan	05-Jun-2003	16-Jul-2004	16	Weider
Shape with new Chinese	92035739	1112907	Taiwan	05-Jun-2003	16-Jul-2004	41	Weider
Sheela Wood’s	74730403	2045528	USA	18-Sep-1995	18-Mar-1997 renewed: 18-Mar-2007	16	AMI
Star	75116088	2751537	USA	07-Jun-1996	19-Aug-2003	41	AMI
Star	73182128	1224966	USA	04-Aug-1978	25-Jan-1983 renewed: 25-Jan-2003	16	AMI
Star	2007735206	391436	Russian Federation	13-Nov-2007	13-Nov-07	9, 16, 41	AMI
Star Magazine	2007735505	374094	Russian Federation	15-Nov-2007	10-Mar-09	9, 16, 41	AMI
Star People	75430247	2484118	USA	06-Feb-1998	04-Sep-2001	16	AMI
Sun	75160019	2199246	USA	03-Sep-1996	27-Oct-1998 renewed: 27-Oct-2008	16	AMI

Pending Trademarks

Pending Trademark	Status	Application No.	Country	Int’l Class	File Date
Fit Pregnancy	Pending	2.973.971	Argentina	41	22-Jan-2010
Fit Pregnancy	Pending	2973974	Argentina	44	22-Jan-2010
Fit Pregnancy - exclusive right to use reserve	Pending	04-2004-121014002100	Mexico		02-Dec-2004
Flex	Published	820952478	Brazil	16	30-Sep-1998
Flex	Pending	D00.2009.004245	Indonesia	16	11-Feb-2009
Flex	Pending	2346875	Spain	16	28-Sep-2000
Men’s Fitness	Pending	2976436	Argentina	41	03-Feb-2010
Men’s Fitness	Pending	2976439	Argentina	44	03-Feb-2010
Men’s Fitness	Pending	D00.2008.009751	Indonesia	16	19-Mar-2008
Men’s Fitness	Pending	1060299	Mexico	16	15-Jan-2010
Men’s Fitness	Pending	21543-1999	Venezuela	42	14-Dec-1999
Men’s Fitness - exclusive right to use	Pending	04-2004-121013591500	Mexico		02-Dec-2004
Muscle & Fitness	Pending	2973980	Argentina	42	22-Jan-2010
Muscle & Fitness	Pending	2973982	Argentina	44	22-Jan-2010
National Enquirer	Pending	12222	Venezuela	16	13-Jun-1997
Natural Health	Pending	85124074	USA	16	07-Sep-2010
Natural Health - exclusive right to use	Pending	04-2004-121013594000	Mexico	16	02-Dec-2004
Shape	Published	820952508	Brazil	16	30-Sep-1998

Pending Trademark	Status	Application No.	Country	Int’l Class	File Date
Shape	Published	820952516	Brazil	25	30-Sep-1998
Shape	Published	820952524	Brazil	42	30-Sep-1998
Shape	Pending	205135	Egypt	16	07-Aug-2007
Shape - exclusive right to use	Pending	04-2003-020716291600	Mexico		11-Jul-2003
Shape (design)	Pending	85042777	USA	41	19-May-2010
Shape Coverlook	Pending	2005/17424	South Africa	16	24-Aug-2005
Shape Coverlook	Pending	2005/17425	South Africa	35	24-Aug-2005
Shape Coverlook	Pending	2005/17426	South Africa	41	24-Aug-2005
Shape Coverlook	Pending	2005/17427	South Africa	44	24-Aug-2005
Shape Your Life	Published	2003/01215	South Africa	16	21-Jan-2003
Shape Your Life	Published	2003/01216	South Africa	35	21-Jan-2003
Shape Your Life	Published	2003/01217	South Africa	41	21-Jan-2003
Shape Your Life	Published	2003/01218	South Africa	44	21-Jan-2003
The Shape Look	Pending	2005/17428	South Africa	16	24-Aug-2005
The Shape Look	Pending	2005/17429	South Africa	35	24-Aug-2005
The Shape Look	Pending	2005/17430	South Africa	41	24-Aug-2005
The Shape Look	Pending	2005/17431	South Africa	44	24-Aug-2005
You Ate It? Negate It!	Published	77752196	USA	09, 16, 41	04-Jun-2009

Trademark Licenses

Although Trademark Licenses are not scheduled, the Borrower confirms that each Loan Party grants to the Administrative Agent, its successors and assigns, for the ratable benefit of the Secured Parties, a security interest in, all right, title or interest in all Trademark Licenses.

Patents

None.

Patent Licenses

None.

Registered Copyrights

Please see the following registered copyrights as well as the attached 335 pages.

Date filed	Owner	Publication	Issue Number	Registration #	Date
01/23/03	American Media Mini Mags, Inc.	Seek and Find	#132	TX 5-695-810	02/04/03
01/23/03	American Media Mini Mags, Inc.	The Supermom Syndrome		TX 5-695-811	02/04/03
01/23/03	American Media Mini Mags, Inc.	Secret Word	#37	TX 5-819-667	03/18/03
01/23/03	American Media Mini Mags, Inc.	Complete Nutrition Counter		TX 5-695-808	02/04/03
01/23/03	American Media Mini Mags, Inc.	Lia: Taking it To Extremes	WWE	TX 5-695-807	02/04/03
01/23/03	American Media Mini Mags, Inc.	Stacy: She’s Got Legs	WWE	TX 5-710-683	02/03/03
01/23/03	American Media Mini Mags, Inc.	Health in a Heartbeat!		TX 5-695-809	02/04/03

Date filed	Owner	Publication	Issue Number	Registration #	Date
01/23/03	American Media Mini Mags, Inc.	Mira! La Revista Continental De Mas Venta	Vol. 3#6	TX 5-708-054	02/04/03
01/23/03	American Media Mini Mags, Inc.	Mira! La Revista Continental De Mas Venta	Vol. 3#4	TX 5-688-216	02/04/03
01/23/03	AM Auto World Weekly, Inc.	AMI Auto World Magazine	Mar-03	TX 5-787-427	02/06/03
01/23/03	Country Music Media Group, Inc.	Country Weekly	4-Feb-03	TX 5-773-764	02/04/03
01/23/03	Country Music Media Group, Inc.	Country Weekly	21-Jan-03	TX 5-708-045	02/06/03
01/23/03	Country Music Media Group, Inc.	Country Music	February/March 2003	TX 5-667-700	01/30/03
01/23/03	Star Editorial, Inc.	Star	Vol. 29 #52, 53; Vol. 30# 1	TX 5-670-220	02/04/03
01/23/03	Star Editorial, Inc.	Star	Vol. 30#2-5	TX 5-674-652	02/04/03
01/23/03	National Enquirer, Inc.	Enquirer	Vol. 77#27-30	TX 5-809-443	02/04/03
01/23/03	Globe Editorial, Inc.	Globe	Vol. 49#52,53; Vol. 50#1	TX 5-672-572	02/05/03
01/23/03	Globe Editorial, Inc.	Globe	Vol. 50#2-5	RX 5-760-267	02/14/03
01/23/03	National Examiner, Inc.	Examiner	Vol. 39# 53; Vol. 40#1	TX 5-670-219	02/04/03
01/23/03	National Examiner, Inc.	Examiner	Vol. 40# 2-5	TX 5-674-655	02/04/03
01/23/03	American Media Consumer Entertainment, Inc.	Sun	Vol. 20#53; Vol. 21#1	TX 5-806-466	02/05/03
01/23/03	American Media Consumer Entertainment, Inc.	Sun	Vol. 21#2-5	TX 6-029-804	02/14/03
03/07/03	National Enquirer, Inc.	Enquirer	Vol. 77#31-34	TX 5-809-450	03/12/03
03/07/03	Globe Editorial, Inc.	Globe	Vol. 50#6-9	TX 5-806-679	03/12/03
03/07/03	Star Editorial, Inc.	Star	Vol. 30#6-9	TX 5-809-447	03/12/03
03/07/03	National Examiner, Inc.	Examiner	Vol. 40#6-9	TX 5-763-142	03/14/03
03/07/03	American Media Consumer Entertainment, Inc.	Sun	Vol. 21#6-9	TX 5-809-446	03/12/03
03/07/03	Country Music Media Group, Inc.	Country Weekly	Vol. 10#4	TX 5-814-088	03/26/03
03/07/03	Country Music Media Group, Inc.	Country Weekly	Vol. 10#5	TX 5-796-317	03/14/03
03/07/03	Country Music Media Group, Inc.	Country Weekly	vol. 10#6	TX 5-819-629	03/12/03
03/07/03	Country Music Media Group, Inc.	Country Music	April/May 2003	TX 5-796-316	03/17/03
03/07/03	AM Auto World Weekly, Inc.	NOPI Street Performance Compact	April/May 2003	TX 5-773-805	03/14/03
03/07/03	AM Auto World Weekly, Inc.	AMI Auto World Magazine	Vol 2 #4	TX 5-773-765	03/14/03
03/07/03	Mira! Editorial, Inc.	Mira! La Revista Continental De Mas Venta	Vol. 3#8	TX 5-775-060	03/26/03
03/07/03	Mira! Editorial, Inc.	Mira! La Revista Continental De Mas Venta	Vol. 3#10	TX 5-819-654	04/09/03
03/07/03	Mira! Editorial, Inc.	Mira! La Revista Continental De Mas Venta	Vol. 3#10	TX 5-772-743	03/17/03
03/07/03	American Media Mini Mags, Inc.	Leo - APRIL MAY JUNE 2003		TX5-717-631	03/17/03
03/07/03	American Media Mini Mags, Inc.	Aries - APRIL MAY JUNE 2003		TX 5-717-633	03/18/03
03/07/03	American Media Mini Mags, Inc.	Sagittarius - APRIL MAY JUNE 2003		TX 5-819-666	03/18/03
03/07/03	American Media Mini Mags, Inc.	Capricorn - APRIL MAY JUNE 2003		TX 5-792-687	03/18/03
03/07/03	American Media Mini Mags, Inc.	Virgo - APRIL MAY JUNE 2003		TX 5-717-632	03/18/03
03/07/03	American Media Mini Mags, Inc.	Taurus - APRIL MAY JUNE 2003		TX 5-864-795	03/18/03

Date filed	Owner	Publication	Issue Number	Registration #	Date
03/07/03	American Media Mini Mags, Inc.	Gemini - APRIL MAY JUNE 2003		TX 5-838-943	03/21/03
03/07/03	American Media Mini Mags, Inc.	Libra - APRIL MAY JUNE 2003		TX 5-712-544	03/21/03
03/07/03	American Media Mini Mags, Inc.	Aquarius - APRIL MAY JUNE 2003		TX 5-792-684	03/18/03
03/07/03	American Media Mini Mags, Inc.	Pisces - APRIL MAY JUNE 2003		TX 5-792-683	03/18/03
03/07/03	American Media Mini Mags, Inc.	Scorpio - APRIL MAY JUNE 2003		TX 5-819-665	03/18/03
03/07/03	American Media Mini Mags, Inc.	Cancer - APRIL MAY JUNE 2003		TX 5-717-623	05/07/03
03/07/03	American Media Mini Mags, Inc.	Cats at Work		TX 5-838-947	03/21/03
03/07/03	American Media Mini Mags, Inc.	How to Win the Lottery		TX 5-838-946	03/21/03
03/07/03	American Media Mini Mags, Inc.	It’s OK to be Happy		TX 5-838-948	03/21/03
03/07/03	American Media Mini Mags, Inc.	Mystery Word Games	#187	TX 5-838-945	03/21/03
03/07/03	American Media Mini Mags, Inc.	Slim Smart - low carb		TX 5-838-949	03/21/03
03/07/03	American Media Mini Mags, Inc.	Seek & Find	#133	TX 5-800-089	03/18/03
03/07/03	American Media Mini Mags, Inc.	Increase your Word Power-Secret Word Games	#185	TX 5-746-220	03/18/03
03/07/03	American Media Mini Mags, Inc.	Be Thinner Tomorrow-128 ways to lose weight		TX 5-819 662	03/18/03
03/07/03	American Media Mini Mags, Inc.	Spring Love Horoscope For Every Sign		TX 5-838-944	03/21/03
03/07/03	American Media Mini Mags, Inc.	Tea the healing cup of comfort		TX 5-819 663	03/18/03
03/07/03	American Media Mini Mags, Inc.	Feel good in a flash		TX 5-819 664	03/18/03
03/07/03	American Media Mini Mags, Inc.	America’s Best Word Puzzles	#126	TX 5-730-427	03/18/03
03/07/03	American Media Mini Mags, Inc.	Mystery Word Game	#25	TX 5-792-682	03/18/03
03/07/03	American Media Mini Mags, Inc.	Your Guide to Romance, Health & Success		TX 5-796-707	03/26/03
03/07/03	American Media Mini Mags, Inc.	Aries - 2003 Horoscope	March	TX 5-711-115	03/19/03
03/07/03	American Media Mini Mags, Inc.	Gemini - 2003 Horoscope		TX 5-711-119	03/19/03
03/07/03	American Media Mini Mags, Inc.	Leo - 2003 Horoscope		TX 5-712-538	03/28/03
03/07/03	American Media Mini Mags, Inc.	Libra- 2003 Horoscope		TX 5-711-113	03/19/03
03/07/03	American Media Mini Mags, Inc.	make your dreams come true		TX 5-711-110	03/19/03
03/07/03	American Media Mini Mags, Inc.	Aquarius - 2003 Horoscope		TX 5-711-111	03/19/03
03/07/03	American Media Mini Mags, Inc.	Pisces - 2003 Horoscope		TX 5-7121-114	03/19/03
03/07/03	American Media Mini Mags, Inc.	Capricorn - 2003 Horoscope		TX 5-711-109	03/19/03
03/07/03	American Media Mini Mags, Inc.	Scorpio - 2003 Horoscope		TX 5-711-112	03/19/03
03/07/03	American Media Mini Mags, Inc.	Virgo - 2003 Horoscope		TX 5-711-117	03/19/03
03/07/03	American Media Mini Mags, Inc.	Taurus - 2003 Horoscope		TX 5-711-116	03/19/03
03/07/03	American Media Mini Mags, Inc.	Cancer - 2003 Horoscope		TX 5-711-118	03/19/03
03/07/03	American Media Mini Mags, Inc.	Aries - 2003 Horoscope	April	TX 5-712-543	03/28/03
03/07/03	American Media Mini Mags, Inc.	Gemini - 2003 Horoscope		TX 5-712-542	03/28/03
03/07/03	American Media Mini Mags, Inc.	Leo - 2003 Horoscope		TX 5-712-540	03/28/03
03/07/03	American Media Mini Mags, Inc.	Libra- 2003 Horoscope		TX 5-710-483	03/26/03
03/07/03	American Media Mini Mags, Inc.	Sagittarius - 2003 Horoscope		TX 5-710-499	03/26/03
03/07/03	American Media Mini Mags, Inc.	Aquarius - 2003 Horoscope		TX 5-710-086	03/26/03

Date filed	Owner	Publication	Issue Number	Registration #	Date
03/07/03	American Media Mini Mags, Inc.	Pisces - 2003 Horoscope		TX 5-797-703	03/26/03
03/07/03	American Media Mini Mags, Inc.	Capricorn - 2003 Horoscope		TX 5-710-481	03/26/03
03/07/03	American Media Mini Mags, Inc.	Scorpio - 2003 Horoscope		TX 5-710-482	03/26/03
03/07/03	American Media Mini Mags, Inc.	Virgo - 2003 Horoscope		TX 5-710-480	03/26/03
03/07/03	American Media Mini Mags, Inc.	Cancer - 2003 Horoscope		TX 5-712-539	03/28/03
03/24/03	Globe Editorial, Inc.	Globe	Vol. 50, #10-13	TX 5-707-610	04/02/03
03/24/03	Star Editorial, Inc.	Star	Vol. 30, 10-13	TX 5-760-462	04/04/03
03/24/03	Amerian Media Consumer Entertainment, Inc.	Sun	Vol. 21, 10-13	TX 5-809-348	04/03/03
03/24/03	National Enquirer, Inc.	National Enquirer	Vol. 77, 35-38	TX 5-760-464	04/02/03
03/24/03	National Examiner, Inc.	National Examiner	Vol. 40, 10-13	TX 5-760-461	04/02/03
03/24/03	AM Auto World Weekly, Inc.	AMI Auto World Magazine	Vol. 2, #5	TX 5-798-411	04/03/03
03/24/03	Country Music Media Group, Inc.	Country Weekly	Vol 10, #7	TX 5-814-087	04/03/03
03/24/03	Mira! Editorial, Inc.	Mira! La Revista Continental De Mas Venta	Vol. 3, #14	TX 5-819 653	04/03/03
04/15/03	Globe Editorial, Inc.	Globe	Vol. 50, #14-17	TX 5-729-229	04/29/03
04/15/03	Star Editorial, Inc.	Star	Vol. 30, [13], 15-17	TX 5-729-216	05/06/03
04/15/03	American Media Consumer Entertainment, Inc.	Sun	Vol. 21, 14-17	TX 5-722-853	04/29/03
04/15/03	National Enquirer, Inc.	National Enquirer	Vol. 77, 39-42	TX 5-707-626	04/25/03
04/15/03	National Examiner, Inc.	National Examiner	Vol. 40, 14-17	TX 5-722-934	04/29/03
04/15/03	American Media Consumer Entertainment, Inc.	Weekly World News	Vol. 24, 30-33	TX 5-729-352	04/29/03
04/15/03	AM Auto World Weekly, Inc.	AMI Auto World Magazine	Vol. 2, #6	TX 5-715-656	05/05/03
04/15/03	Country Music Media Group, Inc.	Country Weekly	Vol 10, #8	TX 5-763-584	06/02/03
04/15/03	Country Music Media Group, Inc.	Country Weekly	Vol 10, #9	TX 5-763-582	06/02/03
04/15/03	AMI Specials, Inc.	Red Carpet	Vol VIII, #2	TX 5-709-295	04/29/03
04/15/03	AMI Specials, Inc.	Showdown in Iraq	Vol VII, #3	TX 5-710-459	04/29/03
04/15/03	AMI Specials, Inc.	Billy Graham Missionary to the World	Vol IV, #3	TX 5-714-608	04/29/03
04/15/03	American Media Mini Mags, Inc.	Make your dreams come true		TX 5-717-628	04/29/03
04/15/03	American Media Mini Mags, Inc.	Look Ten Years Younger in TEN WEEKS!		TX 5-717-627	04/29/03
04/15/03	American Media Mini Mags, Inc.	51 fun ways to recharge your romance		TX 5-717-625	04/29/03
04/15/03	American Media Mini Mags, Inc.	THE CLEANEST HOUSE IN TOWN		TX 5-717-626	04/29/03
04/15/03	American Media Mini Mags, Inc.	SEEK & FIND #134		TX 5-717-630	04/29/03
04/15/03	American Media Mini Mags, Inc.	MYSTERY WORD GAMES #188		TX 5-717-629	04/29/03
04/15/03	American Media Mini Mags, Inc.	Berry-licious!		TX 5-755-572	04/29/03
04/15/03	American Media Mini Mags, Inc.	STOCK CAR Hot Young Guns		TX 5-710-686	04/29/03
04/15/03	Mira! Editorial, Inc.	Mira! La Revista Continental De Mas Venta	Vol. 3, #16 - April	TX 5-713-210	05/07/03
04/15/03	Mira! Editorial, Inc.	Mira! La Revista Continental De Mas Venta	Vol. 3, #16 - May	TX 5-713-211	05/07/03
04/25/03	Amerian Media Mini Mags, Inc.	Como Ganar La Loteria		TX 5-745-929	05/07/03
04/25/03	Amerian Media Mini Mags, Inc.	Tu tambien puedes ser feliz		TX 5-745-927	05/07/03
04/25/03	Amerian Media Mini Mags, Inc.	Baja de Peso		TX 5-717-624	05/07/03

Date filed	Owner	Publication	Issue Number	Registration #	Date
04/25/03	Amerian Media Mini Mags, Inc.	Communicate mejor		TX 5-745-939	05/07/03
04/25/03	Amerian Media Mini Mags, Inc.	Explora la tierra santa		TX 5-741-469	05/12/03
04/25/03	Amerian Media Mini Mags, Inc.	Remedios de tu propia despensa!		TX 5-745-938	05/07/03
04/25/03	Amerian Media Mini Mags, Inc.	Secret Word #39		TX 5-745-937	05/07/03
04/25/03	Amerian Media Mini Mags, Inc.	BodySmart		TX 5-745-928	05/07/03
04/25/03	Amerian Media Mini Mags, Inc.	Mystery Word #26		TX 5-745-930	05/07/03
04/25/03	Amerian Media Mini Mags, Inc.	Feng Shui		TX 5-751-360	05/12/03
04/25/03	Amerian Media Mini Mags, Inc.	Mystery Word Game #28		TX 5-717-768	05/07/03
04/25/03	Amerian Media Mini Mags, Inc.	SEEK & FIND THE BIG #1		TX 5-717-769	05/07/03
04/25/03	Amerian Media Mini Mags, Inc.	SECRET WORD #41		TX 5-746-239	05/07/03
04/25/03	Amerian Media Mini Mags, Inc.	THE BIG SCAN & FIND #1		TX 5-717-770	05/07/03
04/25/03	Amerian Media Mini Mags, Inc.	Mystery Word Game #27		TX 5-880-457	05/12/03
04/25/03	Amerian Media Mini Mags, Inc.	Are you Psychic?		TX 5-746-240	05/07/03
04/25/03	Amerian Media Mini Mags, Inc.	Secret Word #40		TX 5-746-238	05/07/03
04/25/03	Amerian Media Mini Mags, Inc.	The Beatles, 40th Anniversary Tribute		TX 5-772-707	05/07/03
05/21/03	Globe Editorial, Inc.	Globe	Vol. 50, #18	TX 5-763-426	06/17/03
05/21/03	Globe Editorial, Inc.	Globe	Vol. 50, #19-22	TX 5-809-629	06/30/03
05/21/03	Star Editorial, Inc.	Star	Vol. 30, 18	TX 5-763-424	06/17/03
05/21/03	Star Editorial, Inc.	Star	Vol. 30, 19-22	TX 5-747-474	06/03/03
05/21/03	National Enquirer, Inc.	National Enquirer	Vol. 77, 43	TX 5-763-425	06/17/03
05/21/03	National Enquirer, Inc.	National Enquirer	Vol. 77, 44-47	TX 5-763-124	06/06/03
05/21/03	National Examiner, Inc.	National Examiner	Vol. 40, 18-19	TX 5-760-329	06/17/03
05/21/03	National Examiner, Inc.	National Examiner	Vol. 40, 20-22	TX 5-760-461	06/16/03
05/21/03	American Media Consumer Entertainment, Inc.	Sun	Vol. 21, 18-19	TX 5-760-328	06/14/03
05/21/03	American Media Consumer Entertainment, Inc.	Sun	Vol. 21, 20-22	TX 5-760-482	06/16/03
05/21/03	American Media Consumer Entertainment, Inc.	Weekly World News	Vol. 24, 34-35	TX 5-747-539	06/02/03
05/21/03	American Media Consumer Entertainment, Inc.	Weekly World News	Vol. 24, 36-39	TX 5-804-044	07/15/03
05/21/03	Mira! Editorial, Inc.	Mira! La Revista Continental De Mas Venta	Vol. 3 #20	TX 5-754-305	05/29/03
05/21/03	Mira! Editorial, Inc.	Mira! La Revista Continental De Mas Venta	Vol. 3 #22	TX 5-754-306	05/29/03
05/21/03	Country Music Media Group, Inc.	Country Music	June	TX 5-772-745	06/17/03
05/21/03	Country Music Media Group, Inc.	Country Music	July	TX 5-772-744	06/17/03
05/21/03	Country Music Media Group, Inc.	Country Weekly	Vol 10, #10	TX 5-775-061	06/02/03
05/21/03	Country Music Media Group, Inc.	Country Weekly	Vol 10, #11	TX 5-775-062	06/02/03
05/21/03	Country Music Media Group, Inc.	Country Weekly	Vol. 10, #12	TX 5-775-063	06/02/03
05/21/03	AM Auto World Weekly, Inc.	NOPI Street Performance Compact	July/July	TX 5-760-623	06/02/03
05/21/03	AM Auto World Weekly, Inc.	AMI Auto World Magazine	Vol 2 #7	TX 5-760-633	06/03/03
05/21/03	AMI Specials, Inc.	Operation Iraqi Freedom	Vol VIII #4	TX 5-759-818	06/03/03
05/21/03	AM Auto World Weekly, Inc.	AMI auto world SUV Buyers Guide		TX 5-808-922	06/17/03
05/21/03	American Media Mini Mags, Inc.	Leo - JULY AUGUST SEPTEMBER 2003		TX 5-908-611	06/02/03
05/21/03	American Media Mini Mags, Inc.	Aries - JULY AUGUST SEPTEMBER 2003		TX 5-790-602	07/23/03

Date filed	Owner	Publication	Issue Number	Registration #	Date
05/21/03	American Media Mini Mags, Inc.	Sagittarius - JULY AUGUST SEPTEMBER 2003		TX 5-741-370	05/29/03
05/21/03	American Media Mini Mags, Inc.	Capricorn - JULY AUGUST SEPTEMBER 2003		TX 5-741-371	05/29/03
05/21/03	American Media Mini Mags, Inc.	Virgo - JULY AUGUST SEPTEMBER 2003		TX 5-741-369	05/29/03
05/21/03	American Media Mini Mags, Inc.	Taurus - JULY AUGUST SEPTEMBER 2003		TX 5-741-373	05/29/03
05/21/03	American Media Mini Mags, Inc.	Gemini - JULY AUGUST SEPTEMBER 2003		TX 5-908-610	06/02/03
05/21/03	American Media Mini Mags, Inc.	Libra - JULY AUGUST SEPTEMBER 2003		TX 5-741-372	05/29/03
05/21/03	American Media Mini Mags, Inc.	Pisces - JULY AUGUST SEPTEMBER 2003		TX 5-797-487	01/03/00
05/21/03	American Media Mini Mags, Inc.	Aquarius - JULY AUGUST SEPTEMBER 2003		TX 5-741-374	05/29/03
05/21/03	American Media Mini Mags, Inc.	Scorpio - JULY AUGUST SEPTEMBER 2003		TX 5-763-936	06/02/03
05/21/03	American Media Mini Mags, Inc.	Cancer - JULY AUGUST SEPTEMBER 2003		TX 5-742-244	06/02/03
05/21/03	American Media Mini Mags, Inc.	30-minute meals		TX 5-808-921	06/17/03
05/21/03	American Media Mini Mags, Inc.	home remedies for dozens of everyday ailments		TX 5-763-937	06/02/03
05/21/03	American Media Mini Mags, Inc.	Summer Love Horoscope		TX 5-808 920	06/17/03
05/21/03	American Media Mini Mags, Inc.	Your guide to a perfect relationship		TX 5-808-919	06/17/03
05/21/03	Weider Publications, LLC	Men’s Fitness presents Instant Energy		TX 5-763-571	06/02/03
05/21/03	Weider Publications, LLC	Men’s Fitness	Vol 19 #6	TX 5-984-023	06/02/03
05/21/03	Weider Publications, LLC	Muscle & Fitness	Vol 64 #6	TX 5-760-581	06/06/03
05/21/03	Weider Publications, LLC	Muscle & Fitness	Vol 64 #7	TX 5-769-603	06/03/03
05/21/03	Weider Publications, LLC	Flex	Vol 21 #3	TX 5-760-621	06/03/03
05/21/03	Weider Publications, LLC	Flex	Vol 21 #4	TX 5-760-620	06/02/03
06/04/03	AMI Books, Inc.	FREAK - Michael Jackson		TX 5-770-605	06/12/03
06/04/03	AMI Books, Inc.	Divinely Decadant - Liza Minnelli		TX 5-816-730	06/17/03
06/04/03	AMI Books, Inc.	SADDAM		TX 5-812-646	06/17/03
06/04/03	AMI Books, Inc.	JonBenet		TX 5-770-911	06/12/03
06/04/03	AMI Books, Inc.	ROSiE O!		TX 5-805-267	06/17/03
07/01/03	Globe Editorial, Inc.	Globe	Vol. 50, #23-26	TX 5-787-385	07/09/03
07/01/03	National Enquirer, Inc.	National Enquirer	Vol. 77, 48-51	TX 5-875-715	07/09/03
07/01/03	National Examiner, Inc.	National Examiner	Vol. 40, 23-26	TX 5-806-687	07/07/03
07/01/03	American Media Consumer Entertainment, Inc.	Sun	Vol. 21, 23-26	TX 5-806-688	07/07/03
07/01/03	American Media Consumer Entertainment, Inc.	Weekly World News	Vol. 24, 40-43	TX 5-787-382	07/09/03
07/01/03	Mira! Editorial, Inc.	Mira! La Revista Continental De Mas Venta	Vol. 3 #24	TX 5-789-185	07/09/03

Date filed	Owner	Publication	Issue Number	Registration #	Date
07/01/03	Mira! Editorial, Inc.	Mira! La Revista Continental De Mas Venta	Vol. 3 #28	TX 5-789-184	07/09/03
07/01/03	Country Music Media Group, Inc.	Country Music	Aug/Sept	TX 5-767-370	07/09/03
07/01/03	Country Music Media Group, Inc.	Country Weekly	Vol 10, #13	TX 5-788-531	07/09/03
07/01/03	Country Music Media Group, Inc.	Country Weekly	Vol 10, #14	TX 5-790-853	07/09/03
07/01/03	Country Music Media Group, Inc.	Country Weekly	Vol. 10, #15	TX 5-789-200	07/09/03
07/01/03	AM Auto World Weekly, Inc.	NOPI Street Performance Compact	Aug/Sept	TX 5-767-368	07/09/03
07/01/03	AM Auto World Weekly, Inc.	AMI Auto World Magazine	Vol 2 #8	TX 5-790-855	07/09/03
07/11/03	Weider Publications, LLC	Natural Health	Vol 33 #2	TX 5-799-981	07/17/03
07/11/03	Weider Publications, LLC	Natural Health	Vol 33 #3	TX 5-789-202	07/17/03
07/11/03	Weider Publications, LLC	Natural Health	Vol 33 #4	TX 5-797-580	07/17/03
07/11/03	Weider Publications, LLC	Natural Health	Vol 33 #5	TX 5-799-982	07/17/03
07/11/03	Weider Publications, LLC	Natural Health	Vol 33 #6	TX 5-799-997	07/17/03
07/11/03	Weider Publications, LLC	SHAPE	Vol 22 #9	TX 5-789-211	07/17/03
07/11/03	Weider Publications, LLC	SHAPE	Vol 22 #10	TX 5-797-579	07/17/03
07/11/03	Weider Publications, LLC	SHAPE	Vol 22 #11	TX 5-798-398	07/21/03
07/11/03	Weider Publications, LLC	SHAPE	Vol 22 #12	TX 5-797-578	07/17/03
07/11/03	Weider Publications, LLC	How America Changed The World	Vol VIII #4	TX 5-797-581	07/17/03
07/11/03	American Media Mini Mags, Inc.	Look & Feel Your Best		TX 5-796-708	07/17/03
07/11/03	American Media Mini Mags, Inc.	Nature’s Best Fat Burners		TX 5-796-709	07/17/03
07/11/03	American Media Mini Mags, Inc.	No More Debt		TX 5-794-167	07/17/03
07/11/03	American Media Mini Mags, Inc.	101 Ways to Indulge Yourself		TX 5-829-484	07/17/03
07/11/03	American Media Mini Mags, Inc.	Healthy Woman		TX 5-827-415	07/17/03
07/11/03	American Media Mini Mags, Inc.	Summer Fun For Kids		TX 5-772-271	07/17/03
07/11/03	American Media Mini Mags, Inc.	Does your diet measure up 25 power foods		TX 5-775-090	07/17/03
07/11/03	American Media Mini Mags, Inc.	Turn Your Trash into Treasure		TX 5-806-364	08/04/03
07/11/03	American Media Mini Mags, Inc.	Summer 2003 Horoscope		TX 5-827-416	07/17/03
07/11/03	American Media Mini Mags, Inc.	The Big Scan & Find #2		TX 5-794-165	07/17/03
07/11/03	American Media Mini Mags, Inc.	Secret Word #42		TX 5-880-520	08/04/03
07/11/03	American Media Mini Mags, Inc.	Mystery Word Game #29		TX 5-794-166	07/17/03
07/11/03	American Media Mini Mags, Inc.	Secret Word #43		TX 5-827-417	07/17/03
07/11/03	American Media Mini Mags, Inc.	The Big Scan & Find #3		TX 5-794-164	07/17/03
07/11/03	American Media Mini Mags, Inc.	The Big Seek & Find #2		tx 5-796-710	07/17/03
07/11/03	American Media Mini Mags, Inc.	Mystery Word Game #30		TX 5-797-486	07/18/03
07/11/03	Weider Publications, LLC	Men’s Fitness	Vol 19 #7	TX 5-797-180	07/18/03
07/11/03	Weider Publications, LLC	Men’s Fitness	Vol 19 #8	TX 5-797-179	07/18/03
07/11/03	Weider Publications, LLC	Muscle & Fitness Hers	Vol 4 #4	TX 5-799-996	07/18/03
07/11/03	Weider Publications, LLC	Muscle & Fitness Hers	Vol 4 #5	TX 5-942-255	07/17/03
07/11/03	Weider Publications, LLC	Muscle & Fitness Hers	Vol 4 #6	TX 5-799-998	07/18/03
07/11/03	Weider Publications, LLC	Shape presents Fit Pregnancy	June/July	TX 5-794-324	07/23/03
07/11/03	Weider Publications, LLC	FLEX	Vol 21 #5	TX 5-791-757	07/16/03
07/11/03	Weider Publications, LLC	FLEX	Vol 21 #6	TX 5-770-444	07/18/03
07/17/03	Weider Publications, LLC	Men’s Fitness presents Home Fitness		TX 5-812-550	08/05/03
07/17/03	Weider Publications, LLC	Muscle & Fitness ABS FOR EVERYONE		TX 5-807-521	08/05/03
07/17/03	Star Editorial, Inc.	Star-Hollywood’s hottest low-cal recipes		TX 5-818-414	07/23/03
07/17/03	Weider Publications, LLC	Shape-Delicious low-cal recipes		TX 5-818-415	07/23/03

Date filed	Owner	Publication	Issue Number	Registration #	Date
07/17/03	Weider Publications, LLC	Shape-Target your trouble zones		TX 5-878-412	08/30/03
07/17/03	Weider Publications, LLC	M&F hers 8 week total body makeover		TX 5-792-319	08/05/03
07/17/03	Weider Publications, LLC	Muscle & Fitness	Vol 64 #8	TX 5-768-290	08/05/03
07/17/03	Weider Publications, LLC	Muscle & Fitness	Vol 64 #9	TX 5-775-534	08/05/03
07/30/03	Star Editorial, Inc.	Star	Vol. 30, 27-30	TX 5-803-876	08/26/03
07/30/03	National Enquirer, Inc.	National Enquirer	Vol. 77, 52 - 78, 1-3	TX 5-802-502	08/06/03
07/30/03	Globe Editorial, Inc.	Globe	Vol. 50, #27-30	TX 5-804-358	08/06/03
07/30/03	National Examiner, Inc.	National Examiner	Vol. 40, 27-30	TX 5-805-503	08/08/03
07/30/03	American Media Consumer Entertainment, Inc.	Sun	Vol. 21, 27-30	TX 5-804-063	08/05/03
07/30/03	American Media Consumer Entertainment, Inc.	Weekly World News	Vol. 24, 44-47	TX 5-806-691	08/05/03
07/30/03	Mira! Editorial, Inc.	Mira! La Revista Continental De Mas Venta	Vol. 3 #30	TX 5-800-040	08/05/03
07/30/03	Mira! Editorial, Inc.	Mira! La Revista Continental De Mas Venta	Vol. 3 #32	TX 5-800-041	08/05/03
07/30/03	Country Music Media Group, Inc.	Country Weekly	Vol 10, #16	TX 5-800-039	08/05/03
07/30/03	AM Auto World Weekly, Inc.	AMI Auto World Magazine	Vol 2 #9	TX 5-819-911	08/15/03
07/30/03	Weider Publications, LLC	SHAPE presents Fit Pregnancy	Aug/Sept	TX 5-813-576	08/08/03
07/30/03	Weider Publications, LLC	SHAPE	Vol 23, #1	TX 5-768-289	08/08/03
07/30/03	Weider Publications, LLC	Men’s Fitness	Vol 19 #9	TX 5-838-769	08/26/03
07/30/03	Weider Publications, LLC	FLEX	September	TX 5-813-578	08/08/03
08/07/03	American Media Mini Mags, Inc.	Leo - Oct Nov Dec 2003		TX 5-799-516	08/12/03
08/07/03	American Media Mini Mags, Inc.	Aries - Oct Nov Dec 2003		TX 5-857-750	08/20/03
08/07/03	American Media Mini Mags, Inc.	Sagittarius - Oct Nov Dec 2003		TX 5-799-521	08/12/03
08/07/03	American Media Mini Mags, Inc.	Capricorn - Oct Nov Dec 2003		TX 5-857-214	08/19/03
08/07/03	American Media Mini Mags, Inc.	Virgo - Oct Nov Dec 2003		TX 5 799-520	08/12/03
08/07/03	American Media Mini Mags, Inc.	Taurus - Oct Nov Dec 2003		TX 5-825-895	08/18/03
08/07/03	American Media Mini Mags, Inc.	Gemini - Oct Nov Dec 2003		TX 5-799-517	08/12/03
08/07/03	American Media Mini Mags, Inc.	Libra - Oct Nov Dec 2003		TX 5-894-025	08/28/03
08/07/03	American Media Mini Mags, Inc.	Aquarius - Oct Nov Dec 2003		TX 5-799-526	08/12/03
08/07/03	American Media Mini Mags, Inc.	Pisces - Oct Nov Dec 2003		TX 5-799-518	08/12/03
08/07/03	American Media Mini Mags, Inc.	Scorpio - Oct Nov Dec 2003		TX 5-799-525	08/12/03
08/07/03	American Media Mini Mags, Inc.	Cancer - Oct Nov Dec 2003		TX 5-799-521	08/12/03
08/07/03	American Media Mini Mags, Inc.	Evey mom’s guide to the first day of school		TX 6-081-105	08/19/03
08/07/03	American Media Mini Mags, Inc.	Star presents FALL LOVE HOROSCOPE		TX 5-793-901	08/19/03
08/07/03	American Media Mini Mags, Inc.	How to beat your allergies		TX 5-834-706	08/19/03
08/07/03	American Media Mini Mags, Inc.	Your 34 healthiest recipes		TX 5-894-024	08/28/03

Date filed	Owner	Publication	Issue Number	Registration #	Date
08/07/03	American Media Mini Mags, Inc.	TU GUIA a una RELACION PERFECTA		TX 5-799-519	08/12/03
08/07/03	American Media Mini Mags, Inc.	DIEZ ANOS MAS JOVEN EN DIEZ SEMANAS		TX 5-825-896	08/18/03
08/07/03	American Media Mini Mags, Inc.	Aromas Celestiales		TX 5-827-413	08/18/03
08/07/03	American Media Mini Mags, Inc.	remedios caseros para cualquier		TX 5-817-106	08/18/03
08/07/03	American Media Mini Mags, Inc.	The Big Scan & Find #4		TX 5-827-412	08/18/03
08/07/03	American Media Mini Mags, Inc.	Secret Word #44		TX 5-799-527	08/12/03
08/07/03	American Media Mini Mags, Inc.	Mystery Word Game #31		TX 5-838-706	08/21/03
08/07/03	American Media Mini Mags, Inc.	Fall 2003 horoscrope		TX 5-792-686	08/20/03
08/26/03	Star Editorial, Inc.	Star	Vol. 30, 31-34	TX 5-807-085	09/04/03
08/26/03	National Enquirer, Inc.	National Enquirer	Vol. 78, 4-7	X 5-835-637	09/04/03
08/26/03	Globe Editorial, Inc.	Globe	Vol. 50, #31-34	TX 5-807-084	09/04/03
08/26/03	National Examiner, Inc.	National Examiner	Vol. 40, 31-34	TX 5-876-079	09/09/03
08/26/03	American Media Consumer Entertainment, Inc.	Sun	Vol. 21, 31-34	TX 5-807-083	09/04/03
08/26/03	Amerian Media Consumer Entertainment, Inc.	Weekly World News	Vol. 24, 48-51	TX 5-878-756	09/04/03
08/26/03	Mira! Editorial, Inc.	Mira! La Revista Continental De Mas Venta	Vol. 3 #34	TX 5-858-594	09/09/03
08/26/03	Mira! Editorial, Inc.	Mira! La Revista Continental De Mas Venta	Vol. 3 #36	TX 5-840-018	09/09/03
08/26/03	Country Music Media Group, Inc.	Country Weekly	Vol 10, #18	TX 5-862-073	09/09/03
08/26/03	Country Music Media Group, Inc.	Country Weekly	Vol 10, #19	TX 5-840-019	09/09/03
08/26/03	AM Auto World Weekly, Inc.	AMI Auto World Magazine	Vol 2 #10	TX 5-838-857	09/04/03
08/26/03	AM Auto World Weekly, Inc.	NOPI Street Performance	Vol II #4	TX 5-942-981	09/04/03
09/11/03	Star Editorial, Inc.	Star	Vol. 30, 35-38	TX 5-811-153	09/24/03
09/11/03	National Enquirer, Inc.	National Enquirer	Vol. 78, 8-11	TX 5-876-045	09/22/03
09/11/03	Globe Editorial, Inc.	Globe	Vol. 50, #35-38	TX 5-811-152	09/24/03
09/11/03	National Examiner, Inc.	National Examiner	Vol. 40, 35-38	TX 5-876-080	09/30/03
09/11/03	American Media Consumer Entertainment, Inc.	Sun	Vol. 21, 35-38	TX 5-876-013	09/23/03
09/29/03	Weider Publications, LLC	Natural Health	Vol. 33 # 7	TX 5-862-176	10/07/03
09/29/03	Weider Publications, LLC	Natural Health	Vol. 33 # 8	TX 5-862-278	10/24/03
09/29/03	Weider Publications, LLC	Shape	Vol. 23 # 2	TX 5-892-373	10/24/03
09/29/03	Weider Publications, LLC	Muscle & Fitness Hers	Vol. 4 # 7	TX 5-862-178	10/07/03
09/29/03	Weider Publications, LLC	Muscle & Fitness Hers	Vol. 4 # 8	TX 5-862-048	10/07/03
09/29/03	Weider Publications, LLC	Men’s Fitness	Vol. 19 #10	TX 5-862-044	10/07/03
09/29/03	Weider Publications, LLC	SHAPE presents Fit Pregnancy	Oct/Nov 2003	TX 5-943-231	10/07/03
09/29/03	Weider Publications, LLC	Muscle & Fitness	Vol. 64 # 10	TX 5-858-620	10/07/03
09/29/03	Weider Publications, LLC	Muscle & Fitness	Vol. 64 # 11	TX 5-858-619	10/07/03
09/29/03	Weider Publications, LLC	FLEX	Vol. 21 # 8	TX 5-858-624	10/07/03
09/29/03	Weider Publications, LLC	FLEX	Vol. 21 # 9	TX 5-858-622	10/07/03
09/29/03	Mira! Editorial, Inc.	Mira! La Revista #1 De la Farandula	Vol. 3 # 38	TX 5-871-763	10/10/03
09/29/03	Mira! Editorial, Inc.	Mira! La Revista #1 De la Farandula	Vol. 3 # 40	TX 5-858-625	10/07/03
09/29/03	Mira! Editorial, Inc.	Mira! La Revista #1 De la Farandula	Vol. 3 # 42	TX 5-899-905	10/10/03
09/29/03	AMI Specials, Inc.	Johnny Cash - An American Original		TX 5-878-642	10/07/03
09/29/03	Country Music Media Group, Inc.	Country Weekly	Vol 10 # 20	TX 5-862-074	10/10/03
09/29/03	Country Music Media Group, Inc.	Country Weekly	Vol. 10 # 21	TX 5-858-626	10/07/03

Date filed	Owner	Publication	Issue Number	Registration #	Date
09/29/03	AM Auto World Weekly, Inc.	AMI Auto World Magazine	Vol. 2 # 11	TX 5-892-376	10/07/03
10/03/03	Weider Publications, LLC	Muscle & Fitness	Vol. 64 #12	TX 5-879-011	10/07/03
10/03/03	Weider Publications, LLC	Men’s Fitness (November)	Vol 19, #10	TX 5-858-21	10/07/03
10/08/03	American Media Mini Mags, Inc.	The Big #4 Seek & Find		TX 5-860-166	10/17/03
10/08/03	American Media Mini Mags, Inc.	Secret Word #46		TX 5-889-250	11/17/03
10/08/03	American Media Mini Mags, Inc.	The Big Scan & Find #6		TX 5-889-252	11/17/03
10/08/03	American Media Mini Mags, Inc.	Mystery Word Game #32		TX 5-889-110	10/15/03
10/08/03	American Media Mini Mags, Inc.	Secret Word #45		TX 5-860-167	10/17/03
10/08/03	American Media Mini Mags, Inc.	Seek & Find The Big #3		TX 5-889-112	10/15/03
10/08/03	American Media Mini Mags, Inc.	Mystery Word Game #33		TX 5-856-948	11/17/03
10/08/03	American Media Mini Mags, Inc.	Your Family’s Herbal Medicine chest		TX 5-860-995	10/15/03
10/08/03	American Media Mini Mags, Inc.	More than 1,800 Baby Names		TX 5-831-043	11/17/03
10/08/03	American Media Mini Mags, Inc.	How TO Feel Young Forever		TX 5-889-251	11/17/03
10/08/03	American Media Mini Mags, Inc.	How you can live well and spend less		TX 5-860-994	10/15/03
10/08/03	American Media Mini Mags, Inc.	Stock Cars that made History		TX 5-869-463	10/15/03
10/08/03	American Media Mini Mags, Inc.	Ths Big Scan & Find #5		TX 5-889-111	10/15/03
11/05/03	Star Editorial, Inc.	Star	Vol. 30, 39-42	TX 5-897-175	11/12/03
11/05/03	National Enquirer, Inc.	National Enquirer	Vol. 78, 12-15	TX 5-867-661	12/01/03
11/05/03	Globe Editorial, Inc.	Globe	Vol. 50, #39-42	TX 5-867-624	11/12/03
11/05/03	National Examiner, Inc.	National Examiner	Vol. 40, 39-42	TX 5-891-829	11/12/03
11/05/03	American Media Consumer Entertainment, Inc.	Sun	Vol. 21, 39-42	TX 5-867-645	11/12/03
11/05/03	American Media Consumer Entertainment, Inc.	Sun	Vol. 21, 43-46	TX 5-876-002	11/21/03
11/05/03	Mira! Editorial, Inc.	Mira! La Revista #1 De la Farandula	Vol. 3 # 44	TX 5-858-630	11/17/03
11/05/03	Mira! Editorial, Inc.	Mira! La Revista #1 De la Farandula	Vol. 3 # 46	TX 5-858-629	11/17/03
11/05/03	AM Auto World Weekly, Inc.	AMI Auto World Magazine	Vol. 2 # 12	TX 5-858-691	11/17/03
11/05/03	AM Auto World Weekly, Inc.	NOPI Street Performance Compact	Dec/Jan	TX 5-859-302	11/17/03
11/05/03	Country Music Media Group, Inc.	Country Weekly	Vol 10 # 22	TX 5-864-546	11/17/03
11/05/03	Country Music Media Group, Inc.	Country Weekly	Vol. 10 # 23	TX 5-858-667	11/17/03
11/05/03	Weider Publications, LLC	Muscle & Fitness Hers	Vol. 4 # 9	TX 5-858-646	11/17/03
11/05/03	Weider Publications, LLC	Shape	Vol. 23 # 4	TX 5-864-545	11/17/03
11/05/03	Weider Publications, LLC	Men’s Fitness	Vol. 19 #12	TX 5-831-713	11/17/03
11/05/03	Weider Publications, LLC	FLEX	Vol. 21 # 10	TX 5-943-386	11/17/03
12/17/03	Star Editorial, Inc.	Star	Vol.30, 43-46	TX 5-874-277	12/24/03
12/17/03	Star Editorial, Inc.	Star	Vol.30, 47-50	TX 5-879-481	12/24/03
12/17/03	National Enquirer, Inc.	National Enquirer	Vol. 78, 16-19	TX 5-873-668	12/24/03
12/17/03	National Enquirer, Inc.	National Enquirer	Vol. 78, 20-23	TX 5-879-478	12/24/03
12/17/03	Globe Editorial, Inc.	Globe	Vol. 50, #43-46	TX 5-891-979	12/24/03
12/17/03	Globe Editorial, Inc.	Globe	Vol. 50, #47-50	TX 6-079-040	12/24/03
12/17/03	National Examiner, Inc.	National Examiner	Vol. 40, 43-46	TX 5-879-480	12/24/03
12/17/03	National Examiner, Inc.	National Examiner	Vol. 40, 47-50	TX 5-874-055	12/24/03
12/17/03	American Media Consumer Entertainment, Inc.	Sun	Vol. 21, 47-50	TX 5-874-279	12/24/03
12/17/03	Mira! Editorial, Inc.	Mira! La Revista #1 De la Farandula	Vol. 3 # 48	TX 5-897-005	12/24/03
12/17/03	Mira! Editorial, Inc.	Mira! La Revista #1 De la Farandula	Vol. 3 # 50	TX 5-897-249	12/24/03

Date filed	Owner	Publication	Issue Number	Registration #	Date
12/17/03	Country Music Media Group, Inc.	Country Weekly	Vol 10 # 24	TX 5-874-616	12/24/03
12/17/03	Country Music Media Group, Inc.	Country Weekly	Vol. 10 # 25	TX 5-854-694	12/24/03
12/17/03	Country Music Media Group, Inc.	Country Weekly	Vol 10 # 26	TX 5-884-549	12/24/03
12/17/03	Country Music Media Group, Inc.	Country Weekly	Vol. 11 # 1	TX 5-897-006	12/24/03
12/31/03	Weider Publications, LLC	Shape	Vol. 23 # 3	TX 5-883-279	01/07/04
12/31/03	Weider Publications, LLC	Shape	Vol. 23 # 5	TX 5-883-297	01/07/04
12/31/03	Weider Publications, LLC	Shape	Vol. 23 # 6	TX 5-883-298	01/07/04
12/31/03	AMI Specials, Inc.	Los chismes mas gordos de Raul de Molina	IV, #7	TX 5-861-625	01/07/04
12/31/03	Weider Publications, LLC	Natural Health	Vol. 33 #8	TX 5-861-626	01/07/04
12/31/03	Weider Publications, LLC	Natural Health	Vol. 34 #1	TX 5-883-284	01/07/04
12/31/03	Weider Publications, LLC	FLEX	Vol 21. #11	TX 5-890-017	01/07/04
12/31/03	Weider Publications, LLC	Muscle & Fitness	Vol. 65 #1	TX 5-890-095	01/12/04
12/31/03	Weider Publications, LLC	Muscle & Fitness	Vol. 65 #2	TX 5-890-080	01/12/04
12/31/03	American Media Mini Mags, Inc.	Legends of Country Music		TX 5-887-551	01/12/04
12/31/03	American Media Mini Mags, Inc.	WWE - Goldberg	1 of 3	TX 5-948-768	01/12/04
12/31/03	American Media Mini Mags, Inc.	WWE - Sable	2 of 3	TX 5-889-712	01/13/04
12/31/03	American Media Mini Mags, Inc.	WWE - Top Moments	3 of 3	TX 5-964-336	01/12/04
12/31/03	American Media Mini Mags, Inc.	No Mas Deudas		TX 5-964-333	01/12/04
12/31/03	American Media Mini Mags, Inc.	Los mejores quemadores naturales de grasa		TX 5-889-399	01/12/04
12/31/03	American Media Mini Mags, Inc.	Lucie Bien, Sientete Mejor		TX 5-921-462	01/16/04
12/31/03	American Media Mini Mags, Inc.	101 Formas de Consentirte		TX 5-964-334	01/12/04
12/31/03	American Media Mini Mags, Inc.	Convierte tu basura en un tesoro		TX 5-901-565	01/13/04
12/31/03	American Media Mini Mags, Inc.	25 Comidas Poderosas		TX 5-964-335	01/12/04
12/31/03	American Media Mini Mags, Inc.	Ed verano y los ninos		TX 5-889-397	01/13/04
12/31/03	American Media Mini Mags, Inc.	Mujer Sana		TX 5-881-962	01/13/04
12/31/03	Weider Publications, LLC	Shape en Espanol	Vol. 1 #10	TX 5-885-289	01/09/04
12/31/03	Weider Publications, LLC	Shape en Espanol	Vol. 1 #11	TX 5-885-290	01/09/04
12/31/03	Weider Publications, LLC	Shape en Espanol	Vol. 1 #12	TX 5-885-288	01/09/04
12/31/03	Weider Publications, LLC	Shape en Espanol	Vol. 2 #1	TX 5-942-121	01/12/04
12/31/03	American Media Mini Mags, Inc.	Leo - Jan Feb Mar 2004		TX 5-881-964	01/13/04
12/31/03	American Media Mini Mags, Inc.	Aries - Jan Feb Mar 2004		TX 5-881-961	01/13/04
12/31/03	American Media Mini Mags, Inc.	Sagittarius - Jan Feb Mar 2004		TX 5-882-845	01/13/04
12/31/03	American Media Mini Mags, Inc.	Capricorn - Jan Feb Mar 2004		TX 5-855-013	01/13/04
12/31/03	American Media Mini Mags, Inc.	Virgo - Jan Feb Mar 2004		TX 5-889-677	01/13/04
12/31/03	American Media Mini Mags, Inc.	Taurus - Jan Feb Mar 2004		TX 5-881-967	01/13/04
12/31/03	American Media Mini Mags, Inc.	Gemini - Jan Feb Mar 2004		TX 5-946-952	01/20/04
12/31/03	American Media Mini Mags, Inc.	Libra - Jan Feb Mar 2004		TX 5-889-713	01/13/04
12/31/03	American Media Mini Mags, Inc.	Aquarius - Jan Feb Mar 2004		TX 5-855-016	01/13/04
12/31/03	American Media Mini Mags, Inc.	Pisces - Jan Feb Mar 2004		TX 5-882-840	01/13/04
12/31/03	American Media Mini Mags, Inc.	Scorpio - Jan Feb Mar 2004		TX 5-855-012	01/13/04
12/31/03	American Media Mini Mags, Inc.	Cancer - Jan Feb Mar 2004		TX 5-855-009	01/13/04
12/31/03	American Media Mini Mags, Inc.	Healthy Lunches		TX 5-855-011	01/13/04
12/31/03	American Media Mini Mags, Inc.	180 amazing cat facts		TX 5-923-264	01/13/04

Date filed	Owner	Publication	Issue Number	Registration #	Date
12/31/03	American Media Mini Mags, Inc.	How you can be gorgeous at 30 40 50		TX 5-882-871	01/13/04
12/31/03	American Media Mini Mags, Inc.	vital vitamins		TX 5-855-015	01/13/04
12/31/03	American Media Mini Mags, Inc.	Winter Love Horoscope		TX 5-882-872	01/13/04
12/31/03	American Media Mini Mags, Inc.	You CAN live with Diabetes		TX 5-925-985	01/13/04
12/31/03	American Media Mini Mags, Inc.	Ready Set . . . Relax		TX 5-882-273	01/13/04
12/31/03	American Media Mini Mags, Inc.	Nature’s Wonder Foods		TX 5-881-958	01/13/04
12/31/03	American Media Mini Mags, Inc.	Angels are Everywhere		TX 5-900-194	01/13/04
12/31/03	American Media Mini Mags, Inc.	Naturally Yours Unlimited Energy		TX 5-889-398	01/13/04
12/31/03	American Media Mini Mags, Inc.	Your 2004 Numerology Guide		TX 5-881-959	01/13/04
12/31/03	American Media Mini Mags, Inc.	Naturally Yours garlic, vinegar - and you		TX 5-889-678	01/13/04
12/31/03	American Media Mini Mags, Inc.	naturally yours beat stress for good		TX 5-855-010	01/13/04
12/31/03	American Media Mini Mags, Inc.	naturally yours a brand new you		TX 5-882-838	01/13/04
12/31/03	American Media Mini Mags, Inc.	Easy & Convenient Nutrition Calendar		TX 5-881-960	01/13/04
12/31/03	American Media Mini Mags, Inc.	2004 Zodiac Guide		TX 5-882-842	01/13/04
12/31/03	American Media Mini Mags, Inc.	The Big Scan & Find #8		TX 5-882-873	01/13/04
12/31/03	American Media Mini Mags, Inc.	Mystery Word Game #36		TX 5-855-014	01/13/04
12/31/03	American Media Mini Mags, Inc.	The Big Seek & Find #5		TX 5-947-371	01/14/04
12/31/03	American Media Mini Mags, Inc.	Secret Word #49		TX 5-855-007	01/13/04
12/31/03	American Media Mini Mags, Inc.	Secret Word #47		TX 5-889-679	01/13/04
12/31/03	American Media Mini Mags, Inc.	Christmas Fun 4 Kids		TX 5-885-514	01/13/04
12/31/03	American Media Mini Mags, Inc.	Your Guide to Romance, Health & Success		TX 5-947-374	01/13/04
12/31/03	American Media Mini Mags, Inc.	Mystery Word Game #34		TX 5-882-874	01/16/04
12/31/03	American Media Mini Mags, Inc.	Mystery Word Game #35		TX 5-855-008	01/13/04
12/31/03	American Media Mini Mags, Inc.	Seek & Find from the BIBLE		TX 5-882-848	01/13/04
12/31/03	American Media Mini Mags, Inc.	The Big Scan & Find #7		TX 5-881-963	01/13/04
12/31/03	American Media Mini Mags, Inc.	Secret Word #48		TX 5-881-965	01/13/04
01/06/04	Weider Publications, LLC	Living Fit	Vol. 5 #1	TX 5-942-148	01/20/04
01/06/04	Weider Publications, LLC	Living Fit	Vol. 5 #2	TX 5-942-147	01/20/04
01/06/04	American Media Mini Mags, Inc.	Healthy Meals in 20 Minutes		TX 5-957-536	01/20/04
01/06/04	American Media Mini Mags, Inc.	perfect skin at any age		TX 5-888-588	01/13/04
01/12/04	AM Auto World Weekly, Inc.	AMI Auto World Magazine	Vol 3 #2-Jan 04	TX 5-885-509	01/16/04
01/12/04	Weider Publications, LLC	Shape your body and your life	2004 Calendar	TX 5-940-767	01/23/04
01/12/04	Weider Publications, LLC	2004 M&F Swimsuit Calendar		TX 5-947-267	01/26/04
01/12/04	American Media Mini Mags, Inc.	Aries 2004 Calendar		TX 5-940-770	01/26/04
01/12/04	American Media Mini Mags, Inc.	Taurus 2004 Calendar		TX 5-947-263	01/23/04
01/12/04	American Media Mini Mags, Inc.	Pisces 2004 Caldendar		TX 5-947-262	01/23/04
01/12/04	American Media Mini Mags, Inc.	Aquarius 2004 Calendar		TX 5-947-261	01/23/04
01/12/04	American Media Mini Mags, Inc.	Capricorn 2004 Calendar		TX 5-947-266	01/23/04
01/12/04	American Media Mini Mags, Inc.	Sagittarius 2004 Calendar		TX 5-882-212	01/16/04
01/12/04	American Media Mini Mags, Inc.	Scorpio 2004 Calendar		TX 5-947-265	01/23/04
01/12/04	American Media Mini Mags, Inc.	Libra 2004 Calendar		TX 5-940-768	01/26/04
01/12/04	American Media Mini Mags, Inc.	Virgo 2004 Calendar		TX 5-940-766	01/23/04
01/12/04	American Media Mini Mags, Inc.	Gemini 2004 Calendar		TX 5-947-264	01/23/04
01/12/04	American Media Mini Mags, Inc.	Cancer 2004 Calendar		TX 5-940-771	01/26/04

Date filed	Owner	Publication	Issue Number	Registration #	Date
01/12/04	American Media Mini Mags, Inc.	Leo 2004 Calendar		TX 5-940-769	01/26/04
01/15/04	Star Editorial, Inc.	Star	Vol.30, #52, 31 1-3	TX 5-924-034	01/21/04
01/15/04	National Examiner, Inc.	National Examiner	Vol. 40, 51/52; 41 1	TX 5-929-400	01/23/04
01/15/04	National Examiner, Inc.	National Examiner	Vol 41 #2	TX 5-942-057	01/23/04
01/15/04	Mira! Editorial, Inc.	Mira! La Revista #1 De la Farandula	Vol. 4 # 2	TX 5-941-992	01/26/04
01/15/04	Mira! Editorial, Inc.	Mira! La Revista #1 De la Farandula	Vol. 4 # 4	TX 5-941-991	01/26/04
01/15/04	Country Music Media Group, Inc.	Country Weekly	Vol 11 # 2	TX 5-884-136	01/26/04
01/15/04	AM Auto World Weekly, Inc.	NOPI Street Performance Compact	Vol III, #2	TX 5-942-128	01/20/04
01/15/04	American Media Mini Mags, Inc.	Mystery Word Game #37		TX 5-945-765	01/26/04
01/15/04	American Media Mini Mags, Inc.	Secret Word #50		TX 5-882-277	01/23/04
01/15/04	American Media Mini Mags, Inc.	The Big Scan & Find #9		TX 5-947-373	01/21/04
01/15/04	American Media Mini Mags, Inc.	Spring 2004 horoscope		TX 5-947-372	01/26/04
01/15/04	Weider Publications, LLC	Shape en Espanol	Vol 2 #2	TX 5-942-257	01/20/04
01/15/04	Weider Publications, LLC	Men’s Fitness	Vol 20 #2	TX 5-942-133	01/20/04
01/15/04	Weider Publications, LLC	SHAPE presents Fit Pregnancy	Vol 10 #6	TX 5-942-127	01/20/04
01/15/04	Weider Publications, LLC	Natural Health	Vol 34 #2	TX 5-943-276	01/20/04
01/15/04	Weider Publications, LLC	FLEX	Vol 21 #12	TX 5-943-341	01/20/04
01/15/04	Weider Publications, LLC	M&F Hers	Vol 5 #1	TX 5-942-256	01/20/04
01/15/04	Weider Publications, LLC	M&F Burn Fat Fast		TX 5-941-467	01/20/04
02/26/04	Star Editorial, Inc.	Star	Vol.31 4-7	TX 5-924-096	03/01/04
02/26/04	National Enquirer, Inc.	National Enquirer	Vol. 78, 28-31	TX 5-925-264	03/01/04
02/26/04	Globe Editorial, Inc.	Globe	Vol. 51 #3-6	TX 5-964-905	03/01/04
02/26/04	National Examiner, Inc.	National Examiner	Vol. 41 3-6	TX 5-925-315	03/01/04
02/26/04	Mira! Editorial, Inc.	Mira! La Revista #1 De la Farandula	Vol. 4 # 6	TX 5-943-898	03/04/04
02/26/04	Mira! Editorial, Inc.	Mira! La Revista #1 De la Farandula	Vol. 4 # 8	TX 5-943-897	03/04/04
02/26/04	Country Music Media Group, Inc.	Country Weekly	Vol 11 # 3	TX 5-916-194	03/04/04
02/26/04	Country Music Media Group, Inc.	Country Weekly	Vol 11 # 4	TX 5-916-195	03/04/04
02/26/04	Country Music Media Group, Inc.	Country Weekly	Vol 11 # 5	TX 5-916-286	03/04/04
02/26/04	Weider Publications, LLC	Shape en Espanol	Vol 2 #3	TX 5-942-129	03/08/04
02/26/04	Weider Publications, LLC	FLEX	Vol 22 #1	TX 5-927-047	03/11/04
02/26/04	Weider Publications, LLC	M&F	Vol 65 #3	TX 5-943-277	03/08/04
02/26/04	Weider Publications, LLC	M&F	Vol 65 #4	TX 5-943-340	03/10/04
02/26/04	Weider Publications, LLC	M&F Hers	Vol 5 #2	TX 5-942-130	03/08/04
02/26/04	Weider Publications, LLC	M&F Hers	Vol 5 #3	TX 5-942-277	03/08/04
02/26/04	Weider Publications, LLC	Natural Health	Vol 34 #3	TX 5-942-278	03/08/04
02/26/04	Weider Publications, LLC	Shape	Vol 23, #7	TX 5-940-993	03/08/04
02/26/04	AM Auto World Weekly, Inc.	AMI Auto World Magazine	Vol 3, #3	TX 5-916-193	03/08/04
03/29/04	Star Editorial, Inc.	Star	Vol.31 8-11	TX 5-927-732	04/12/04
03/29/04	National Enquirer, Inc.	National Enquirer	Vol. 78, 36-39	TX 5-927-730	04/15/04
03/29/04	Globe Editorial, Inc.	Globe	Vol. 51 #11-14	TX 5-928-355	04/12/04
03/29/04	National Examiner, Inc.	National Examiner	Vol. 41 11-14	TX 5-955-504	04/12/04
03/29/04	American Media Consumer Entertainment, Inc.	Sun	Vol. 22 8-11	TX 5-955-503	04/12/04
03/29/04	Mira! Editorial, Inc.	Mira! La Revista #1 De la Farandula	Vol. 4 # 10	TX 6-163-780	04/16/04
03/29/04	Mira! Editorial, Inc.	Mira! La Revista #1 De la Farandula	Vol. 4 # 12	TX 5-973-682	04/12/04
03/29/04	Country Music Media Group, Inc.	Country Weekly	Vol 11 # 6	TX 5-967-965	04/12/04
03/29/04	Country Music Media Group, Inc.	Country Weekly	Vol 11 # 7	TX 5-973-785	04/12/04
03/29/04	Country Music Media Group, Inc.	Country Weekly	Vol 11 # 8	TX 5-965-563	04/12/04
03/29/04	Weider Publications, LLC	Shape en Espanol	Vol 2 #4	TX 5-973-760	04/12/04
03/29/04	Weider Publications, LLC	FLEX	Vol 22 #2	TX 5-965-464	04/12/04

Date filed	Owner	Publication	Issue Number	Registration #	Date
03/29/04	Weider Publications, LLC	M&F	Vol 65 #5	TX 5-973-644	04/02/04
03/29/04	Weider Publications, LLC	Men’s Fitness	Vol 20 #4	TX 5-965-465	04/12/04
03/29/04	Weider Publications, LLC	Hers	Vol 5 #4	TX 5-969-957	04/12/04
03/29/04	Weider Publications, LLC	Living Fit	Vol 5 #3	TX 5-965-460	04/12/04
03/29/04	Weider Publications, LLC	Natural Health	Vol 34 #4	TX 5-965-459	04/12/04
03/29/04	Weider Publications, LLC	Shape	Vol 23, #8	TX 5-965-458	04/12/04
03/29/04	Weider Publications, LLC	SHAPE presents Fit Pregnancy	Vol 11 #1	TX 5-969-960	04/12/04
03/29/04	AMI Specials, Inc.	Friends - Collectors Edition		TX 5-965-466	04/12/04
03/29/04	AMI Specials, Inc.	Reality TV		TX 5-965-560	04/12/04
03/29/04	AM Auto World Weekly, Inc.	NOPI Street Performance Compact	Vol III, #3	TX 5-984-091	04/02/04
04/01/04	Weider Publications, LLC	Thalia	Vol 1, #5	TX 5-973-692	04/15/04
04/01/04	Weider Publications, LLC	Shape ultimate makeovers		TX 6-003-135	04/15/04
04/01/04	Weider Publications, LLC	Men’s Fitness Ultimate Abs		TX 5-975-680	04/15/04
04/01/04	Weider Publications, LLC	Men’s Fitness Instant Fitness		TX 5-989-437	04/12/04
04/01/04	American Media Mini Mags, Inc.	QUICK! Healthy Meals		TX 5-956-185	04/22/04
04/01/04	American Media Mini Mags, Inc.	QUICK! FatSmarts		TX 5-962-474	04/16/04
04/01/04	American Media Mini Mags, Inc.	QUICK! FastFood Calorie Counter		TX 5-956-181	04/22/04
04/01/04	American Media Mini Mags, Inc.	QUICK! KidFitness		TX 5-962-475	04/16/04
04/01/04	American Media Mini Mags, Inc.	naturally yours quick & easy meals		TX 5-951-720	04/16/04
04/01/04	American Media Mini Mags, Inc.	naturally yours everyday herbal cures		TX 5-956-177	04/16/04
04/01/04	American Media Mini Mags, Inc.	Chinese Horoscope for 2004		TX 6-093-949	04/22/04
04/01/04	American Media Mini Mags, Inc.	Soul mates discovering sharing loving		TX 6-051-717	04/16/04
04/01/04	American Media Mini Mags, Inc.	Spring Love Signs		TX 5-956-450	04/16/04
04/01/04	American Media Mini Mags, Inc.	7 Steps To Getting Rich		TX 5-981-427	04/22/04
04/01/04	American Media Mini Mags, Inc.	naturally yours healing green black herbal teas		TX 5-961-309	04/16/04
04/01/04	American Media Mini Mags, Inc.	naturally yours make it natural		TX 5-962-842	04/07/04
04/01/04	American Media Mini Mags, Inc.	Leo - April May June 2004		TX 6-021-108	07/26/04
04/01/04	American Media Mini Mags, Inc.	Aries - April May June 2004		TX 5-971-572	05/03/04
04/01/04	American Media Mini Mags, Inc.	Sagittarius - April May June 2004		TX 5-976-190	04/22/04
04/01/04	American Media Mini Mags, Inc.	Capricorn - April May June 2004		TX 5-981-425	04/22/04
04/01/04	American Media Mini Mags, Inc.	Virgo - April May June 2004		TX 5-978-113	05/17/04
04/01/04	American Media Mini Mags, Inc.	Taurus - April May June 2004		TX 6-060-590	09/06/04
04/01/04	American Media Mini Mags, Inc.	Gemini - April May June 2004		TX 5-962-844	04/07/04
04/01/04	American Media Mini Mags, Inc.	Libra - April May June 2004		TX 5-962-845	04/22/04
04/01/04	American Media Mini Mags, Inc.	Aquarius - April May June 2004		TX 5-962-476	04/16/04
04/01/04	American Media Mini Mags, Inc.	Pisces - April May June 2004		TX 5-963-483	04/22/04

Date filed	Owner	Publication	Issue Number	Registration #	Date
04/01/04	American Media Mini Mags, Inc.	Scorpio - April May June 2004		TX 6-093-944	04/16/04
04/01/04	American Media Mini Mags, Inc.	Cancer - April May June 2004		TX 5-962-843	04/07/04
04/01/04	American Media Mini Mags, Inc.	The Big Scan & Find #10		TX 5-962-846	04/22/04
04/01/04	American Media Mini Mags, Inc.	Secret Word #51		TX 5-956-183	04/22/04
04/01/04	American Media Mini Mags, Inc.	The Big Seek & Find #6		TX 5-956-182	04/22/04
04/01/04	American Media Mini Mags, Inc.	Mystery Word Game #38		TX 5-956-184	04/22/04
04/01/04	American Media Mini Mags, Inc.	Tu cofre familiar de Medicina Herbal		TX 5-956-179	04/22/04
04/01/04	American Media Mini Mags, Inc.	Como Vencer Tus Alergias		TX 5-956-180	04/22/04
04/01/04	American Media Mini Mags, Inc.	Como Puedes Vivir Bien y Gastar Menos!		TX 5-956-178	04/22/04
04/01/04	American Media Mini Mags, Inc.	Como ser eternamante joven		TX 5-956-186	04/22/04
04/01/04	American Media Mini Mags, Inc.	WWE Rowdy Roddy Piper 1 of 4		TX 5-956-174	04/22/04
04/01/04	American Media Mini Mags, Inc.	WWE The Hurricane 2 of 4		TX 5-956-176	04/22/04
04/01/04	American Media Mini Mags, Inc.	WWE Matt Hardy 3 of 4		TX 5-956-175	04/22/04
04/01/04	American Media Mini Mags, Inc.	WWE Hottest Photo Picks 4 of 4		TX 6-030-097	04/16/04
04/28/04	Star Editorial, Inc.	Star	Vol.31 12-15	TX 5-963-121	05/17/04
04/28/04	National Enquirer, Inc.	National Enquirer	Vol. 78, 40-43	TX 5-964-916	05/17/04
04/28/04	Globe Editorial, Inc.	Globe	Vol. 51 #15-18	TX 5-993-100	05/17/04
04/28/04	National Examiner, Inc.	National Examiner	Vol. 41 15-18	TX 5-964-914	05/17/04
04/28/04	American Media Consumer Entertainment, Inc.	Sun	Vol. 22 12-15	TX 5-969-515	05/17/04
04/28/04	Mira! Editorial, Inc.	Mira! La Revista #1 De la Farandula	Vol. 4 # 14	TX 6-002-398	07/26/04
04/28/04	Mira! Editorial, Inc.	Mira! La Revista #1 De la Farandula	Vol. 4 # 16	TX 6-005-490	07/26/04
04/28/04	Mira! Editorial, Inc.	Mira! La Revista #1 De la Farandula	Vol. 4 # 18	TX 5-973-924	05/12/04
04/28/04	Mira! Editorial, Inc.	Mira! La Revista #1 De la Farandula	Vol. 4 # 20	TX 6-005-491	07/26/04
04/28/04	Country Music Media Group, Inc.	Country Weekly	Vol 11 # 9	TX 5-969-281	05/17/04
04/28/04	Country Music Media Group, Inc.	Country Weekly	Vol 11 # 10	TX 6-004-014	05/17/04
04/28/04	Weider Publications, LLC	Shape	Vol 23, #9	TX 6-055-914	05/12/04
06/01/04	Star Editorial, Inc.	Star	Vol.31 16-19	TX 5-989-009	07/26/04
06/01/04	Globe Editorial, Inc.	Globe	Vol. 51 #19-22	TX 5-989-007	07/26/04
06/01/04	National Examiner, Inc.	National Examiner	Vol. 41 19-22	TX 5-989-005	07/26/04
06/01/04	American Media Consumer Entertainment, Inc.	Sun	Vol. 22 16-19	TX 5-985-611	06/08/04
06/01/04	American Media Consumer Entertainment, Inc.	Sun (vol # wrong)	Vol. 21 20-23	TX 5-989-003	07/26/04
06/01/04	Mira! Editorial, Inc.	Mira! La Revista #1 De la Farandula	Vol. 4 # 22	TX 6-004-624	06/08/04
06/01/04	Mira! Editorial, Inc.	Mira! La Revista #1 De la Farandula	Vol. 4 # 24	TX 6-002-629	07/26/04
06/01/04	AM Auto World Weekly, Inc.	NOPI Street Performance Compact	Vol III, #4	TX 6-002-387	07/26/04
06/01/04	Weider Publications, LLC	Men’s Fitness	Vol 20 #3	TX 6-002-389	07/26/04
06/01/04	Weider Publications, LLC	Men’s Fitness	Vol 20 #5	TX 6-035-808	06/08/04
06/01/04	Weider Publications, LLC	Men’s Fitness	Vol 20 #6	TX 6-002-388	07/26/04
06/01/04	Weider Publications, LLC	M&F	Vol 65 #6	TX 6-002-385	07/26/04
06/01/04	Weider Publications, LLC	M&F	Vol 65 #7	TX 6-002-699	07/19/04
06/01/04	Country Music Media Group, Inc.	Country Weekly	Vol 11 # 11	TX 6-002-393	07/26/04

Date filed	Owner	Publication	Issue Number	Registration #	Date
06/01/04	Country Music Media Group, Inc.	Country Weekly	Vol 11 # 12	TX 6-002-394	07/26/04
06/01/04	Country Music Media Group, Inc.	Country Weekly	Vol 11 # 13	TX 6-002-395	07/26/04
06/01/04	Weider Publications, LLC	Shape en Espanol	Vol 2 #5	TX 6-002-382	07/26/04
06/01/04	Weider Publications, LLC	Shape en Espanol	Vol 2 #6	TX 6-002-381	07/26/04
06/01/04	Weider Publications, LLC	Shape en Espanol	Vol 2 #8	TX 6-002-380	07/26/04
06/01/04	Weider Publications, LLC	FLEX	Vol 22 #4	TX 6-002-383	07/26/04
06/01/04	Weider Publications, LLC	Hers	Vol 5 #5	TX 6-002-386	07/26/04
06/01/04	Weider Publications, LLC	Shape	Vol 23, #10	TX 6-002-627	07/26/04
06/01/04	Weider Publications, LLC	SHAPE presents Fit Pregnancy	Vol 11 #2	TX 6-002-628	07/26/04
06/01/04	Weider Publications, LLC	Thalia	Vol 2, #6	TX 6-002-390	07/26/04
06/01/04	Weider Publications, LLC	Thalia	Vol 2, #7	TX 6-002-626	07/26/04
06/01/04	Weider Publications, LLC	Natural Health	Vol 34 #5	TX 6-002-392	07/26/04
06/01/04	Weider Publications, LLC	Natural Health	vol 34 #6	TX 6-002-391	07/26/04
06/29/04	Globe Editorial, Inc.	Globe	Vol. 51 #23-26	TX 5-989-281	07/15/04
10/05/04	National Examiner, Inc.	National Examiner	Vol. 41 #27-30	TX 6-005-204	08/04/04
06/29/04	Mira! Editorial, Inc.	Mira! La Revista #1 De la Farandula	Vol. 4 # 26	TX 6-002-537	07/26/04
06/29/04	Mira! Editorial, Inc.	Mira! La Revista #1 De la Farandula	Vol. 4 # 28	TX 6-002-405	07/09/04
06/29/04	AM Auto World Weekly, Inc.	AMI Auto World Magazine	Vol 3, #4	TX 6-002-561	07/26/04
06/29/04	Country Music Media Group, Inc.	Country Weekly	Vol 11 # 14	TX 6-002-397	07/26/04
06/29/04	Country Music Media Group, Inc.	Country Weekly	Vol 11 # 15	TX 6-002-403	07/12/04
06/29/04	Weider Publications, LLC	FLEX	Vol 22 #5	TX 6-002-697	07/19/04
06/29/04	AMI Specials, Inc.	Ronald Reagan - His Legacy	Vol IV #9	TX 6-002-396	07/26/04
07/06/04	Weider Publications, LLC	Hers	Vol 5 #7	TX 6-035-910	09/07/04
07/09/04	Weider Publications, LLC	Natural Health	Vol 34 #7	TX 6-002-763	07/19/04
07/09/04	Weider Publications, LLC	Living Fit	Vol 5 #3	TX 6-002-654	07/19/04
07/09/04	Weider Publications, LLC	Hers	Vol 5 #6	TX 6-004-623	07/20/04
07/09/04	Weider Publications, LLC	Shape	Vol 23, #11	TX 6-002-700	07/19/04
07/09/04	Weider Publications, LLC	Shape	Vol 23, #12	TX 6-002-655	07/19/04
07/09/04	Weider Publications, LLC	Men’s Fitness	Vol 20 #7	TX 6-002-653	07/19/04
07/09/04	Weider Publications, LLC	M&F	Vol 65 #8	TX 6-002-340	07/20/04
07/09/04	Weider Publications, LLC	SHAPE presents Fit Pregnancy	Vol 11 #3	TX 6-002-701	07/19/04
07/27/04	Weider Publications, LLC	FLEX	Vol 22 #7	TX 6-049-942	09/07/04
07/30/04	Star Editorial, Inc.	Star	Vol.31 28-31	TX 5-999-885	08/06/04
07/30/04	National Enquirer, Inc.	National Enquirer	Vol. 78, 52 vol 79 1-3	TX 5-999-882	08/06/04
07/30/04	Globe Editorial, Inc.	Globe	Vol. 51 #27-30	TX 5-999-848	08/04/04
07/30/04	American Media Consumer Entertainment, Inc.	Sun	Vol. 22 #28 vol 21 29-31	TX 6-005-216	08/06/04
07/30/04	Mira! Editorial, Inc.	Mira! La Revista #1 De la Farandula	Vol. 4 # 30	TX 6-012-711	08/09/04
07/30/04	Mira! Editorial, Inc.	Mira! La Revista #1 De la Farandula	Vol. 4 # 32	TX 6-079-199	08/09/04
08/10/04	Weider Publications, LLC	Hers	Vol 5 #8	TX 6-053-395	10/08/04
08/24/04	Weider Publications, LLC	FLEX	Vol 22 #8	TX 6-055-917	10/08/04
08/30/04	Weider Publications, LLC	Men’s Fitness	Vol 20 #8	TX 6-035-920	09/07/04
08/30/04	Weider Publications, LLC	Men’s Fitness	Vol 20 #9	TX 6-035-917	09/17/04
08/30/04	Weider Publications, LLC	M&F	Vol 65 #9	TX 6-035-918	09/07/04
08/30/04	Weider Publications, LLC	M&F	Vol 65, #10	TX 6-024-790	09/07/04
08/30/04	Weider Publications, LLC	Natural Health	Vol 34, #8	TX 6-238-747	09/07/04
08/30/04	AM Auto World Weekly, Inc.	AMI Auto World Magazine	Vol 3 #5	TX 6-036-260	09/07/04
08/30/04	Weider Publications, LLC	SHAPE	Vol 24 #1	TX 6-035-908	09/07/04
08/30/04	Weider Publications, LLC	SHAPE	Vol 24 #2	TX 6-035-909	09/07/04
09/21/04	Weider Publications, LLC	FLEX	Vol 22 #9	TX 6-078-160	12/13/04

Date filed	Owner	Publication	Issue Number	Registration #	Date
09/30/04	Star Editorial, Inc.	Star	Vol 31 #32-35	TX 6-053-186	10/08/04
09/30/04	Star Editorial, Inc.	Star	Vol 31 #36-39	TX 6-053-190	10/08/04
09/30/04	National Enquirer, Inc.	National Enquirer	Vol. 79 4-7	TX 6-053-192	10/08/04
09/30/04	National Enquirer, Inc.	National Enquirer	Vol. 79 8-11	TX 6-036-122	10/08/04
09/30/04	Globe Editorial, Inc.	GLOBE	Vol. 51 #31-34	TX 6-036-124	10/08/04
09/30/04	Globe Editorial, Inc.	GLOBE	Vol. 51 #35-38	TX 6-053-191	10/08/04
09/30/04	National Examiner, Inc.	National Examiner	Vol. 41 #31-34	TX 6-053-189	10/08/04
09/30/04	National Examiner, Inc.	National Examiner	Vol. 41 #35-38	TX 6-053-157	10/08/04
09/30/04	American Media Consumer Entertainment, Inc.	Sun	Vol. 21 #32-35	TX 6-036-123	10/08/04
09/30/04	American Media Consumer Entertainment, Inc.	Sun	Vol. 21 #36-39	TX 6-033-040	10/08/04
09/30/04	Mira! Editorial, Inc.	Mira! La Revista #1 De la Farandula	Vol. 4 # 34	TX 6-035-963	10/08/04
09/30/04	Mira! Editorial, Inc.	Mira! La Revista #1 De la Farandula	Vol. 4 # 36	TX 6-055-927	10/08/04
09/30/04	Mira! Editorial, Inc.	Mira! La Revista #1 De la Farandula	Vol. 4 # 38	TX 6-055-928	10/08/04
09/30/04	Mira! Editorial, Inc.	Mira! La Revista #1 De la Farandula	Vol. 4 # 40	TX 6-035-965	10/08/04
09/30/04	Mira! Editorial, Inc.	Mira! La Revista #1 De la Farandula	Vol. 4 # 42	TX 6-035-967	10/08/04
09/30/04	Country Music Media Group, Inc.	Country Weekly	Vol 11 # 16	TX 6-035-966	10/08/04
09/30/04	Country Music Media Group, Inc.	Country Weekly	Vol 11 # 17	TX 6-055-926	10/08/04
09/30/04	Country Music Media Group, Inc.	Country Weekly	Vol 11 # 18	TX 6-056-051	10/08/04
09/30/04	Country Music Media Group, Inc.	Country Weekly	Vol 11 # 19	TX 6-055-862	10/08/04
09/30/04	Country Music Media Group, Inc.	Country Weekly	Vol 11 # 20	TX 6-055-930	10/08/04
09/30/04	Country Music Media Group, Inc.	Country Weekly	Vol 11 # 21	TX 6-055-929	10/08/04
09/30/04	Weider Publications, LLC	Living Fit	Vol 5 #5	TX 6-055-919	10/08/04
	Weider Publications, LLC	Muscle & Fitness	Vol 65 #9	TX 6-035-918	09/07/04
	Weider Publications, LLC	Muscle & Fitness	Vol 65 #10	TX 6-024-790	09/07/04
09/30/04	Weider Publications, LLC	Muscle & Fitness	Vol 65 #11	TX 6-053-701	10/08/04
09/30/04	Weider Publications, LLC	SHAPE	Vol 24 #3	TX 6-055-759	10/08/04
09/30/04	Weider Publications, LLC	Shape en Espanol	Vol 2 #9	TX 6-035-869	10/08/04
09/30/04	Weider Publications, LLC	Shape en Espanol	Vol 2 #10	TX 6-055-920	10/08/04
09/30/04	Weider Publications, LLC	Shape en Espanol	Vol 2 #11	TX 6-055-918	10/08/04
10/11/04	American Media Mini Mags, Inc.	Gemini-July August September 2004		TX 6-073-526	10/21/04
10/11/04	American Media Mini Mags, Inc.	Libra-July August September 2004		TX 6-070-890	10/21/04
10/11/04	American Media Mini Mags, Inc.	Aquarius-July August September 2004		TX 6-073-484	10/28/04
10/11/04	American Media Mini Mags, Inc.	Cancer-July August September 2004		TX 6-060-695	10/21/04
10/11/04	American Media Mini Mags, Inc.	Scorpio-July August September 2004		TX 6-073-524	10/21/04
10/11/04	American Media Mini Mags, Inc.	Pisces-July August September 2004		TX 6-073-523	10/21/04
10/11/04	American Media Mini Mags, Inc.	Aries-July August September 2004		TX 6-105-945	10/27/04
10/11/04	American Media Mini Mags, Inc.	Leo-July August September 2004		TX 6-073-482	10/28/04
10/11/04	American Media Mini Mags, Inc.	Sagittarius-July August September 2004		TX 6-073-483	10/28/04
10/11/04	American Media Mini Mags, Inc.	Taurus-July August September 2004		TX 6-073-486	10/28/04
10/11/04	American Media Mini Mags, Inc.	Virgo-July August September 2004		TX 6-073-485	10/28/04

Date filed	Owner	Publication	Issue Number	Registration #	Date
10/11/04	American Media Mini Mags, Inc.	Capricors-July August September 2004		TX 6-073-525	10/21/04
10/11/04	American Media Mini Mags, Inc.	Cancer-October November December 2004		TX 6-073-489	10/28/04
10/11/04	American Media Mini Mags, Inc.	Scorpio-October November December 2004		TX 6-073-490	10/28/04
10/11/04	American Media Mini Mags, Inc.	Pisces-October November December 2004		TX 6-073-487	10/28/04
10/11/04	American Media Mini Mags, Inc.	Libra-October November December 2004		TX 6-073-504	10/21/04
10/11/04	American Media Mini Mags, Inc.	Gemini-October November December 2004		TX 6-063-786	10/25/04
10/11/04	American Media Mini Mags, Inc.	Aquarius-October November December 2004		TX 6-073-507	10/21/04
10/11/04	American Media Mini Mags, Inc.	Taurus-October November December 2004		TX 6-073-488	10/28/04
10/11/04	American Media Mini Mags, Inc.	Virgo-October November December 2004		TX 6-105-946	10/27/04
10/11/04	American Media Mini Mags, Inc.	Capricorn-October November December 2004		TX 6-073-492	10/28/04
10/11/04	American Media Mini Mags, Inc.	Sagittarius-October November December 2004		TX 6-073-491	10/28/04
10/11/04	American Media Mini Mags, Inc.	Leo-October November December 2004		TX 6-073-506	10/21/04
10/11/04	American Media Mini Mags, Inc.	Aries-October November December 2004		TX 6-073-505	10/21/04
10/11/04	American Media Mini Mags, Inc.	QUICK! Allergy Smarts		TX 6-113-327	10/27/04
10/11/04	American Media Mini Mags, Inc.	QUICK! Meals4Kids		TX 6-065-504	10/21/04
10/11/04	American Media Mini Mags, Inc.	QUICK! StayMarried		TX 6-073-522	10/21/04
10/11/04	American Media Mini Mags, Inc.	QUICK! ReachingTeens		TX 6-073-520	10/21/04
10/11/04	American Media Mini Mags, Inc.	QUICK! THE HEALING Power of Tea		TX 6-060-694	10/21/04
10/11/04	American Media Mini Mags, Inc.	QUICK! Why Are You So TIRED?		TX 6-073-521	10/21/04
10/11/04	American Media Mini Mags, Inc.	QUICK! Meals in MINUTES		TX 6-073-519	10/21/04
10/11/04	American Media Mini Mags, Inc.	QUICK! How Pets Can Save Your Life		TX 6-073-517	10/21/04
10/11/04	American Media Mini Mags, Inc.	SCAN AND FIND #128		TX 6-073-515	10/21/04
10/11/04	American Media Mini Mags, Inc.	QUICK! LOW-CARB GUIDE TO Eating Out		TX 6-073-518	10/21/04
10/11/04	American Media Mini Mags, Inc.	SEEK AND FIND #135		TX 6-073-512	10/21/04
10/11/04	American Media Mini Mags, Inc.	INCREDIBLE TRUE STORIES - Angel Encounters		TX 6-073-493	10/28/04
10/11/04	American Media Mini Mags, Inc.	QUICK! TakeControl		TX 6-060-693	10/21/04
10/11/04	American Media Mini Mags, Inc.	QUICK! TabbyTalk		TX 6-073-502	10/28/04
10/11/04	American Media Mini Mags, Inc.	QUICK! Summer LoveSigns		TX 6-073-496	10/28/04
10/11/04	American Media Mini Mags, Inc.	QUICK! StayYoung		TX 6-073-499	10/28/04
10/11/04	American Media Mini Mags, Inc.	QUICK! SpaSecrets		TX 6-073-501	10/28/04
10/11/04	American Media Mini Mags, Inc.	QUICK! GreatShakes		TX 6-073-500	10/28/04

Date filed	Owner	Publication	Issue Number	Registration #	Date
10/11/04	American Media Mini Mags, Inc.	QUICK! StopStress		TX 6-073-503	10/28/04
10/11/04	American Media Mini Mags, Inc.	QUICK! PuppyLove		TX 6-073-497	10/28/04
10/11/04	American Media Mini Mags, Inc.	QUICK! Spot-Free		TX 6-073-498	10/28/04
10/11/04	American Media Mini Mags, Inc.	QUICK! BabyNames		TX 6-073-516	10/21/04
10/11/04	American Media Mini Mags, Inc.	YOUR SUMMER HOROSCOPE		TX 6-035-097	10/27/04
10/11/04	American Media Mini Mags, Inc.	MYSTERY WORD GAME #40		TX 6-059-642	10/27/04
10/11/04	American Media Mini Mags, Inc.	SECRET WORD #53		TX 6-113-388	10/21/04
10/11/04	American Media Mini Mags, Inc.	THE BIG SCAN & FIND #12		TX 6-113-389	10/21/04
10/11/04	American Media Mini Mags, Inc.	THE BIG SCAN & FIND #13		TX 6-113-391	10/21/04
10/11/04	American Media Mini Mags, Inc.	SECRET WORD #54		TX 6-057-531	10/21/04
10/11/04	American Media Mini Mags, Inc.	MYSTERY WORD GAME #41		TX 6-073-514	10/28/04
10/11/04	American Media Mini Mags, Inc.	THE BIG SEEK & FIND #8		TX 6-113-390	10/21/04
10/11/04	American Media Mini Mags, Inc.	THE BIG SCAN & FIND #14		TX 6-063-787	10/25/04
10/11/04	American Media Mini Mags, Inc.	SECRET WORD #55		TX 6-073-513	10/25/04
10/11/04	American Media Mini Mags, Inc.	THE BIG SEEK & FIND #9		TX 6-073-511	10/28/04
10/11/04	American Media Mini Mags, Inc.	MYSTERY WORD GAME #42		TX 6-073-509	10/28/04
10/11/04	American Media Mini Mags, Inc.	THE BIG SCAN & FIND #15		TX 6-062-791	10/27/04
10/11/04	American Media Mini Mags, Inc.	MYSTERY WORD GAME #43		TX 6-077-576	10/25/04
10/11/04	American Media Mini Mags, Inc.	SECRET WORD #56		TX 6-073-508	10/28/04
10/11/04	American Media Mini Mags, Inc.	YOUR FALL horoscope		TX 6-073-494	10/28/04
10/11/04	American Media Mini Mags, Inc.	FAMILY RESTAURANT CALORIE COUNTER		TX 6-070-891	10/21/04
10/11/04	American Media Mini Mags, Inc.	SECRET WORD #57		TX 6-073-510	10/28/04
10/11/04	American Media Mini Mags, Inc.	THE BIG SCAN & FIND #16		TX 6-070-892	10/21/04
10/11/04	American Media Mini Mags, Inc.	MYSTERY WORD GAME #44		TX 6-113-387	10/21/04
10/21/04	Star Editorial, Inc.	Star	Vol 31 #40-43	TX 6-066-678	10/29/04
10/21/04	National Enquirer, Inc.	National Enquirer	Vol. 79 12-15	TX 6-099-047	10/29/04
10/21/04	Globe Editorial, Inc.	GLOBE	Vol. 51 #39-42	TX 6-099-403	10/29/04
10/21/04	National Examiner, Inc.	National Examiner	Vol. 41 #39-42	TX 6-066-613	10/29/04
10/21/04	American Media Consumer Entertainment, Inc.	Sun	Vol. 21 #40-43	TX 6-060-926	10/28/04
10/21/04	Country Music Media Group, Inc.	Country Weekly	Vol 11, #22	TX 6-068-766	11/02/04
10/21/04	Country Music Media Group, Inc.	Country Weekly	Vol 11, #23	TX 6-068-606	11/02/04
10/21/04	Mira! Editorial, Inc.	Mira! La Revista #1 De la Farandula	Vol. 4 # 44	TX 6-068-607	11/02/04
10/21/04	Mira! Editorial, Inc.	Mira! La Revista #1 De la Farandula	Vol. 4 # 46	TX 6-079-198	11/02/04
10/21/04	Weider Publications, LLC	M&F Hers	Vol. 5 #9	TX 6-067-865	11/02/04
10/21/04	Weider Publications, LLC	M&F Hers	Vol. 5 #10	TX 6-078-162	12/13/04
10/21/04	AM Auto World Weekly, Inc.	mph maximum performance horsepower	Vol. 1, #11	TX 6-068-768	11/02/04
10/21/04	AM Auto World Weekly, Inc.	mph maximum performance horsepower	Vol. 2, #1	TX 6-068-605	11/02/04
12/01/04	Star Editorial, Inc.	Star	Vol.31 44-47	TX 6-084-271	12/09/04
12/01/04	Globe Editorial, Inc.	Globe	Vol. 51 #43-46	TX 6-091-017	12/09/04

Date filed	Owner	Publication	Issue Number	Registration #	Date
12/01/04	National Examiner, Inc.	National Examiner	Vol. 41 43-46	TX 6-091-022	12/09/04
12/01/04	American Media Consumer Entertainment, Inc.	Sun	Vol. 21 44-47	TX 6-091-021	12/09/04
12/01/04	Mira! Editorial, Inc.	Mira! La Revista #1 De la Farandula	Vol. 4 # 48	TX 6-089-879	12/13/04
12/01/04	Mira! Editorial, Inc.	Mira! La Revista #1 De la Farandula	Vol. 4 # 50	TX 6-089-880	12/13/04
12/01/04	Country Music Media Group, Inc.	Country Weekly	Vol 11, #24	TX 6-090-930	12/13/04
12/01/04	Country Music Media Group, Inc.	Country Weekly	Vol 11, #25	TX 6-092-387	12/09/04
12/01/04	Country Music Media Group, Inc.	Country Weekly	Vol 11, #26	TX 6-090-931	12/13/04
12/01/04	Weider Publications, LLC	FLEX	Vol 22 #10	TX 6-093-509	12/13/04
12/01/04	Weider Publications, LLC	Men’s Fitness	Vol 20 #10	TX 6-078-161	12/13/04
12/01/04	Weider Publications, LLC	Men’s Fitness	Vol 20 #11	TX 6-078-166	12/13/04
12/01/04	Weider Publications, LLC	M&F	Vol 65 #12	TX 6-090-964	12/13/04
12/01/04	Weider Publications, LLC	Muscle & Fitness	Vol 66 #1	TX 6-078-103	12/13/04
12/01/04	Weider Publications, LLC	Muscle & Fitness	Vol 66 #2	TX 6-112-279	01/13/05
12/01/04	Weider Publications, LLC	Natural Health	Vol 34 #10	TX 6-037-909	09/07/04
12/01/04	Weider Publications, LLC	Natural Health	vol 35 #1	TX 6-093-508	12/13/04
12/01/04	Weider Publications, LLC	Shape	Vol 24, #4	TX 6-093-506	12/13/04
12/01/04	Weider Publications, LLC	Shape	Vol 24, #5	TX 6-093-507	12/13/04
12/01/04	Weider Publications, LLC	Shape en Espanol	Vol 3 #1	TX 6-093-487	12/13/04
12/01/04	Weider Publications, LLC	Fit Pregnancy	Vol 11 #5	TX 6-078-165	12/13/04
12/01/04	Weider Publications, LLC	Healthy Recipes for Weight Loss		TX 6-087-453	12/15/04
12/01/04	Weider Publications, LLC	Weight Training for Women		TX 6-087-454	12/15/04
12/20/04	American Media Mini Mags, Inc.	Aries 2005 Calendar		TX 6-094-367	01/03/05
12/20/04	American Media Mini Mags, Inc.	Taurus 2005 Calendar		TX 6-139-411	01/03/05
12/20/04	American Media Mini Mags, Inc.	Pisces 2005 Caldendar		TX 6-340-886	01/03/05
12/20/04	American Media Mini Mags, Inc.	Aquarius 2005 Calendar		TX 6-096-038	01/03/05
12/20/04	American Media Mini Mags, Inc.	Capricorn 2005 Calendar		TX 6-102-628	01/03/05
12/20/04	American Media Mini Mags, Inc.	Sagittarius 2005 Calendar		TX 6-139-410	01/03/05
12/20/04	American Media Mini Mags, Inc.	Scorpio 2005 Calendar		TX 6-094-366	01/03/05
12/20/04	American Media Mini Mags, Inc.	Libra 2005 Calendar		TX 6-096-039	01/03/05
12/20/04	American Media Mini Mags, Inc.	Virgo 2005 Calendar		TX 6-096-040	01/03/05
12/20/04	American Media Mini Mags, Inc.	Gemini 2005 Calendar		TX 6-117-685	01/03/05
12/20/04	American Media Mini Mags, Inc.	Cancer 2005 Calendar		TX 6-158-047	01/03/05
12/20/04	American Media Mini Mags, Inc.	Leo 2005 Calendar		TX 6-099-133	01/04/05
01/03/05	Star Editorial, Inc.	Star	Vol.31 48-51	TX 6-092-981	01/13/05
01/03/05	Star Editorial, Inc.	Star	Vol 31 #52, 32 #1	TX 6-099-400	01/13/05
01/03/05	National Enquirer, Inc.	National Enquirer	Vol. 79 20-23	TX 6-099-401	01/13/05
01/03/05	National Enquirer, Inc.	National Enquirer	Vol. 79 24-26	TX 6-100-889	01/13/05
01/03/05	Globe Editorial, Inc.	Globe	Vol. 51 #51-52; 52 #1	TX 6-099-427	01/13/05
01/03/05	National Examiner, Inc.	National Examiner	Vol. 41 47-50	TX 6-099-426	01/13/05
01/03/05	National Examiner, Inc.	National Examiner	Vol. 41 #51-52; Vol 42 #1	TX 6-100-868	01/18/05
01/03/05	American Media Consumer Entertainment, Inc.	Sun	Vol. 21 48-51	TX 6-100-890	01/13/05
01/03/05	American Media Consumer Entertainment, Inc.	Sun	Vol. 21 #52; Vol 22 #1	TX 6-100-869	01/18/05
01/03/05	Mira! Editorial, Inc.	Mira! La Revista #1 De la Farandula	Vol. 4 # 52	TX 6-200-283	01/18/05
01/03/05	Mira! Editorial, Inc.	Mira! La Revista #1 De la Farandula	Vol. 5 #2	TX 6-200-284	01/18/05
01/03/05	Mira! Editorial, Inc.	Mira! La Revista #1 De la Farandula	Vol. 5 #4	TX 6-105-816	01/18/05
01/03/05	Weider Publications, LLC	FLEX	Vol 22 #11	TX 6-121-925	01/19/05
01/03/05	Weider Publications, LLC	FLEX	Vol 22 #12	TX 6-112-534	01/13/05

Date filed	Owner	Publication	Issue Number	Registration #	Date
01/03/05	Weider Publications, LLC	Men’s Fitness	Vol 21 #1	TX 6-111-742	01/21/05
01/03/05	Weider Publications, LLC	Natural Health	Vol 35 #2	TX 6-112-556	01/13/05
01/03/05	Weider Publications, LLC	Shape	Vol 24 #6	TX 6-112-459	01/13/05
01/03/05	Weider Publications, LLC	Shape en Espanol	Vol 3 #2	TX 6-112-535	01/13/05
01/03/05	Country Music Media Group, Inc.	Country Weekly	Vol 12 #1	TX 6-112-559	01/19/05
01/03/05	Country Music Media Group, Inc.	Country Weekly	Vol 12 #2	TX 6-112-558	01/19/05
01/03/05	AM Auto World Weekly, Inc.	NOPI Street Performance Compact	Dec/Jan 2005	TX 6-112-458	01/18/05
01/03/05	AM Auto World Weekly, Inc.	NOPI Street Performance Compact	Feb/March 2005	TX 6-112-562	01/18/05
2/10/2005	Star Editorial, Inc.	Star	Vol 32 #2-5	TX 6-120-334	02/15/05
2/10/2005	National Enquirer, Inc.	National Enquirer	Vol. 79 27-30	TX 6-124-284	02/15/05
2/10/2005	Globe Editorial, Inc.	Globe	Vol. 52 #2-5	TX 6-123-173	02/15/05
2/10/2005	National Examiner, Inc.	National Examiner	Vol. 42 2-5	TX 6-124-282	02/16/05
2/10/2005	American Media Consumer Entertainment, Inc.	Sun	Vol. 22 2-5	TX 6-124-283	02/15/05
2/10/2005	Mira! Editorial, Inc.	Mira! La Revista #1 De la Farandula	Vol. 5 # 6	TX 6-143-137	03/02/05
2/10/2005	Mira! Editorial, Inc.	Mira! La Revista #1 De la Farandula	Vol. 5 #8	TX 6-148-748	02/25/05
2/10/2005	Mira! Editorial, Inc.	Mira! La Revista #1 De la Farandula	Vol. 5 #10	TX 6-178-192	03/02/05
2/10/2005	Country Music Media Group, Inc.	Country Weekly	Vol 12 #3	TX 6-157-837	03/02/05
2/10/2005	Country Music Media Group, Inc.	Country Weekly	Vol 12 #4	TX 6-142-864	03/01/05
2/10/2005	Country Music Media Group, Inc.	Country Weekly	Vol 12 #5	TX 6-157-836	03/02/05
2/10/2005	AMI Specials, Inc.	Stock Car Thunder USA	Vol V, #1	TX 6-140-801	02/24/05
2/10/2005	AM Auto World Weekly, Inc.	mph	Vol 2 #2	TX 6-149-278	03/03/05
2/10/2005	AM Auto World Weekly, Inc.	mph	Vol 2 #3	TX 6-149-087	03/01/05
2/10/2005	AMI Specials, Inc.	Johnny Carson	Vol IX #2	TX 6-126-782	02/24/05
2/10/2005	AMI Specials, Inc.	Official 9/11 Report	Vol VIII #2	TX 6-126-803	03/01/05
2/10/2005	AMI Specials, Inc.	MEMORIES	Vol IV #10	TX 6-126-785	02/24/05
03/03/05	American Media Mini Mags, Inc.	Leo - January February March 2005		TX 6-149-610	03/14/05
03/03/05	American Media Mini Mags, Inc.	Aries - January February March 2005		TX 6-178-198	03/11/05
03/03/05	American Media Mini Mags, Inc.	Sagittarius - January February March 2005		TX 6-178-395	03/14/05
03/03/05	American Media Mini Mags, Inc.	Capricorn - January February March 2005		TX 6-226-574	03/14/05
03/03/05	American Media Mini Mags, Inc.	Virgo - January February March 2005		TX 6-226-557	03/10/05
03/03/05	American Media Mini Mags, Inc.	Taurus - January February March 2005		TX 6-167-860	03/16/05
03/03/05	American Media Mini Mags, Inc.	Gemini - January February March 2005		TX 6-178-391	03/14/05
03/03/05	American Media Mini Mags, Inc.	Libra - January February March 2005		TX 6-226-575	03/14/05
03/03/05	American Media Mini Mags, Inc.	Aquarius - January February March 2005		TX 6-226-566	03/14/05
03/03/05	American Media Mini Mags, Inc.	Pisces - January February March 2005		TX 6-178-398	03/14/05
03/03/05	American Media Mini Mags, Inc.	Scorpio - January February March 2005		TX 6-178-404	03/14/05
03/03/05	American Media Mini Mags, Inc.	Cancer - January February March 2005		TX 6-226-571	03/14/05
03/03/05	American Media Mini Mags, Inc.	Leo - April May June 2005		TX 6-226-561	03/14/05
03/03/05	American Media Mini Mags, Inc.	Aries - April May June 2005		TX 6-178-394	03/14/05

Date filed	Owner	Publication	Issue Number	Registration #	Date
03/03/05	American Media Mini Mags, Inc.	Sagittarius - April May June 2005		TX 6-178-393	03/14/05
03/03/05	American Media Mini Mags, Inc.	Capricorn - April May June 2005		TX 6-178-392	03/14/05
03/03/05	American Media Mini Mags, Inc.	Virgo - April May June 2005		TX 6-226-565	03/14/05
03/03/05	American Media Mini Mags, Inc.	Taurus - April May June 2005		TX 6-226-576	03/14/05
03/03/05	American Media Mini Mags, Inc.	Gemini - April May June 2005		TX 6-226-564	03/14/05
03/03/05	American Media Mini Mags, Inc.	Libra - April May June 2005		TX 6-167-861	03/21/05
03/03/05	American Media Mini Mags, Inc.	Aquarius - April May June 2005		TX 6-226-558	03/14/05
03/03/05	American Media Mini Mags, Inc.	Pisces - April May June 2005		TX 6-149-611	03/14/05
03/03/05	American Media Mini Mags, Inc.	Scorpio - April May June 2005		TX 6-178-397	03/14/05
03/03/05	American Media Mini Mags, Inc.	Cancer - April May June 2005		TX 6-178-396	03/14/05
03/03/05	American Media Mini Mags, Inc.	Quick! Unlimited Energy		TX 6-159-226	03/14/05
03/03/05	American Media Mini Mags, Inc.	Nature’s Best FAT BURNERS		TX 6-158-433	03/14/05
03/03/05	American Media Mini Mags, Inc.	QUICK! BetterFriends		TX 6-159-228	03/14/05
03/03/05	American Media Mini Mags, Inc.	QUICK! BeatThoseBills		TX 6-160-940	03/14/05
03/03/05	American Media Mini Mags, Inc.	Acomodate y… Relajate		TX 6-178-399	03/14/05
03/03/05	American Media Mini Mags, Inc.	VITAMINAS VITALES		TX 6-178-400	03/14/05
03/03/05	American Media Mini Mags, Inc.	ATRACTIVA		TX 6-229-492	03/14/05
03/03/05	American Media Mini Mags, Inc.	ALMUERZOS SALUDABLES		TX 6-158-434	03/14/05
03/03/05	American Media Mini Mags, Inc.	Horoscopo Chino para el 2004		TX 6-226-567	03/14/05
03/03/05	American Media Mini Mags, Inc.	Almas gemelas		TX 6-160-942	03/14/05
03/03/05	American Media Mini Mags, Inc.	Es usted psiquico?		TX 6-160-939	03/14/05
03/03/05	American Media Mini Mags, Inc.	QUICK! Curas con Plantas		TX 6-162-225	03/21/05
03/21/05	American Media Mini Mags, Inc.	Baby Names		TX 6-159-227	03/14/05
03/21/05	American Media Mini Mags, Inc.	Mystery Word #45		TX 6-226-556	03/14/05
03/21/05	American Media Mini Mags, Inc.	Chinese Horoscope for 2005		TX 6-226-568	03/14/05
03/21/05	American Media Mini Mags, Inc.	Secret Word #59		TX 6-179-876	03/14/05
03/21/05	American Media Mini Mags, Inc.	Word Search from the Bible		TX 6-226-563	03/14/05
03/21/05	American Media Mini Mags, Inc.	What Do Your DREAMS Mean?		TX 6-160-943	03/14/05
03/21/05	American Media Mini Mags, Inc.	Seek and Find Number 136		TX 6-226-572	03/14/05
03/21/05	American Media Mini Mags, Inc.	Scan and Find No. 129		TX 6-206-880	03/14/05
03/21/05	American Media Mini Mags, Inc.	Weight Loss Kit FOR DUMMIES		TX 6-158-435	03/14/05
03/21/05	American Media Mini Mags, Inc.	Improving Your Memory FOR DUMMIES		TX 6-160-944	03/14/05
03/21/05	American Media Mini Mags, Inc.	Getting Results FOR DUMMIES		TX 6-221-500	03/14/05
03/21/05	American Media Mini Mags, Inc.	Card Games FOR DUMMIES		TX 6-225-123	03/14/05
03/21/05	American Media Mini Mags, Inc.	Gambling FOR DUMMIES		TX 6-178-402	03/14/05
03/21/05	American Media Mini Mags, Inc.	Poker FOR DUMMIES		TX 6-178-401	03/14/05

Date filed	Owner	Publication	Issue Number	Registration #	Date
03/21/05	American Media Mini Mags, Inc.	Compete Carb & Calorie Counter		TX 6-226-559	03/14/05
03/21/05	American Media Mini Mags, Inc.	Holiday Fun for Kids!		TX 6-159-230	03/14/05
03/21/05	American Media Mini Mags, Inc.	Mystery Word #46		TX 6-152-756	03/14/05
03/21/05	American Media Mini Mags, Inc.	Mystery Word #47		TX 6-178-199	03/14/05
03/21/05	American Media Mini Mags, Inc.	Secret Word #58		TX 6-226-562	03/14/05
03/21/05	American Media Mini Mags, Inc.	Secret Word #60		TX 6 587 072	03/14/05
03/21/05	American Media Mini Mags, Inc.	Secret Word #61		TX 6-180-864	03/14/05
03/21/05	American Media Mini Mags, Inc.	Your Diet Diary		TX 6-160-941	03/14/05
03/21/05	American Media Mini Mags, Inc.	YOUR SPRING horoscope		TX 6-159-229	03/14/05
03/21/05	American Media Mini Mags, Inc.	YOUR SUMMER HOROSCOPE		TX 6-158-432	03/14/05
03/21/05	American Media Mini Mags, Inc.	YOUR WINTER horoscope		TX 6-226-560	03/14/05
03/21/05	American Media Mini Mags, Inc.	QUICK! Entertaining		TX 6-178-125	03/14/05
03/21/05	American Media Mini Mags, Inc.	QUICK! HomeSmarts		TX 6-152-878	03/21/05
03/21/05	American Media Mini Mags, Inc.	QUICK! BetterPets		TX 6-149-612	03/14/05
03/21/05	American Media Mini Mags, Inc.	QUICK! EasyCrafts		TX 6-149-613	03/14/05
03/21/05	Weider Publications, LLC	FLEX	Vol 23 #1	TX 6-182-411	04/12/05
03/21/05	Weider Publications, LLC	FLEX	Vol 23 #2	TX 6 182 412	04/12/05
03/21/05	Weider Publications, LLC	Muscle & Fitness hers	Vol 6 #1	TX 6-153-532	04/04/05
03/21/05	Weider Publications, LLC	Muscle & Fitness hers	Vol 6 #2	TX 6-152-627	04/04/05
03/21/05	Weider Publications, LLC	Men’s Fitness	Vol 21#2	TX 6-158-039	04/12/05
03/21/05	Weider Publications, LLC	Men’s Fitness	Vol 21#3	TX 6-157-932	04/12/05
03/21/05	Weider Publications, LLC	MUSCLE & FITNESS	Vol 66 #3	TX 6-157-946	04/12/05
03/21/05	Weider Publications, LLC	MUSCLE & FITNESS	Vol 66 #4	TX 6-152-851	04/04/05
03/21/05	Weider Publications, LLC	NATURAL HEALTH	Vol 35 #3	TX 6-152-626	04/04/05
03/21/05	Weider Publications, LLC	NATURAL HEALTH	Vol 35 #4	TX 6-167-194	04/12/05
03/21/05	Weider Publications, LLC	SHAPE	Vol 24 #7	TX 6-152-591	04/04/05
03/21/05	Weider Publications, LLC	SHAPE	Vol 24 #8	TX 6-167-204	04/12/05
03/21/05	Weider Publications, LLC	SHAPE EN ESPANOL	Vol 3 #3	TX 6-152-121	04/04/05
03/21/05	Weider Publications, LLC	SHAPE EN ESPANOL	Vol 3 #4	TX 6-152-592	04/04/05
03/21/05	Weider Publications, LLC	Fit Pregnancy	Vol 11 #6	TX 6-167-199	04/12/05
03/21/05	Weider Publications, LLC	Fit Pregnancy	Vol 12 #1	TX 6-152-684	04/04/05
03/21/05	American Media Mini Mags, Inc.	QUICK! GET STARTED ON eBAY		TX 6-226-569	04/04/05
03/21/05	American Media Mini Mags, Inc.	QUICK! StopAging		TX 6-174-703	04/19/05
03/21/05	American Media Mini Mags, Inc.	QUICK! HOW TO Beat PMS		TX 6-176-388	04/12/05
03/21/05	American Media Mini Mags, Inc.	QUICK! Protect Your IDENTITY		TX 6-176-199	04/04/05
03/21/05	American Media Mini Mags, Inc.	Home Decorating FOR DUMMIES		TX 6-172-945	04/12/05
03/21/05	American Media Mini Mags, Inc.	Bathroom Remodeling FOR DUMMIES		TX 6-172-946	04/12/05
03/21/05	American Media Mini Mags, Inc.	Organizing FOR DUMMIES		TX 6-226-570	04/04/05
03/21/05	American Media Mini Mags, Inc.	SEEK AND FIND NUMBER 137		TX 6-161-736	04/04/05
03/21/05	American Media Mini Mags, Inc.	SCAN AND FIND No. 130		TX 6-180-863	04/04/05
03/21/05	American Media Mini Mags, Inc.	QUICK! SPARKLING CLEAN		TX 6-176-198	04/04/05
04/01/05	Star Editorial, Inc.	Star	Vol.32 6-9	TX 6-153-295	04/12/05
04/01/05	Star Editorial, Inc.	Star	Vol 32 10-13	TX 6-152-986	04/11/05
04/01/05	National Enquirer, Inc.	National Enquirer	Vol. 79 31-34	TX 6-152-993	04/11/05
04/01/05	National Enquirer, Inc.	National Enquirer	Vol. 79 35-38	TX 6-152-987	04/11/05
04/01/05	Globe Editorial, Inc.	Globe	Vol. 52 6-9	TX 6-153-160	04/11/05

Date filed	Owner	Publication	Issue Number	Registration #	Date
04/01/05	Globe Editorial, Inc.	Globe	Vol. 52 10-13	TX 6-153-159	04/11/05
04/01/05	National Examiner, Inc.	National Examiner	Vol. 42 6-9	TX 6-153-161	04/11/05
04/01/05	National Examiner, Inc.	National Examiner	Vol 42 10-13	TX 6-153-153	04/11/05
04/01/05	American Media Consumer Entertainment, Inc.	Sun	Vol. 22 6-9	TX 6-118-597	04/11/05
04/01/05	American Media Consumer Entertainment, Inc.	Sun	Vol. 22 10-13	TX 6-153-157	04/11/05
05/02/05	Star Editorial, Inc.	Star	Vol. 32 14-17	TX 6-202-238	05/10/05
05/02/05	National Enquirer, Inc.	National Enquirer	Vol. 79 39-42	TX 6-226-994	05/11/05
05/02/05	Globe Editorial, Inc.	Globe	Vol 52 14-17	TX 6 244 309	05/10/05
05/02/05	National Examiner, Inc.	National Examiner	Vol 42 14-17	TX 6-202-235	05/10/05
05/02/05	American Media Consumer Entertainment, Inc.	Sun	Vol 22 14-17	TX 6 208 549	05/09/05
05/02/05	Mira! Editorial, Inc.	Mira! La Revista #1 De la Farandula	Vol. 5 12-18	TX 6-167-306	05/11/05
05/02/05	Country Music Media Group, Inc.	Country Weekly	Vol. 12 6-9	TX 6-202-236	05/10/05
05/02/05	Weider Publications, LLC	FLEX	Vol 23 #3	TX 6-163-216	05/16/05
05/02/05	Weider Publications, LLC	Men’s Fitness	Vol 21 #4	TX 6-163-218	05/16/05
05/02/05	Weider Publications, LLC	Men’s Fitness	Vol 21 #5	TX 6-158-202	05/16/05
07/07/05	Weider Publications, LLC	Muscle & Fitness (May)	Vol 66 #5	TX 6-200-288	07/18/05
05/02/05	Weider Publications, LLC	Muscle & Fitness (June)	Vol 66 #6	TX 6-158-211	05/16/05
05/02/05	Weider Publications, LLC	NATURAL HEALTH	Vol 35 #5	TX 6-167-036	05/23/05
05/02/05	Weider Publications, LLC	Shape	Vol 24 #9	TX 6-163-219	05/16/05
05/02/05	Weider Publications, LLC	SHAPE EN ESPANOL	Vol 3 #6	TX 6-167-746	05/16/05
05/13/05	AMI Specials, Inc.	Best & Worst Makeovers	Vol IX #3	TX 6-167-001	05/25/05
05/13/05	Weider Publications, LLC	mom & baby	Vol 11, 6B	TX 6-179-209	05/25/05
06/09/05	Star Editorial, Inc.	Star	Vol.32 18-21	TX 6-168-950	06/13/05
06/09/05	Star Editorial, Inc.	Star	Vol 32 22-25	TX 6-225-434	06/20/05
06/09/05	National Enquirer, Inc.	National Enquirer	Vol. 79 43-46	TX 6-169-005	06/13/05
06/09/05	National Enquirer, Inc.	National Enquirer	Vol. 79 47-50	TX 6-225-435	06/20/05
06/09/05	Globe Editorial, Inc.	Globe	Vol. 52 18-21	TX 6-172-263	06/13/05
06/09/05	Globe Editorial, Inc.	Globe	Vol. 52 22-25	TX 6-227-336	06/20/05
06/09/05	National Examiner, Inc.	National Examiner	Vol. 42 18-21	TX 6-172-262	06/13/05
06/09/05	National Examiner, Inc.	National Examiner	Vol 42 22-25	TX 6 263 331	06/20/05
06/09/05	American Media Consumer Entertainment, Inc.	Sun	Vol. 22 18-21	TX 6 227 333	06/20/05
06/09/05	American Media Consumer Entertainment, Inc.	Sun	Vol. 22 22-25	TX 6 227 337	06/20/05
06/09/05	Country Music Media Group, Inc.	Country Weekly	Vol. 12 10-13	TX 6-226-840	06/13/05
06/09/05	Mira! Editorial, Inc.	Mira! La Revista #1 De la Farandula	Vol. 5 19-22	TX 6-224-646	06/17/05
06/09/05	Weider Publications, LLC	FLEX	Vol 23 #4	TX 6-222-905	06/17/05
06/09/05	Weider Publications, LLC	FLEX	Vol 23 #5	TX 6 190 780	06/13/05
06/09/05	American Media, Inc.	Celebrity Living Weekly	Vol 1 #18-21	TX 6-225-341	06/20/05
06/09/05	American Media, Inc.	Looking Good Now!	Feb-05	TX 6-222-870	06/20/05
06/09/05	American Media, Inc.	Looking Good Now!	Ap 2005	TX 6-222-181	06/20/05
06/09/05	American Media, Inc.	Looking Good Now!	May-05	TX 6-222-871	06/20/05
06/09/05	American Media, Inc.	Looking Good Now!	June/July 2005	TX 6-3222-872	06/20/05
06/09/05	Weider Publications, LLC	NATURAL HEALTH	Vol 35 #6	TX 6-226-746	06/22/05
06/09/05	Weider Publications, LLC	SHAPE	June/July 2005	TX 6-208-608	06/22/05
06/09/05	American Media, Inc.	SLY - March 2005, May/June 2005	Vol 1, #1 & 2	TX 6-257-020	06/22/05
07/07/05	Star Editorial, Inc.	Star	Vol 32 #26-29	TX 6-181-800	07/18/05
07/07/05	National Enquirer, Inc.	National Enquirer	Vol 79 51, 52 Vol 80 1, 2	TX 6 236 475	07/18/05
07/07/05	Globe Editorial, Inc.	GLOBE	Vol 52 #26-29	TX 6 244 062	07/18/05
07/07/05	American Media Consumer Entertainment, Inc.	Sun	Vol 22 #26-29	TX 6 236 510	07/18/05
07/07/05	National Examiner, Inc.	National Examiner	Vol 42 #26-29	TX 6 244 061	07/18/05

Date filed	Owner	Publication	Issue Number	Registration #	Date
03/03/05	American Media Mini Mags, Inc.	QUICK! MoneyMatters		TX 6-163-171	03/14/05
08/04/05	American Media Mini Mags, Inc.	QUICK! Live Debt-Free Now!		TX 6-178-406	03/14/05
10/04/05	American Media Mini Mags, Inc.	QUICK! FoodSmarts		TX 6-178-405	03/14/05
12/04/05	American Media Mini Mags, Inc.	QUICK! CraftSmarts		TX 6-179-833	03/14/05
08/01/05	Country Music Media Group, Inc.	Country Weekly	Vol. 12 14-17	TX 6-227-060	08/08/05
08/01/05	Mira! Editorial, Inc.	Mira! La Revista #1 De la Farandula	Vol. 5 28-34	TX 6-244-097	08/12/05
08/01/05	AMI Specials, Inc.	Pope John Paul II	Vol X #4	TX 6-216-054	08/08/05
08/01/05	Weider Publications, LLC	Healing Foods - Natural Health Special Issue		TX 6-221-978	08/08/05
08/01/05	Weider Publications, LLC	Muscle & Fitness Complete Book of Arms	May-05	TX 6-222-179	08/08/05
08/01/05	Weider Publications, LLC	Muscle & Fitness hers Complete Book of Arms	May-05	TX 6-222-178	08/08/05
08/01/05	American Media, Inc.	Celebrity Living Weekly	Vol 1-22, 24, 25	TX 6-244-095	08/12/05
08/01/05	American Media, Inc.	Celebrity Living Weekly	Vol 1 #26-29	TX 6-244-096	08/12/05
08/01/05	American Media, Inc.	Celebrity Living Weekly	Vol 1 #30-33	TX 6-202-115	08/12/05
08/01/05	Weider Publications, LLC	FLEX	Vol 23 6 & 7	TX 6-225-381	08/16/05
08/01/05	Weider Publications, LLC	Men’s Fitness	Vol 21 6 & 7	TX 6-208-561	08/15/05
08/01/05	Weider Publications, LLC	Muscle & Fitness	Vol 66 8 & 9	TX 6-199-049	08/15/05
08/01/05	Weider Publications, LLC	NATURAL HEALTH	Vol 35 7 & 8	TX 6-208-562	08/15/05
08/01/05	Weider Publications, LLC	Shape	Vol 24 #12, 25 #1	TX 6-208-563	08/15/05
08/01/05	Weider Publications, LLC	SHAPE EN ESPANOL	Vol 3 8 & 9	TX 6-220-380	08/15/05
08/01/05	AM Auto World Weekly, Inc.	mph	Vol 2 5-9	TX 6-202-111	08/12/05
08/01/05	American Media Mini Mags, Inc.	Leo - JULY AUGUST SEPTEMBER 2005		TX 6 233 609	08/16/05
08/01/05	American Media Mini Mags, Inc.	Aries - JULY AUGUST SEPTEMBER 2005		TX 6-229-345	08/17/05
08/01/05	American Media Mini Mags, Inc.	Sagittarius - JULY AUGUST SEPTEMBER 2005		TX 6 233 611	08/16/05
08/01/05	American Media Mini Mags, Inc.	Capricorn - JULY AUGUST SEPTEMBER 2005		TX 6 233 616	08/16/05
08/01/05	American Media Mini Mags, Inc.	Virgo - JULY AUGUST SEPTEMBER 2005		TX 6-229-344	08/17/05
08/01/05	American Media Mini Mags, Inc.	Taurus - JULY AUGUST SEPTEMBER 2005		TX 6 233 615	08/16/05
08/01/05	American Media Mini Mags, Inc.	Gemini - JULY AUGUST SEPTEMBER 2005		TX 6 233 617	08/16/05
08/01/05	American Media Mini Mags, Inc.	Libra - JULY AUGUST SEPTEMBER 2005		TX 6 233 613	08/16/05
08/01/05	American Media Mini Mags, Inc.	Aquarius - JULY AUGUST SEPTEMBER 2005		TX 6 233 614	08/16/05
08/01/05	American Media Mini Mags, Inc.	Pisces - JULY AUGUST SEPTEMBER 2005		TX 6-229-347	08/17/05
08/01/05	American Media Mini Mags, Inc.	Scorpio - JULY AUGUST SEPTEMBER 2005		TX 6 233 612	08/16/05
08/01/05	American Media Mini Mags, Inc.	Cancer - JULY AUGUST SEPTEMBER 2005		TX 6-233 610	08/16/05
08/08/05	Star Editorial, Inc.	Star	Vol 32 #30-33	TX 6-227-422	08/16/05
08/08/05	National Enquirer, Inc.	National Enquirer	Vol 80 3-6	TX 6-221-832	08/17/05
08/08/05	Globe Editorial, Inc.	GLOBE	Vol 52 #30-33	TX 6-202-112	08/16/05

Date filed	Owner	Publication	Issue Number	Registration #	Date
08/08/05	American Media Consumer Entertainment, Inc.	Sun	Vol 22 #30-33	TX 6 225 384	08/16/05
08/08/05	National Examiner, Inc.	National Examiner	Vol 42 #30-33	TX 6-208-599	08/15/05
08/08/05	American Media Mini Mags, Inc.	Fast Food Calorie Counter		TX 6-213-004	08/15/05
08/08/05	American Media Mini Mags, Inc.	Scan & Find #131		TX 6-213-900	08/15/05
08/08/05	American Media Mini Mags, Inc.	Seek & Find #138		TX 6-213-006	08/15/05
08/08/05	American Media Mini Mags, Inc.	Super Herbs Nature’s Healing Miracle		TX 6-213-814	08/15/05
08/08/05	American Media Mini Mags, Inc.	You Can Beat Osteoporosis women’s wellness #1		TX 6-213-901	08/15/05
08/08/05	American Media Mini Mags, Inc.	Fast Headache Relief women’s wellness #2		TX 6-213-001	08/15/05
08/08/05	American Media Mini Mags, Inc.	Living With Arthritis women’s wellness #3		TX 6-213-002	08/15/05
08/08/05	American Media Mini Mags, Inc.	Control Your BLOOD PRESSURE women’s wellness #4		TX 6-213-905	08/15/05
08/08/05	American Media Mini Mags, Inc.	Fall love Signs - Forecasts for all 12 signs!		TX 6-213-813	08/15/05
08/08/05	American Media Mini Mags, Inc.	Beat Stress NOW Feel BETTER Today!		TX 6-213-815	08/15/05
08/08/05	American Media Mini Mags, Inc.	Seek and Find #142		TX 6-213-816	08/15/05
08/08/05	American Media Mini Mags, Inc.	Scan and Find #135		TX 6-213-899	08/15/05
08/08/05	American Media Mini Mags, Inc.	Slim Smart with the SANDWICH Diet		TX 6-212-999	08/15/05
08/08/05	American Media Mini Mags, Inc.	Are you psychic?		TX 6-213-003	08/15/05
08/08/05	American Media Mini Mags, Inc.	THE BIG SCAN & FIND		TX 6-213-005	08/15/05
08/08/05	American Media Mini Mags, Inc.	The private life of ELVIS		TX 6-228-702	08/17/05
08/08/05	American Media Mini Mags, Inc.	STAR Celebrity Crossword #1		TX 6-228-685	08/22/05
08/08/05	American Media Mini Mags, Inc.	SCAN & FIND #134		TX 6-234-337	08/17/05
08/08/05	American Media Mini Mags, Inc.	Super Foods NEVER DIET AGAIN!		TX 6-213-906	08/15/05
08/08/05	American Media Mini Mags, Inc.	SEEK AND FIND #141		TX 6-229-346	08/16/05
08/08/05	American Media Mini Mags, Inc.	All About Cats		TX 6-212-998	08/16/05
08/08/05	American Media Mini Mags, Inc.	MYSTERY WORD #50		TX 6-213-904	08/15/05
08/08/05	American Media Mini Mags, Inc.	ANTI-AGING Secrets!		TX 6-213-902	08/15/05
08/08/05	American Media Mini Mags, Inc.	YOUR FALL horoscope		TX 6-213-907	08/15/05
08/08/05	American Media Mini Mags, Inc.	SECRET WORD #64		TX 6-213-908	08/15/05
08/08/05	American Media Mini Mags, Inc.	Finding GOD Spiritual Strategies . . .		TX 6-213-000	08/15/05
08/08/05	American Media Mini Mags, Inc.	Complete Carb & Calorie Counter		TX 6-213-903	08/15/05
09/14/05	American Media, Inc.	Celebrity Living Weekly	Vol 1 #34-37	TX 6-225-408	09/23/05
09/14/05	Star Editorial, Inc.	Star	Vol 32 #34-37	TX 6-225-421	09/20/05
09/14/05	National Enquirer, Inc.	National Enquirer	Vol 80 7-10	TX 6-224-865	09/23/05
09/14/05	Globe Editorial, Inc.	GLOBE	Vol 52 #34-37	TX 6-208-697	09/23/05
09/14/05	National Examiner, Inc.	National Examiner	Vol 42 #34-37	TX 6-208-640	09/15/05
09/14/05	American Media Consumer Entertainment, Inc.	Sun	Vol 22 #34-37	TX 6 208 696	09/23/05
09/14/05	American Media Mini Mags, Inc.	Fitness Walking for Dummies		TX 6-257-414	10/14/05
09/14/05	American Media Mini Mags, Inc.	Nutrition for Dummies		TX 6-240-033	09/27/05
09/14/05	American Media Mini Mags, Inc.	How To Use Your Lucky Numbers To Win Big Money		TX 6-260-301	09/26/05

Date filed	Owner	Publication	Issue Number	Registration #	Date
09/14/05	American Media Mini Mags, Inc.	Mystery Word #48		TX 6-260-303	09/26/05
09/14/05	American Media Mini Mags, Inc.	Secret Word #62		TX 6-260-302	09/26/05
09/14/05	American Media Mini Mags, Inc.	3,000 baby names		TX 6-260-299	09/26/05
09/14/05	American Media Mini Mags, Inc.	ZODIAC Love Secrets		TX 6-241-590	09/30/05
09/14/05	American Media Mini Mags, Inc.	Eat More and Lost Weight! Fat Burning Foods		TX 6-256-965	10/11/05
09/14/05	American Media Mini Mags, Inc.	Scan and Find #132		TX 6-254-183	10/14/05
09/14/05	American Media Mini Mags, Inc.	Seek and Find #139		TX 6-344-431	11/25/05
09/14/05	American Media Mini Mags, Inc.	Fit Over 40 for Dummies		TX 6-258-371	09/26/05
09/14/05	American Media Mini Mags, Inc.	Controlling Cholesterol for Dummies		TX 6-236-656	09/26/05
09/14/05	American Media Mini Mags, Inc.	Big Secret Word #1		TX 6-239-892	09/26/05
09/14/05	American Media Mini Mags, Inc.	Secret Word #63		TX 6-254-182	10/14/05
09/14/05	American Media Mini Mags, Inc.	Cat Talk		TX 6-230-033	09/26/05
09/14/05	American Media Mini Mags, Inc.	Calorie Counter for Restaurants		TX 6-254-184	10/14/05
09/14/05	American Media Mini Mags, Inc.	Mystery Word #49		TX 6-260-300	09/26/05
09/14/05	American Media Mini Mags, Inc.	Seek and Find #140		TX 6-240-030	09/27/05
09/14/05	American Media Mini Mags, Inc.	Scan and Find #133		TX 6-240-031	09/27/05
09/14/05	American Media Mini Mags, Inc.	Secrets for a Great Night’s Sleep		TX 6-236-665	09/26/05
09/14/05	American Media Mini Mags, Inc.	Gardening for Dummies		TX 6-300-803	10/14/05
09/14/05	American Media Mini Mags, Inc.	30-minute Meals for Dummies		TX 6-300-802	10/14/05
09/14/05	American Media Mini Mags, Inc.	Migraines for Dummies		TX 6-291-550	10/14/05
09/14/05	American Media Mini Mags, Inc.	Astrology for Dummies		TX 6-258-370	09/26/05
09/14/05	American Media Mini Mags, Inc.	Home-Based Business for Dummies		TX 6-236-235	09/26/05
09/14/05	American Media Mini Mags, Inc.	Scrapbooking for Dummies		TX 6-242-744	10/14/05
09/14/05	American Media Mini Mags, Inc.	Cooking Basics for Dummies		TX 6-240-032	09/27/05
09/14/05	American Media Mini Mags, Inc.	How to Clean Everything		TX 6-233-925	09/26/05
09/14/05	American Media Mini Mags, Inc.	Cut Cholesterol Now		TX 6-240-132	09/28/05
09/14/05	American Media Mini Mags, Inc.	Seek and Find #143		TX 6-239-917	09/26/05
09/14/05	American Media Mini Mags, Inc.	Scan and Find #136		TX 6-240-133	10/03/05
10/06/05	American Media, Inc.	Celebrity Living Weekly	Vol 1 38-41	TX 6-227-232	10/12/05
10/06/05	Star Editorial, Inc.	Star	Vol 32 #38-41	TX 6 237 210	10/14/05
10/06/05	National Enquirer, Inc.	National Enquirer	Vol 80 11-14	TX 6 240 177	10/13/05
10/06/05	Globe Editorial, Inc.	GLOBE	Vol 52 #38-41	TX 6 265 687	11/25/05
10/06/05	National Examiner, Inc.	National Examiner	Vol 42 #38-41	TX 6 265 816	10/19/05
10/06/05	American Media Consumer Entertainment, Inc.	Sun	Vol 22 #38-41	TX 6 265 686	10/19/05
12/02/05	American Media, Inc.	Celebrity Living Weekly	Vol 1 #42-45	TX 6-253-139	12/12/05
12/02/05	American Media, Inc.	Celebrity Living Weekly	Vol 1 #46-49	TX 6-298-749	01/04/06
12/02/05	Star Editorial, Inc.	Star	Vol 32 #42-45	TX 6 266 330	01/04/06
12/02/05	Star Editorial, Inc.	Star	Vol 32 #46-49	TX 6 266 331	01/04/06
12/02/05	National Enquirer, Inc.	National Enquirer	Vol 80 #15-18	TX 6 263 190	12/12/05
12/02/05	National Enquirer, Inc.	National Enquirer	Vol 80 #19-22	TX 6 253 415	12/12/05
12/02/05	Globe Editorial, Inc.	GLOBE	Vol 52 #42-45	TX 6 263 191	12/12/05
12/02/05	Globe Editorial, Inc.	GLOBE	Vol 52 #46-49	TX 6-332-273	12/12/05
12/02/05	National Examiner, Inc.	National Examiner	Vol 42 #42-45	TX 6 266 348	12/13/05
12/02/05	American Media Consumer Entertainment, Inc.	Sun	Vol 22 #42-45	TX 6 266 350	12/16/05
12/02/05	American Media Consumer Entertainment, Inc.	Sun	Vol 22 #46-49	TX 6 263 188	12/12/05
12/12/05	Country Music Media Group, Inc.	Country Weekly	Vol 12 18-21	TX 6 263 193	12/21/05
12/12/05	Country Music Media Group, Inc.	Country Weekly	Vol 12 22-25	TX 6-266-852	01/06/06

Date filed	Owner	Publication	Issue Number	Registration #	Date
12/12/05	Mira! Editorial, Inc.	Mira! La Revista #1 De la Farandula	Vol 5 36-42	TX 6-332-269	12/19/05
12/12/05	Mira! Editorial, Inc.	Mira! La Revista #1 De la Farandula	Vol 5 44-50	TX 6-263-348	12/23/05
02/09/06	American Media, Inc.	Celebrity Living Weekly	Vol 1 50-52; 2-1	TX 6-289-677	02/15/06
02/09/06	American Media, Inc.	Celebrity Living Weekly	Vol 2 2-5	TX 6-313-774	02/24/06
02/09/06	Star Editorial, Inc.	Star	Vol 32 50-52; 33 1	TX 6-327-742	02/15/06
02/09/06	Star Editorial, Inc.	Star	Vol 33 2-5	TX 6 333 284	02/15/06
02/09/06	National Enquirer, Inc.	National Enquirer	Vol 80 23-26	TX 6 292 301	02/15/06
02/09/06	National Enquirer, Inc.	National Enquirer	Vol 80 27-30	TX 6 317 069	02/15/06
02/09/06	Globe Editorial, Inc.	GLOBE	Vol 52 50-52; vol 53 1	TX 6 300 446	02/15/06
02/09/06	Globe Editorial, Inc.	GLOBE	Vol 53 2-5	TX 6 300 444	02/15/06
02/09/06	National Examiner, Inc.	National Examiner	Vol 42 50-52; 43 1	TX 6 298 770	02/15/06
02/09/06	National Examiner, Inc.	National Examiner	Vol 43 2-5	TX 6 292 304	03/06/06
02/09/06	American Media Consumer Entertainment, Inc.	Sun	Vol 22 50-52; 23 1	TX 6 300 443	02/15/06
02/09/06	American Media Consumer Entertainment, Inc.	Sun	Vol 23 2-5	TX 6 300 445	02/15/06
02/09/06	Mira! Editorial, Inc.	Mira! La Revista #1 De la Farandula	Vol 5 #52; #2	TX 6-318-646	02/22/06
02/09/06	Country Music Media Group, Inc.	Country Weekly	Vol 12 #26; 13-1	TX 6-299-182	02/22/06
02/09/06	Country Music Media Group, Inc.	Country Weekly	Vol 13 2-5	TX 6 300 887	03/06/06
02/09/06	American Media Mini Mags, Inc.	Aries 2006 Calendar		TX 6-308-208	02/22/06
02/09/06	American Media Mini Mags, Inc.	Taurus 2006 Calendar		TX 6-317-618	02/22/06
02/09/06	American Media Mini Mags, Inc.	Pisces 2006 Caldendar		TX 6-325-329	02/22/06
02/09/06	American Media Mini Mags, Inc.	Aquarius 2006 Calendar		TX 6-323-637	02/22/06
02/09/06	American Media Mini Mags, Inc.	Capricorn 2006 Calendar		TX 6-323-638	02/22/06
02/09/06	American Media Mini Mags, Inc.	Sagittarius 2006 Calendar		TX 6-323-642	02/22/06
02/09/06	American Media Mini Mags, Inc.	Scorpio 2006 Calendar		TX 6-320-638	02/28/06
02/09/06	American Media Mini Mags, Inc.	Libra 2006 Calendar		TX 6-319-456	02/22/06
02/09/06	American Media Mini Mags, Inc.	Virgo 2006 Calendar		TX 6-323-641	02/22/06
02/09/06	American Media Mini Mags, Inc.	Gemini 2006 Calendar		TX 6-323-640	02/22/06
02/09/06	American Media Mini Mags, Inc.	Cancer 2006 Calendar		TX 6-323-639	02/22/06
02/09/06	American Media Mini Mags, Inc.	Leo 2006 Calendar		TX 6-317-617	02/22/06
02/09/06	Weider Publications, LLC	FLEX	Vol 23 8, 9 & 10	TX 6-266-332	01/04/06
02/09/06	Weider Publications, LLC	Men’s Fitness	Vol 21 - 8, 9, 10	TX 6-332-801	01/04/06
02/09/06	Weider Publications, LLC	Muscle & Fitness	Vol 66-10, 11, 12	TX 6-332-802	01/04/06
02/09/06	Weider Publications, LLC	Shape	Vol 25-2, 3, 4	TX 6-332-800	01/04/06
02/09/06	Weider Publications, LLC	SHAPE EN ESPANOL	Vol 3-10,11,12	TX 6-263-347	12/23/05
02/09/06	Weider Publications, LLC	Fit Pregnancy	Vol 12-3, 5, 6	TX 6-332-799	01/04/06
02/13/06	American Media, Inc.	Looking Good Now!	Vol I 4,5,6,7	TX 6 541 223	02/22/06
02/13/06	Weider Publications, LLC	FLEX	Vol 22 11, 12	TX 6-304-205	02/22/06
02/17/06	Weider Publications, LLC	Men’s Fitness	Vol 22 1,2,3	TX 6-316-520	03/06/06
02/17/06	Weider Publications, LLC	Muscle & Fitness	Vol 67 1,2	TX 6-313-570	03/06/06
02/17/06	Weider Publications, LLC	NATURAL HEALTH	Vol 35 9,10-36 1	TX 6-330-281	02/27/06
02/17/06	Weider Publications, LLC	NATURAL HEALTH	Vol 36, 2	TX 6-330-280	02/27/06
02/17/06	Weider Publications, LLC	Shape	Vol 25 #5, 6	TX 6-299-196	03/01/06
02/17/06	Weider Publications, LLC	SHAPE EN ESPANOL	Vol 4 - 1,2	TX 6-299-198	03/06/06
02/17/06	Weider Publications, LLC	Muscle & Fitness hers	Vol 6 #4; 7 1	TX 6-321-278	03/06/06
02/17/06	American Media, Inc.	SLY - July/August 2005 and Sept/Oct 2005	Vol 1 3, 4	TX 6-299-197	03/01/06
02/17/06	Weider Publications, LLC	M&F Old-School Training		TX 6-334-160	03/06/06
03/27/06	American Media, Inc.	Celebrity Living Weekly	Vol 2 #7-10	TX 6 333 181	04/03/06
03/27/06	American Media, Inc.	Celebrity Living Weekly	Vol 2 #11-14	TX 6-313-680	04/03/06
03/27/06	Star Editorial, Inc.	Star	Vol 33 6-9	TX 6 333 174	04/04/06
03/27/06	Star Editorial, Inc.	Star	Vol 33 10-13	TX 6-313-683	04/04/06
03/27/06	National Enquirer, Inc.	National Enquirer	Vol 80 31-34	TX 6-349-550	04/04/06

Date filed	Owner	Publication	Issue Number	Registration #	Date
03/27/06	National Enquirer, Inc.	National Enquirer	Vol 80 35-38	TX 6-328-434	04/10/06
03/27/06	Globe Editorial, Inc.	GLOBE	Vol 53 #6-9	TX 6-313-681	04/04/06
03/27/06	Globe Editorial, Inc.	GLOBE	Vol 53 #10-13	TX 6-313-682	04/04/06
03/27/06	National Examiner, Inc.	National Examiner	Vol 43 6-9	TX 6 313 758	04/03/06
03/27/06	National Examiner, Inc.	National Examiner	Vol 43 10-13	TX 6 313 762	04/04/06
03/27/06	American Media Consumer Entertainment, Inc.	Sun	Vol 23 6-9	TX 6-327-768	04/04/06
03/27/06	American Media Consumer Entertainment, Inc.	Sun	Vol 23 10-13	TX 6-327-770	04/04/06
03/27/06	Mira! Editorial, Inc.	Mira! La Revista #1 De la Farandula	Vol 6 #4-10	TX 6-327-771	04/04/06
05/11/06	American Media, Inc.	Celebrity Living Weekly	Vol 2 #15-16	TX 6-392-085	05/26/06
05/11/06	Star Editorial, Inc.	Star	Vol 33 14-17	TX 6-346-361	05/23/06
05/11/06	Star Editorial, Inc.	Star	Vol 33 18-21	TX 6-392-087	05/22/06
05/11/06	National Enquirer, Inc.	National Enquirer	Vol 80 39-42	TX 6-203-365	05/26/06
05/11/06	National Enquirer, Inc.	National Enquirer	Vol 80 43-46	TX 6-391-880	05/22/06
05/11/06	Globe Editorial, Inc.	GLOBE	Vol 53 #14-17	TX 6-349-532	05/22/06
05/11/06	Globe Editorial, Inc.	GLOBE	Vol 53 #18-21	TX 6-349-530	05/22/06
05/11/06	National Examiner, Inc.	National Examiner	Vol 43 18-21	TX 6-349-529	05/22/06
05/11/06	American Media Consumer Entertainment, Inc.	Sun	Vol 23 14-17	TX 6-420-414	06/02/06
05/11/06	American Media Consumer Entertainment, Inc.	Sun	Vol 23 18-21	TX 6-485-040	05/31/06
05/11/06	Mira! Editorial, Inc.	Mira! La Revista #1 De la Farandula	Vol 6 #12-18	TX 6-349-531	05/22/06
05/11/06	Country Music Media Group, Inc.	Country Weekly	Vol 13 6-9	TX 6-349-571	05/22/06
05/11/06	American Media Mini Mags, Inc.	Leo - OCTOBER NOVEMBER DECEMBER 2005		TX 6-359-231	05/31/06
05/11/06	American Media Mini Mags, Inc.	Aries - OCTOBER NOVEMBER DECEMBER 2005		TX 6-363-860	05/26/06
05/11/06	American Media Mini Mags, Inc.	Sagittarius - OCTOBER NOVEMBER DECEMBER 2005		TX 6-350-159	05/31/06
05/11/06	American Media Mini Mags, Inc.	Capricorn - OCTOBER NOVEMBER DECEMBER 2005		TX 6-359-224	05/31/06
05/11/06	American Media Mini Mags, Inc.	Virgo - OCTOBER NOVEMBER DECEMBER 2005		TX 6-360-849	05/25/06
05/11/06	American Media Mini Mags, Inc.	Taurus - OCTOBER NOVEMBER DECEMBER 2005		TX 6-362-586	05/26/06
05/11/06	American Media Mini Mags, Inc.	Gemini - OCTOBER NOVEMBER DECEMBER 2005		TX 6-360-850	05/25/06
05/11/06	American Media Mini Mags, Inc.	Libra - OCTOBER NOVEMBER DECEMBER 2005		TX 6-375-729	06/08/06
05/11/06	American Media Mini Mags, Inc.	Aquarius - OCTOBER NOVEMBER DECEMBER 2005		TX 6-362-701	05/26/06
05/11/06	American Media Mini Mags, Inc.	Pisces - OCTOBER NOVEMBER DECEMBER 2005		TX 6-403-525	05/26/06
05/11/06	American Media Mini Mags, Inc.	Scorpio - OCTOBER NOVEMBER DECEMBER 2005		TX 6-363-859	05/26/06

Date filed	Owner	Publication	Issue Number	Registration #	Date
05/11/06	American Media Mini Mags, Inc.	Cancer - OCTOBER NOVEMBER DECEMBER 2005		TX 6-379-531	05/31/06
05/11/06	American Media Mini Mags, Inc.	Leo - JAN FEB MARCH 2006		TX 6-359-229	05/31/06
05/11/06	American Media Mini Mags, Inc.	Aries - JAN FEB MARCH 2006		TX 6-362-702	05/26/06
05/11/06	American Media Mini Mags, Inc.	Sagittarius - JAN FEB MARCH 2006		TX 6-373-102	05/25/06
05/11/06	American Media Mini Mags, Inc.	Capricorn - JAN FEB MARCH 2006		TX 6-359-232	05/25/06
05/11/06	American Media Mini Mags, Inc.	Virgo - JAN FEB MARCH 2006		TX 6-359-227	05/25/06
05/11/06	American Media Mini Mags, Inc.	Taurus - JAN FEB MARCH 2006		TX 6-373-105	05/25/06
05/11/06	American Media Mini Mags, Inc.	Gemini - JAN FEB MARCH 2006		TX 6-359-226	05/25/06
05/11/06	American Media Mini Mags, Inc.	Libra - JAN FEB MARCH 2006		TX 6-359-225	05/25/06
05/11/06	American Media Mini Mags, Inc.	Aquarius - JAN FEB MARCH 2006		TX 6-538-795	05/26/06
05/11/06	American Media Mini Mags, Inc.	Pisces - JAN FEB MARCH 2006		TX 6-373-108	05/25/06
05/11/06	American Media Mini Mags, Inc.	Scorpio - JAN FEB MARCH 2006		TX 6-359-228	03/25/06
05/11/06	American Media Mini Mags, Inc.	Cancer - JAN FEB MARCH 2006		TX 6-359-230	05/25/06
05/11/06	American Media Mini Mags, Inc.	Leo - APRIL MAY JUNE 2006		TX 6-409-424	06/05/06
05/11/06	American Media Mini Mags, Inc.	Aries - APRIL MAY JUNE 2006		TX 6-376-728	06/05/06
05/11/06	American Media Mini Mags, Inc.	Sagittarius - APRIL MAY JUNE 2006		TX 6-376-549	06/09/06
05/11/06	American Media Mini Mags, Inc.	Capricorn - APRIL MAY JUNE 2006		TX 6-376-550	06/09/06
05/11/06	American Media Mini Mags, Inc.	Virgo - APRIL MAY JUNE 2006		TX 6-377-215	06/02/06
05/11/06	American Media Mini Mags, Inc.	Taurus - APRIL MAY JUNE 2006		TX 6-360-851	06/05/06
05/11/06	American Media Mini Mags, Inc.	Gemini - APRIL MAY JUNE 2006		TX 6-380-553	06/19/06
05/11/06	American Media Mini Mags, Inc.	Libra - APRIL MAY JUNE 2006		TX 6-376-547	06/09/06
05/11/06	American Media Mini Mags, Inc.	Aquarius - APRIL MAY JUNE 2006		TX 6-376-545	06/09/06
05/11/06	American Media Mini Mags, Inc.	Pisces - APRIL MAY JUNE 2006		TX 6-376-544	06/09/06
05/11/06	American Media Mini Mags, Inc.	Scorpio - APRIL MAY JUNE 2006		TX 6-376-543	06/09/06
05/11/06	American Media Mini Mags, Inc.	Cancer - APRIL MAY JUNE 2006		TX 6-368-032	06/09/06
05/25/06	American Media Mini Mags, Inc.	Aries - JULY AUGUST SEPTEMBER 2006		TX 6-375-906	06/05/06
05/25/06	American Media Mini Mags, Inc.	Sagittarius - JULY AUGUST SEPTEMBER 2006		TX 6-375-903	06/05/06
05/25/06	American Media Mini Mags, Inc.	Capricorn - JULY AUGUST SEPTEMBER 2006		TX 6-370-657	06/08/06

Date filed	Owner	Publication	Issue Number	Registration #	Date
05/25/06	American Media Mini Mags, Inc.	Virgo - JULY AUGUST SEPTEMBER 2006		TX 6-428-786	06/19/06
05/25/06	American Media Mini Mags, Inc.	Gemini - JULY AUGUST SEPTEMBER 2006		TX 6-445-139	06/05/06
05/25/06	American Media Mini Mags, Inc.	Aquarius - JULY AUGUST SEPTEMBER 2006		TX 6-376-546	06/09/06
05/25/06	American Media Mini Mags, Inc.	Pisces - JULY AUGUST SEPTEMBER 2006		TX 6-368-033	06/09/06
05/25/06	American Media Mini Mags, Inc.	Scorpio - JULY AUGUST SEPTEMBER 2006		TX 6-376-548	06/09/06
05/25/06	American Media Mini Mags, Inc.	Cancer - JULY AUGUST SEPTEMBER 2006		TX 6-445-138	06/05/06
05/25/06	American Media Mini Mags, Inc.	Mystery Word #52		TX 6-376-551	06/09/06
05/25/06	American Media Mini Mags, Inc.	Holiday Fun 4 Kids		TX 6-445-140	06/05/06
05/25/06	American Media Mini Mags, Inc.	Your Winter Horoscope - Dec Jan Feb		TX 6-380-182	06/09/06
05/25/06	American Media Mini Mags, Inc.	Secret Word #66		TX 6-375-905	06/05/06
05/25/06	American Media Mini Mags, Inc.	Ready for Baby? 25 things you must do . . .		TX 6-357-137	06/05/06
05/25/06	American Media Mini Mags, Inc.	GUESS WHAT? i’m pregnant!		TX 6-357-203	06/05/06
05/25/06	Weider Publications, LLC	FLEX	Vol 24 1-2-3	TX 6-253-910	06/05/06
05/25/06	Weider Publications, LLC	Men’s Fitness	Vol 22 4-5	TX 6-391-970	06/09/06
05/25/06	Weider Publications, LLC	Muscle & Fitness	Vol 67 3-4-5	TX 6-354-881	06/09/06
05/25/06	Weider Publications, LLC	Muscle & Fitness	Vol 67 6-7	TX 6-397-682	06/09/06
05/25/06	Weider Publications, LLC	Natural Health	Vol 36 3-4-5	TX 6-397-692	06/09/06
05/25/06	Weider Publications, LLC	SHAPE	Vol 25 7-8-9	TX 6-397-681	06/09/06
05/25/06	Weider Publications, LLC	Shape en Espanol	Vol 4 3-4-5	TX 6-397-691	06/09/06
05/25/06	AM Auto World Weekly, Inc.	mph	Vol 3 3-4-5	TX 6-399-071	06/09/06
05/25/06	Weider Publications, LLC	Fit Pregnancy	Vol 12 7; 13 1	TX 6-399-085	06/14/06
05/25/06	Weider Publications, LLC	mom & baby - Fall 2005	Vol 12 #4	TX 6 512 332	06/09/06
05/25/06	Weider Publications, LLC	mom & baby - Spring 2006	Vol 12 #8	TX 6-396-814	06/09/06
05/25/06	American Media, Inc.	Looking Good Now!	Vol II 2-3-4	TX 6-397-693	06/09/06
06/30/06	Weider Publications, LLC	FLEX	Vol 24 - 4, 5, 6	TX 6-422-636	07/18/06
06/30/06	Weider Publications, LLC	Muscle & Fitness	Vol 67 #8	TX 6-398-296	06/12/06
06/30/06	Weider Publications, LLC	Muscle & Fitness hers	Vol 7 #3, 4	TX 6-422-775	07/18/06
06/30/06	American Media, Inc.	Looking Good Now!	Vol II 5-6-8	TX 6-422-778	07/18/06
06/30/06	Mira! Editorial, Inc.	Mira! La Revista #1 De la Farandula	Vol 6 20,22,24,26,28	TX 6-350-534	07/10/06
06/30/06	Country Music Media Group, Inc.	Country Weekly	Vol 13 10,11,12,13,14,15	TX 6-391-925	07/12/06
08/15/06	Star Editorial, Inc.	Star	Vol 33 22-27	TX 6-422-435	08/22/06
08/15/06	Star Editorial, Inc.	Star	Vol 33 28-33	TX 6-422-437	08/20/06
08/15/06	National Enquirer, Inc.	National Enquirer	Vol 80 47-52	TX 6-422-436	08/20/06
08/15/06	National Enquirer, Inc.	National Enquirer	Vol 80 53 Vol 81 1-5	TX 6-422-454	08/20/06
08/15/06	Globe Editorial, Inc.	GLOBE	Vol 53 #22-27	TX 6-442-770	08/25/06
08/15/06	Globe Editorial, Inc.	GLOBE	Vol 53 #28-33	TX 6-422-453	08/22/06
08/15/06	National Examiner, Inc.	National Examiner	Vol 43 22-27	TX 6-422-455	08/22/06
08/15/06	National Examiner, Inc.	National Examiner	Vol 43 28-33	TX 6-422-451	08/20/06
08/15/06	American Media Consumer Entertainment, Inc.	Sun	Vol 23 22-27	TX 6-422-452	08/20/06
08/15/06	American Media Consumer Entertainment, Inc.	Sun	Vol 23 28-33	TX 6-435-377	08/25/06

Date filed	Owner	Publication	Issue Number	Registration #	Date
08/15/06	American Media, Inc.	Looking Good Now! (had to re-send; not sure of charge)	Vol I, #8	TX 6 553 847	08/22/06
08/23/06	Country Music Media Group, Inc.	Country Weekly	Vol 13, 16-19	TX 6-422-296	08/25/06
08/23/06	Mira! Editorial, Inc.	Mira! La Revista #1 De la Farandula	Vol 6, 30-36	TX 6-422-445	08/25/06
09/22/06	Weider Publications, LLC	FLEX	Vol 24 7-8-9	TX 6 510 313	10/06/06
09/22/06	Weider Publications, LLC	Men’s Fitness	Vol 22, 6-9	TX 6-426-241	10/02/06
09/22/06	Weider Publications, LLC	Muscle & Fitness	Vol 67 #9,10,11	TX 6-486-059	10/02/06
09/22/06	Weider Publications, LLC	Natural Health	Vol 36, #6-7-8	TX 6-614-176	10/02/06
09/22/06	Weider Publications, LLC	SHAPE	Vol 25 10-12; 26 #1	TX 6-442-769	10/02/06
09/22/06	Weider Publications, LLC	Fit Pregnancy	Vol 13 2,3	TX 6-442-776	10/02/06
10/05/06	Star Editorial, Inc.	Star	Vol 33 34-39	TX 6-509-569	10/13/06
10/05/06	National Enquirer, Inc.	National Enquirer	Vol 81 6-11	TX 6-490-268	10/13/06
10/05/06	Globe Editorial, Inc.	GLOBE	Vol 53 #34-39	TX 6 510 303	10/13/06
10/05/06	National Examiner, Inc.	National Examiner	Vol 43 34-39	TX 6-490-262	10/13/06
10/05/06	American Media Consumer Entertainment, Inc.	Sun	Vol 23 34-39	TX 6 509 568	10/13/06
10/13/06	American Media Mini Mags, Inc.	Seek and Find #144	pub 10-21-2005	TX 6-453-294	10/17/06
10/13/06	American Media Mini Mags, Inc.	Holiday Weight Control A Survival Guide		TX 6-451-704	10/17/06
10/13/06	American Media Mini Mags, Inc.	Scan & Find #137		TX 6-453-293	10/17/06
10/13/06	American Media Mini Mags, Inc.	Winter LOVE Signs - Forecasts all 12 signs		TX 6-456-276	10/20/06
10/13/06	American Media Mini Mags, Inc.	Get Organized!	pub 11-18-05	TX 6-456-275	10/20/06
10/13/06	American Media Mini Mags, Inc.	Natural Cures		TX 6-456-272	10/20/06
10/13/06	American Media Mini Mags, Inc.	Secret Word #68		TX 6-456-268	10/20/06
10/13/06	American Media Mini Mags, Inc.	Mystery Word #54		TX 6-464-616	10/20/06
10/13/06	American Media Mini Mags, Inc.	Burn FAT Now!	pub 11-25-2005	TX 6-453-275	10/17/06
10/13/06	American Media Mini Mags, Inc.	Scan and Find #138		TX 6-452-313	10/18/06
10/13/06	American Media Mini Mags, Inc.	Mystery Words from the Bible		TX 6-451-703	10/17/06
10/13/06	American Media Mini Mags, Inc.	Seek and Find #145		TX 6-451-705	10/17/06
10/13/06	American Media Mini Mags, Inc.	Prayers FOR PEACE	pub 12-16-05	TX 6-466-099	10/20/06
10/13/06	American Media Mini Mags, Inc.	Secret Word #69		TX 6-464-614	10/20/06
10/13/06	American Media Mini Mags, Inc.	Mystery Word #55		TX 6-456-273	10/20/06
10/13/06	American Media Mini Mags, Inc.	Calorie Counter for Restaurants		TX 6 456 274	10/20/06
10/13/06	American Media Mini Mags, Inc.	Seek and Find #146	pub 12-23-05	TX 6-451-706	10/19/06
10/13/06	American Media Mini Mags, Inc.	Magic Healing Oils from the Bible		TX 6-450-642	10/16/06
10/13/06	American Media Mini Mags, Inc.	Baby Names		TX 6-453-295	10/17/06
10/13/06	American Media Mini Mags, Inc.	Secret Word #70		TX 6-456-271	10/20/06
10/13/06	American Media Mini Mags, Inc.	Good Carb, BAD CARB	pub 1-27-06	TX 6-451-685	10/17/06
10/13/06	American Media Mini Mags, Inc.	Spring Love Signs		TX 6-451-697	10/17/06
10/13/06	American Media Mini Mags, Inc.	Seek and Find #147		TX 6-451-696	10/17/06
10/13/06	American Media Mini Mags, Inc.	Scan and Find #140		TX 6-451-699	10/17/06
10/13/06	American Media Mini Mags, Inc.	Secret Word #71		TX 6-456-269	10/20/06
10/13/06	American Media Mini Mags, Inc.	Garlic & Vinegar		TX 6-464-615	10/20/06
10/13/06	American Media Mini Mags, Inc.	Scan and Find #141	pub 2-24-06	TX 6-451-707	10/17/06
10/13/06	American Media Mini Mags, Inc.	Seek and Find #148		TX 6-451-702	10/17/06
10/13/06	American Media Mini Mags, Inc.	Dr. Gilda tells how to improve your marriage		TX 6-446-134	10/18/06
10/13/06	American Media Mini Mags, Inc.	Think Yourself Well		TX 6-451-694	10/17/06
10/13/06	American Media Mini Mags, Inc.	Summer Fun 4 Kids & You!	pub 3-17-06	TX 6-464-617	10/20/06
10/13/06	American Media Mini Mags, Inc.	Secret Word #72		TX 6-456-270	10/20/06
10/18/06	American Media Mini Mags, Inc.	Guilt-Free Desserts - 200 Calories or Less		TX 6-454-153	10/25/06

Date filed	Owner	Publication	Issue Number	Registration #	Date
10/18/06	American Media Mini Mags, Inc.	Summer Love Signs		TX 6-454-149	10/25/06
10/18/06	American Media Mini Mags, Inc.	Seek & Find #149		TX 6-450-643	10/25/06
10/18/06	American Media Mini Mags, Inc.	Scan & Find #142		TX 6-454-146	10/25/06
10/18/06	American Media Mini Mags, Inc.	Astrology for your Cat		TX 6-458-953	11/03/06
10/18/06	American Media Mini Mags, Inc.	Your Lucky Numbers		TX 6-461-505	11/03/06
10/18/06	American Media Mini Mags, Inc.	Mystery Word #59		TX 6-467-908	11/03/06
10/18/06	American Media Mini Mags, Inc.	Secret Word #73		TX 6-454-142	10/25/06
10/18/06	American Media Mini Mags, Inc.	Scan & Find #143		TX 6-454-155	10/25/06
10/18/06	American Media Mini Mags, Inc.	Seek & Find #150		TX 6-450-641	10/25/06
10/18/06	American Media Mini Mags, Inc.	Lose 10 lbs Fast!		TX 6-454-148	10/25/06
10/18/06	American Media Mini Mags, Inc.	Find Your Soul Mate		TX 6-454-147	10/25/06
10/18/06	American Media Mini Mags, Inc.	Secret Word #74		TX 6-454-143	10/25/06
10/18/06	American Media Mini Mags, Inc.	Mystery Word #60		TX 6-461-506	11/03/06
10/18/06	American Media Mini Mags, Inc.	Feng Shui		TX 6-483-843	10/27/06
10/18/06	American Media Mini Mags, Inc.	Your Money Manager		TX 6-453-296	10/25/06
10/18/06	American Media Mini Mags, Inc.	Fast Food Calorie Counter		TX 6-454-150	10/25/06
10/18/06	American Media Mini Mags, Inc.	Desperate House Cats		TX 6-454-151	10/25/06
10/18/06	American Media Mini Mags, Inc.	Scan & Find #144		TX 6-450-640	10/25/06
10/18/06	American Media Mini Mags, Inc.	Seek & Find #151		TX 6-450-639	10/25/06
10/18/06	American Media Mini Mags, Inc.	Mystery Word #61		TX 6-454-806	10/25/06
10/18/06	American Media Mini Mags, Inc.	Weight Loss Success Stories		TX 6-454-144	10/25/06
10/18/06	American Media Mini Mags, Inc.	Baby Names - Find the Perfect Name for your new Baby		TX 6-458-962	11/03/06
10/18/06	American Media Mini Mags, Inc.	Scan & Find #145		TX 6-451-686	10/25/06
10/18/06	American Media Mini Mags, Inc.	Fall Love Signs		TX 6-454-152	10/25/06
10/18/06	American Media Mini Mags, Inc.	$Mart Supermarket Shopping		TX 6-454-154	10/25/06
10/18/06	American Media Mini Mags, Inc.	Your Fall Horoscope		TX 6-487-546	11/03/06
10/18/06	American Media Mini Mags, Inc.	Stop Aging Now!		TX 6-449-711	10/27/06
10/18/06	American Media Mini Mags, Inc.	Secret Word #76		TX 6-453-268	10/27/06
10/18/06	American Media Mini Mags, Inc.	Mystery Word #62		TX 6-447-710	10/25/06
10/18/06	American Media Mini Mags, Inc.	Super Foods		TX 6-454-977	11/03/06
10/18/06	American Media Mini Mags, Inc.	Trim Your Tummy		TX 6-458-954	11/03/06
10/18/06	American Media Mini Mags, Inc.	Scan & Find #146		TX 6-451-698	10/27/06
10/18/06	American Media Mini Mags, Inc.	Seek & Find #153		TX 6-448-684	11/03/06
10/18/06	American Media Mini Mags, Inc.	Mystery Word #63		TX 6-454-805	10/25/06
10/18/06	American Media Mini Mags, Inc.	Secret Word #77		TX 6-452-292	10/27/06
10/18/06	American Media Mini Mags, Inc.	Complete Calorie Counter		TX 6-454-808	10/25/06
10/18/06	American Media Mini Mags, Inc.	Ready for Retirement?		TX 6-454-807	10/25/06
10/18/06	American Media Mini Mags, Inc.	How to use the power of Self-Hypnosis		TX 6-458-966	11/03/06
10/18/06	American Media Mini Mags, Inc.	Having a Baby		TX 6-454-809	10/25/06
10/18/06	American Media Mini Mags, Inc.	Scan & Find #147		TX 6-454-145	10/25/06
10/18/06	American Media Mini Mags, Inc.	Seek & Find #154		TX 6-448-695	10/27/06
10/18/06	American Media Mini Mags, Inc.	Super Herbs		TX 6-458-952	11/03/06
10/18/06	American Media Mini Mags, Inc.	Job Hunting Secrets		TX 6-451-700	10/27/06
10/18/06	American Media Mini Mags, Inc.	Secret Word #78		TX 6-447-746	10/25/06
10/18/06	American Media Mini Mags, Inc.	Mystery Word #64		TX 6-458-961	11/03/06
10/18/06	American Media Mini Mags, Inc.	Seek & Find #155		TX 6-464-642	10/25/06
10/18/06	American Media Mini Mags, Inc.	Scan & Find #148		TX 6-454-141	10/25/06
10/18/06	American Media Mini Mags, Inc.	Walk Off The Weight!		TX 6-451-701	10/27/05
10/18/06	American Media Mini Mags, Inc.	The Cat Who Loved Christmas		TX 6-487-547	11/03/06

Date filed	Owner	Publication	Issue Number	Registration #	Date
10/27/06	American Media Mini Mags, Inc.	Leo - OCTOBER NOVEMBER DECEMBER 2006		TX 6-461-503	11/03/06
10/27/06	American Media Mini Mags, Inc.	Aries - OCTOBER NOVEMBER DECEMBER 2006		TX 6-458-893	11/06/06
10/27/06	American Media Mini Mags, Inc.	Sagittarius - OCTOBER NOVEMBER DECEMBER 2006		TX 6-458-967	11/06/06
10/27/06	American Media Mini Mags, Inc.	Capricorn - OCTOBER NOVEMBER DECEMBER 2006		TX 6-461-504	11/03/06
10/27/06	American Media Mini Mags, Inc.	Virgo - OCTOBER NOVEMBER DECEMBER 2006		TX 6-458-963	11/03/06
10/27/06	American Media Mini Mags, Inc.	Taurus - OCTOBER NOVEMBER DECEMBER 2006		TX 6-454-979	11/03/06
10/27/06	American Media Mini Mags, Inc.	Gemini - OCTOBER NOVEMBER DECEMBER 2006		TX 6-454-803	11/03/06
10/27/06	American Media Mini Mags, Inc.	Libra - OCTOBER NOVEMBER DECEMBER 2006		TX 6-458-965	11/06/06
10/27/06	American Media Mini Mags, Inc.	Aquarius - OCTOBER NOVEMBER DECEMBER 2006		TX 6-454-978	11/01/06
10/27/06	American Media Mini Mags, Inc.	Pisces - OCTOBER NOVEMBER DECEMBER 2006		TX 6-454-804	11/03/06
10/27/06	American Media Mini Mags, Inc.	Scorpio - OCTOBER NOVEMBER DECEMBER 2006		TX 6-458-964	11/06/06
10/27/06	American Media Mini Mags, Inc.	Cancer - OCTOBER NOVEMBER DECEMBER 2006		TX 6-454-976	11/06/06
11/09/06	Mira! Editorial, Inc.	Mira! La Revista #1 De la Farandula	Vol 6 38,40,42,44,46,48	TX 6-460-539	11/14/06
11/13/06	American Media Mini Mags, Inc.	Aries 2007 Calendar		TX 6-463-198	11/24/06
11/13/06	American Media Mini Mags, Inc.	Taurus 2007 Calendar		TX 6-463-194	11/24/06
11/13/06	American Media Mini Mags, Inc.	Pisces 2007 Caldendar		TX 6-463-199	11/24/06
11/13/06	American Media Mini Mags, Inc.	Aquarius 2007 Calendar		TX 6-463-193	11/24/06
11/13/06	American Media Mini Mags, Inc.	Capricorn 2007 Calendar		TX 6-467-582	11/24/06
11/13/06	American Media Mini Mags, Inc.	Sagittarius 2007 Calendar		TX 6-467-502	11/24/06
11/13/06	American Media Mini Mags, Inc.	Scorpio 2007 Calendar		TX 6-467-296	11/24/06
11/13/06	American Media Mini Mags, Inc.	Libra 2007 Calendar		TX 6-463-195	11/24/06
11/13/06	American Media Mini Mags, Inc.	Virgo 2007 Calendar		TX 6-463-191	11/24/06
11/13/06	American Media Mini Mags, Inc.	Gemini 2007 Calendar		TX 6-463-192	11/24/06
11/13/06	American Media Mini Mags, Inc.	Cancer 2007 Calendar		TX 6-463-196	11/24/06
11/13/06	American Media Mini Mags, Inc.	Leo 2007 Calendar		TX 6-463-197	11/24/06
11/13/06	American Media Mini Mags, Inc.	Secret Word #79		TX 6-456-546	11/24/06
11/13/06	American Media Mini Mags, Inc.	Mystery Word #65		TX 6-468-406	11/27/06
11/13/06	American Media Mini Mags, Inc.	Winter Fun 4 Kids		TX 6-456-545	11/24/06
11/13/06	American Media Mini Mags, Inc.	Your Winter Horoscope		TX 6-465-398	11/24/06
11/13/06	American Media Mini Mags, Inc.	Winter Love Signs		TX 6-487-551	11/24/06
11/13/06	American Media Mini Mags, Inc.	Seek & Find from the BIBLE		TX 6-456-547	11/24/06
11/13/06	American Media Mini Mags, Inc.	Seek & find #156		TX 6-487-550	11/24/06

Date filed	Owner	Publication	Issue Number	Registration #	Date
11/13/06	American Media Mini Mags, Inc.	Scan & Find #149		TX 6-465-399	11/24/06
11/13/06	American Media Mini Mags, Inc.	Leo - JAN FEB MARCH 2007		TX 6-465-402	11/24/06
11/13/06	American Media Mini Mags, Inc.	Aries - JAN FEB MARCH 2007		TX 6-465-401	11/24/06
11/13/06	American Media Mini Mags, Inc.	Sagittarius - JAN FEB MARCH 2007		TX 6-487-552	11/24/06
11/13/06	American Media Mini Mags, Inc.	Capricorn - JAN FEB MARCH 2007		TX 6-465-400	11/24/06
11/13/06	American Media Mini Mags, Inc.	Virgo - JAN FEB MARCH 2007		TX 6-487-553	11/24/06
11/13/06	American Media Mini Mags, Inc.	Taurus - JAN FEB MARCH 2007		TX 6-493-360	11/24/06
11/13/06	American Media Mini Mags, Inc.	Gemini - JAN FEB MARCH 2007		TX 6-456-543	11/24/06
11/13/06	American Media Mini Mags, Inc.	Libra - JAN FEB MARCH 2007		TX 6-465-396	11/24/06
11/13/06	American Media Mini Mags, Inc.	Aquarius - JAN FEB MARCH 2007		TX 6-465-395	11/24/06
11/13/06	American Media Mini Mags, Inc.	Pisces - JAN FEB MARCH 2007		TX 6-456-542	11/24/06
11/13/06	American Media Mini Mags, Inc.	Scorpio - JAN FEB MARCH 2007		TX 6-456-544	11/24/06
11/13/06	American Media Mini Mags, Inc.	Cancer - JAN FEB MARCH 2007		TX 6-465-397	11/24/06
12/04/06	Star Editorial, Inc.	Star	Vol 33 40-45	TX 6-481-869	12/11/06
12/04/06	National Enquirer, Inc.	National Enquirer	Vol 81 12-17	TX 6-498-611	12/11/06
12/04/06	Globe Editorial, Inc.	GLOBE	Vol 53 #40-45	TX 6-498-612	12/11/06
12/04/06	National Examiner, Inc.	National Examiner	Vol 43 40-45	TX 6-481-452	12/11/06
12/04/06	American Media Consumer Entertainment, Inc.	Sun	Vol 23 40-45	TX 6-498-609	12/11/06
12/04/06	Country Music Media Group, Inc.	Country Weekly	Vol 13 20-25	TX 6-498-610	12/11/06
12/04/06	American Media, Inc.	Looking Good Now	Vol II 9, 10	TX 6-498-613	12/18/06
12/04/06	Weider Publications, LLC	Fit Pregnancy	Vol 13 5,6	TX 6-498-732	12/18/06
12/04/06	Weider Publications, LLC	Muscle & Fitness Hers	Vol 7 #5	TX 6 588 063	12/11/06
12/04/06	Weider Publications, LLC	Muscle & Fitness Hers	Vol 7 #6	TX 6 588 062	12/11/06
12/04/06	Weider Publications, LLC	Muscle & Fitness Hers	Vol 8 #1	TX 6 588 061	12/11/06
12/04/06	Weider Publications, LLC	SHAPE	Vol 26 2-3-4	TX 6-498-733	12/18/06
01/17/07	Star Editorial, Inc.	Star	Vol 33 46-49	TX 6 512 105	01/20/07
01/17/07	Star Editorial, Inc.	Star	Vol 33 50-52 34-1	TX 6-614-368	01/20/07
01/17/07	National Enquirer, Inc.	National Enquirer	Vol 81 18-21	TX 6 512 101	01/20/07
01/17/07	National Enquirer, Inc.	National Enquirer	Vol 81 22-24 Vol 82 #1	TX 6 564 901	01/20/07
01/17/07	Globe Editorial, Inc.	GLOBE	Vol 53 #46-49	TX 6-508-529	01/26/07
01/17/07	Globe Editorial, Inc.	GLOBE	Vol 53 50-52; 54 1	TX 6-506-950	01/22/07
01/17/07	National Examiner, Inc.	National Examiner	Vol 43 46-49	TX 6 512 103	01/25/07
01/17/07	National Examiner, Inc.	National Examiner	Vol 43 50-52; 44 1	TX 6 512 100	01/20/07
01/17/07	American Media Consumer Entertainment, Inc.	Sun	Vol 23 46-49	TX 6 512 102	01/20/07
01/17/07	American Media Consumer Entertainment, Inc.	Sun	Vol 23 14-16; 24 1	TX 6 524 879	01/29/07
01/17/07	Country Music Media Group, Inc.	Country Weekly	Vol 13 #26; 14 1-2	TX 6 512 104	01/25/07
01/17/07	Mira! Editorial, Inc.	Mira! La Revista #1 De la Farandula	Vol 6 50-52; 7-2	TX 6 537 794	01/26/07
01/17/07	Weider Publications, LLC	FLEX	Vol 24 10-11-12	TX 6 524 833	01/31/07
01/17/07	Weider Publications, LLC	Men’s Fitness	Vol 22 #10; 23 #1	TX 6 541 069	01/31/07
01/17/07	Weider Publications, LLC	Muscle & Fitness	Vol 67 #12; 68 1-2	TX 6 512 034	01/31/07
01/17/07	Weider Publications, LLC	Natural Health	Vol 36 9/10; 37 1-2	TX 6 646 877	01/30/07
01/17/07	Weider Publications, LLC	SHAPE	Vol 26 5-6	TX 6-508-507	01/29/07

Date filed	Owner	Publication	Issue Number	Registration #	Date
01/17/07	Weider Publications, LLC	mom & baby	Vol 13 #4	TX 6 523 072	02/09/07
01/17/07	American Media, Inc.	Looking Good Now!	Vol II 12; III 2	TX 6 524 741	02/09/07
01/26/07	American Media Mini Mags, Inc.	Secret Word #80		TX 6 517 320	02/09/07
01/26/07	American Media Mini Mags, Inc.	Mystery Word #66		TX 6 512 820	02/09/07
01/26/07	American Media Mini Mags, Inc.	Healing Foods From the Bible		TX 6 538 796	02/09/07
01/26/07	American Media Mini Mags, Inc.	Chinese Horoscope for 2007 - Year of the Boar		TX 6-505-870	01/31/07
01/26/07	American Media Mini Mags, Inc.	101 Ways to BURN FAT FAST		TX 6 510 016	01/31/07
01/26/07	American Media Mini Mags, Inc.	Household Shortcuts-Your A to Z cleaning Guide		TX 6-505-877	01/31/07
01/26/07	American Media Mini Mags, Inc.	Scan and Find No. 150		TX 6-505-878	01/31/07
01/26/07	American Media Mini Mags, Inc.	Seek and Find No. 157		TX 6-505-881	01/31/07
01/26/07	American Media Mini Mags, Inc.	Baby Names FOR DUMMIES		TX 6 526 069	01/31/07
01/26/07	American Media Mini Mags, Inc.	Chocolate Lover’s Cookbook FOR DUMMIES		TX 6 526 070	01/31/07
01/26/07	American Media Mini Mags, Inc.	The Hidden Power of Dreams		TX 6 509 634	01/31/07
01/26/07	American Media Mini Mags, Inc.	Calorie Counter for Restaurants		TX 6 509 625	01/31/07
01/26/07	American Media Mini Mags, Inc.	Mystery Word #67		TX 6 509 577	01/31/07
01/26/07	American Media Mini Mags, Inc.	Secret Word #81		TX 6 509 633	01/31/07
01/26/07	American Media Mini Mags, Inc.	Seek and Find #158		TX 6 509 775	01/31/07
01/26/07	American Media Mini Mags, Inc.	Scan and Find #151		TX 6 509 627	01/31/07
01/26/07	American Media Mini Mags, Inc.	Weight Loss Secrets		TX 6 509 623	01/31/07
01/26/07	American Media Mini Mags, Inc.	Get Out Of Debt Now!		TX 6 514 528	01/31/07
01/26/07	American Media Mini Mags, Inc.	Herbal Remedies FOR DUMMIES		TX 6 514 022	01/31/07
01/26/07	American Media Mini Mags, Inc.	Low-Calorie Dieting FOR DUMMIES		TX 6 514 021	01/31/07
01/26/07	American Media Mini Mags, Inc.	Your Diet Diary		TX 6 514 527	01/31/07
01/26/07	American Media Mini Mags, Inc.	How to GET IT FOR FREE!		TX 6 509 635	01/31/07
01/26/07	American Media Mini Mags, Inc.	Secret Word #82		TX 6 509 636	01/31/07
01/26/07	American Media Mini Mags, Inc.	Mystery Word #68		TX 6 509 777	01/31/07
01/26/07	American Media Mini Mags, Inc.	Seek and Find #159		TX 6 509 624	01/31/07
01/26/07	American Media Mini Mags, Inc.	Scan and Find #152		TX 6 514 526	01/31/07
01/26/07	American Media Mini Mags, Inc.	Baby Names Over 1,500		TX 6 509 626	01/31/07
01/26/07	American Media Mini Mags, Inc.	Spring Love Signs		TX 6 509 776	01/31/07
03/01/07	Star Editorial, Inc.	Star	Vol 34 2-9	TX 6-525-090	03/02/07
03/01/07	National Enquirer, Inc.	National Enquirer	Vol 82 2-9	TX 6 543 906	03/15/07
03/01/07	Globe Editorial, Inc.	GLOBE	Vol 54 #2-9	TX 6 554 066	03/14/07
03/01/07	National Examiner, Inc.	National Examiner	Vol 44 2-9	TX 6 523 824	03/09/07
03/01/07	American Media Consumer Entertainment, Inc.	Sun	Vol 24 2-9	TX 6-614-418	03/13/07
03/01/07	Country Music Media Group, Inc.	Country Weekly	Vol 14 3-6	TX 6 543 959	03/14/07
03/01/07	Mira! Editorial, Inc.	Mira! La Revista #1 De la Farandula	Vol 7 4-10	TX 6 544 744	03/14/07
04/09/07	Star Editorial, Inc.	Star	Vol 34 10-15	TX 6 553 611	04/16/07
04/09/07	National Enquirer, Inc.	National Enquirer	Vol 82 10-15	TX 6 572 973	04/16/07
04/09/07	National Examiner, Inc.	National Examiner	Vol 44 10-15	TX 6 543 891	04/17/07
04/09/07	American Media Consumer Entertainment, Inc.	Sun	Vol 24 10-15	TX 6 543 890	04/17/07

Date filed	Owner	Publication	Issue Number	Registration #	Date
05/03/07	Weider Publications, LLC	Fit Pregnancy (incl Spring/Summer mom & baby)	Vol 13 7,8; 14 1	TX 6 568 625	05/16/07
05/03/07	Weider Publications, LLC	FLEX	Vol 25 1-3	TX 6 586 218	05/08/07
05/03/07	Weider Publications, LLC	Men’s Fitness	Vol 23 2-4	TX 6 567 020	05/11/07
05/03/07	Weider Publications, LLC	Muscle & Fitness	Vol 68 3-5	TX 6 575 674	05/11/07
05/03/07	Weider Publications, LLC	Muscle & Fitness Hers	Vol 8 2-3	TX 6 587 111	05/11/07
05/03/07	Weider Publications, LLC	Natural Health	Vol 37 3-5	TX 6 587 110	05/11/07
05/03/07	Weider Publications, LLC	SHAPE	Vol 26 7-9	TX 6 589 675	05/11/07
05/03/07	American Media Mini Mags, Inc.	More Crossword Puzzles FOR DUMMIES		TX 6 582 427	05/11/07
05/03/07	American Media Mini Mags, Inc.	Controlling Cholesterol for Dummies		TX 6 582 426	05/11/07
05/03/07	American Media Mini Mags, Inc.	Leo - APRIL MAY JUNE 2007		TX 6 582 425	05/14/07
05/03/07	American Media Mini Mags, Inc.	Aries - APRIL MAY JUNE 2007		TX 6 581 451	05/11/07
05/03/07	American Media Mini Mags, Inc.	Sagittarius - APRIL MAY JUNE 2007		TX 6 580 292	05/11/07
05/03/07	American Media Mini Mags, Inc.	Capricorn - APRIL MAY JUNE 2007		TX 6 581 450	05/10/07
05/03/07	American Media Mini Mags, Inc.	Virgo - APRIL MAY JUNE 2007		TX 6 581 447	05/10/07
05/03/07	American Media Mini Mags, Inc.	Taurus - APRIL MAY JUNE 2007		TX 6 582 423	05/14/07
05/03/07	American Media Mini Mags, Inc.	Gemini - APRIL MAY JUNE 2007		TX 6 581 449	05/10/07
05/03/07	American Media Mini Mags, Inc.	Libra - APRIL MAY JUNE 2007		TX 6 580 298	05/11/07
05/03/07	American Media Mini Mags, Inc.	Aquarius - APRIL MAY JUNE 2007		TX 6 580 293	05/11/07
05/03/07	American Media Mini Mags, Inc.	Pisces - APRIL MAY JUNE 2007		TX 6 582 424	05/14/07
05/03/07	American Media Mini Mags, Inc.	Scorpio - APRIL MAY JUNE 2007		TX 6 581 448	05/10/07
05/03/07	American Media Mini Mags, Inc.	Cancer - APRIL MAY JUNE 2007		TX 6 581 452	05/10/07
07/16/07	American Media Mini Mags, Inc.	Complete Calorie Counter		TX 6 814 565	07/27/07
07/16/07	American Media Mini Mags, Inc.	Mystery Word #70		TX 6 814 558	07/25/07
07/16/07	American Media Mini Mags, Inc.	YOUR SPRING horoscope		TX 6 860 095	07/24/07
07/16/07	American Media Mini Mags, Inc.	Fat-Burning Foods Eat more and still lose weight		TX 6 851 334	07/25/07
07/16/07	American Media Mini Mags, Inc.	Secret Word #83		TX 6-883-064	10/26/07
07/16/07	American Media Mini Mags, Inc.	Mystery Word #69		TX 6 814 561	07/25/07
07/16/07	American Media Mini Mags, Inc.	Feng Shui for Dummies		TX 6-835-294	07/27/07
07/16/07	American Media Mini Mags, Inc.	Fitness for Dummies		TX 6-457-367	07/27/07
07/16/07	American Media Mini Mags, Inc.	Complete Idiot’s Guide - Walking for Health		TX 6 835 276	07/27/07
07/16/07	American Media Mini Mags, Inc.	Complete Idiot’s Guide - Managing Your Money		TX 6 835 289	07/27/07
07/16/07	American Media Mini Mags, Inc.	Complete Idiot’s Guide - Grilling		TX 6 835 286	07/27/07
07/16/07	American Media Mini Mags, Inc.	Complete Idiot’s Guide - Astrology		TX 6 835 283	07/27/07
07/16/07	American Media Mini Mags, Inc.	Complete Idiot’s Guide - Cleaning		TX 6 835 269	07/27/07

Date filed	Owner	Publication	Issue Number	Registration #	Date
07/16/07	American Media Mini Mags, Inc.	Complete Idiot’s Guide - Interpreting Your Dreams		TX 6 835 280	07/27/07
07/16/07	American Media Mini Mags, Inc.	Complete Idiot’s Guide - Good Fat, Good Carb Meals		TX 6 835 273	07/27/07
07/16/07	American Media Mini Mags, Inc.	Complete Idiot’s Guide - Faith		TX 6-626-069	07/27/07
07/16/07	American Media Mini Mags, Inc.	Beat Stress Now! More than 100 easy tension busters		TX 6 817 046	07/24/07
07/16/07	American Media Mini Mags, Inc.	Fast Food Calorie Counter		TX 6 817 021	07/24/07
07/16/07	American Media Mini Mags, Inc.	Scan and Find No. 153		TX 6 817 034	07/24/07
07/16/07	American Media Mini Mags, Inc.	Seek and Find No. 160		TX 6 817 053	07/24/07
07/16/07	American Media Mini Mags, Inc.	Secrets for a Great Night’s Sleep		TX 6 865 509	07/24/07
07/16/07	American Media Mini Mags, Inc.	Turn Your Trash Into Treasure		TX 6 817 027	07/24/07
07/16/07	American Media Mini Mags, Inc.	Scan and Find No. 154		TX 6 816 760	07/24/07
07/16/07	American Media Mini Mags, Inc.	Seek and Find No. 161		TX 6 817 019	07/24/07
07/16/07	American Media Mini Mags, Inc.	Secret Word #85		TX 6 865 512	07/24/07
07/16/07	American Media Mini Mags, Inc.	Mystery Word #71		TX 6 817 012	07/24/07
07/16/07	American Media Mini Mags, Inc.	Your SUMMER horoscope		TX 6 816 765	07/24/07
07/16/07	American Media Mini Mags, Inc.	Cat Talk		TX 6 817 029	07/24/07
07/16/07	American Media Mini Mags, Inc.	Seek and Find No. 162		TX 6 865 672	07/24/07
07/16/07	American Media Mini Mags, Inc.	Scan and Find No. 155		TX 6 865 668	07/24/07
07/16/07	American Media Mini Mags, Inc.	Summer Love Signs		TX 6 846 437	07/24/07
07/16/07	American Media Mini Mags, Inc.	Healing PSALMS		TX 6 817 050	07/24/07
07/16/07	American Media Mini Mags, Inc.	Leo - JULY AUGUST SEPTEMBER 2007		TX 6 817 015	07/24/07
07/16/07	American Media Mini Mags, Inc.	Aries - JULY AUGUST SEPTEMBER 2007		TX 6 817 072	07/24/07
07/16/07	American Media Mini Mags, Inc.	Sagittarius - JULY AUGUST SEPTEMBER 2007		TX 6 865 700	07/24/07
07/16/07	American Media Mini Mags, Inc.	Capricorn - JULY AUGUST SEPTEMBER 2007		TX 6 865 503	07/24/07
07/16/07	American Media Mini Mags, Inc.	Virgo - JULY AUGUST SEPTEMBER 2007		TX 6 817 073	07/24/07
07/16/07	American Media Mini Mags, Inc.	Taurus - JULY AUGUST SEPTEMBER 2007		TX 6 865 499	07/24/07
07/16/07	American Media Mini Mags, Inc.	Gemini - JULY AUGUST SEPTEMBER 2007		TX 6-865-838	07/24/07
07/16/07	American Media Mini Mags, Inc.	Libra - JULY AUGUST SEPTEMBER 2007		TX 6 865 677	07/24/07
07/16/07	American Media Mini Mags, Inc.	Aquarius - JULY AUGUST SEPTEMBER 2007		TX 6 817 049	07/24/07
07/16/07	American Media Mini Mags, Inc.	Pisces - JULY AUGUST SEPTEMBER 2007		TX 6 817 052	07/24/07
07/16/07	American Media Mini Mags, Inc.	Scorpio - JULY AUGUST SEPTEMBER 2007		TX 6 865 703	07/24/07
07/16/07	American Media Mini Mags, Inc.	Cancer - JULY AUGUST SEPTEMBER 2007		TX 6 865 689	07/24/07

Date filed	Owner	Publication	Issue Number	Registration #	Date
07/16/07	American Media Mini Mags, Inc.	Secret Word #86		TX 6 817 041	07/24/07
07/16/07	American Media Mini Mags, Inc.	Mystery Word #72		TX 6 865 696	07/24/07
07/16/07	American Media Mini Mags, Inc.	Summer Fun 4 Kids		TX 6 817 030	07/24/07
07/16/07	American Media Mini Mags, Inc.	STARLOVE		TX 6 865 682	07/24/07
07/16/07	American Media Mini Mags, Inc.	Your Fall Horoscope		TX 6 817 051	07/24/07
07/16/07	American Media Mini Mags, Inc.	LOOK 10 YEARS Younger!		TX 6 817 017	07/24/07
07/16/07	American Media Mini Mags, Inc.	Secret Word #87		TX 6 817 035	07/24/07
07/16/07	American Media Mini Mags, Inc.	Mystery Word #73		TX 6 817 044	07/24/07
07/16/07	American Media Mini Mags, Inc.	Think Yourself Well		TX 6 865 496	07/24/07
07/16/07	American Media Mini Mags, Inc.	Fall Love Signs		TX 6 865 4514	07/24/07
07/16/07	American Media Mini Mags, Inc.	Seek and Find #163		TX 6 817 013	07/24/07
07/16/07	American Media Mini Mags, Inc.	SCAN AND FIND No. 156		TX 6 817 033	07/24/07
07/20/07	Star Editorial, Inc.	STAR	Vol 34 #16-28	TX 6 626 623	07/26/07
07/20/07	National Enquirer, Inc.	National Enquirer	Vol 82 #16-28	TX 6 626 622	07/26/07
07/20/07	Globe Editorial, Inc.	GLOBE issue #20, May 14, 2007 missing	Vol 54 #16-28	TX 6 626 624	07/26/07
07/20/07	National Examiner, Inc.	National Examiner	Vol 44 #16-28	TX 6 626 621	07/26/07
07/20/07	Country Music Media Group, Inc.	Country Weekly	Vol 14 #7-13	TX 6-626-626	07/26/07
07/24/07	Weider Publications, LLC	FLEX	Vol 25 #4, 5, 6	TX 6 626 627	07/26/07
07/24/07	Weider Publications, LLC	Men’s Fitness	Vol 23 5-6-7	TX 6 630 578	08/17/07
07/24/07	Weider Publications, LLC	M&F hers (July/Aug 2007)	Vol 8 #4	TX 6 825 321	08/06/07
07/24/07	Weider Publications, LLC	Fit Pregnancy (June/July 2007)	Vol 14 #2	TX 6 825 357	07/30/07
07/24/07	Weider Publications, LLC	Fit Pregnancy (Aug/Sept 2007)	Vol 14 #3	TX 6 824 776	07/30/07
09/28/07	Star Editorial, Inc.	STAR	Vol 34 #29-38	TX 6 647 772	10/10/07
09/28/07	National Enquirer, Inc.	National Enquirer	Vol 82 #29-38	TX 6 647 771	10/10/07
09/28/07	National Examiner, Inc.	National Examiner	Vol 44 #29-38	TX 6-647-773	10/10/07
09/28/07	American Media Consumer Entertainment, Inc.	SUN	Vol 24 #29-38	TX 6-662-318	10/10/07
09/28/07	American Media Mini Mags, Inc.	Leo - OCTOBER NOVEMBER DECEMBER 2007		TX 6 874 870	10/10/07
09/28/07	American Media Mini Mags, Inc.	Aries - OCTOBER NOVEMBER DECEMBER 2007		TX 6 874 875	10/10/07
09/28/07	American Media Mini Mags, Inc.	Sagittarius - OCTOBER NOVEMBER DECEMBER 2007		TX 6 874 874	10/10/07
09/28/07	American Media Mini Mags, Inc.	Capricorn - OCTOBER NOVEMBER DECEMBER 2007		TX 6 874 889	10/10/07
09/28/07	American Media Mini Mags, Inc.	Virgo - OCTOBER NOVEMBER DECEMBER 2007		TX 6 874 899	10/10/07
09/28/07	American Media Mini Mags, Inc.	Taurus - OCTOBER NOVEMBER DECEMBER 2007		TX 6 874 907	10/10/07
09/28/07	American Media Mini Mags, Inc.	Gemini - OCTOBER NOVEMBER DECEMBER 2007		TX 6 874 845	10/10/07
09/28/07	American Media Mini Mags, Inc.	Libra - OCTOBER NOVEMBER DECEMBER 2007		TX 6 874 9865	10/10/07

Date filed	Owner	Publication	Issue Number	Registration #	Date
09/28/07	American Media Mini Mags, Inc.	Aquarius - OCTOBER NOVEMBER DECEMBER 2007		TX 6-915-564	10/10/07
09/28/07	American Media Mini Mags, Inc.	Pisces - OCTOBER NOVEMBER DECEMBER 2007		TX 6-915-563	10/10/07
09/28/07	American Media Mini Mags, Inc.	Scorpio - OCTOBER NOVEMBER DECEMBER 2007		TX 6 874 859	10/10/07
09/28/07	American Media Mini Mags, Inc.	Cancer - OCTOBER NOVEMBER DECEMBER 2007		TX 6 874 848	10/10/07
09/28/07	American Media Mini Mags, Inc.	Mystery Word #74		TX 6-882-561	10/10/07
09/28/07	American Media Mini Mags, Inc.	Secret Word #88		TX 6 871 344	10/10/07
09/28/07	American Media Mini Mags, Inc.	GARLIC, VINEGAR & HONEY		TX 6 871 273	10/10/07
09/28/07	American Media Mini Mags, Inc.	YOUR WINTER horoscope		TX 6 871 043	10/10/07
09/28/07	American Media Mini Mags, Inc.	SEEK & FIND #164		TX 6 871 001	10/10/07
09/28/07	American Media Mini Mags, Inc.	SCAN & FIND #157		TX 6-882-567	10/10/07
09/28/07	American Media Mini Mags, Inc.	GET OVER IT! Learn How To Find Love & Hap		TX 6 871 020	10/10/07
09/28/07	American Media Mini Mags, Inc.	Slimming Soups		TX 6 871 014	10/10/07
09/28/07	American Media Mini Mags, Inc.	SCAN AND FIND #158		TX 6-882-572	10/10/07
09/28/07	American Media Mini Mags, Inc.	Winter Love Signs		TX 6 871 008	10/10/07
09/28/07	American Media Mini Mags, Inc.	Mystery Word #75		TX 6 871 342	10/10/07
09/28/07	American Media Mini Mags, Inc.	Secret Word #89		TX 6 871 346	10/10/07
09/28/07	American Media Mini Mags, Inc.	Winter Fun 4 Kids		TX 6 871 279	10/10/07
09/28/07	American Media Mini Mags, Inc.	Complete Idiot’s Guide to Getting Rich		TX 6 870 838	10/10/07
09/28/07	American Media Mini Mags, Inc.	Complete Idiot’s Guide to Total Nutrition		TX 6 870 813	10/10/07
09/28/07	American Media Mini Mags, Inc.	Complete Idiot’s Guide to Ghosts and Hauntings		X 6 870 840	10/10/07
09/28/07	American Media Mini Mags, Inc.	Complete Idiot’s Guide to Psychic Awareness		TX 6 870 817	10/10/07
01/02/08	Star Editorial, Inc.	Star	Vol 34 39-48	TX 6 659 201	01/14/08
01/02/08	National Enquirer, Inc.	National Enquirer	Vol 82 39-48	TX 6-659-200	01/14/08
01/02/08	Globe Editorial, Inc.	GLOBE	Vol 54 39-48	TX 6 659 202	01/14/08
01/02/08	National Examiner, Inc.	National Examiner	Vol 44 39-48	TX 6 659 190	01/14/08
01/02/08	American Media Consumer Entertainment, Inc.	Sun	Vol 24 39-48	TX 6 659 189	01/14/08
01/02/08	Mira! Editorial, Inc.	Mira	Vol 7 42-52; Vol 8 #2	TX 6-659-188	01/14/08
01/02/08	Country Music Media Group, Inc.	Country Weekly	Vol 14 21-24	TX 6-659-191	01/14/08
01/02/08	Country Music Media Group, Inc.	Country Weekly	Vol 14 25-28	TX 6-659-192	01/14/08
01/02/08	Weider Publications, LLC	FLEX	Vol 25 7-9	TX 6 659 193	01/14/08
01/02/08	Weider Publications, LLC	Men’s Fitness	Vol 23 8-10	TX 6 659 195	01/14/08
01/02/08	Weider Publications, LLC	Muscle & Fitness	Vol 68 9-10-11	TX 6 659 194	01/14/08
01/02/08	Weider Publications, LLC	Muscle & Fitness	Vol 68#12 Vol 69 1-2	TX 6 659 198	01/14/08
01/02/08	Weider Publications, LLC	Natural Health	Vol 37 9-10	TX 6 659 196	01/14/08
01/02/08	Weider Publications, LLC	Natural Health	Vol 38 1-2	TX 6 659 197	01/14/08
01/02/08	Weider Publications, LLC	SHAPE	Vol 27 1-2-3	TX 6 659 199	01/14/08
01/02/08	Weider Publications, LLC	SHAPE	Vol 27 4-5-6	TX 6-662-182	01/23/08
04/08/08	Weider Publications, LLC	Men’s Fitness - issue date February 2008	Vol 24 #1	TX 7-106-190	04/18/08
04/08/08	Weider Publications, LLC	Men’s Fitness-issue dates Mar 08 Apr 08 May 08	Vol 24 2-3-4	TX 6-676-490	04/18/08

Date filed	Owner	Publication	Issue Number	Registration #	Date
04/08/08	Weider Publications, LLC	Muscle & Fitness-dates Mar 08-Apr08-May08	Vol 69 3-4-5	TX 6-676-486	04/17/08
04/08/08	Weider Publications, LLC	Muscle & Fitness hers - Mar/Apr 2008	Vol 9 #2	TX 7-106-162	04/18/08
04/08/08	Weider Publications, LLC	Muscle & Fitness hers - May/Jun 2008	Vol 9 #3	TX 7-106-177	04/18/08
4/8/08	Weider Publications, LLC	Muscle & Fitness hers – Jul/Aug 2008	Vol 9, 4	TX 7-244-023	7/6/09
4/8/08	Weider Publications, LLC	Muscle & Fitness hers – Sep/Oct 2008	Vol 9, 5	TX 7-244-020	7/6/09
4/8/08	Weider Publications, LLC	Muscle & Fitness hers – Nov/Dec 2008	Vol 9, 6	TX 7-244-018	7/6/09
4/8/08	Weider Publications, LLC	Muscle & Fitness hers – Jan/Feb 2009	Vol 10, 1	TX 7-244-017	7/6/09
4/8/08	Weider Publications, LLC	Muscle & Fitness hers – Mar/Apr 2009	Vol 10, 2	TX 7-244-012	7/6/09
04/08/08	Weider Publications, LLC	Natural Health - Mar/Apr/May 2008	Vol 38 3-4-5	TX 6-676-489	04/18/08
04/08/08	Weider Publications, LLC	SHAPE - Mar/Apr/May 2008	Vol 27 7-8-9	TX 6-676-487	04/18/08
04/22/08	American Media Mini Mags, Inc.	Leo - JAN FEB MARCH 2008		TX 7-132-273	05/02/08
04/22/08	American Media Mini Mags, Inc.	Aries - JAN FEB MARCH 2008		TX 7-132-000	05/02/08
04/22/08	American Media Mini Mags, Inc.	Sagittarius - JAN FEB MARCH 2008		TX 7-132-039	05/02/08
04/22/08	American Media Mini Mags, Inc.	Capricorn - JAN FEB MARCH 2008		TX 7-131-928	05/02/08
04/22/08	American Media Mini Mags, Inc.	Virgo - JAN FEB MARCH 2008		TX 7-132-227	05/02/08
04/22/08	American Media Mini Mags, Inc.	Taurus - JAN FEB MARCH 2008		TX 7-132-181	05/02/08
04/22/08	American Media Mini Mags, Inc.	Gemini - JAN FEB MARCH 2008		TX 7-136-528	05/02/08
04/22/08	American Media Mini Mags, Inc.	Libra - JAN FEB MARCH 2008		TX 7-132-231	05/02/08
04/22/08	American Media Mini Mags, Inc.	Aquarius - JAN FEB MARCH 2008		TX 7-132-022	05/02/08
04/22/08	American Media Mini Mags, Inc.	Pisces - JAN FEB MARCH 2008		TX 7-131-915	05/02/08
04/22/08	American Media Mini Mags, Inc.	Scorpio - JAN FEB MARCH 2008		TX 7-131-906	05/02/08
04/22/08	American Media Mini Mags, Inc.	Cancer - JAN FEB MARCH 2008		TX 7-131-924	05/02/08
04/22/08	American Media Mini Mags, Inc.	Healing Herbs		TX 7-148-536	05/08/08
04/22/08	American Media Mini Mags, Inc.	Seek and Find No. 166		TX 7-093-533	05/02/08
04/22/08	American Media Mini Mags, Inc.	Chinese Horoscope for 2008 - year of the rat		TX 7-148-532	04/29/09
04/22/08	American Media Mini Mags, Inc.	Your Lucky Numbers		TX 7-148-531	04/29/09
04/22/08	American Media Mini Mags, Inc.	Find Love Fast!		TX 7-148-534	05/08/08
04/22/08	American Media Mini Mags, Inc.	Get in SHAPE Now!		TX 7-148-535	05/08/08
04/22/08	American Media Mini Mags, Inc.	Secret Word #92		TX 7-131-942	05/02/08
04/22/08	American Media Mini Mags, Inc.	Mystery Word #78		TX 7-132-278	05/02/08
04/22/08	American Media Mini Mags, Inc.	Wonder Foods & Juices		TX 7-132-280	05/02/08
04/22/08	American Media Mini Mags, Inc.	Complete Calorie Counter		TX 7-132-041	05/02/08
04/22/08	American Media Mini Mags, Inc.	Scan and Find No. 162		TX 7-132-296	05/02/08
04/22/08	American Media Mini Mags, Inc.	Seek and Find No. 169		TX 7-132-291	05/02/08
04/22/08	American Media Mini Mags, Inc.	Summer Love Signs		TX 7-131-984	05/02/08

Date filed	Owner	Publication	Issue Number	Registration #	Date
04/22/08	American Media Mini Mags, Inc.	Lose 10 lbs Fast!		TX 7-131-937	05/02/08
04/22/08	American Media Mini Mags, Inc.	Your SUMMER horoscope		TX 7-132-032	05/02/08
04/22/08	American Media Mini Mags, Inc.	Mystery Word #79		TX 7-132-015	05/02/08
04/22/08	American Media Mini Mags, Inc.	Secret Word #93		TX 7-131-951	05/02/08
04/22/08	Weider Publications, LLC	M & F - The Ultimate Supplement Handbook		TX 7-101-995	05/02/09
04/22/08	American Media Mini Mags, Inc.	Complete Idiots Guide to Financial Aid for College		TX 7-005-620	05/02/08
04/22/08	American Media Mini Mags, Inc.	Complete Idiots Guide to Improving Your Memory		TX 7-005-637	05/02/08
04/22/08	American Media Mini Mags, Inc.	Complete Idiots Guide to Crossword Puzzles		TX 7-005-564	05/02/08
04/22/08	American Media Mini Mags, Inc.	Comlete Idiots Guide to Biblical Mysteries		TX 7-005-570	05/02/08
04/22/08	American Media Mini Mags, Inc.	Complete Idiots Guide to Healthy Weight Loss		TX 7-005-550	05/02/08
04/22/08	American Media Mini Mags, Inc.	Complete Idiots Guide to Weight Loss Tracker		TX 7-005-556	05/02/08
04/22/08	American Media Mini Mags, Inc.	Complete Idiot Guide to Prayer		TX 7-005-535	05/02/08
04/22/08	American Media Mini Mags, Inc.	Complete Idiots Guide to A Healthy Relationship		TX 7-005-586	05/02/08
04/22/08	American Media Mini Mags, Inc.	Complete Idiots Guide to SS and Medicare		TX 7-005-600	05/02/08
04/22/08	American Media Mini Mags, Inc.	Complete Idiots Guide to Organizing Your Life		TX 7-005-627	05/02/08
04/22/08	American Media Mini Mags, Inc.	Complete Idiots Guide to Improving Your Credit Score		TX 7-005-578	05/02/08
04/22/08	American Media Mini Mags, Inc.	Complete Idiots Guide to Baby Names		TX 7-005-610	05/02/08
04/22/08	American Media Mini Mags, Inc.	Complete Idiots Guide to NASCAR		TX 7-005-541	05/02/08
04/22/08	American Media Mini Mags, Inc.	Complete Idiots Guide to Global Warming		TX 7-005-641	05/02/08
08/05/08	Star Editorial, Inc.	Star (May 19-August 4-we did not get 8/11 yet)	Vol 35 20-31	TX 6-648-093	08/05/08
08/05/08	National Enquirer, Inc.	National Enquirer (May 26-August 11)	Vol 83 21-32	TX 6-648-099	08/05/08
08/05/08	Globe Editorial, Inc.	GLOBE (May 26 - August 11)	Vol 55 21-32	TX 6-648-092	08/05/08
08/05/08	Country Music Media Group, Inc.	Country Weekly (June 2nd - August 11th)	Vol 15 11-16	TX 6 648-097	08/05/08
08/05/08	Weider Publications, LLC	FLEX (June-July-August 2008)	Vol 26 4-5-6	TX 6-648-095	08/05/08
08/05/08	Weider Publications, LLC	Men’s Fitness (July/July & August 2008)	Vol 24 5-6	TX 6-648-094	08/05/08
08/05/08	Weider Publications, LLC	MUSCLE & FITNESS (Jul-Aug-Sept 2008)	Vol 69 7-8-9	TX 6-648-098	08/05/08
08/05/08	Weider Publications, LLC	SHAPE (August & Sept 2008)	Vol 27 12, 28 #1	TX 6-648-096	08/05/08
08/05/08	Star Editorial, Inc.	Star (March 24 - May 12)	Vol 35 12-19	TX 6-632-194	09/30/08
08/05/08	Star Editorial, Inc.	Star (May 19-August 4-we did not get 8/11 yet)	Vol 35 20-31	TX 6-648-093	08/05/08
08/05/08	National Enquirer, Inc.	National Enquirer (March 24 - May 19)	Vol 83 12-20	TX 6-680-765	09/30/08
08/05/08	National Enquirer, Inc.	National Enquirer (May 26-August 11)	Vol 83 21-32	TX 6-648-099	08/05/08

Date filed	Owner	Publication	Issue Number	Registration #	Date
08/05/08	Globe Editorial, Inc.	GLOBE (March 24 - May 19)	Vol 55 12-20	TX 6-680-776	09/30/08
08/05/08	Globe Editorial, Inc.	GLOBE (May 26 - August 11)	Vol 55 21-32	TX 6-648-092	08/05/08
08/05/08	Country Music Media Group, Inc.	Country Weekly (May 5 & May 19)	Vol 15 9&10	TX 6-680-775	09/30/08
08/05/08	Country Music Media Group, Inc.	Country Weekly (June 2nd - August 11th)	Vol 15 11-16	TX 6 648-097	08/05/08
08/05/08	Weider Publications, LLC	FLEX (June-July-August 2008)	Vol 26 4-5-6	TX 6-648-095	08/05/08
08/05/08	Weider Publications, LLC	Men’s Fitness (July/July & August 2008)	Vol 24 5-6	TX 6-648-094	08/05/08
08/05/08	Weider Publications, LLC	MUSCLE & FITNESS (Jul-Aug-Sept 2008)	Vol 69 7-8-9	TX 6-648-098	08/05/08
08/05/08	Weider Publications, LLC	SHAPE (June & July 2008)	Vol 27 10-11	TX 6-632-193	09/30/08
08/05/08	Weider Publications, LLC	SHAPE (August & Sept 2008)	Vol 27 12, 28 #1	TX 6-648-096	08/05/08
08/07/08	American Media Consumer Entertainment, Inc.	Sun (March 24, 2008 - June 2, 2008)	Vol 25 12-22	TX 6-632-195	09/30/08
08/07/08	American Media Consumer Entertainment, Inc.	Sun (June 9, 2008 - August 11, 2008)	Vol 25 23-32	TX 6-632-192	09/30/08
08/07/08	National Examiner, Inc.	National Examiner (Mar 24, 2008-Ju 2, 2008)	Vol 45 12-22	TX 6-632-197	09/30/08
08/07/08	National Examiner, Inc.	National Examiner (Jun 9, 08-Aug 11, 08)	Vol 45 23-32 (28 excl)	TX 6-632-196	09/30/08
08/07/08	Weider Publications, LLC	Natural Health (Jun, Jul-Aug, Sept 2008)	Vol 38 6-7-8	TX 6-680-777	09/30/08
09/26/08	Weider Publications, LLC	Fit Pregnancy ( Feb/Mar 2008)	Vol 14, 7	TX 7-095-004	09/16/08
09/26/08	Weider Publications, LLC	Fit Pregnancy (Apr/May 2008)	Vol 15, 1	TX 7-095-007	09/16/08
09/26/08	Weider Publications, LLC	Fit Pregnancy (June/July 2008)	Vol 15, 2	TX 7-095-010	09/16/08
09/26/08	Weider Publications, LLC	Fit Pregnancy ( Aug/Sept 2008)	Vol 15, 3	TX 7-094-998	09/16/08
01/16/09	Star Editorial, Inc.	Star (Aug 11-Nov 3)	Vol 35 32-44	TX 6-689-235	07/06/09
01/16/09	Star Editorial, Inc.	Star (Nov 10-Jan 2)	Vol 35 45-52; 36 1	TX 6-689-236	07/06/09
01/16/09	National Enquirer, Inc.	National Enquirer (Aug 18 - Nov 3)	Vol 83 33-44	TX 6-689-233	07/06/09
01/16/09	National Enquirer, Inc.	National Enquirer (Nov 10 - Jan 5 [2 for Jan 5 - special])	Vol 83 45-53; 84-1	TX 6-689-232	07/06/09
01/16/09	Globe Editorial, Inc.	GLOBE (Aug 18 - Nov 3)	Vol 55 33-44	TX 6-689-234	07/06/09
01/16/09	Globe Editorial, Inc.	GLOBE (Nov 10-Jan 5 [extra spec Dec 15])	Vol 55 45-52; 56 1	TX 6-689-265	07/06/09
01/16/09	National Examiner, Inc.	National Examiner (Aug 18 - Nov 3)	Vol 45 33-44	TX 6-689-262	07/06/09
01/16/09	National Examiner, Inc.	National Examiner (Nov 10 - Jan 5 [no issue Dec 29])	Vol 45 45-51; 46 1(52 excl)	TX 6-689-261	07/06/09
01/16/09	American Media Consumer Entertainment, Inc.	Sun (Aug 25, 2008 - Nov 3, 2008)	Vol 25 34-44	TX 6-689-259	07/06/09
01/16/09	American Media Consumer Entertainment, Inc.	Sun (Nov 10, 2008 - Jan 5, 2009 [no Dec8])	Vol 25 45-51; 26 1	TX 6-689-260	07/06/09
01/16/09	Country Music Media Group, Inc.	Country Weekly (Aug 25 to Nov 17)	Vol 15 17-23	TX 6-689-249	07/06/09
01/16/09	Country Music Media Group, Inc.	Country Weekly (Dec 1, 15 Jan 12)	Vol 15 24, 25; 16 1	TX 6-689-250	07/06/09

Date filed	Owner	Publication	Issue Number	Registration #	Date
01/16/09	Mira! Editorial, Inc.	Mira (Aug 4-Oct 27)	Vol 8 31-43	TX 6-689-264	07/06/09
01/16/09	Mira! Editorial, Inc.	Mira (Nov 10-Dec 22)	Vol 8 45-51	TX 6-689-258	07/06/09
02/25/09	Weider Publications, LLC	Fit Pregnancy ( Oct/Nov 2008)	Vol 15, 5	TX 7-096-231	07/06/09
02/25/09	Weider Publications, LLC	Fit Pregnancy (Dec/Jan 2009)	Vol 15, 6	TX 7-074-972	07/06/09
2/25/09	Weider Publications, LLC	mom & baby	Vol 15, 8	TX 7-243-996	7/6/09
2/25/09	Weider Publications, LLC	Fit Pregnancy (Feb/Mar 2009)	Vol 15, 7	TX 7-243-998	7/6/09
2/25/09	Weider Publications, LLC	Fit Pregnancy (Apr/May 2009)	Vol 16, 1	TX 7-244-027	7/6/09
2/25/09	Weider Publications, LLC	Fit Pregnancy (Aug/Sept 2009)	Vol 16, 3	TX 7-249-593	11/3/2010
02/25/09	Weider Publications, LLC	FLEX (Sept-Oct-Nov 2008)	Vol 26 7-8-9	TX 6-701-415	07/06/09
02/25/09	Weider Publications, LLC	FLEX (Dec 2008 - Jan-Feb 2009)	Vol 26 10-11-12	TX 6-701-416	07/06/09
02/25/09	Weider Publications, LLC	Men’s Fitness (Sept-Oct-Nov 2008)	Vol 24 7-8-9	TX 6-701-417	07/06/09
02/25/09	Weider Publications, LLC	Muscle & Fitness (Oct-Nov-Dec 2008)	Vol 69 10-11-12	TX 6-689-257	07/06/09
02/25/09	Weider Publications, LLC	Natural Health (Oct-Nov 2008)	Vol 38 9-10	TX 6-689-239	07/06/09
02/25/09	Weider Publications, LLC	Natural Health (Dec/Jan; Feb 2009)	Vol 39 1-2	TX 6-689-240	07/06/09
02/25/09	Weider Publications, LLC	Shape (Oct-Nov-Dec 2008)	Vol 28 2-3-4	TX 6-689-238	07/06/09
02/25/09	Weider Publications, LLC	Shape (Jan-Feb 2009)	Vol 28 5-6	TX 6-689-241	07/06/09
02/25/09	American Media Mini Mags, Inc.	Complete Idiots Guide to Simple Home Repair		TX 7-061-358	06/30/09
02/25/09	American Media Mini Mags, Inc.	Complete Idiots Guide to Tarot		TX 7-061-880	06/30/09
02/25/09	American Media Mini Mags, Inc.	Complete Idiots Guide to Getting & Owning a Cat		TX 7-061-351	06/30/09
02/25/09	American Media Mini Mags, Inc.	Complete Idiots Guide to Handwriting Analysis		TX 7-061-823	06/30/09
02/25/09	American Media Mini Mags, Inc.	Complete Idiots Guide to Comfort Food		TX 7-061-801	06/30/09
02/25/09	American Media Mini Mags, Inc.	Complete Idiots Guide to Christian Prayers & Devotions		TX 7-061-362	06/30/09
02/25/09	American Media Mini Mags, Inc.	Complete Idiots Guide to Dog Tricks		TX 7-061-379	06/30/09
02/25/09	American Media Mini Mags, Inc.	Complete Idiots Guide to Working Less, Earning More		TX 7-061-589	06/30/09
02/25/09	American Media Mini Mags, Inc.	Complete Idiots Guide to The Bible		TX 7-061-369	06/30/09
02/25/09	Weider Publications, LLC	Men’s Fitness Get Fit-Stay Fit Guide		TX 7-056-848	06/25/09
05/26/09	Star Editorial, Inc.	Star (Jan 12, 09 - Mar 30)	Vol 36 2-13	TX 6-689-242	07/06/09
05/26/09	National Enquirer, Inc.	National Enquirer (Jan 12 - Mar 30)	Vol 84 2-13	TX 6-689-247	06/24/09
05/26/09	Globe Editorial, Inc.	GLOBE (Jan 12 - Mar 30)	Vol 56 2-13	TX 6-689-246	06/24/09
05/26/09	Weider Publications, LLC	FLEX (mar-ap-may 2009)	Vol 27 1-2-3	TX 6-701-414	07/06/09
05/26/09	Weider Publications, LLC	Men’s Fitness (mar-apr-may 2009)	Vol 24 2-3-4	TX 6-689-251	07/06/09

Date filed	Owner	Publication	Issue Number	Registration #	Date
06/12/09	American Media Mini Mags, Inc.	Complete Idiots Guide to Decluttering		TX 7-065-593	06/16/09
06/12/09	American Media Mini Mags, Inc.	Complete Idiots Guide to Short Workouts		TX 7-650-531	06/16/09
06/12/09	American Media Mini Mags, Inc.	Complete Idiots Guide to Numerology		TX 7-065-551	06/16/09
06/12/09	American Media Mini Mags, Inc.	Complete Idiots Guide to The Book of Revelation		TX 7-065-615	06/16/09
06/12/09	American Media Mini Mags, Inc.	Complete Idiots Guide to Fun FAQs		TX 7-065-629	06/16/09
06/12/09	American Media Mini Mags, Inc.	Complete Idiots Guide to Backyard Adventures		TX 7-065-568	06/16/09
06/12/09	American Media Mini Mags, Inc.	Complete Idiots Guide to Getting Out of Debt		TX 7-065-509	06/16/09
06/12/09	Weider Publications, LLC	Men’s Fitness (mar-apr-may 2009)	Vol 25 2-3-4	TX 6-701-411	07/06/09
10/25/10	Weider Publications, LLC	Fit Pregnancy (Oct/Nov 2010)	Vol 17, 4	TX 7-249-590	11/3/10
10/25/10	Weider Publications, LLC	Muscle & Fitness hers	Vol 10, 3	TX 7-249-726	11/3/10
10/25/10	Weider Publications, LLC	Muscle & Fitness hers	Vol 10, 6	TX 7-249-703	11/3/10
10/25/10	Weider Publications, LLC	Muscle & Fitness hers	Vol 11, 1	TX 7-249-697	11/3/10
10/25/10	Weider Publications, LLC	Muscle & Fitness hers	Vol 11, 4	TX 7-249-687	11/3/10
10/25/10	Weider Publications, LLC	Muscle & Fitness hers	Vol 11, 5	TX 7-249-677	11/3/10
10/25/10	Weider Publications, LLC	Muscle & Fitness hers	Vol 11, 6	TX 7-249-594	11/3/10
10/25/10	Weider Publications, LLC	SHAPE BRIDE	Spring 2010	TX 7-249-591	11/3/10

Copyright Applications

Filing Date	Company	Title	Issue (if any)
03/24/00	American Media Consumer Entertainment, Inc.	Detective Cases
03/24/00	American Media Consumer Entertainment, Inc.	True Police Cases
03/24/00	American Media Consumer Entertainment, Inc.	Detective Dragnet
03/24/00	Country Music Media Group, Inc.	Country Weekly	#10
03/24/00	Country Music Media Group, Inc.	Country Weekly	#12
03/24/00	Country Music Media Group, Inc.	Country Weekly	#14
04/26/00	Mira! Editorial, Inc.	Mira	#1
04/26/00	Mira! Editorial, Inc.	Mira	#2
04/26/00	Mira! Editorial, Inc.	Mira	#3
04/26/00	Mira! Editorial, Inc.	Mira	#4
04/26/00	Country Music Media Group, Inc.	Country Weekly	#16
04/26/00	Country Music Media Group, Inc.	Country Weekly	#18
04/26/00	Country Music Media Group, Inc.	Country Weekly	#20
05/03/00	American Media Consumer Entertainment, Inc.	Headquarters Detective	vol 56 #4
05/03/00	American Media Consumer Entertainment, Inc.	Detective Files	vol 44 #4
05/03/00	American Media Consumer Entertainment, Inc.	Detective Dragnet	vol 45 #4
05/03/00	American Media Consumer Entertainment, Inc.	Startling Detective	vol 90 #4
05/03/00	American Media Consumer Entertainment, Inc.	True Police Cases	vol 50 #4
05/03/00	American Media Consumer Entertainment, Inc.	Detective Cases	vol 50 #4
05/31/00	American Media Mini Mags, Inc.	Leo 2000 Horoscope	May
05/31/00	American Media Mini Mags, Inc.	Sagittarius 2000 Horoscope	May
05/31/00	American Media Mini Mags, Inc.	Libra 2000 Horoscope	May
05/31/00	American Media Mini Mags, Inc.	Capricorn 2000 Horoscope	May
05/31/00	American Media Mini Mags, Inc.	Pisces 2000 Horoscope	May
05/31/00	American Media Mini Mags, Inc.	Aries 2000 Horoscope	May
05/31/00	American Media Mini Mags, Inc.	Virgo 2000 Horoscope	May
05/31/00	American Media Mini Mags, Inc.	Taurus 2000 Horoscope	May
05/31/00	American Media Mini Mags, Inc.	Gemini 2000 Horoscope	May

Filing Date	Company	Title	Issue (if any)
05/31/00	American Media Mini Mags, Inc.	Aquarius 2000 Horoscope	May
05/31/00	American Media Mini Mags, Inc.	Cancer 2000 Horoscope	May
05/31/00	American Media Mini Mags, Inc.	Scorpio 2000 Horoscope	May
05/31/00	American Media Mini Mags, Inc.	Sagittarius 2000 Horoscope	June
05/31/00	American Media Mini Mags, Inc.	Aquarius 2000 Horoscope	June
05/31/00	American Media Mini Mags, Inc.	Taurus 2000 Horoscope	June
05/31/00	American Media Mini Mags, Inc.	Capricorn 2000 Horoscope	June
05/31/00	American Media Mini Mags, Inc.	Leo 2000 Horoscope	July
05/31/00	American Media Mini Mags, Inc.	Pisces 2000 Horoscope	June
05/31/00	American Media Mini Mags, Inc.	Cancer 2000 Horoscope	June
05/31/00	American Media Mini Mags, Inc.	Scorpio 2000 Horoscope	June
05/31/00	American Media Mini Mags, Inc.	Gemini 2000 Horoscope	June
05/31/00	American Media Mini Mags, Inc.	Aries 2000 Horoscope	June
05/31/00	American Media Mini Mags, Inc.	Virgo 2000 Horoscope	June
05/31/00	American Media Mini Mags, Inc.	Libra 2000 Horoscope	June
05/31/00	American Media Mini Mags, Inc.	Sagittarius 2000 Horoscope	June
05/31/00	American Media Mini Mags, Inc.	Gemini 2000 Horoscope	June
05/31/00	American Media Mini Mags, Inc.	Libra 2000 Horoscope	June
05/31/00	American Media Mini Mags, Inc.	Leo 2000 Horoscope	June
05/31/00	American Media Mini Mags, Inc.	Virgo 2000 Horoscope	June
05/31/00	American Media Mini Mags, Inc.	Cancer 2000 Horoscope	June
05/31/00	American Media Mini Mags, Inc.	Aquarius 2000 Horoscope	June
05/31/00	American Media Mini Mags, Inc.	Taurus 2000 Horoscope	June
05/31/00	American Media Mini Mags, Inc.	Capricorn 2000 Horoscope	June
05/31/00	American Media Mini Mags, Inc.	Pisces 2000 Horoscope	June
05/31/00	American Media Mini Mags, Inc.	Aries 2000 Horoscope	June
05/31/00	American Media Mini Mags, Inc.	Sagittarius 2000 Horoscope	August
05/31/00	American Media Mini Mags, Inc.	Gemini 2000 Horoscope	August
05/31/00	American Media Mini Mags, Inc.	Aries 2000 Horoscope	August
05/31/00	American Media Mini Mags, Inc.	Virgo 2000 Horoscope	August
05/31/00	American Media Mini Mags, Inc.	Cancer 2000 Horoscope	August
05/31/00	American Media Mini Mags, Inc.	Taurus 2000 Horoscope	August
06/02/00	American Media Mini Mags, Inc.	Libra 2000 Horoscope	August
06/02/00	American Media Mini Mags, Inc.	Leo 2000 Horoscope	August
06/02/00	American Media Mini Mags, Inc.	Scorpio 2000 Horoscope	August
06/02/00	American Media Mini Mags, Inc.	Capricorn 2000 Horoscope	August
06/02/00	American Media Mini Mags, Inc.	Aquarius 2000 Horoscope	August
06/02/00	American Media Mini Mags, Inc.	Pisces 2000 Horoscope	August
06/02/00	American Media Mini Mags, Inc.	Love Spells from Around the World
06/02/00	American Media Mini Mags, Inc.	Brain Boosters!
06/02/00	American Media Mini Mags, Inc.	Seek and Find	#110
06/02/00	American Media Mini Mags, Inc.	Mystery Word Games	#162
06/06/00	American Media Mini Mags, Inc.	Scorpio 2000 Horoscope	July
06/06/00	American Media Mini Mags, Inc.	Scan and Find	#102
06/06/00	American Media Mini Mags, Inc.	Secret Word Games	#158
06/06/00	American Media Mini Mags, Inc.	Secret Word Games	#159
06/06/00	American Media Mini Mags, Inc.	Quirky Cats
06/06/00	American Media Mini Mags, Inc.	Healing Fruits From the Bible
06/06/00	American Media Mini Mags, Inc.	Your Summer 2000 Horoscope
06/06/00	American Media Mini Mags, Inc.	Scorpio	July,Aug,Sept
06/06/00	American Media Mini Mags, Inc.	Taurus	July,Aug,Sept
06/06/00	American Media Mini Mags, Inc.	Virgo	July,Aug,Sept
06/06/00	American Media Mini Mags, Inc.	Capricorn	July,Aug,Sept
06/06/00	American Media Mini Mags, Inc.	Sagittarius	July,Aug,Sept
06/06/00	American Media Mini Mags, Inc.	Leo	July,Aug,Sept
06/06/00	American Media Mini Mags, Inc.	Aries	July,Aug,Sept
06/06/00	American Media Mini Mags, Inc.	Pisces	July,Aug,Sept
06/06/00	American Media Mini Mags, Inc.	Gemini	July,Aug,Sept

Filing Date	Company	Title	Issue (if any)
06/06/00	American Media Mini Mags, Inc.	Cancer	July,Aug,Sept
06/06/00	American Media Mini Mags, Inc.	Libra	July,Aug,Sept
06/06/00	American Media Mini Mags, Inc.	Aquarius	July,Aug,Sept
06/07/00	American Media Consumer Entertainment, Inc.	Startling Detective	vol 90 #5
06/07/00	American Media Consumer Entertainment, Inc.	Headquarters Detective	vol 56 #5
06/07/00	American Media Consumer Entertainment, Inc.	Detective Files	vol 44 #5
06/07/00	Country Music Media Group, Inc.	Country Weekly	#22
06/07/00	Country Music Media Group, Inc.	Country Weekly	#24
06/07/00	Country Music Media Group, Inc.	Country Weekly	#26
06/07/00	Mira! Editorial, Inc.	Mira!
06/13/00	National Enquirer, Inc.	Enquirer	vol 74 #42-48
06/13/00	American Media Consumer Entertainment, Inc.	Sun	vol 18 #19-25
06/13/00	National Examiner, Inc.	Examiner	vol 37 #19-25
06/13/00	Globe Editorial, Inc.	Globe	vol 47 #19-24
06/13/00	American Media Mini Mags, Inc.	Scan and Find	#103
06/13/00	American Media Mini Mags, Inc.	Healthy Moves
06/13/00	American Media Mini Mags, Inc.	Mystery Word Games	#163
06/13/00	American Media Mini Mags, Inc.	Secret Word Games	#160
06/13/00	American Media Mini Mags, Inc.	Fight Aging
06/13/00	American Media Mini Mags, Inc.	Secret Word	#2
06/13/00	American Media Mini Mags, Inc.	The Carbohydrate Lover’s
06/13/00	American Media Mini Mags, Inc.	Power Shakes & Slimming Smoothies
06/13/00	American Media Mini Mags, Inc.	Bible Quotes
06/13/00	American Media Mini Mags, Inc.	Secret Word	#3
06/13/00	American Media Mini Mags, Inc.	Cat Angels
06/13/00	American Media Mini Mags, Inc.	Calorie and Carb Counter
06/13/00	American Media Mini Mags, Inc.	Chill Out
06/14/00	AM Auto World Weekly, Inc.	Auto World Weekly
06/14/00	American Media Mini Mags, Inc.	Super Soy
06/14/00	American Media Mini Mags, Inc.	What Do Women Really Want
06/14/00	American Media Mini Mags, Inc.	Seek and Find	#111
06/14/00	American Media Mini Mags, Inc.	Secret Word Games	#161
06/14/00	American Media Mini Mags, Inc.	Mystery Word Games	#164
06/20/00	American Media Mini Mags, Inc.	Libra 2000 Horoscope	September
06/20/00	American Media Mini Mags, Inc.	Scorpio 2000 Horoscope	September
06/20/00	American Media Mini Mags, Inc.	Leo 2000 Horoscope	September
06/20/00	American Media Mini Mags, Inc.	Virgo 2000 Horoscope	September
06/20/00	American Media Mini Mags, Inc.	Gemini 2000 Horoscope	September
06/20/00	American Media Mini Mags, Inc.	Cancer 2000 Horoscope	September
06/20/00	American Media Mini Mags, Inc.	Taurus 2000 Horoscope	September
06/20/00	American Media Mini Mags, Inc.	Aries 2000 Horoscope	September
06/20/00	American Media Mini Mags, Inc.	Pisces 2000 Horoscope	September
06/20/00	American Media Mini Mags, Inc.	Aquarius 2000 Horoscope	September
06/20/00	American Media Mini Mags, Inc.	Sagittarius 2000 Horoscope	September
06/20/00	American Media Mini Mags, Inc.	Capricorn 2000 Horoscope	September
07/17/00	Star Editorial, Inc.	Star	vol 27 #25-30
07/17/00	National Enquirer, Inc.	Enquirer	vol 74 #49-54
07/17/00	Globe Editorial, Inc.	Globe	vol 47 #25-30
07/17/00	American Media Consumer Entertainment, Inc.	Sun	vol 18 #26-30
07/18/00	National Examiner, Inc.	Examiner	vol 37 #26-31
07/18/00	AM Auto World Weekly, Inc.	Auto World Weekly	#2
07/18/00	AM Auto World Weekly, Inc.	Auto World Weekly	#3
07/18/00	Country Music Media Group, Inc.	Country Weekly	#28
07/18/00	Country Music Media Group, Inc.	Country Weekly	#30
07/18/00	Mira! Editorial, Inc.	Mira	#2
07/18/00	Mira! Editorial, Inc.	Mira	#3
07/18/00	Mira! Editorial, Inc.	Mira	#4
07/18/00	American Media Consumer Entertainment, Inc.	Detective Cases	vol 50 #5

Filing Date	Company	Title	Issue (if any)
07/18/00	American Media Consumer Entertainment, Inc.	True Polices Cases	vol 50 #5
07/18/00	American Media Mini Mags, Inc.	Scorpio	Oct,Nov,Dec
07/18/00	American Media Mini Mags, Inc.	Taurus	Oct,Nov,Dec
07/18/00	American Media Mini Mags, Inc.	Aquarius	Oct,Nov,Dec
07/18/00	American Media Mini Mags, Inc.	Cancer	Oct,Nov,Dec
07/18/00	American Media Mini Mags, Inc.	Virgo	Oct,Nov,Dec
07/18/00	American Media Mini Mags, Inc.	Leo	Oct,Nov,Dec
07/18/00	American Media Mini Mags, Inc.	Aries	Oct,Nov,Dec
07/18/00	American Media Mini Mags, Inc.	Pisces	Oct,Nov,Dec
07/18/00	American Media Mini Mags, Inc.	Sagittarius	Oct,Nov,Dec
07/18/00	American Media Mini Mags, Inc.	Capricorn	Oct,Nov,Dec
07/18/00	American Media Mini Mags, Inc.	Libra	Oct,Nov,Dec
07/18/00	American Media Mini Mags, Inc.	Gemini	Oct,Nov,Dec
07/18/00	American Media Mini Mags, Inc.	Baby Names Astrological Guide
07/18/00	American Media Mini Mags, Inc.	How to Win at Love
07/18/00	American Media Mini Mags, Inc.	Natural Home Remedies
07/18/00	American Media Mini Mags, Inc.	Summer Fun for Kids
07/18/00	American Media Mini Mags, Inc.	Secret Word Games	#162
07/18/00	American Media Mini Mags, Inc.	Herbs for Men’s Health
07/18/00	American Media Mini Mags, Inc.	What Women Really Worry About
07/18/00	American Media Mini Mags, Inc.	Mystery Word Games	#165
07/18/00	American Media Mini Mags, Inc.	Is It Love? & Will it last?
07/18/00	American Media Mini Mags, Inc.	Sexy Love Signs
07/19/00	Country Music Media Group, Inc.	Country Weekly	vol 7 #32
07/19/00	American Media Mini Mags, Inc.	Your Fall 2000 Horoscope
07/19/00	American Media Mini Mags, Inc.	Secret Word Games	8
07/19/00	American Media Mini Mags, Inc.	Amaze Your Family & Friends
07/19/00	American Media Mini Mags, Inc.	Burn Off Fat Fast
07/31/00	American Media Consumer Entertainment, Inc.	Detective Files	vol 44 #6
07/31/00	American Media Consumer Entertainment, Inc.	Startling Detective	vol 90 #6
07/31/00	American Media Consumer Entertainment, Inc.	Headquarters Detective	vol 56 #6
07/31/00	AM Auto World Weekly, Inc.	Auto World Weekly	vol 1 #3
07/31/00	AM Auto World Weekly, Inc.	Auto World Weekly	vol 1 #4
08/21/00	AM Auto World Weekly, Inc.	AMI Auto World Weekly	vol 1 #5
08/21/00	AM Auto World Weekly, Inc.	AMI Auto World Weekly	vol 1 #6
08/21/00	Country Music Media Group, Inc.	Country Weekly	vol 7 #34
08/21/00	Country Music Media Group, Inc.	Country Weekly	vol 7 #36
08/21/00	Mira! Editorial, Inc.	Mira!	vol 1 #4
08/21/00	Mira! Editorial, Inc.	Mira!	vol 1 #5
08/21/00	Mira! Editorial, Inc.	Mira!	vol 1 #6
08/22/00	Star Editorial, Inc.	Star	vol 27 #31-35
08/22/00	National Enquirer, Inc.	Enquirer	vol 75 #2-7
08/22/00	American Media Consumer Entertainment, Inc.	Sun	vol 18 #32-35
08/22/00	National Examiner, Inc.	Examiner	vol 37 #32-35
08/22/00	Globe Editorial, Inc.	Globe	vol 47 # 30-35
08/22/00	American Media Mini Mags, Inc.	Secret Word	#5
08/22/00	American Media Mini Mags, Inc.	Best Herbs for the Over 50s
08/22/00	American Media Mini Mags, Inc.	Amaze Your Family & Friends
08/22/00	American Media Mini Mags, Inc.	Romance Library - Loving Touch
08/22/00	American Media Mini Mags, Inc.	Looking for Love in all the Right Places
08/22/00	American Media Mini Mags, Inc.	Angel Talk
08/22/00	American Media Mini Mags, Inc.	Herbal Wisdom An Astrological Guide to Healing Herbs
08/22/00	American Media Mini Mags, Inc.	Autumn Love Horoscope for Every Sign!
08/22/00	American Media Mini Mags, Inc.	Secret Word Games	#163
08/23/00	American Media Mini Mags, Inc.	Pisces 2000 Horoscope	October
08/23/00	American Media Mini Mags, Inc.	Capricorn 2000 Horoscope	October
08/23/00	American Media Mini Mags, Inc.	Scorpio 2000 Horoscope	October

Filing Date	Company	Title	Issue (if any)
08/23/00	American Media Mini Mags, Inc.	Cancer 2000 Horoscope	October
08/23/00	American Media Mini Mags, Inc.	Virgo 2000 Horoscope	October
08/23/00	American Media Mini Mags, Inc.	Taurus 2000 Horoscope	October
08/23/00	American Media Mini Mags, Inc.	Aquarius 2000 Horoscope	October
08/23/00	American Media Mini Mags, Inc.	Sagittarius 2000 Horoscope	October
08/23/00	American Media Mini Mags, Inc.	Libra 2000 Horoscope	October
08/23/00	American Media Mini Mags, Inc.	Leo 2000 Horoscope	October
08/23/00	American Media Mini Mags, Inc.	Gemini 2000 Horoscope	October
08/23/00	American Media Mini Mags, Inc.	Aries 2000 Horoscope	October
09/05/00	American Media Mini Mags, Inc.	Pisces 2000 Horoscope	November
09/05/00	American Media Mini Mags, Inc.	Capricorn 2000 Horoscope	November
09/05/00	American Media Mini Mags, Inc.	Scorpio 2000 Horoscope	November
09/05/00	American Media Mini Mags, Inc.	Virgo 2000 Horoscope	November
09/05/00	American Media Mini Mags, Inc.	Cancer 2000 Horoscope	November
09/05/00	American Media Mini Mags, Inc.	Aquarius 2000 Horoscope	November
09/05/00	American Media Mini Mags, Inc.	Taurus 2000 Horoscope	November
09/05/00	American Media Mini Mags, Inc.	Sagittarius 2000 Horoscope	November
09/05/00	American Media Mini Mags, Inc.	Libra 2000 Horoscope	November
09/05/00	American Media Mini Mags, Inc.	Leo 2000 Horoscope	November
09/05/00	American Media Mini Mags, Inc.	Gemini 2000 Horoscope	November
09/05/00	American Media Mini Mags, Inc.	Aries 2000 Horoscope	November
09/05/00	Country Music Media Group, Inc.	Country Weekly	vol 7 #38
09/05/00	Mira! Editorial, Inc.	Mira!	vol 1 #7
09/05/00	AM Auto World Weekly, Inc.	Auto World Weekly	vol 1 #7
09/20/00	American Media Consumer Entertainment, Inc.	Detective Cases	vol 5 #6
09/20/00	American Media Consumer Entertainment, Inc.	True Police Cases	vol 47 #4
09/20/00	Country Music Media Group, Inc.	Country Weekly	vol 7 #40
09/20/00	American Media Consumer Entertainment, Inc.	Detective Dragnet	vol 45 #6
09/20/00	AM Auto World Weekly, Inc.	Auto World Weekly	vol 1 #8
09/20/00	Mira! Editorial, Inc.	Mira!	vol 1 #8
09/20/00	Star Editorial, Inc.	Star	vol 27 #36-39
09/20/00	National Enquirer, Inc.	Enquirer	vol 75 #8-11
09/20/00	Globe Editorial, Inc.	Globe	vol 47 #36-39
09/20/00	American Media Mini Mags, Inc.	How to Read Hands
09/20/00	American Media Mini Mags, Inc.	Gemini 2001 Calendar
09/20/00	American Media Mini Mags, Inc.	Sagittarius 2001 Calendar
09/20/00	American Media Mini Mags, Inc.	Cancer 2001 Calendar
09/20/00	American Media Mini Mags, Inc.	Pisces 2001 Calendar
09/20/00	American Media Mini Mags, Inc.	Aquarius 2001 Calendar
09/20/00	American Media Mini Mags, Inc.	Virgo 2001 Calendar
09/20/00	American Media Mini Mags, Inc.	Capricorn 2001 Calendar
09/20/00	American Media Mini Mags, Inc.	Leo 2001 Calendar
09/20/00	American Media Mini Mags, Inc.	Libra 2001 Calendar
09/20/00	American Media Mini Mags, Inc.	Taurus 2001 Calendar
09/20/00	American Media Mini Mags, Inc.	Aries 2001 Calendar
09/20/00	American Media Mini Mags, Inc.	Scorpio 2001 Calendar
10/05/00	Mira! Editorial, Inc.	Mira!	vol 1 #9
10/05/00	AM Auto World Weekly, Inc.	Auto World Weekly	vol 1 #9
10/05/00	Country Music Media Group, Inc.	Country Weekly	vol 7 #42
10/05/00	American Media Consumer Entertainment, Inc.	Headquarters Detective	vol 57 #1
10/05/00	American Media Consumer Entertainment, Inc.	Detective Files	vol 45 #1
10/05/00	American Media Consumer Entertainment, Inc.	Startling Detective	vol 91 #1
10/05/00	American Media Mini Mags, Inc.	Super Foods
10/05/00	American Media Mini Mags, Inc.	Secret Word Games	#164
10/05/00	American Media Mini Mags, Inc.	Healing Potions, Charms & Spells!	#167
10/05/00	American Media Mini Mags, Inc.	Romance Library- Crazy For You
10/05/00	American Media Mini Mags, Inc.	Secret Word	#6
10/18/00	American Media Mini Mags, Inc.	Pisces 2000 Horoscope	December

Filing Date	Company	Title	Issue (if any)
10/18/00	American Media Mini Mags, Inc.	Capricorn 2000 Horoscope	December
10/18/00	American Media Mini Mags, Inc.	Scorpio 2000 Horoscope	December
10/18/00	American Media Mini Mags, Inc.	Virgo 2000 Horoscope	December
10/18/00	American Media Mini Mags, Inc.	Cancer 2000 Horoscope	December
10/18/00	American Media Mini Mags, Inc.	Taurus 2000 Horoscope	December
10/18/00	American Media Mini Mags, Inc.	Aquarius 2000 Horoscope	December
10/18/00	American Media Mini Mags, Inc.	Sagittarius 2000 Horoscope	December
10/18/00	American Media Mini Mags, Inc.	Leo 2000 Horoscope	December
10/18/00	American Media Mini Mags, Inc.	Libra 2000 Horoscope	December
10/18/00	American Media Mini Mags, Inc.	Gemini 2000 Horoscope	December
10/18/00	American Media Mini Mags, Inc.	Aries 2000 Horoscope	December
10/18/00	Star Editorial, Inc.	Star	vol 27 #40-43
10/18/00	National Examiner, Inc.	National Examiner	vol 37 #41-44
10/18/00	American Media Consumer Entertainment, Inc.	Sun	vol 18 #41-44
10/18/00	Country Music Media Group, Inc.	Country Weekly	vol 7 #44
10/23/00	American Media Mini Mags, Inc.	Christmas Fun for Kids
10/23/00	American Media Mini Mags, Inc.	Playtime for Kids!
10/23/00	American Media Mini Mags, Inc.	Romance Library- Christmas in Paradise
10/23/00	American Media Mini Mags, Inc.	Secret Word	#7
10/25/00	Globe Editorial, Inc.	Globe	vol 47 #40-43
10/25/00	National Enquirer, Inc.	Enquirer	vol 75 #12-15
10/25/00	Mira! Editorial, Inc.	Mira!	vol 1 #10
10/25/00	Mira! Editorial, Inc.	Mira!	vol 1 #11
11/22/00	Mira! Editorial, Inc.	Mira!	vol 1 #12
11/22/00	Mira! Editorial, Inc.	Mira!	vol 1 #13
11/22/00	American Media Consumer Entertainment, Inc.	Sun	vol 18 #45-48
11/22/00	Star Editorial, Inc.	Star	vol 27 #44-48
11/22/00	Globe Editorial, Inc.	Globe	vol 47 #44-48
11/22/00	National Enquirer, Inc.	Enquirer	vol 75 #16-20
11/22/00	Country Music Media Group, Inc.	Country Weekly	vol 7 # 50
11/22/00	AM Auto World Weekly, Inc.	Auto World Weekly	vol 1 #12
11/22/00	Country Music Media Group, Inc.	Country Weekly	vol 7 #48
11/22/00	Country Music Media Group, Inc.	Country Weekly	vol 7 #46
11/22/00	AM Auto World Weekly, Inc.	Auto World Weekly	vol 1 #11
11/22/00	AM Auto World Weekly, Inc.	Auto World Weekly	vol 1#10
11/27/00	American Media Mini Mags, Inc.	Cancer - January February March 2001
11/27/00	American Media Mini Mags, Inc.	Leo - January February March 2001
11/27/00	American Media Mini Mags, Inc.	Gemini - January February March 2001
11/27/00	American Media Mini Mags, Inc.	Aries - January February March 2001
11/27/00	American Media Mini Mags, Inc.	Virgo - January February March 2001
11/27/00	American Media Mini Mags, Inc.	Sagittarius - January February March 2001
11/27/00	American Media Mini Mags, Inc.	Pisces - January February March 2001
11/27/00	American Media Mini Mags, Inc.	Scorpio - January February March 2001
11/27/00	American Media Mini Mags, Inc.	Romance Library - Nordic Summer
11/27/00	American Media Mini Mags, Inc.	Secret Word	#8
11/27/00	American Media Mini Mags, Inc.	Amaze Your Family & Friends!
11/27/01	American Media Mini Mags, Inc.	Zodiac Guide for 2001
11/27/00	American Media Mini Mags, Inc.	What do Dogs Dream About?
11/27/00	American Media Mini Mags, Inc.	The Magic of Vinegars
11/27/00	American Media Mini Mags, Inc.	Holiday Fun for Kids
11/27/00	American Media Mini Mags, Inc.	Mystery Word Games	#168
11/27/00	American Media Mini Mags, Inc.	Seek and Find	#113
11/27/00	American Media Mini Mags, Inc.	Secret Word Games	#165
11/27/00	American Media Mini Mags, Inc.	Why Do Pets Do That?
11/27/00	American Media Mini Mags, Inc.	Why Do Cowboys Wear High Heels?
12/07/00	Mira! Editorial, Inc.	Mira!	vol 1 #44
12/07/00	Country Music Media Group, Inc.	Country Weekly	vol 7 #52
12/07/00	American Media Mini Mags, Inc.	Libra 2001 Horoscope	January

Filing Date	Company	Title	Issue (if any)
12/07/00	American Media Mini Mags, Inc.	Gemini 2001 Horoscope	January
12/07/00	American Media Mini Mags, Inc.	Aries 2001 Horoscope	January
12/07/01	American Media Mini Mags, Inc.	Sagittarius 2001 Horoscope	January
12/07/00	American Media Mini Mags, Inc.	Aquarius 2001 Horoscope	January
12/07/00	American Media Mini Mags, Inc.	Pisces 2001 Horoscope	January
12/07/00	American Media Mini Mags, Inc.	Capricorn 2001 Horoscope	January
12/07/00	American Media Mini Mags, Inc.	Scorpio 2001 Horoscope	January
12/07/00	American Media Mini Mags, Inc.	Virgo 2001 Horoscope	January
12/07/00	American Media Mini Mags, Inc.	Leo 2001 Horoscope	January
12/07/00	American Media Mini Mags, Inc.	Cancer 2001 Horoscope	January
12/07/00	American Media Mini Mags, Inc.	Taurus 2001 Horoscope	January
12/07/00	American Media Mini Mags, Inc.	Cancer 2001 Horoscope	February
12/07/00	American Media Mini Mags, Inc.	Taurus 2001 Horoscope	February
12/07/00	American Media Mini Mags, Inc.	Virgo 2001 Horoscope	February
12/07/00	American Media Mini Mags, Inc.	Scorpio 2001 Horoscope	February
12/07/00	American Media Mini Mags, Inc.	Capricorn 2001 Horoscope	February
12/07/00	American Media Mini Mags, Inc.	Pisces 2001 Horoscope	February
12/07/00	American Media Mini Mags, Inc.	Aquarius 2001 Horoscope	February
12/07/00	American Media Mini Mags, Inc.	Sagittarius 2001 Horoscope	February
12/07/00	American Media Mini Mags, Inc.	Libra 2001 Horoscope	February
12/07/00	American Media Mini Mags, Inc.	Leo 2001 Horoscope	February
12/07/00	American Media Mini Mags, Inc.	Gemini 2001 Horoscope	February
12/07/00	American Media Mini Mags, Inc.	Aries 2001 Horoscope	February
12/27/00	Mira! Editorial, Inc.	Mira!	vol 1 #15
12/27/00	American Media Mini Mags, Inc.	Garlic and Vinegar - Nature’s Healing Twins
12/27/00	American Media Mini Mags, Inc.	Secret Word	#9
12/27/00	National Examiner, Inc.	National Examiner	vol 37 #49-01
12/27/00	National Enquirer, Inc.	Enquirer	vol 75 #21-25
12/27/00	Star Editorial, Inc.	Star	vol 27 #50-01
12/27/00	Globe Editorial, Inc.	Globe	vol 47 #49-01
01/18/01	American Media Mini Mags, Inc.	Taurus- April May June 2001
01/18/01	American Media Mini Mags, Inc.	Aries- April May June 2001
01/18/01	American Media Mini Mags, Inc.	Sagittarius- April May June 2001
01/18/01	American Media Mini Mags, Inc.	Leo- April May June 2001
01/18/01	American Media Mini Mags, Inc.	Capricorn- April May June 2001
01/18/01	American Media Mini Mags, Inc.	Gemini- April May June 2001
01/18/01	American Media Mini Mags, Inc.	Virgo- April May June 2001
01/18/01	American Media Mini Mags, Inc.	Pisces- April May June 2001
01/18/01	American Media Mini Mags, Inc.	Aquarius- April May June 2001
01/18/01	American Media Mini Mags, Inc.	Scorpio- April May June 2001
01/18/01	American Media Mini Mags, Inc.	Cancer- April May June 2001
01/18/01	American Media Mini Mags, Inc.	Libra- April May June 2001
01/18/01	American Media Mini Mags, Inc.	Cancer 2001 Horoscope	March
01/18/01	American Media Mini Mags, Inc.	Taurus 2001 Horoscope	March
01/18/01	American Media Mini Mags, Inc.	Virgo 2001 Horoscope	March
01/18/01	American Media Mini Mags, Inc.	Scorpio 2001 Horoscope	March
01/18/01	American Media Mini Mags, Inc.	Capricorn 2001 Horoscope	March
01/18/01	American Media Mini Mags, Inc.	Pisces 2001 Horoscope	March
01/18/01	American Media Mini Mags, Inc.	Aquarius 2001 Horoscope	March
01/18/01	American Media Mini Mags, Inc.	Sagittarius 2001 Horoscope	March
01/18/01	American Media Mini Mags, Inc.	Libra 2001 Horoscope	March
01/18/01	American Media Mini Mags, Inc.	Leo 2001 Horoscope	March
01/18/01	American Media Mini Mags, Inc.	Gemini 2001 Horoscope	March
01/18/01	American Media Mini Mags, Inc.	Aries 2001 Horoscope	March
01/18/01	AM Auto World Weekly, Inc.	Auto World Weekly	vol 2 #1
01/18/01	AM Auto World Weekly, Inc.	Auto World Weekly	vol 2 #2
01/18/01	AM Auto World Weekly, Inc.	Auto World Weekly	vol 2 #3
01/18/01	Country Music Media Group, Inc.	Country Weekly	vol 8 #2

Filing Date	Company	Title	Issue (if any)
01/18/01	Mira! Editorial, Inc.	Mira!	vol 1 #16
01/18/01	Mira! Editorial, Inc.	Mira!	vol 2 #1
01/18/01	American Media Consumer Entertainment, Inc.	Sun	vol 19 #2-5
01/18/01	National Examiner, Inc.	National Examiner	vol 38 #2-5
01/18/01	National Enquirer, Inc.	Enquirer	vol 75 #26-29
01/18/01	American Media Mini Mags, Inc.	Love Lines
01/18/01	American Media Mini Mags, Inc.	Arthritis!
01/18/01	American Media Mini Mags, Inc.	How to Get ORGANIZED!
01/18/01	American Media Mini Mags, Inc.	Slimming Soups
01/18/01	American Media Mini Mags, Inc.	Secret Word Games	#168
01/22/01		Hollywood- Best and Worst of the Year	vol 2 #1
01/23/01	Country Music Media Group, Inc.	Country Music	#206(1)
01/24/01	American Media Mini Mags, Inc.	What The Bible Says About the End Times	#75
01/24/01	American Media Mini Mags, Inc.	How to Find & Keep Someone to Love	#75
01/30/01	Star Editorial, Inc.	Star	vol 28 #2-5
01/20/01	Globe Editorial, Inc.	Globe	vol 48 #2-5
02/01/01	AM Auto World Weekly, Inc.	Auto World Weekly	vol 2 #4
02/01/01	AM Auto World Weekly, Inc.	Auto World Weekly	vol 2 #5
02/01/01	Country Music Media Group, Inc.	Country Weekly	vol 7 #4
02/01/01	Country Music Media Group, Inc.	Country Weekly	vol 8 #6
02/01/01	Country Music Media Group, Inc.	Country Weekly	vol 8 #8
02/01/01	Mira! Editorial, Inc.	Mira!	vol 2 #2
02/01/01	Mira! Editorial, Inc.	Mira!	vol 2 #3
02/01/01	American Media Mini Mags, Inc.	Pisces 2001 Horoscope	April
02/01/01	American Media Mini Mags, Inc.	Capricorn 2001 Horoscope	April
02/01/01	American Media Mini Mags, Inc.	Scorpio 2001 Horoscope	April
02/01/01	American Media Mini Mags, Inc.	Virgo 2001 Horoscope	April
02/01/01	American Media Mini Mags, Inc.	Cancer 2001 Horoscope	April
02/01/01	American Media Mini Mags, Inc.	Taurus 2001 Horoscope	April
02/01/01	American Media Mini Mags, Inc.	Aquarius 2001 Horoscope	April
02/01/01	American Media Mini Mags, Inc.	Sagittarius 2001 Horoscope	April
02/01/01	American Media Mini Mags, Inc.	Libra 2001 Horoscope	April
02/01/01	American Media Mini Mags, Inc.	Leo 2001 Horoscope	April
02/01/01	American Media Mini Mags, Inc.	Gemini 2001 Horoscope	April
02/01/01	American Media Mini Mags, Inc.	Aries 2001 Horoscope	April
02/15/01	American Media Mini Mags, Inc.	Secret Word
02/15/01	American Media Mini Mags, Inc.	Seek and Find	#115
02/15/01	American Media Mini Mags, Inc.	Secret Word Games	#169
02/15/01	National Enquirer, Inc.	Enquirer	vol 75 #30-33
02/15/01	Globe Editorial, Inc.	Globe	vol 48 #6-9
02/15/01	Mira! Editorial, Inc.	Mira!	vol 2 #3
02/15/01	American Media Consumer Entertainment, Inc.	Sun	vol 19 #6-9
02/15/01	National Examiner, Inc.	National Examiner	vol 38 #6-9
02/20/01	AM Auto World Weekly, Inc.	2001 Used Car Buyers Guide	vol 1 #1
02/20/01	AM Auto World Weekly, Inc.	AMI Auto World Weekly	vol 2 #6
02/20/01	Country Music Media Group, Inc.	Country Weekly	vol 8 #10
03/15/01	AM Auto World Weekly, Inc.	AMI Auto World Weekly	vol 2 #7
03/15/01	Country Music Media Group, Inc.	Country Weekly	vol 8 #14
03/15/01	Country Music Media Group, Inc.	Country Weekly	vol 8 #12
03/15/01	Country Music Media Group, Inc.	Country Music	April/May 2001
03/15/01	Mira! Editorial, Inc.	Mira!	vol 2 #5-9
03/15/01	American Media Consumer Entertainment, Inc.	Sun	vol 19 #10-13
03/15/01	National Examiner, Inc.	National Examiner	vol 38 #10-13
03/15/01	Star Editorial, Inc.	Star	vol 28 #10-13
03/15/01	Globe Editorial, Inc.	Globe	vol 48 #10-13
03/15/01	National Enquirer, Inc.	Enquirer	vol 75 #34-37
04/11/01	National Examiner, Inc.	National Examiner	vol 38 #14-17
04/11/01	Globe Editorial, Inc.	Globe	vol 48 #14-17

Filing Date	Company	Title	Issue (if any)
04/11/01	American Media Consumer Entertainment, Inc.	Sun	vol 19 #14-17
04/11/01	Star Editorial, Inc.	Star	vol 28 #14-17
04/11/01	National Enquirer, Inc.	Enquirer	vol 75 #38-41
04/11/01	Mira! Editorial, Inc.	Mira!	vol 2 #10-13
04/11/01	American Media Mini Mags, Inc.	Taurus 2001 Horoscope	June
04/11/01	American Media Mini Mags, Inc.	Cancer 2001 Horoscope	June
04/11/01	American Media Mini Mags, Inc.	Virgo 2001 Horoscope	June
04/11/01	American Media Mini Mags, Inc.	Scorpio 2001 Horoscope	June
04/11/01	American Media Mini Mags, Inc.	Capricorn 2001 Horoscope	June
04/11/01	American Media Mini Mags, Inc.	Pisces 2001 Horoscope	June
04/11/01	American Media Mini Mags, Inc.	Aquarius 2001 Horoscope	June
04/11/01	American Media Mini Mags, Inc.	Sagittarius 2001 Horoscope	June
04/11/01	American Media Mini Mags, Inc.	Libra 2001 Horoscope	June
04/11/01	American Media Mini Mags, Inc.	Leo 2001 Horoscope	June
04/11/01	American Media Mini Mags, Inc.	Gemini 2001 Horoscope	June
04/11/01	American Media Mini Mags, Inc.	Aries 2001 Horoscope	June
04/18/01	American Media Mini Mags, Inc.	Capricorn 2001 Horoscope	May
04/18/01	American Media Mini Mags, Inc.	Pisces 2001 Horoscope	May
04/18/01	American Media Mini Mags, Inc.	Scorpio 2001 Horoscope	May
04/18/01	American Media Mini Mags, Inc.	Virgo 2001 Horoscope	May
04/18/01	American Media Mini Mags, Inc.	Cancer 2001 Horoscope	May
04/18/01	American Media Mini Mags, Inc.	Taurus 2001 Horoscope	May
04/18/01	American Media Mini Mags, Inc.	Aquarius 2001 Horoscope	May
04/18/01	American Media Mini Mags, Inc.	Sagittarius 2001 Horoscope	May
04/18/01	American Media Mini Mags, Inc.	Libra 2001 Horoscope	May
04/18/01	American Media Mini Mags, Inc.	Leo 2001 Horoscope	May
04/18/01	American Media Mini Mags, Inc.	Gemini 2001 Horoscope	May
04/18/01	American Media Mini Mags, Inc.	Aries 2001 Horoscope	May
05/02/01	American Media Mini Mags, Inc.	How to Read a Man or a Woman Like a Book!
05/02/01	American Media Mini Mags, Inc.	What Do you Know?
05/02/01	American Media Mini Mags, Inc.	What will we Call the Baby?
05/02/01	American Media Mini Mags, Inc.	Shrink your Tummy!
05/02/01	American Media Mini Mags, Inc.	Secret Word Games	#170
05/02/01	American Media Mini Mags, Inc.	Scan And Find	#108
05/02/01	AM Auto World Weekly, Inc.	2001 Used Car Buyers Guide
05/02/01	American Media Mini Mags, Inc.	More Angel Voices
05/14/01	American Media Consumer Entertainment, Inc.	Sun	vol 19 #18-21
05/14/01	National Examiner, Inc.	Examiner	vol 38 #18-21
05/14/01	Globe Editorial, Inc.	Globe	vol 48 #18-21
05/14/01	Star Editorial, Inc.	Star	vol 28 #18-21
05/14/01	National Enquirer, Inc.	Enquirer	vol 75 #42-45
05/14/01	Country Music Media Group, Inc.	Country Weekly	vol 8 #20
05/14/01	Country Music Media Group, Inc.	Country Weekly	vol 8 #18
05/14/01	Country Music Media Group, Inc.	Country Weekly	vol 8 #16
05/14/01	Country Music Media Group, Inc.	Country Music	June/July 2001
05/14/01	AM Auto World Weekly, Inc.	Auto World Weekly	vol 2 #8
05/15/01	American Media Mini Mags, Inc.	Sagittarius 2001 Horoscope	July
05/15/01	American Media Mini Mags, Inc.	Libra 2001 Horoscope	July
05/15/01	American Media Mini Mags, Inc.	Leo 2001 Horoscope	July
05/15/01	American Media Mini Mags, Inc.	Cancer 2001 Horoscope	July
05/15/01	American Media Mini Mags, Inc.	Virgo 2001 Horoscope	July
05/15/01	American Media Mini Mags, Inc.	Aries 2001 Horoscope	July
05/15/01	American Media Mini Mags, Inc.	Aquarius 2001 Horoscope	July
05/15/01	American Media Mini Mags, Inc.	Pisces 2001 Horoscope	July
05/15/01	American Media Mini Mags, Inc.	Gemini 2001 Horoscope	July
05/15/01	American Media Mini Mags, Inc.	Taurus 2001 Horoscope	July
05/15/01	American Media Mini Mags, Inc.	Capricorn 2001 Horoscope	July
05/15/01	American Media Mini Mags, Inc.	Scorpio 2001 Horoscope	July

Filing Date	Company	Title	Issue (if any)
05/15/01	Country Music Media Group, Inc.	Country Weekly	vol 8 #22
05/15/01	American Media Mini Mags, Inc.	Secret Word	#13
05/15/01	American Media Mini Mags, Inc.	Aries-July August September 2001
05/15/01	American Media Mini Mags, Inc.	Sagittarius-July August September 2001
05/15/01	American Media Mini Mags, Inc.	Taurus-July August September 2001
05/15/01	American Media Mini Mags, Inc.	Aquarius-July August September 2001
05/15/01	American Media Mini Mags, Inc.	Libra-July August September 2001
05/15/01	American Media Mini Mags, Inc.	Pisces-July August September 2001
05/15/01	American Media Mini Mags, Inc.	Scorpio-July August September 2001
05/15/01	American Media Mini Mags, Inc.	Cancer-July August September 2001
06/14/01	American Media Consumer Entertainment, Inc.	Sun	vol 19 #22-26
06/14/01	National Examiner, Inc.	National Examiner	vol 38 #22-26
06/14/01	Globe Editorial, Inc.	Globe	vol 48 # 22-26
06/14/01	Star Editorial, Inc.	Star	vol 28 #22-26
06/14/01	National Enquirer, Inc.	Enquirer	vol 75 #22-26
06/14/01	Mira! Editorial, Inc.	Mira!	vol 2 #18-22
06/14/01	American Media Mini Mags, Inc.	Do you Know Your Bible?
06/14/01	Country Music Media Group, Inc.	Country Weekly	vol 8 #26
06/14/01	AM Auto World Weekly, Inc.	AMI Auto World Magazine	vol 2 #9
06/14/01	American Media Mini Mags, Inc.	Super Herbs	#6
06/14/01	American Media Mini Mags, Inc.	Mystery Word Games	#6
06/29/01	AM Auto World Weekly, Inc.	Auto World Weekly
07/11/01	American Media Mini Mags, Inc.	Mystery Word Games	#2
07/11/01	American Media Mini Mags, Inc.	Garlic and Vinegar Discover Their Power
07/11/01	Globe Editorial, Inc.	Globe	vol 48 #27-30
07/11/01	National Enquirer, Inc.	Enquirer	vol 75 #50-52, 76 #1-2
07/11/01	Star Editorial, Inc.	Star	vol 28 # 26-30
07/23/01	Mira! Editorial, Inc.	Mira!	vol 2 #23-27
07/23/01	American Media Consumer Entertainment, Inc.	Sun	vol 19 #27-32
07/23/01	National Examiner, Inc.	Examiner	vol 38 #27-32
08/16/01	AM Auto World Weekly, Inc.	Auto World Weekly	vol 1 #4
08/16/01	Country Music Media Group, Inc.	Country Weekly	#36
08/16/01	Mira! Editorial, Inc.	Mira!	vol 2 #28-31
08/16/01	National Enquirer, Inc.	Enquirer	vol 76 #3-7
09/04/01	American Media Mini Mags, Inc.	Mystery Word Games
10/15/01	American Media Mini Mags, Inc.	Nostradamus
10/18/01	American Media Mini Mags, Inc.	Scorpio - 2001 Horoscope	November
10/18/01	American Media Mini Mags, Inc.	Christmas Angels
10/18/01	American Media Mini Mags, Inc.	Mystery Word Games	#5
10/18/01	American Media Mini Mags, Inc.	Unsolved Murder Mysteries
10/18/01	American Media Mini Mags, Inc.	Cat Talk
11/13/01	AM Auto World Weekly, Inc.	AMI Auto World Weekly - Best of 2002
11/13/01	Country Music Media Group, Inc.	Country Weekly	vol 8#46
11/13/01	American Media Mini Mags, Inc.	Pisces - January February March 2002
11/15/01	National Examiner, Inc.	Examiner	vol 38#45-48
12/04/01	American Media Mini Mags, Inc.	Mystery Word Games	#7
12/26/01	American Media Mini Mags, Inc.	What His Sign Says About your Future!
01/10/02	Mira! Editorial, Inc.	Mira!	vol 2 #48
02/05/02	American Media Mini Mags, Inc.	Trim the Fat off your Tummy and Tush
04/18/02	American Media Mini Mags, Inc.	Healing Herbs to keep you out of the Doctor’s office
05/21/02	Country Music Media Group, Inc.	Country Weekly	vol 9 #12
06/11/02	American Media Mini Mags, Inc.	Scorpio 2002 Horoscope	August
07/01/02	American Media Mini Mags, Inc.	Summer Fun for Kids
07/11/02	American Media Mini Mags, Inc.	Libra 2002 Horoscope	September
08/15/02	American Media Mini Mags, Inc.	Prayers for Peace
09/18/02	American Media Mini Mags, Inc.	Sagittarius - 2002 Horoscope	November

Filing Date	Company	Title	Issue (if any)
09/18/02	American Media Mini Mags, Inc.	Mystery Word	#18
10/10/02	American Media Mini Mags, Inc.	WW Collector’s Series 1 0f 4-Kane
10/10/02	American Media Mini Mags, Inc.	Libra 2002 Horoscope	December
11/01/02	American Media Mini Mags, Inc.	Secret Word
11/01/02	American Media Mini Mags, Inc.	Seek and Find	#131
11/01/02	American Media Mini Mags, Inc.	Word Search from the Scriptures
11/01/02	American Media Mini Mags, Inc.	Mystery Word Games	#185
12/11/02	American Media Mini Mags, Inc.	Cocktails & Mocktails
01/23/03	American Media Mini Mags, Inc.	Mystery Word Games	#186
01/23/03	American Media Mini Mags, Inc.	The Pharmacist is In
01/23/03	American Media Mini Mags, Inc.	Mystery Word Game	#24
01/23/03	American Media Mini Mags, Inc.	Torrie: She’s On Fire!	WWE
01/23/03	American Media Mini Mags, Inc.	Trish: Startusfaction Guaranteed	WWE
01/23/03	American Media Mini Mags, Inc.	Como Comprar o Arrendar un Auto (o Camion) Sin Que Te Timen!	WWE
01/23/03	American Media Mini Mags, Inc.	Vive mas Años con Ajo!	WWE
01/23/03	American Media Mini Mags, Inc.	El Camino Hacia Dios
01/23/03	American Media Mini Mags, Inc.	Teniendo Un Bebe 101
01/23/03	American Media Mini Mags, Inc.	Look Ten Years Younger in Ten Weeks!
01/23/03	American Media Mini Mags, Inc.	Manna From Heaven
01/23/03	American Media Mini Mags, Inc.	Mystery Word Game	#23
01/23/03	American Media Mini Mags, Inc.	Your Numerology Guide to Love & Happiness
01/23/03	American Media Mini Mags, Inc.	Secret Word	#36
01/23/03	American Media Mini Mags, Inc.	Mira! La Revista Continental De Mas Venta	vol 3 #2
01/23/03	AMI Specials, Inc.	Ronald Reagan - His Legacy of Honor
01/23/03	National Enquirer, Inc.	Enquirer	vol 77 #24-26
03/07/03	American Media Mini Mags, Inc.	Secret Word	#37
03/07/03	American Media Mini Mags, Inc.	Listen up!
03/07/03	American Media Mini Mags, Inc.	Taurus - 2003 Horoscope
04/15/03	American Media Mini Mags, Inc.	Heaven Scent
04/15/03	American Media Mini Mags, Inc.	Secret Word Games #186
04/15/03	American Media Mini Mags, Inc.	Your Numerology Guide to Love, Happiness & Wealth
04/15/03	American Media Mini Mags, Inc.	Scan & Find #127
04/15/03	American Media Mini Mags, Inc.	Reflections How you can find inner peace in a troubled world
04/25/03	American Media Mini Mags, Inc.	Sientete bien en un tris
04/25/03	American Media Mini Mags, Inc.	Y el Ganador es . . . Tu!
04/25/03	American Media Mini Mags, Inc.	Pretty Kitty
05/21/03	American Media Mini Mags, Inc.	Explora la tierra santa
05/21/03	Weider Publications, LLC	Muscle & Fitness presents Total Nutrition
05/21/03	Weider Publications, LLC	Men’s Fitness	vol 18 #5
06/04/03	AMI Books, Inc.	Pam - life & loves of Pamela Anderson
07/01/03	Star Editorial, Inc.	Star	vol 30, 23-26
07/30/03	Country Music Media Group, Inc.	Country Weekly	vol 10 #17
12/31/03	Weider Publications, LLC	Arnold His 60 Day Campaign	VIII #6
12/31/03	Weider Publications, LLC	SHAPE presents Fit Pregnancy	Dec/Jan 2004
12/31/03	Weider Publications, LLC	Men’s Fitness	vol 20 #1
01/06/04	American Media Mini Mags, Inc.	Recipe Special - Healthy Meals in 20 mins
01/12/04	AM Auto World Weekly, Inc.	AMI Auto World Magazine	vol 3 #2
01/15/04	National Enquirer, Inc.	National Enquirer	vol 78 #24-27
01/15/04	Globe Editorial, Inc.	Globe	vol 50, #51-52; 51 #1-2
01/15/04	American Media Consumer Entertainment, Inc.	Sun	vol 21 #51/52; 22 #1-2
02/26/04	National Enquirer, Inc.	National Enquirer	vol 78 #32-35
02/26/04	Globe Editorial, Inc.	Globe	vol 51 #7-10
02/26/04	National Examiner, Inc.	National Examiner	vol 41 #7-10

Filing Date	Company	Title	Issue (if any)
02/26/04	American Media Consumer Entertainment, Inc.	Sun	vol 22 #4-7
06/01/04	Star Editorial, Inc.	Star	vol 31 #20-23
06/01/04	Weider Publications, LLC	Natural Health	vol 34 #4
06/29/04	Star Editorial, Inc.	Star	vol 31 #24-27
06/29/04	National Enquirer, Inc.	National Enquirer	vol 78 #48-51
06/29/04	National Examiner, Inc.	National Examiner	vol 41 #23-26
06/29/04	American Media Consumer Entertainment, Inc.	Sun	vol 21 #23-25 vol 22 # 26-28
07/09/04	Weider Publications, LLC	FLEX	vol 22 #6
07/09/04	Weider Publications, LLC	M&F	vol 65 #7
07/30/04	National Examiner, Inc.	National Examiner	vol 41 #27-30
08/30/04	Weider Publications, LLC	FLEX	vol 22 #7
08/30/04	Weider Publications, LLC	Hers	vol 5 #7
08/30/04	Weider Publications, LLC	Natural Health	vol 34 #9
09/30/04	Weider Publications, LLC	FLEX	vol 22 #8
09/30/04	Weider Publications, LLC	hers	vol 5 #8
12/01/04	National Enquirer, Inc.	National Enquirer	vol 79 #16-19
12/01/04	Weider Publications, LLC	FLEX	vol 22 #9
12/01/04	Weider Publications, LLC	Muscle & Fitness hers	vol 5 #10
01/03/05	Globe Editorial, Inc.	Globe	vol 51 #47-50
03/21/05	American Media Mini Mags, Inc.	Quitting Smoking FOR DUMMIES
03/21/05	American Media Mini Mags, Inc.	Bridge FOR DUMMIES
03/21/05	American Media Mini Mags, Inc.	QUICK! Best For Pets
03/21/05	American Media Mini Mags, Inc.	Kitchen Remodeling FOR DUMMIES
03/21/05	American Media Mini Mags, Inc.	QUICK! SUPERFOOD: Olive Oil
05/13/05	American Media Mini Mags, Inc.	Weight Loss That Works!
08/01/04	American Media Mini Mags, Inc.	QUICK! Live Debt-Free Now!
08/08/05	American Media Mini Mags, Inc.	The BIG SEEK & FIND
08/08/05	American Media Mini Mags, Inc.	MYSTERY WORD #51
08/08/05	American Media Mini Mags, Inc.	SECRET WORD #65
09/14/05	American Media Mini Mags, Inc.	29 Delicious Recipes Slim Down with Soup
12/02/05	National Examiner, Inc.	National Examiner	vol 42 #46-49
02/17/06	AM Auto World Weekly, Inc.	mph (Oct-Nov-Dec/Jan-Feb 2006)	vol 2 #10-11, 3 #1,2
05/11/06	National Examiner, Inc.	National Examiner	vol 43 14-17
05/25/06	American Media Mini Mags, Inc.	Leo - JULY AUGUST SEPTEMBER 2006
05/25/06	American Media Mini Mags, Inc.	Taurus - JULY AUGUST SEPTEMBER 2006
05/25/06	American Media Mini Mags, Inc.	Libra - JULY AUGUST SEPTEMBER 2006
10/13/06	American Media Mini Mags, Inc.	Scan and Find #139
10/13/06	American Media Mini Mags, Inc.	Bible Guide to Happiness	pub 1-13-06
10/13/06	American Media Mini Mags, Inc.	YOUR SPRING horoscope
10/13/06	American Media Mini Mags, Inc.	Mystery Word #56
10/13/06	American Media Mini Mags, Inc.	Mystery Word #57	pub 2-17-06
10/13/06	American Media Mini Mags, Inc.	Great Shakes and Smoothies
10/13/06	American Media Mini Mags, Inc.	Mystery Word #58
10/18/06	American Media Mini Mags, Inc.	Secret Word #75
04/09/07	Globe Editorial, Inc.	GLOBE	vol 54 #10-15
04/09/07	Country Music Media Group, Inc.	Country Weekly	vol 14 #3-6
04/09/07	Mira! Editorial, Inc.	Mira! La Revista #1 De la Farandula	vol 7 #4-10
07/16/07	American Media Mini Mags, Inc.	Super Herbs - 30 healing herbs!
07/16/07	American Media Mini Mags, Inc.	Secret Word #84
07/20/07	American Media Consumer Entertainment, Inc.	SUN	vol 24 #16-28
07/20/07	Mira! Editorial, Inc.	Mira! La Revista #1 De la Farandula	vol 7 #12-24
07/24/07	Weider Publications, LLC	Muscle & Fitness	vol 68 #6, 7, 8
07/24/07	Weider Publications, LLC	Natural Health	vol 37 #6, 7, 8
07/24/07	Weider Publications, LLC	SHAPE	vol 26 #10, 11, 12
09/28/07	Mira! Editorial, Inc.	Mira! La Revista #1 De la Farandula	vol 7 #26-40

Filing Date	Company	Title	Issue (if any)
09/28/07	American Media Mini Mags, Inc.	SEEK AND FIND #165
09/28/07	American Media Mini Mags, Inc.	Scan & Find from the Bible
09/28/07	American Media Mini Mags, Inc.	Are you PSYCHIC?
04/22/08	American Media Mini Mags, Inc.	Leo - APRIL MAY JUNE 2008
04/22/08	American Media Mini Mags, Inc.	Aries - APRIL MAY JUNE 2008
04/22/08	American Media Mini Mags, Inc.	Sagittarius - APRIL MAY JUNE 2008
04/22/08	American Media Mini Mags, Inc.	Capricorn - APRIL MAY JUNE 2008
04/22/08	American Media Mini Mags, Inc.	Virgo - APRIL MAY JUNE 2008
04/22/08	American Media Mini Mags, Inc.	Taurus - APRIL MAY JUNE 2008
04/22/08	American Media Mini Mags, Inc.	Gemini - APRIL MAY JUNE 2008
04/22/08	American Media Mini Mags, Inc.	Libra - APRIL MAY JUNE 2008
04/22/08	American Media Mini Mags, Inc.	Aquarius - APRIL MAY JUNE 2008
04/22/08	American Media Mini Mags, Inc.	Pisces - APRIL MAY JUNE 2008
04/22/08	American Media Mini Mags, Inc.	Scorpio - APRIL MAY JUNE 2008
04/22/08	American Media Mini Mags, Inc.	Cancer - APRIL MAY JUNE 2008
04/22/08	American Media Mini Mags, Inc.	Pamper Your Cat
04/22/08	American Media Mini Mags, Inc.	Scan & Find No. 159
04/22/08	American Media Mini Mags, Inc.	Secret Word #90
04/22/08	American Media Mini Mags, Inc.	Mystery Word #76
04/22/08	American Media Mini Mags, Inc.	Good Carbs, Bad Carbs
04/22/08	American Media Mini Mags, Inc.	Spring Love Signs
04/22/08	American Media Mini Mags, Inc.	Seek and Find No. 167
04/22/08	American Media Mini Mags, Inc.	Scan and Find No. 160
04/22/08	American Media Mini Mags, Inc.	Secret word #91
04/22/08	American Media Mini Mags, Inc.	GET OUT OF DEBT!
04/22/08	American Media Mini Mags, Inc.	Your Spring Horoscope
04/22/08	American Media Mini Mags, Inc.	Mystery Word #77
04/22/08	American Media Mini Mags, Inc.	Seek and Find No. 168
04/22/08	American Media Mini Mags, Inc.	Scan and Find No. 161
04/22/08	American Media Mini Mags, Inc.	Your Diet Diary
08/05/08	Weider Publications, LLC	MUSCLE & FITNESS (June 2008)	vol 69 #6
08/07/08	Mira! Editorial, Inc.	Mira (April 28, 2008 - July 21, 2008)	vol 8 #17-29
09/26/08	Weider Publications, LLC	MUSCLE & FITNESS (June 2008)	vol 69 #6
02/25/09	Weider Publications, LLC	Muscle & Fitness (Jan-Feb 2009)	vol 70 #1-2
05/26/09	National Examiner, Inc.	National Examiner (Jan 12 - Mar 30)	vol 46 #2-13
05/26/09	American Media Consumer Entertainment, Inc.	Sun (Jan 12 - Mar 30)	vol 26 #2-13
05/26/09	Country Music Media Group, Inc.	Country Weekly (1-26-09 — 4-13-2009)	vol 16 #2-9
05/26/09	Mira! Editorial, Inc.	Mira (Jan 19 - 4-6-09)	vol 9 #3-14
05/26/09	Weider Publications, LLC	Fit Pregnancy (Jun/Jul 2009)	vol 16 #2
05/26/09	Weider Publications, LLC	Muscle & Fitness (mar-apr-may 2009)	vol 70 #3-4-5
05/26/09	Weider Publications, LLC	Natural Health (mar-apr-may 2009)	vol 39 #3-4-5
05/26/09	Weider Publications, LLC	Shape (mar-apr-may 2009)	vol 28 #7-8-9
11/18/09	Star Editorial, Inc.	Star (4-6-09 — 6-22-09)	vol 36 #14-25
11/18/09	Star Editorial, Inc.	Star (6-29-09 — 9-14-09)	vol 36 #26-37
11/18/09	National Enquirer, Inc.	National Enquirer (4-6-09 — 6-22-09)	vol 84 #14-25
11/18/09	National Enquirer, Inc.	National Enquirer (6-29-09 — 9-14-09)	vol 84 #26-37
11/18/09	Globe Editorial, Inc.	GLOBE (4-6-09 — 6-22-09)	vol 56 #14-25
11/18/09	Globe Editorial, Inc.	GLOBE (6-29-09 — 9-14-09)	vol 56 #26-37
11/18/09	National Examiner, Inc.	National Examiner (4-6-09 - 6-22-09)	vol 46 #14-25
11/18/09	National Examiner, Inc.	National Examiner (6-29-09 - 9-14-09 excl 8-31)	vol 46 #26-37
11/18/09	American Media Consumer Entertainment, Inc.	Sun (4-6-09 - 6-22-09)	vol 26 #14-25
11/18/09	American Media Consumer Entertainment, Inc.	Sun (6-29-09 - 9-14-09)	vol 26 #26-37
11/18/09	Mira! Editorial, Inc.	Mira (4-13-09 - 6-22-09)	vol 9 #15-25
11/18/09	Mira! Editorial, Inc.	Mira (6-29-09 - 9-14-09)	vol 9 #26-37
11/18/09	Country Music Media Group, Inc.	Country Weekly (4-20-09 — 7-6-2009)	vol 16 #10-21
11/18/09	Country Music Media Group, Inc.	Country Weekly (7-13-09 - 9-28-09)	vol 16 #22-33
02/04/10	Weider Publications, LLC	FLEX (june-Jul-Aug 2009)	vol 27 #4-5-6

Filing Date	Company	Title	Issue (if any)
02/04/10	Weider Publications, LLC	FLEX (Sept-Oct-Nov 2009)	vol 27 #7-8-9
02/04/10	Weider Publications, LLC	FLEX (Dec 2009 - Jan-Feb 2010)	vol 27 #10-11-12
02/10/10	Weider Publications, LLC	Shape (Jun-Summer-Jul 2009)	vol 28 #10-91-11
02/10/10	Weider Publications, LLC	Shape (Aug-Sep-Oct 2009)	vol 28/29 #12-1-2
02/10/10	Weider Publications, LLC	Shape (Nov-Dec-Jan 2009-2010)	vol 29 #3-4-5
02/10/10	Weider Publications, LLC	Men’s Fitness (Jun/Jul - Aug-Sept 2009)	vol 25 #5-6-7
02/10/10	Weider Publications, LLC	Men’s Fitness (Oct-Nov 2009)	vol 25 #8-9
02/10/10	Weider Publications, LLC	Men’s Fitness (Dec/Jan Feb 2010)	vol 25 #10; 26 1
02/10/10	Weider Publications, LLC	Muscle & Fitness (jun-jul-aug-sept 2009)	vol 70 #6-7-8-9
02/10/10	Weider Publications, LLC	Muscle & Fitness (oct-nov-dec 2009)	vol 70 #10-11-12
02/10/10	Weider Publications, LLC	Muscle & Fitness (Jan-Feb-Mar 2010)	vol 71 #1-2-3
04/01/10	Weider Publications, LLC	Natural Health (June - Jul/Aug 2009)	vol 39 #6-7
04/01/10	Weider Publications, LLC	Natural Health (Sept-Oct 2009)	vol 39 #8-9
04/01/10	Weider Publications, LLC	Natural Health (Nov - Dec/Jan - Feb 2010)	vol 39 #10; 40 1-2
04/01/10	Weider Publications, LLC	Fit Pregnancy (Oct/Nov 2009)	vol 16 #4
04/01/10	Weider Publications, LLC	mom & baby (fall 2009/winter2010)	vol 16 #5
04/01/10	Weider Publications, LLC	Fit Pregnancy (Dec/Jan 2010)	vol 16 #6
04/01/10	Weider Publications, LLC	Fit Pregnancy (Feb/Mar 2010)	vol 16 #7
04/01/10	Weider Publications, LLC	Fit Pregnancy (Apr/May 2010)	vol 17 #1
06/28/10	Star Editorial, Inc.	Star (9-21-09 — 11-23-09)	vol 36 #38-47
06/28/10	Star Editorial, Inc.	Star (11-30-09 — 1-4-10)	vol 36 #48-52; vol 37 #1
06/28/10	Star Editorial, Inc.	Star (1-11-10 — 3-29-10)	vol 37 #2-13
06/28/10	National Enquirer, Inc.	National Enquirer (9-21-09 — 11-23-09)	vol 84 #38-47
06/28/10	National Enquirer, Inc.	National Enquirer (11-30-09 — 1-4-10)	vol 84 #48-52; 85 #1
06/28/10	National Enquirer, Inc.	National Enquirer (1-1110 — 3-29-10)	vol 85 #2-13
06/28/10	Globe Editorial, Inc.	GLOBE (9-21-09 — 11-23-09)	vol 56 #38-47
06/28/10	Globe Editorial, Inc.	GLOBE (11-30-09 — 1-4-10)	vol 56 #48-52; vol 57 #1
06/28/10	Globe Editorial, Inc.	GLOBE (1-11-10 — 3-29-10)	vol 57 #2-13
06/28/10	National Examiner, Inc.	National Examiner (9-21-09 - 11-23-09)	vol 46 #38-47
06/28/10	National Examiner, Inc.	National Examiner (11-30-09 - 1-4-10)	vol 46 #48-52; 47 #1
06/28/10	National Examiner, Inc.	National Examiner (1-11-10 - 3-29-10)	vol 47 #2-13
06/28/10	American Media Consumer Entertainment, Inc.	Sun (9-21-09 - 11-23-09)	vol 26 #38-47
06/28/10	American Media Consumer Entertainment, Inc.	Sun (11-30-09 - 1-4-10)	vol 26 #48-52; 27 #1
06/28/10	American Media Consumer Entertainment, Inc.	Sun (1-11-10 - 3-29-10)	vol 27 #2-13
06/28/10	Country Music Media Group, Inc.	Country Weekly (10-5-09 — 12-7-2009)	vol 16 #34-43
06/28/10	Country Music Media Group, Inc.	Country Weekly (12-14-09 - 1-4-10)	vol 16 #44-46; 17 #1
06/28/10	Country Music Media Group, Inc.	Country Weekly (1-11-10 - 3-29-10)	vol 17 #2-13
06/28/10	Weider Publications, LLC	FLEX (Mar-Apr-May-Jun 2010)	vol 28 #1-4
06/28/10	Weider Publications, LLC	Fit Pregnancy (Jun/Jul 2010)	vol 17 #2
06/28/10	Weider Publications, LLC	Fit Pregnancy (Aug/Sep 2010)	vol 17 #3
06/28/10	Weider Publications, LLC	Men’s Fitness (Mar/Apr/May 2010)	vol 26 #2-3-4
06/28/10	Weider Publications, LLC	Muscle & Fitness (Apr-May-Jun 2010)	vol 71 #4-5-6
06/28/10	Weider Publications, LLC	Muscle & Fitness (Jul-Aug-Sept 2010)	vol 71 #7-8-9
08/11/10	Weider Publications, LLC	Shape (Feb-Mar-Apr 2010)	vol 29 #6-7-8
08/11/10	Weider Publications, LLC	Shape (May-Jun-Jul 2010)	vol 29 #9-10-11
08/11/10	Mira! Editorial, Inc.	Mira (9-21-09 - 11-9-09)	vol 9 #38-45
08/11/10	Mira! Editorial, Inc.	Mira (11-616-09 - 1-4-10)	vol 9 #46-52; 10 #1
08/11/10	Mira! Editorial, Inc.	Mira (1-11-10 - 3-29-10)	vol 10 #2-13
08/11/10	Mira! Editorial, Inc.	Mira (4-5-10 - 6-21-10)	vol 10 #14-25
10/25/10	Star Editorial, Inc.	Star (4-5-10 — 6-21-10)	vol 37 #14-25

Filing Date	Company	Title	Issue (if any)
10/25/10	Star Editorial, Inc.	Star (6-28-10 — 9-13-10)	vol 37 #26-37
10/25/10	National Enquirer, Inc.	National Enquirer (4-5-10 — 6-21-10)	vol 85 #14-25
10/25/10	National Enquirer, Inc.	National Enquirer (6-28-10 — 9-13-10)	vol 85 #26-37
10/25/10	Globe Editorial, Inc.	Globe (4-5-10 — 6-21-10)	vol 57 #14-25
10/25/10	Globe Editorial, Inc.	Globe (6-28-10 — 9-13-10)	vol 57 #26-37
10/25/10	National Examiner, Inc.	National Examiner (4-5-10 — 6-21-10)	vol 47 #14-25
10/25/10	National Examiner, Inc.	National Examiner (6-28-10 — 9-13-10)	vol 47 #26-37
10/25/10	American Media Consumer Entertainment, Inc.	Sun (4-5-10 — 6-21-10)	vol 27 #14-25
10/25/10	American Media Consumer Entertainment, Inc.	Sun (6-28-10 — 9-13-10)	vol 27 #26-37
10/25/10	Country Music Media Group, Inc.	Country Weekly (4-5-10 — 6-21-10)	vol 17 #14-25
10/25/10	Country Music Media Group, Inc.	Country Weekly (6-28-10 — 9-13-10)	vol 17 #26-37
10/25/10	Mira! Editorial, Inc.	Mira (6-28-2010 - 9-13-2010)	vol 10 #26-37
10/25/10	Mira! Editorial, Inc.	Mira (9-20-10 - 10-25-10)	vol 10 #38-44
10/25/10	Weider Publications, LLC	FLEX (Jul-Aug-Sep-Oct 2010)	vol 28 #5-6-7-8
10/25/10	Weider Publications, LLC	Men’s Fitness (Jun/Jul-Aug-Sep-Oct 2010)	vol 26 #5-6-7
10/25/10	Weider Publications, LLC	MUSCLE & FITNESS 2010 Ultimate Supplement
10/25/10	Weider Publications, LLC	Muscle & Fitness hers (July/Aug 2009)	vol 10 #5
10/25/10	Weider Publications, LLC	Natural Health (March - April/May 2010)	vol 40 #3-4
10/25/10	Weider Publications, LLC	Natural Health (July/Aug - Sept/Oct 2010)	vol 40 #6-7
10/25/10	Weider Publications, LLC	SHAPE (Aug-Sept-Oct 2010)	vol 29 #12, 30 #1-2
10/25/10	American Media Mini Mags, Inc.	Complete Idiots Guide to Smoothies
10/25/10	American Media Mini Mags, Inc.	Complete Idiots Guide to Surviving Divorce
10/25/10	American Media Mini Mags, Inc.	Complete Idiots Guide to Protecting your 401(k) and IRA
10/25/10	American Media Mini Mags, Inc.	Complete Idiots Guide to Spiritual Healing
10/25/10	American Media Mini Mags, Inc.	Complete Idiots Guide to Puppies
10/25/10	American Media Mini Mags, Inc.	Complete Idiots Guide to Diabetes
10/25/10	American Media Mini Mags, Inc.	Complete Idiots Guide to Word Search Puzzles
10/25/10	American Media Mini Mags, Inc.	Complete Idiots Guide to Beating Stress
10/25/10	American Media Mini Mags, Inc.	Complete Idiots Guide to Feng Shui
10/25/10	American Media Mini Mags, Inc.	Complete Idiots Guide to Natural Remedies
10/25/10	American Media Mini Mags, Inc.	Complete Idiots Guide to Finding Mr. Right
10/25/10	American Media Mini Mags, Inc.	Complete Idiots Guide to Good Food From The Good Book
10/25/10	American Media Mini Mags, Inc.	Complete Idiots Guide to Reflexology
10/25/10	American Media Mini Mags, Inc.	Complete Idiots Guide to Green Cleaning
10/25/10	American Media Mini Mags, Inc.	Complete Idiots Guide to Connecting with Your Angels
10/25/10	American Media Mini Mags, Inc.	Complete Idiots Guide to Detoxing Your Body
10/25/10	American Media Mini Mags, Inc.	Complete Idiots Guide to Faith
10/25/10	American Media Mini Mags, Inc.	Complete Idiots Guide to Managing Your Money

Copyright Licenses

Although Copyright Licenses are not scheduled, the Borrower confirms that each Loan Party grants to the Administrative Agent, its successors and assigns, for the ratable benefit of the Secured Parties, a security interest in, all right, title or interest in all Copyright Licenses.

Schedule 3.05(c)

Real Property

Owned Real Property

None.

Leased Real Property

Name and Address	Landlord / Owner	Description of Lease or Other Documents	Purpose/Use	Improvements on Real Property	Approximate Square Footage	Encumbered by Mortgage or Fixture Filing)	To be Encumbered by Mortgage	To be Encumbered by Fixture Filing	Option to Purchase/ Right of First Refusal
1665 Palm Beach Lakes Blvd., Stes 401 & 409 West Palm Beach, FL 33401	Forum Associates, LLC PO Box 534959 Atlanta, GA 30353-4959	12/01/08 – 04/30/13	General office, DSI	N/A	7,700	N/A	No	No	No
Space 305 1801 Hypoluxo Rd Lantana, FL 33462	Public Storage, Inc. 1801 Hypoluxo Rd. Lantana, FL 33462	Month to Month	Storage	N/A	120	N/A	No	No	No
118 16th Avenue South Stes. 230, 240D, 240E, 250E, 250C & 250D Nashville, TN	LUI Nashville Demonbreun St, LLC Box 201939, Dept. 933932 Dallas, TX 75320-1939	03/01/10 – 02/28/11	General Office, CW	N/A	4,500	N/A	No	No	No
1932 & 1934 7th Court North Lake Worth, FL	Hope Family Grantor 1202 North B Street Lake Worth, FL 33460	06/01/10 – 06/01/11	Storage	N/A	7,250	N/A	No	No	No
4950 Communication Ave. Boca Raton, FL 33431	BRE/Boca Corporate Center LLC Wire Transfer to: Harris Bank, NA, Chicago, IL ABA No.071000288 Account No. 194-470-1	04/01/07 – 03/31/12	General office, corp, IT, HR, editorial,	N/A	55,500	N/A	No	No	No
21100 Erwin Street East Woodland Hills, CA 91367	Weider Health & Fitness 21300 Erwin Street Woodland Hills, CA 91367	10/01/10 – 12/31/11	General office, editorial, adv sales	N/A	28,900	N/A	No	No	No
One Park Avenue 3rd & 1Oth floors & basement New York, NY 10016	One Park Ave. Partners LLC General Post Office PO Box 30598 New York, NY 10087-0598	06/01/05 – 05/31/11	General office, editorial, adv sales	N/A	74,000	N/A	No	No	No
680 North Lake Shore Dr. 15th Floor Chicago, IL 60611	Playboy Enterprises, Inc. 680 North Lake Shore Dr. Chicago, IL 60611	03/12/10 – 03/11/12	General office, adv sales	N/A	300	N/A	No	No	No
296 Town Center Dr. Troy, MI 48084	Civic Center Associates 5877 Livernois Road Suite 103 Troy, MI 48098	11/14/08 – 11/30/11	General office, adv sales	N/A	1,000	N/A	No	No	No
6420 Wilshire Blvd. 15th Floor Los Angeles, CA 90025	Realty Associates Fund VII LP Attn: Asset Manager of 6420 Wilshire 1301 Dove St., Suite 860 Newport Beach, CA 92660	04/01/10 – 03/31/13	General office, adv sales, editorial	N/A	15,000	N/A	No	No	No
Holland Dr. Industrial Park Space 121 1020 Holland Drive Boca Raton, FL 33487	Holland Drive Ind. Park, LTD 7700 Congress Ave., Ste 3100 Boca Raton, FL 33487	04/01/09 – 03/31/11	General office, mail	N/A	1,200	N/A	No	No	No
Source Interlink 27500 Riverview Ctr Blvd. Bonita Springs, FL 34134	Riverview Associates LLC 27300 Riverview Ctr Blvd. Bonita Springs, FL 34134	10/10/06 – 10/09/11	General office, DSI	N/A	100	N/A	No	No	No

Name and Address	Landlord / Owner	Description of Lease or Other Documents	Purpose/Use	Improvements on Real Property	Approximate Square Footage	Encumbered by Mortgage or Fixture Filing)	To be Encumbered by Mortgage	To be Encumbered by Fixture Filing	Option to Purchase/ Right of First Refusal
The News Group Atlanta 1955 Lake Park Drive Ste 400 Smyrna, GA 30080	Great Atlantic News LLC c/o The News Group 1955 Lake Park Drive Ste 400 Smyrna, GA 30080	10/01/09 – 03/31/13	General office, DSI	N/A	100	N/A	No	No	No
News Group Grand Prairie 901 & 915 Avenue “S” Grand Prairie, TX 75050	ProLogis 2310 Lyndon Johnson Fwy Suite 200 Dallas, TX 75234	09/01/09 – 08/31/11	General office, DSI	N/A	100	N/A	No	No	No

Schedule 3.05(d)

Real Property Purchase Rights

None.

Schedule 3.06

Disclosed Matters

None.

Schedule 3.12

Subsidiaries

Subsidiary	Owner	% Owned	Subsidiary Loan Party
American Media Consumer Entertainment, Inc.	American Media Consumer Magazine Group, Inc.	100%	Yes
American Media Consumer Magazine Group, Inc.	American Media, Inc.	100%	Yes
American Media Distribution & Marketing Group, Inc.	American Media, Inc.	100%	Yes
American Media Mini Mags, Inc.	American Media Consumer Magazine Group, Inc.	100%	Yes
American Media Newspaper Group, Inc.	American Media, Inc.	100%	Yes
American Media Property Group, Inc.	American Media, Inc.	100%	Yes
AMI Digital Commerce, Inc.	American Media, Inc.	100%	Yes
Country Music Media Group, Inc.	American Media Consumer Magazine Group, Inc.	100%	Yes
Distribution Services, Inc.	American Media Distribution & Marketing Group, Inc.	100%	Yes
Globe Communications Corp.	American Media Property Group, Inc.	100%	Yes
Globe Editorial, Inc.	American Media Newspaper Group, Inc.	100%	Yes
Mira! Editorial, Inc.	American Media Newspaper Group, Inc.	100%	Yes
National Enquirer, Inc.	American Media Newspaper Group, Inc.	100%	Yes
National Examiner, Inc.	American Media Newspaper Group, Inc.	100%	Yes
Star Editorial, Inc.	American Media Newspaper Group, Inc.	100%	Yes
Weider Publications, LLC	American Media, Inc.	100%	Yes
Weider Publications Group, Ltd.	Weider Publications, LLC	100%	No
Media Fit SARL	Weider Publicationgs Group, Ltd.	100%	No
Weider Publications, Ltd.	Weider Publications Group, Ltd.	100%	No
Weider Publishing Italia SRL	Weider Publications, Ltd.	95%	No
	Weider Publications Group, Ltd.	5%
Mr. Olympia, LLC	American Media, Inc.	50.01%	No

Schedule 3.13

Insurance

Carrier	Policy No.	Expires	Coverage
Travelers Property Casualty Co. of America/Repath	CMB6122C12910	6/07/11	Primary Property
Affiliated FM Ins. Co./Repath	GK425	6/07/11	Excess Property
Underwriters at Lloyds/Repath	ZWL501069	6/07/11	Excess Property (CA Earthquake only)
Underwriters at Lloyds/Repath	REP2010085	6/07/11	Excess Property (CA Earthquake only)
AXIS Surplus Insurance Company/Repath	AXS101143	6/07/11	Excess Property (CA Earthquake only)
Lexington Ins. Co./Florida Risk	037084058	6/07/11	General Liability
Travelers Indemnity Company of Connecticut	810914K150ATCT10	6/07/11	Commercial Auto (all states except TX)
The Charter Oak Fire Ins. Co./Travelers	BA3964C17910	6/07/11	Commercial Auto (Texas)
St. Paul Fire & Marine/Travelers	UXFLT00195	6/07/11	Commercial Auto (Canada)
Commerce & Industry/Repath	BE35053115	6/07/11	Commercial Umbrella
Liberty Mutual	WC2-Z51-280833-010	6/07/11	Workers’ Comp
Ins. Co. of the State of PA	WR10005794	6/07/11	Foreign Package
National Union Fire Ins. Co./AIG	019323498	6/07/11	Fiduciary Liability
National Union Fire Ins. Co./AIG	019323447	6/07/11	Crime
Fidelity & Deposit Co. of Maryland/Zurich	09867758	2/18/11	Customs Bond
Liberty Surplus Insurance	TVE-NY-100925-110	6/08/11	Pollution Liability
National Union Fire Ins. Co.	015404651	1/30/11	D&O
Executive Risk Indemnity, Inc.	82113217	1/30/11	Excess D&O
Allied World Insurance Co.	C011299001	1/30/11	DIC Excess Side “A” D&O
Westchester Surplus Lines Ins.	G24058608001	1/30/11	DIC Excess Side “A” D&O
Zurich American Ins. Co.	DOC938097600	1/30/11	DIC Excess Side “A” D&O
Houston Casualty Co.	14MGU09A18416	1/30/11	DIC Excess Side “A” D&O
Liberty Mutual Fire Ins. Co.	WC2-Z51-280833-039	10/21/11	Workers’ Comp for Radar Online LLC
Illinois National Insurance Co.	023823943	7/1/11	Multi-Media Liability
Chartis Excess Insurance Co.	1363083	7/1/11	Punitive Damages Liability
Liberty Surplus Lines	TVENY100925110	6/8/11	Pollution Liability
National Union Fire Ins. Co.	15684915	1/30/11	D&O/EPL Liability
Allied World Insurance Co.	0305-3146	1/30/11	DIC Side “A” Carve Out D&O
Westchester Surplus Lines	G24058608002	1/30/11	DIC Side “A” Carve Out D&O – 2nd Layer
Houston Casualty	14MGU10A20859	1/30/11	D&O/EPL Liability
Illinois National Insurance Co.	12517683	01/30/15	D&O/EPL Liability/Run-off Policy
Executive Risk Indemnity, Inc.	81702212	01/30/15	Excess D&O/EPL Liability/Run-off Policy
Allied World Insurance Co.	C008225003	01/30/15	DIC Side “A” Carve Out D&O/Run-off Policy
Westchester Surplus Lines	G23622464003	01/30/15	DIC Side “A” Carve Out D&O – 2nd Layer/Run-off Policy
Zurich American Ins. Co.	DOC5939630	01/30/15	DIC Side “A” Carve Out D&O – 3rd Layer/Run-off Policy
Houston Casualty	14MG08A18421	01/30/15	DIC Side “A” Carve Out D&O – 4th Layer/Run-off Policy

SCHEDULE 5.14

PERFECTION OF CERTAIN LIENS

Within thirty (30) Business Days after the Effective Date (subject to extension by the Administrative Agent in its discretion), the Loan Parties shall comply with the requirements of the Guarantee and Collateral Agreement relating to the perfection of security interests in Collateral consisting of Deposit Accounts and Investment Property (as such terms are defined in the Guarantee and Collateral Agreement).

Within thirty (30) days after the Effective Date (subject to extension by the Administrative Agent in its discretion), the Loan Parties shall use commercially reasonable efforts to deliver to the Administrative Agent, the Pledged Securities listed below:

Grantor	Authorized Shares	Type	Par Value	Issued Shares	Owner	% Owned
Country Music Media Group, Inc.	1,000	common stock	$1.00	1	American Media Consumer Magazine Group, Inc.	100%
Globe Communications Corp.	1,000	common stock	$10.00	1	American Media Property Group, Inc.	100%
National Enquirer, Inc.	100,000	common stock	$0.001	100,000	American Media Newspaper Group, Inc.	100%

Within ten (10) Business Days after the Effective Date (subject to extension by the Administrative Agent in its discretion), the Loan Parties shall deliver copies of insurance certificates evidencing that the insurance required by Section 5.07 and the Security Documents is in effect, each of which will be endorsed or otherwise amended to include a “standard” or “New York” lender’s loss payable or mortgagee endorsement (as applicable) and shall name the Administrative Agent, on behalf of the Lenders, as additional insured.

Within ten (10) days after the Effective Date (subject to extension by the Administrative Agent in its discretion), the Loan Parties shall use commercially reasonable efforts to deliver to the Administrative Agent, the blank stock powers relating to the Pledged Securities listed below:

Grantor	Authorized Shares	Type	Par Value	Issued Shares	Owner	% Owned
AMI Digital Commerce, Inc.	1,000	common stock	$0.0001	1	American Media, Inc.	100%

Schedule 6.01

Existing Indebtedness

None.

Schedule 6.02

Existing Liens

Loan Party	Secured Party	Filing Date	Filing Number	Collateral Description
American Media, Inc.	Dell Financial Services, L.P.	9/19/01	11187702	All computer equipment and peripherals leased to Lessee by Lessor pursuant to a Master Lease Agreement #6227420 daetd 5/15/98
American Media, Inc.	Dell Financial Services, L.P.	8/25/06	62967800	Continuation of file number 11187702
American Media, Inc.	Dell Financial Services, L.P.	9/29/05	53021145	All computer equipment and peripherals leased pursuant to Purchase Order dated 7/28/05 and assigned to Dell Finacial Services L.P. pursuant to Purchase Order Assignment Agreement dated 7/25/05.

Schedule 6.04

Existing Investments

1.	50.1% equity ownership by American Media, Inc. in Mr. Olympia, LLC.

2.	50% equity ownership by American Media, Inc. in Radar Online LLC.

3.	$500,000 promissory note, dated May 23, 2008, from Bat Boy LLC to American Media, Inc.

Schedule 6.10

Existing Restrictions

None.

EXHIBIT A

Form of Assignment and Acceptance

This Assignment and Acceptance (this “Assignment and Acceptance”) is dated as of the date set forth below (the “Effective Date”) and is entered into by and between the Assignor (as defined below) and the Assignee (as defined below). Capitalized terms used in this Assignment and Acceptance and not otherwise defined herein have the meanings specified in the Credit Agreement dated as of December [ ], 2010, as amended, supplemented or otherwise modified from time to time (the “Credit Agreement”), among American Media, Inc. (the “Borrower”), JPMorgan Chase Bank, N.A., as administrative agent (in such capacity, the “Administrative Agent”), and the lenders from time to time party thereto, receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto (the “Standard Terms”) are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Acceptance as if set forth herein in full.

For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (a) all the Assignor’s rights and obligations in its capacity as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the facilities identified below (including any Letters of Credit or Swingline Loans included in such facilities) and (b) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (a) above (the rights and obligations sold and assigned pursuant to clauses (a) and (b) above being referred to herein collectively as the “Assigned Interest”). Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Acceptance, without representation or warranty by the Assignor.

1.	Assignor (the “Assignor”):

2.	Assignee (the “Assignee”):

(a) Assignee is an Affiliate of: [Name of Lender]

(b) Assignee is an Approved Fund administered or managed by: [Name of Lender] [an Affiliate of [Name of Lender]] [an entity or an Affiliate of an entity that administers or manages [Name of Lender]]

3.	Borrower: AMERICAN MEDIA, INC.

4.	Administrative Agent: JPMORGAN CHASE BANK, N.A.

5.	Assigned Interest:

Commitment/Loan Assigned	Aggregate Amount of all Lenders’ Commitments and Loans	Amount of Commitments and Loans Assigned			Percentage of Commitments and Loans Assigned[1]
Revolving Loan	$40,000,000	$	[	][2]	[	]%

Effective Date:                 , 200    . [TO BE INSERTED BY THE ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

[1]	Set forth to at least nine decimals.
[2]

Except in the case of an assignment to a Lender or an Affiliate of a Lender, or an assignment of the entire remaining amount of the Assignor’s Commitment or Loans of any Class, the amount of the Commitment or Loans of the Assignor subject to an assignment shall not be less than $2,500,000, unless the Borrower and the Administrative Agent otherwise consent (provided no such consent of the Borrower shall be required if an Event of Default has occurred and is continuing).

The terms set forth in this Assignment and Acceptance are hereby agreed to:

[ASSIGNOR],

By:
Name:
Title:

[ASSIGNEE],

By:
Name:
Title:

Consented to and][3] Accepted:

JPMORGAN CHASE BANK, N.A., as Administrative Agent [and as Issuing Bank],[4]

By:
Name:
Title:

[Consented to:][5]

AMERICAN MEDIA, INC.,

By:
Name:
Title:

[3]	To the extent required by the Credit Agreement.
[4]	To the extent required by the Credit Agreement.
[5]	To the extent required by the Credit Agreement.

ANNEX 1

STANDARD TERMS AND CONDITIONS

FOR ASSIGNMENT AND ACCEPTANCE

1. Representations and Warranties.

1.1. Assignor. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Acceptance and to consummate the transactions contemplated hereby, and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Borrower, any other subsidiary of the Borrower or Affiliates thereof or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by the Borrower, any other subsidiary of the Borrower or Affiliates thereof or any other Person of any of their respective obligations under any Loan Document.

1.2. Assignee. The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Acceptance and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it satisfies the requirements, if any, specified in the Credit Agreement that are required to be satisfied by it in order to acquire the Assigned Interest and become a Lender, (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it is sophisticated with respect to decisions to acquire assets of the type represented by the Assigned Interest and either it, or the person exercising discretion in making its decision to acquire the Assigned Interest, is experienced in acquiring assets of such type (v) it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 5.01 of the Credit Agreement, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance and to purchase the Assigned Interest on the basis of which it has made such analysis and decision independently and without reliance on the Administrative Agent, the Assignor or any other Lender, (vi) if it is a Foreign Lender, attached to this Assignment and Acceptance is any documentation required to be delivered by it pursuant to Section 2.17(e) of the Credit Agreement, duly completed and executed by the Assignee, and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

2. Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to but excluding the Effective Date and to the Assignee for amounts which have accrued from and after the Effective Date.

A-1-1

3. General Provisions. This Assignment and Acceptance shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. This Assignment and Acceptance may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Assignment and Acceptance by facsimile or other electronic transmission shall be as effective as delivery of a manually executed counterpart of this Assignment and Acceptance. This Assignment and Acceptance shall be construed in accordance with and governed by the law of the State of New York.

A-1-2

EXHIBIT B

Form of Guarantee and Collateral Agreement

See attached

B-1

GUARANTEE AND COLLATERAL AGREEMENT

dated as of

December 22, 2010

among

AMERICAN MEDIA, INC.,

THE SUBSIDIARIES OF AMERICAN MEDIA, INC.

IDENTIFIED HEREIN

and

JPMORGAN CHASE BANK, N.A.,

as Administrative Agent

TABLE OF CONTENTS

Page
ARTICLE I

DEFINITIONS

SECTION 1.01 Credit Agreement	1
SECTION 1.02 Other Defined Terms	1

ARTICLE II

GUARANTEE

SECTION 2.01 Guarantee	5
SECTION 2.02 Guarantee of Payment	5
SECTION 2.03 No Limitations	6
SECTION 2.04 Reinstatement	7
SECTION 2.05 Agreement To Pay; Subrogation	7
SECTION 2.06 Information	7
ARTICLE III

PLEDGE OF SECURITIES

SECTION 3.01 Pledge	7
SECTION 3.02 Delivery of the Pledged Collateral	8
SECTION 3.03 Representations, Warranties and Covenants	8
SECTION 3.04 Certification of Limited Liability Company and Limited Partnership Interests	10
SECTION 3.05 Registration in Nominee Name; Denominations	10
SECTION 3.06 Voting Rights; Dividends and Interest	10

ARTICLE IV

SECURITY INTERESTS IN PERSONAL PROPERTY

SECTION 4.01 Security Interest	12
SECTION 4.02 Representations and Warranties	14
SECTION 4.03 Covenants	16
SECTION 4.04 Other Actions	19
SECTION 4.05 Covenants Regarding Patent, Trademark and Copyright Collateral	21

GUARANTEE AND COLLATERAL AGREEMENT (this “Agreement”), dated as of December 22, 2010, among AMERICAN MEDIA, INC., the Subsidiaries of AMERICAN MEDIA, INC. identified herein and JPMORGAN CHASE BANK, N.A., as Administrative Agent.

Reference is made to the Credit Agreement dated as of December 22, 2010 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among American Media, Inc. (the “Borrower”), the Lenders party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent. The Lenders have agreed to extend credit to the Borrower subject to the terms and conditions set forth in the Credit Agreement. The obligations of the Lenders to extend such credit are conditioned upon, among other things, the execution and delivery of this Agreement. The Subsidiary Parties are affiliates of the Borrower, will derive substantial benefits from the extension of credit to the Borrower pursuant to the Credit Agreement and are willing to execute and deliver this Agreement in order to induce the Lenders to extend such credit. Accordingly, the parties hereto agree as follows:

Article I

DEFINITIONS

SECTION 1.01 Credit Agreement.

(a) Capitalized terms used in this Agreement and not otherwise defined herein have the meanings specified in the Credit Agreement. All terms defined in the New York UCC (as defined herein) and not defined in this Agreement have the meanings specified therein.

(b) The rules of construction specified in Section 1.03 of the Credit Agreement also apply to this Agreement.

SECTION 1.02 Other Defined Terms. As used in this Agreement, the following terms have the meanings specified below:

“Account Debtor” means any Person who is or who may become obligated to any Grantor under, with respect to or on account of an Account.

“Article 9 Collateral” has the meaning assigned to such term in Section 4.01.

“Collateral” means Article 9 Collateral and Pledged Collateral.

“Commodity Account Control Agreement” means an agreement in form and substance reasonably satisfactory to the Administrative Agent, among any Grantor, a commodity intermediary, and the Administrative Agent establishing control of a Commodity Account maintained by any Grantor with such commodity intermediary.

“Control” means (i) in the case of each Deposit Account, “control” as such term is defined in Section 9-104 of the UCC, (ii) in the case of any Security Entitlement, “control,” as such term is defined in Section 8-106 of the UCC, and (iii) in the case of any Commodity Contract, “control,” as such term is defined in Section 9-106 of the UCC.

“Copyright License” means any written agreement, now or hereafter in effect, granting any right to any third party under any Copyright now or hereafter owned by any Grantor or that such Grantor otherwise has the right to license, or granting any right to any Grantor under any Copyright now or hereafter owned by any third party, and all rights of such Grantor under any such agreement.

“Copyrights” means all of the following now owned or hereafter acquired by any Grantor: (a) all copyright rights in any work subject to the copyright laws of the United States or any other country, whether as author, assignee, transferee or otherwise, and (b) all registrations and applications for registration of any such Copyright in the United States or any other country, including registrations, recordings, supplemental registrations and pending applications for registration in the United States Copyright Office, including those listed on Schedule III.

“Credit Agreement” has the meaning assigned to such term in the preliminary statement of this Agreement.

“Deposit Account” means, collectively with respect to each Grantor, (i) all “deposit accounts” as such term is defined in the UCC and all accounts and sub-accounts relating to any of the foregoing accounts and (ii) all cash, funds, checks, notes and instruments from time to time on deposit in any of the accounts or sub-accounts described in clause (i) of this definition.

“Deposit Account Control Agreement” means an agreement in form and substance reasonably satisfactory to the Administrative Agent, among any Grantor, a banking institution holding such Grantor’s funds, and the Administrative Agent establishing control of a Deposit Account maintained by any Grantor with such banking institution.

“Excluded Accounts” has the meaning assigned to such term in Section 4.04(d).

“Federal Securities Laws” has the meaning assigned to such term in Section 5.04.

“General Intangibles” means all “general intangibles” (as defined in the New York UCC), including, without limitation, (i) all choses in action and causes of action, (ii) all other intangible personal property of every kind and nature (other than Accounts, chattel paper, Investment Property, Letter of Credit Rights and Deposit Accounts) now owned or hereafter acquired by any Grantor, including corporate or other business records, (iii) indemnification claims, (iv) contract rights (including rights under leases, whether entered into as lessor or lessee, Hedging Agreements and other agreements), (v) Intellectual Property, (vi) goodwill, (vii) registrations, (viii) franchises, (ix) tax refund claims and any (x) letter of credit, guarantee, claim, security interest or other security held by or granted to any Grantor to secure payment by an Account Debtor of any of the Accounts.

“Grantors” means the Borrower and the Subsidiary Parties.

“Guarantors” means the Subsidiary Parties.

“Intellectual Property” means all intellectual and similar property of every kind and nature now owned or hereafter acquired by any Grantor, including inventions, designs, Patents, Copyrights, Licenses, Trademarks, trade secrets, confidential or proprietary technical and business information, know-how, show-how or other data or information, software and databases and all embodiments or fixations thereof and related documentation, registrations and franchises, and all additions, improvements and accessions to, and books and records describing or used in connection with, any of the foregoing.

“Investment Property” means a security, whether certified or uncertified, Security Entitlement, Securities Account, Commodity Contract or Commodity Account.

“License” means any Patent License, Trademark License, Copyright License or other license or sublicense agreement to which any Grantor is a party, including those listed on Schedule III.

“Loan Document Obligations” means (a) the due and punctual payment by the Borrower of (i) the principal of and premium, if any, and interest (including any default interest and interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) on the Loans, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise, (ii) each payment required to be made by the Borrower under the Credit Agreement in respect of any Letter of Credit, when and as due, including payments in respect of reimbursement of disbursements, interest thereon and obligations to provide cash collateral, and (iii) all other monetary obligations of the Borrower to any of the Secured Parties under the Credit Agreement and each of the other Loan Documents, including obligations to pay fees, expense reimbursement obligations and indemnification obligations, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), (b) the due and punctual performance of all covenants, agreements, obligations and liabilities of the Borrower under or pursuant to the Credit Agreement and each of the other Loan Documents, and (c) the due and punctual payment and performance of all the obligations of each other Loan Party under or pursuant to this Agreement and each of the other Loan Documents.

“New York UCC” means the Uniform Commercial Code as from time to time in effect in the State of New York.

“Obligations” means (a) Loan Document Obligations, (b) the due and punctual payment and performance of all obligations of each Loan Party under each Hedging Agreement that (i) is in effect on the Effective Date with a counterparty that is a Lender or an Affiliate of a Lender as of the Effective Date or (ii) is entered into after the Effective Date with any counterparty that is a Lender or an Affiliate of a Lender at the time such Hedging Agreement is entered into and (c) the due and punctual payment and performance of all obligations in respect of overdrafts and related liabilities owed to the Administrative Agent or any of its Affiliates and arising from treasury, depositary and cash management services in connection with any automated clearing house transfers of funds.

“Patent License” means any written agreement, now or hereafter in effect, granting to any third party any right to make, use or sell any invention covered by a Patent, now or hereafter owned by any Grantor or that any Grantor otherwise has the right to license, or granting to any Grantor any right to make, use or sell any invention covered by a Patent, now or hereafter owned by any third party, and all rights of any Grantor under any such agreement.

“Patents” means all of the following now owned or hereafter acquired by any Grantor: (a) all letters patent of the United States or the equivalent thereof in any other country, all registrations and recordings thereof, and all applications for letters patent of the United States or the equivalent thereof in any other country, including registrations, recordings and pending applications in the United States Patent and Trademark Office or any similar offices in any other country, including those listed on Schedule III, and (b) all reissues, continuations, divisions, continuations-in-part, renewals or extensions thereof, and the inventions disclosed or claimed therein, including the right to make, use and/or sell the inventions disclosed or claimed therein.

“Perfection Certificate” means a certificate substantially in the form of Exhibit II, completed and supplemented with the schedules and attachments contemplated thereby, and duly executed by an executive officer or Financial Officer of the Borrower.

“Pledged Collateral” has the meaning assigned to such term in Section 3.01.

“Pledged Debt Securities” has the meaning assigned to such term in Section 3.01.

“Pledged Securities” means any promissory notes, stock certificates or other securities now or hereafter included in the Pledged Collateral, including all certificates, instruments or other documents representing or evidencing any Pledged Collateral.

“Pledged Stock” has the meaning assigned to such term in Section 3.01.

“Proceeds” has the meaning specified in Section 9-102 of the New York UCC.

“Secured Parties” means (a) the Lenders, (b) the Administrative Agent, (c) the Issuing Bank, (d) each counterparty to any Hedging Agreement with a Loan Party the obligations under which constitute Obligations, (e) the beneficiaries of each indemnification obligation undertaken by any Loan Party under any Loan Document and (f) the successors and assigns of each of the foregoing.

“Securities Account Control Agreement” means an agreement in form and substance reasonably satisfactory to the Administrative Agent, among any Grantor, a securities intermediary, and the Administrative Agent establishing control of a Securities Account maintained by any Grantor with such securities intermediary.

“Security Interest” has the meaning assigned to such term in Section 4.01.

“Subsidiary Parties” means (a) the Subsidiaries identified on Schedule I and (b) each other Subsidiary that becomes a party to this Agreement as a Subsidiary Party after the Effective Date.

“Trademark License” means any written agreement, now or hereafter in effect, granting to any third party any right to use any Trademark now or hereafter owned by any Grantor or that any Grantor otherwise has the right to license, or granting to any Grantor any right to use any Trademark now or hereafter owned by any third party, and all rights of any Grantor under any such agreement.

“Trademarks” means all of the following now owned or hereafter acquired by any Grantor: (a) all trademarks, service marks, trade names, corporate names, company names, business names, fictitious business names, trade styles, trade dress, logos, other source or business identifiers, designs and general intangibles of like nature, now existing or hereafter adopted or acquired, all registrations thereof, and all registration and recording applications filed in connection therewith, including registrations and registration applications in the United States Patent and Trademark Office or any similar offices in any State of the United States or any other country or any political subdivision thereof, and all renewals thereof, including those listed on Schedule III; provided that, applications in the United States Patent and Trademark Office to register trademarks or service marks on the basis of any Grantor’s “intent to use” such trademarks or service marks will not be deemed to be Collateral unless and until a “Statement of Use” or “Amendment to Allege Use” has been filed and accepted in the United States Patent and Trademark Office, whereupon such application shall be automatically subject to the security interest granted herein and deemed to be included in the Collateral, and, (b) all goodwill associated therewith or symbolized thereby and (c) all other assets, rights and interests that uniquely reflect or embody such goodwill.

Article II

GUARANTEE

SECTION 2.01 Guarantee. Each Guarantor unconditionally guarantees, jointly with the other Guarantors and severally, as a primary obligor and not merely as a surety to each Secured Party and their respective successors and assigns, the due and punctual payment and performance of the Obligations. Each of the Guarantors further agrees that the Obligations may be extended or renewed, in whole or in part, without notice to or further assent from it, and that it will remain bound upon its guarantee notwithstanding any extension or renewal of any Obligation. Each of the Guarantors waives presentment to, demand of payment from and protest to the Borrower or any other Loan Party of any of the Obligations, and also waives notice of acceptance of its guarantee and notice of protest for nonpayment.

SECTION 2.02 Guarantee of Payment. Each Guarantor hereby jointly and severally agree that if the Borrower or any other Guarantor(s) shall fail to pay in full when due (whether at stated maturity, by acceleration or otherwise) any of the Obligations, the Guarantors will promptly pay the same in cash, without any demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of the Obligations, the same will be promptly paid in full when due (whether at extended maturity, by acceleration or otherwise) in accordance with the terms of such extension or renewal. Each of the Guarantors further agrees that its guarantee hereunder constitutes a guarantee of payment when due and not of collection, and waives any right to require that any resort be had by the Administrative Agent or any other Secured Party to any security held for the payment of the Obligations or to any balance of any deposit account or credit on the books of the Administrative Agent or any other Secured Party in favor of the Borrower or any other Person.

SECTION 2.03 No Limitations.

(a) Except for termination of a Guarantor’s obligations hereunder as expressly provided in Section 7.13, the obligations of each Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense or set-off, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality or unenforceability of the Obligations or otherwise (other than a defense of performance). Without limiting the generality of the foregoing, the obligations of each Guarantor hereunder shall not be discharged or impaired or otherwise affected by (i) the failure of the Administrative Agent or any other Secured Party to assert any claim or demand or to enforce any right or remedy under the provisions of any Loan Document or otherwise; (ii) any rescission, waiver, amendment or modification of, or any release from any of the terms or provisions of, any Loan Document or any other agreement, including with respect to any other Guarantor under this Agreement; (iii) the release of any security held by the Administrative Agent or any other Secured Party for the Obligations or any of them; (iv) any default, failure or delay, willful or otherwise, in the performance of the Obligations; or (v) any other act or omission that may or might in any manner or to any extent vary the risk of any Guarantor or otherwise operate as a discharge of any Guarantor as a matter of law or equity (other than performance of the Obligations, to the extent of such performance)). Each Guarantor expressly authorizes the Secured Parties to take and hold security for the payment and performance of the Obligations, to exchange, waive or release any or all such security (with or without consideration), to enforce or apply such security and direct the order and manner of any sale thereof in their sole discretion or to release or substitute any one or more other guarantors or obligors upon or in respect of the Obligations, all without affecting the obligations of any Guarantor hereunder.

(b) To the fullest extent permitted by applicable law, each Guarantor waives any defense based on or arising out of any defense of the Borrower or any other Loan Party or the unenforceability of the Obligations or any part thereof from any cause, or the cessation from any cause of the liability of the Borrower or any other Loan Party, other than a defense of performance. The Administrative Agent and the other Secured Parties may, at their election, foreclose on any security held by one or more of them by one or more judicial or nonjudicial sales, accept an assignment of any such security in lieu of foreclosure, compromise or adjust any part of the Obligations, make any other accommodation with the Borrower or any other Loan Party or exercise any other right or remedy available to them against the Borrower or any other Loan Party, without affecting or impairing in any way the liability of any Guarantor hereunder except to the extent the Obligations are reduced thereby and only to the extent the same are affected in accordance with the provisions of this Agreement. To the fullest extent permitted by applicable law, each Guarantor waives any defense arising out of any such election even though such election operates, pursuant to applicable law, to impair or to extinguish any right of reimbursement or subrogation or other right or remedy of such Guarantor against the Borrower or any other Loan Party, as the case may be, or any security.

SECTION 2.04 Reinstatement. Each of the Guarantors agrees that its guarantee hereunder shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of any Obligation is rescinded or must otherwise be restored or returned by the Administrative Agent or any other Secured Party upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Borrower or any other Loan Party, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, the Borrower or any other Loan Party or any substantial part of its property, or otherwise, all as though such payments had not been made.

SECTION 2.05 Agreement To Pay; Subrogation. In furtherance of the foregoing and not in limitation of any other right that the Administrative Agent or any other Secured Party has at law or in equity against any Guarantor by virtue hereof, upon the failure of the Borrower or any other Loan Party to pay any Obligation when and as the same shall become due, whether at maturity, by acceleration, after notice of prepayment or otherwise, each Guarantor hereby promises to and will forthwith pay, or cause to be paid, to the Administrative Agent for distribution to the applicable Secured Parties in cash the amount of such unpaid Obligation. Upon payment by any Guarantor of any sums to the Administrative Agent as provided above, all rights of such Guarantor against the Borrower or any other Loan Party arising as a result thereof by way of right of subrogation, contribution, reimbursement, indemnity or otherwise shall in all respects be subject to Article VI.

SECTION 2.06 Information. Each Guarantor assumes all responsibility for being and keeping itself informed of the Borrower’s and each other Loan Party’s financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of the Obligations and the nature, scope and extent of the risks that such Guarantor assumes and incurs hereunder, and agrees that none of the Administrative Agent or the other Secured Parties will have any duty to advise such Guarantor of information known to it or any of them regarding such circumstances or risks.

Article III

PLEDGE OF SECURITIES

SECTION 3.01 Pledge. As security for the payment or performance, as the case may be, in full of the Obligations, each Grantor hereby assigns and pledges to the Administrative Agent, its successors and assigns, for the ratable benefit of the Secured Parties, and hereby grants to the Administrative Agent, its successors and assigns, for the ratable benefit of the Secured Parties, a security interest in, all of such Grantor’s right, title and interest in, to and under (a) the shares of capital stock and other equity interests owned by it and listed on Schedule II and any other equity interests obtained in the future by such Grantor and the certificates representing all such Equity Interests (the “Pledged Stock”); (b)(i) the debt securities listed opposite the name of such Grantor on Schedule II, (ii) any debt securities in the future issued to such Grantor represented by a promissory note or other instrument evidencing such debt securities and (iii) the promissory notes and any other instruments evidencing such debt securities, if any (the “Pledged Debt Securities”); (c) all payments of principal or interest, dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of, in exchange for or upon the conversion of, and all other Proceeds received in respect of, the securities referred to in clauses (a) and (b) above; (d) subject to Section 3.06(d), all rights and privileges of such Grantor with respect to the securities and other property referred to in clauses (a), (b) and (c) above; and (e) all Proceeds of any of the foregoing (the items referred to in clauses (a) through (e) above being collectively referred to as the “Pledged Collateral”).

SECTION 3.02 Delivery of the Pledged Collateral.

(a) Each Grantor agrees promptly to deliver or cause to be delivered to the Administrative Agent any and all Pledged Securities.

(b) (1) Each Grantor will pledge and deliver to the Administrative Agent pursuant to the terms hereof any Indebtedness for borrowed money owed to such Grantor by any Person that is evidenced by a duly executed promissory note, and, individually, in excess of $250,000 or, in the aggregate, in excess of $1,000,000.

(ii) Each Grantor acknowledges and agrees that, to the extent any debt securities now or hereafter issued to such Grantor are not represented by a promissory note or other instrument evidencing such debt securities on the Effective Date, then such Grantor shall not reduce any such debt securities to a promissory note or other instrument evidencing such debt securities after the Effective Date unless such Grantor promptly delivers each such promissory note or other instrument evidencing such debt securities, individually, in excess of $250,000 or, in the aggregate, in excess of $1,000,000, to the Administrative Agent.

(c) Upon delivery to the Administrative Agent, (i) any Pledged Securities shall be accompanied by stock powers, note powers or allonges, as applicable duly executed in blank or other instruments of transfer satisfactory to the Administrative Agent and by such other instruments and documents as the Administrative Agent may reasonably request and (ii) all other property comprising part of the Pledged Collateral shall, at the reasonable request of the Administrative Agent, be accompanied by proper instruments of assignment duly executed by the applicable Grantor and such other instruments or documents as the Administrative Agent may reasonably request. Each delivery of Pledged Securities shall be accompanied by a schedule describing the securities, which schedule shall be attached hereto as Schedule II and made a part hereof; provided that failure to attach any such schedule hereto shall not affect the validity of such pledge of such Pledged Securities. Each schedule so delivered shall supplement any prior schedules so delivered.

SECTION 3.03 Representations, Warranties and Covenants. The Grantors jointly and severally represent, warrant and covenant to and with the Administrative Agent, for the benefit of the Secured Parties, that:

(a) Schedule II correctly sets forth the percentage of the issued and outstanding units of each class of the Equity Interests of the issuer thereof represented by the Pledged Stock and includes all Equity Interests of Subsidiaries (and with respect to Foreign Subsidiaries 65% of the voting Equity Interest of Foreign Subsidiaries) and all debt securities and promissory notes required to be pledged hereunder;

(b) the Pledged Stock and Pledged Debt Securities have been duly and validly authorized and issued by the issuers thereof and (i) in the case of Pledged Stock, are fully paid and nonassessable and (ii) in the case of Pledged Debt Securities, to the best knowledge of the relevant Grantors, are legal, valid and binding obligations of the issuers thereof;

(c) except for the security interests granted hereunder, each of the Grantors (i) is and, subject to any transfers made in compliance with the Credit Agreement, will continue to be the direct owner, beneficially and of record, of the Pledged Securities indicated on Schedule II as owned by such Grantor, holds the same free and clear of all Liens, other than Liens created by this Agreement and Liens permitted by Section 6.02 of the Credit Agreement, (iii) will make no assignment, pledge, hypothecation or transfer of, or create or permit to exist any security interest in or other Lien on, the Pledged Collateral, other than Liens created by this Agreement and Liens permitted by Section 6.02 of the Credit Agreement and assignments and transfers permitted under Section 6.05 of the Credit Agreement, and (iv) will defend its title or interest thereto or therein against any and all Liens (other than the Lien created by this Agreement and Liens permitted by Section 6.02 of the Credit Agreement), however, arising, of all Persons whomsoever;

(d) except for restrictions and limitations imposed by the Loan Documents or securities laws generally or otherwise permitted to exist pursuant to the terms of the Credit Agreement, the Pledged Collateral is and will continue to be freely transferable and assignable, and none of the Pledged Collateral is or will be subject to any option, right of first refusal, shareholders agreement, charter or by-law provisions or contractual restriction of any nature that might prohibit, impair, delay or otherwise affect the pledge of such Pledged Collateral hereunder, the sale or disposition thereof pursuant hereto or the exercise by the Administrative Agent of rights and remedies hereunder;

(e) each of the Grantors has the power and authority to pledge the Pledged Collateral pledged by it hereunder in the manner hereby done or contemplated;

(f) the Emergence Transactions (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except such as have been obtained or made and are in full force and effect and except filings necessary to perfect Liens created under the Loan Documents, (b) will not violate any applicable law or regulation or the charter, by-laws or other organizational documents of any of the Grantors or any order of any Governmental Authority, (c) will not violate or result in a default under any material indenture, agreement or other instrument binding upon any of the Grantors or its assets, or give rise to a right thereunder to require any payment to be made by any of the Grantors, and (d) will not result in the creation or imposition of any Lien on any asset of any of the Grantors, except Liens created under the Loan Documents and other Liens permitted under Section 6.02 of the Credit Agreement;

(g) this Agreement is effective to create in favor of the Administrative Agent, for the ratable benefit of the Secured Parties, a legal, valid and enforceable security interest in the Collateral; and

(h) the pledge effected hereby is effective to vest in the Administrative Agent, for the benefit of the Secured Parties, the rights of the Administrative Agent in the Pledged Collateral as set forth herein.

SECTION 3.04 Certification of Limited Liability Company and Limited Partnership Interests.

(a) Each Grantor acknowledges and agrees that (i) each interest in any limited liability company or limited partnership controlled by the Grantor, pledged hereunder and represented by a certificate shall be a “security” within the meaning of Article 8 of the New York UCC and shall be governed by Article 8 of the New York UCC and (ii) each such interest shall at all times hereafter be represented by a certificate unless such Grantor provides prior written notice of any election to not treat such interests as a “security,” or not to have such interest certificated, and takes all actions reasonably required by the Administrative Agent to maintain a valid, perfected lien with respect to such interest.

(b) Each Grantor further acknowledges and agrees that (i) each interest in any limited liability company or limited partnership controlled by the Grantor, pledged hereunder and not represented by a certificate shall not be a “security” within the meaning of Article 8 of the New York UCC and shall not be governed by Article 8 of the New York UCC, and (ii) each Grantor shall at no time elect to treat any such interest as a “security” within the meaning of Article 8 of the New York UCC or issue any certificate representing such interest, unless the Grantor provides prior written notification to the Administrative Agent of such election and immediately delivers any such certificate to the Administrative Agent pursuant to the terms hereof.

SECTION 3.05 Registration in Nominee Name; Denominations. The Administrative Agent, on behalf of the Secured Parties, shall have the right (upon the occurrence and during the continuance of an Event of Default) to hold the Pledged Securities in its own name as pledgee, the name of its nominee (as pledgee or as subagent) or the name of the applicable Grantor, endorsed or assigned in blank or in favor of the Administrative Agent. Each Grantor will promptly give to the Administrative Agent copies of any notices or other communications received by it with respect to Pledged Securities registered in the name of such Grantor. After the Pledged Securities are held in its name, the Administrative Agent shall at all times have the right to exchange the certificates representing Pledged Securities for certificates of smaller or larger denominations for any purpose consistent with this Agreement.

SECTION 3.06 Voting Rights; Dividends and Interest.

(a) Unless and until an Event of Default shall have occurred and be continuing and the Administrative Agent shall have notified the Grantors that their rights under this Section 3.06 are being suspended:

(i) Each Grantor shall be entitled to exercise any and all voting and/or other consensual rights and powers inuring to an owner of Pledged Securities or any part thereof for any purpose consistent with the terms of this Agreement, the Credit Agreement and the other Loan Documents.

(ii) At the sole expense of the Loan Parties, the Administrative Agent shall execute and deliver to each Grantor, or cause to be executed and delivered to such Grantor, all such proxies, powers of attorney and other instruments as such Grantor may reasonably request for the purpose of enabling such Grantor to exercise the voting and/or consensual rights and powers it is entitled to exercise pursuant to subparagraph (i) above and to receive the cash dividends it is entitled to receive pursuant to subparagraph (iii) below.

(iii) Each Grantor shall be entitled to receive and retain any and all dividends, interest, principal and other distributions paid on or distributed in respect of the Pledged Securities to the extent and only to the extent that such dividends, interest, principal and other distributions are permitted by, and otherwise paid or distributed in accordance with, the terms and conditions of the Credit Agreement, the other Loan Documents and applicable laws; provided that any noncash dividends, interest, principal or other distributions that would constitute Pledged Stock or Pledged Debt Securities, whether resulting from a subdivision, combination or reclassification of the outstanding Equity Interests of the issuer of any Pledged Securities or received in exchange for Pledged Securities or any part thereof, or in redemption thereof, or as a result of any merger, consolidation, acquisition or other exchange of assets to which such issuer may be a party or otherwise, shall be and become part of the Pledged Collateral, and, if received by any Grantor, shall not be commingled by such Grantor with any of its other funds or property but shall be held separate and apart therefrom, shall be held in trust for the benefit of the Administrative Agent and shall be forthwith delivered to the Administrative Agent in the same form as so received (with any necessary endorsement).

(b) Upon the occurrence and during the continuance of an Event of Default, after the Administrative Agent shall have notified the Grantors of the suspension of their rights under paragraph (a)(iii) of this Section 3.06, then all rights of any Grantor to dividends, interest, principal or other distributions that such Grantor is authorized to receive pursuant to paragraph (a)(iii) of this Section 3.06 shall cease, and all such rights shall thereupon become vested in the Administrative Agent, which shall have the sole and exclusive right and authority to receive and retain such dividends, interest, principal or other distributions. All dividends, interest, principal or other distributions received by any Grantor contrary to the provisions of this Section 3.06 shall be held in trust for the benefit of the Administrative Agent, shall be segregated from other property or funds of such Grantor and shall be forthwith delivered to the Administrative Agent upon demand in the same form as so received (with any necessary endorsement). Any and all money and other property paid over to or received by the Administrative Agent pursuant to the provisions of this paragraph (b) shall be retained by the Administrative Agent in an account to be established by the Administrative Agent upon receipt of such money or other property and shall be applied in accordance with the provisions of Section 5.02. After all Events of Default have been cured or waived and the Borrower has delivered to the Administrative Agent a certificate to that effect, the Administrative Agent shall, within five Business Days after receipt of such certificate, repay to each Grantor (without interest) all dividends, interest, principal (without interest) or other distributions that such Grantor would otherwise be permitted to retain pursuant to the terms of paragraph (a)(iii) of this Section 3.06 and that remain in such account.

(c) Upon the occurrence and during the continuance of an Event of Default, after the Administrative Agent shall have notified the Grantors of the suspension of their rights under paragraph (a)(i) of this Section 3.06, then all rights of any Grantor to exercise the voting and consensual rights and powers it is entitled to exercise pursuant to paragraph (a)(i) of this Section 3.06, and the obligations of the Administrative Agent under paragraph (a)(ii) of this Section 3.06, shall cease, and all such rights shall thereupon become vested in the Administrative Agent, which shall have the sole and exclusive right and authority to exercise such voting and consensual rights and powers; provided that, the Administrative Agent, if directed by the Required Lenders, shall have the right from time to time following and during the continuance of an Event of Default to permit the Grantors to exercise such rights. After all Events of Default have been cured or waived and the Borrower has delivered to the Administrative Agent a certificate to that effect, each Grantor will have the right to exercise the voting and consensual rights and powers that it would otherwise be entitled to exercise pursuant to the terms of paragraph (a)(i) of this Section 3.06.

(d) Any notice given by the Administrative Agent to the Grantors suspending their rights under paragraph (a) of this Section 3.06 (i) may be given by telephone if promptly confirmed in writing, (ii) may be given to one or more of the Grantors at the same or different times and (iii) may suspend the rights of the Grantors under paragraph (a)(i) or paragraph (a)(iii) in part without suspending all such rights (as specified by the Administrative Agent) and without waiving or otherwise affecting the Administrative Agent’s rights to give additional notices from time to time suspending other rights so long as an Event of Default has occurred and is continuing.

Article IV

SECURITY INTERESTS IN PERSONAL PROPERTY

SECTION 4.01 Security Interest.

(a) As security for the payment or performance, as the case may be, in full of the Obligations, each Grantor hereby assigns and pledges to the Administrative Agent, its successors and assigns, for the ratable benefit of the Secured Parties, and hereby grants to the Administrative Agent, its successors and assigns, for the ratable benefit of the Secured Parties, a security interest (the “Security Interest”) in, all right, title or interest in or to any and all of the following assets and properties now owned or at any time hereafter acquired by such Grantor or in which such Grantor now has or at any time in the future may acquire any right, title or interest (collectively, the “Article 9 Collateral”):

(i) all Accounts;

(ii) all Chattel Paper;

(iii) all Deposit Accounts;

(iv) all Documents (other than title documents relating to vehicles);

(v) all Equipment;

(vi) all General Intangibles;

(vii) all Instruments;

(viii) all Inventory;

(ix) All Investment Property;

(x) Letter-of-Credit Rights;

(xi) Commercial Tort Claims described in Schedule IV;

(xii) all other personal property (other than leasehold interests in real property) not otherwise described above (except for any property specifically excluded from any clause in this section above and any property specifically excluded from any defined term used in any clause of this section);

(xiii) all books and records; and

(xiv) all Proceeds and products of any and all Supporting Obligations of the foregoing and all collateral security and guarantees given by any Person with respect to any of the foregoing;

provided, that notwithstanding anything herein to the contrary, in no event shall the security interest granted hereunder attach to, nor the terms “Article 9 Collateral” or “Pledged Stock” include (A) any contract or agreement to which a Grantor is a party or any of its rights or interests thereunder if and for so long as the grant of such security interest shall constitute or result in (i) the unenforceability of any right of the Grantor therein or (ii) in a breach or termination pursuant to the terms of, or a default under, any such contract or agreement (other than to the extent that any such term would be rendered ineffective pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the New York UCC or any other applicable law or principles of equity), provided, however, that such security interest shall attach immediately at such time as the condition causing such unenforceability shall be remedied and, to the extent severable, shall attach immediately to any portion of such contract or agreement that does not result in any of the consequences specified in (i) or (ii) including, without limitation, any proceeds of such contract or agreement, (B) more than 65% of the issued and outstanding voting Equity Interests of any Foreign Subsidiary or any Equity Interests in any Person that is not a wholly-owned Subsidiary where, pursuant to the organizational documents or any related shareholders or similar agreement of such Person, the grant of such security interest or lien is prohibited or prohibited without the consent of the equity holders of such Person (other than the Borrower or any wholly-owned Subsidiary thereof); and (C) assets owned by any Grantor on the date hereof or hereafter acquired and any proceeds thereof that are subject to a Lien securing Indebtedness permitted to be incurred pursuant to Section 6.01(a)(v) of the Credit Agreement to the extent and for so long as the contract or other agreement in which such Lien is granted (or the documentation providing for such Indebtedness) validly prohibits the creation of any other Lien on such assets and proceeds.

(b) Each Grantor hereby irrevocably authorizes the Administrative Agent at any time and from time to time to file in any relevant jurisdiction any initial financing statements (including fixture filings) with respect to the Article 9 Collateral or any part thereof and amendments thereto that (i) indicate the Collateral as all assets of such Pledgor, whether now owned or hereafter acquired or words of similar effect as being of an equal or lesser scope or with greater detail, and (ii) contain the information required by Article 9 of the Uniform Commercial Code of each applicable jurisdiction for the filing of any financing statement or amendment, including (a) whether such Grantor is an organization, the type of organization and any organizational identification number issued to such Grantor and (b) in the case of a financing statement filed as a fixture filing or covering Article 9 Collateral constituting minerals or the like to be extracted or timber to be cut, a sufficient description of the real property to which such Article 9 Collateral relates. Each Grantor agrees to provide such information to the Administrative Agent promptly upon request.

Each Grantor also ratifies its authorization for the Administrative Agent to file in any relevant jurisdiction any initial financing statements or amendments thereto if filed prior to the date hereof.

The Administrative Agent is further authorized to file with the United States Patent and Trademark Office or United States Copyright Office (or any successor office or any similar office in any other country) such documents as may be necessary or advisable for the purpose of perfecting, confirming, continuing, enforcing or protecting the Security Interest granted by each Grantor, without the signature of any Grantor, and naming any Grantor or the Grantors as debtors and the Administrative Agent as secured party.

(c) The Security Interest is granted as security only and shall not subject the Administrative Agent or any other Secured Party to, or in any way alter or modify, any obligation or liability of any Grantor with respect to or arising out of the Article 9 Collateral.

SECTION 4.02 Representations and Warranties. The Grantors jointly and severally represent and warrant to the Administrative Agent and the Secured Parties that:

(a) Each Grantor has good and valid rights in and title to the Article 9 Collateral with respect to which it has purported to grant a Security Interest hereunder and has full power and authority to grant to the Administrative Agent the Security Interest in such Article 9 Collateral pursuant hereto and to execute, deliver and perform its obligations in accordance with the terms of this Agreement, without the consent or approval of any other Person other than any consent or approval that has been obtained.

(b) The Perfection Certificate has been duly prepared, completed and executed and the information set forth therein, including the exact legal name of each Grantor, is correct and complete as of the Effective Date. The Uniform Commercial Code financing statements (including fixture filings, as applicable) or other appropriate filings, recordings or registrations prepared by the Administrative Agent based upon the information provided to the Administrative Agent in the Perfection Certificate for filing in each governmental, municipal or other office specified in Schedule 2 to the Perfection Certificate (or specified by notice from the Borrower to the Administrative Agent after the Effective Date in the case of filings, recordings or registrations required by Section 5.03(a) or 5.12 of the Credit Agreement), are all the filings, recordings and registrations (other than filings required to be made in the United States Patent and Trademark Office and the United States Copyright Office in order to perfect the Security Interest in Article 9 Collateral consisting of United States Patents, Trademarks and Copyrights) that are necessary to publish notice of and protect the validity of and to establish a legal, valid and perfected security interest in favor of the Administrative Agent (for the benefit of the Secured Parties) in respect of all Article 9 Collateral in which the Security Interest may be perfected by filing, recording or registration in the United States (or any political subdivision thereof) and its territories and possessions, and no further or subsequent filing, refiling, recording, rerecording, registration or reregistration is necessary in any such jurisdiction, except as provided under applicable law with respect to the filing of continuation statements. Each Grantor represents and warrants that a fully executed agreement in the form hereof or a fully executed short-form agreement in form and substance reasonably satisfactory to the Administrative Agent containing a description of all Article 9 Collateral consisting of Intellectual Property with respect to United States Patents and United States registered Trademarks (and Trademarks for which United States registration applications are pending) and United States registered Copyrights have been delivered to the Administrative Agent for recording by the United States Patent and Trademark Office and the United States Copyright Office pursuant to 35 U.S.C. § 261, 15 U.S.C. § 1060 or 17 U.S.C. § 205 and the regulations thereunder, as applicable, and otherwise as may be required pursuant to the laws of any other necessary jurisdiction, to protect the validity of and to establish a legal, valid and perfected security interest in favor of the Administrative Agent (for the ratable benefit of the Secured Parties) in respect of all Article 9 Collateral consisting of Patents, Trademarks and Copyrights in which a security interest may be perfected by filing, recording or registration in the United States (or any political subdivision thereof) and its territories and possessions, and no further or subsequent filing, refiling, recording, rerecording, registration or reregistration is necessary (other than such actions as are necessary to perfect the Security Interest with respect to any Article 9 Collateral consisting of Patents, Trademarks and Copyrights (or registration or application for registration thereof) acquired or developed after the date hereof).

(c) The Security Interest constitutes (i) a legal and valid security interest in all the Article 9 Collateral securing the payment and performance of the Obligations, (ii) subject to the filings described in Section 4.02(b), a perfected security interest in all Article 9 Collateral in which a security interest may be perfected by filing, recording or registering a financing statement or analogous document in the United States (or any political subdivision thereof) and its territories and possessions pursuant to the Uniform Commercial Code or other applicable law in such jurisdictions, (iii) a security interest that shall be perfected in all Article 9 Collateral in which a security interest may be perfected upon the receipt and recording of this Agreement or the short-form agreement referenced in paragraph (b) above with the United States Patent and Trademark Office and the United States Copyright Office, as applicable; and (iv) from and after the date required under the Credit Agreement and Section 4.04(d) hereof, a perfected security interest in each Deposit Account (other than Excluded Accounts), Securities Account and Commodity Account in favor of the Administrative Agent to the extent a security interest therein may be perfected by obtaining “control” pursuant to the New York UCC by entry into control agreements. The Security Interest is and shall be prior to any other Lien on any of the Article 9 Collateral, other than Liens permitted pursuant to Section 6.02 of the Credit Agreement that have priority as a matter of law. Notwithstanding anything to the contrary contained herein, no representation is made regarding perfection with respect to deposit accounts.

(d) The Article 9 Collateral is owned by the Grantors free and clear of any Lien, except for Liens permitted pursuant to Section 6.02 of the Credit Agreement. None of the Grantors has filed or consented to the filing of (i) any financing statement or analogous document under the Uniform Commercial Code or any other applicable laws covering any Article 9 Collateral, (ii) any assignment in which any Grantor assigns any Collateral or any security agreement or similar instrument covering any Article 9 Collateral with the United States Patent and Trademark Office or the United States Copyright Office or (iii) any assignment in which any Grantor assigns any Article 9 Collateral or any security agreement or similar instrument covering any Article 9 Collateral with any foreign governmental, municipal or other office, which financing statement or analogous document, assignment, security agreement or similar instrument is still in effect, except, in each case, for Liens permitted pursuant to Section 6.02 of the Credit Agreement.

(e) No amount payable under or in connection with any of the Article 9 Collateral is evidenced by any promissory note or other instrument that is, individually, in excess of $250,000 or, in the aggregate, in excess of $1,000,000, which has not been promptly pledged and delivered to the Administrative Agent, duly endorsed in a manner satisfactory to the Administrative Agent.

(f) On the date hereof, except to the extent listed in Schedule IV, no Grantor has knowledge of rights in any Commercial Tort Claim as to which it reasonably expects to recover more than $250,000.

(g) All Deposit Accounts, Securities Accounts and Commodity Accounts of each Grantor as of the date hereof are listed on Schedule V.

SECTION 4.03 Covenants.

(a) Each Grantor agrees promptly (and in any event within 30 days of such change) to notify the Administrative Agent in writing of any change (i) in corporate name, (ii) in the location of its chief executive office, its principal place of business, any office in which it maintains books or records relating to Article 9 Collateral owned by it or any office or facility at which Article 9 owned by it is located (including the establishment of any such new office or facility), (iii) in its identity or type of organization or corporate structure, (iv) in its Federal Taxpayer Identification Number or organizational identification number or (v) in its jurisdiction of organization. Each Grantor agrees to promptly provide the Administrative Agent with certified organizational documents reflecting any of the changes described in the first sentence of this paragraph. Each Grantor agrees not to effect or permit any change referred to in the preceding sentence unless all filings have been made under the Uniform Commercial Code or otherwise that are required in order for the Administrative Agent to continue at all times following such change to have a valid, legal and perfected first priority security interest in all the Article 9 Collateral. Each Grantor agrees promptly to notify the Administrative Agent if any material portion of the Article 9 Collateral owned or held by such Grantor is damaged or destroyed.

(b) Each Grantor agrees to maintain, at its own cost and expense, such complete and accurate records with respect to the Article 9 Collateral owned by it as is consistent with its current practices and in accordance with such prudent and standard practices used in industries that are the same as or similar to those in which such Grantor is engaged.

(c) Each year, at the time of delivery of annual financial statements with respect to the preceding fiscal year pursuant to Section 5.01(a) of the Credit Agreement, the Borrower shall deliver to the Administrative Agent a certificate executed by a Financial Officer and the chief legal officer of the Borrower (a) setting forth the information required pursuant to the Perfection Certificate and each of the Schedules or confirming that there has been no change in such information since the date of such certificate or Schedules or the date of the most recent certificate or Schedules delivered pursuant to this Section 4.03(c) and (b) certifying that all Uniform Commercial Code financing statements (including fixture filings, as applicable) or other appropriate filings recordings or registrations, including all refilings, recordings and registrations, containing a description of the Collateral have been filed of record in each governmental, municipal or other appropriate office in each jurisdiction identified pursuant to clause (a) of this Section 4.03 to the extent necessary to protect and perfect the Security Interest as of the date of such certificate (except as noted therein with respect to any continuation statements to be filed within such period); provided that solely with respect to Intellectual Property, the Borrower shall deliver on a quarterly basis the certificate required by this Section 4.03(c) at the time of delivery of the certificate pursuant to Section 5.01(c) of the Credit Agreement for the quarter then ended. Each certificate delivered pursuant to this Section 4.03(c) shall identify in the format of Schedule III all Intellectual Property of any Grantor in existence on the date thereof and not then listed on such Schedules or previously so identified to the Administrative Agent.

(d) Each Grantor shall, at its own expense, take all reasonable and necessary actions to defend title to the Article 9 Collateral against all Persons and to defend the Security Interest of the Administrative Agent in the Article 9 Collateral and the priority thereof against any Lien not permitted pursuant to Section 6.02 of the Credit Agreement.

(e) Each Grantor agrees, at its own expense, to execute, acknowledge, deliver and cause to be duly filed all such further instruments and documents and take all such actions as the Administrative Agent may from time to time reasonably request to better assure, preserve, protect and perfect the Security Interest and the rights and remedies created hereby, including the payment of any fees and taxes required in connection with the execution and delivery of this Agreement, the granting of the Security Interest and the filing of any financing statements (including fixture filings) or other documents in connection herewith or therewith. If any amount payable under or in connection with any of the Article 9 Collateral shall be or become evidenced by any promissory note or other instrument that is, individually, in excess of $250,000 or, in the aggregate, in excess of $1,000,000, such note or instrument shall be promptly pledged and delivered to the Administrative Agent, duly endorsed in a manner reasonably satisfactory to the Administrative Agent.

Without limiting the generality of the foregoing, each Grantor hereby authorizes the Administrative Agent, with prompt notice thereof to the Grantors, to supplement this Agreement by supplementing Schedule III or adding additional schedules hereto to specifically identify any asset or item that may constitute Copyrights, Licenses, Patents or Trademarks; provided that any Grantor shall have the right, exercisable within 20 days after it has been notified by the Administrative Agent of the specific identification of such Collateral, to advise the Administrative Agent in writing of any inaccuracy of the representations and warranties made by such Grantor hereunder with respect to such Collateral or provide an explanation, which shall be reasonably satisfactory to the Administrative Agent, as to why such asset or item does not constitute Copyrights, Licenses, Patents or Trademarks. Each Grantor agrees that it will use its best efforts to take such action as shall be necessary in order that all representations and warranties hereunder shall be true and correct with respect to such Collateral within 30 days after the date it has been notified by the Administrative Agent of the specific identification of such Collateral.

(f) The Administrative Agent and such Persons as the Administrative Agent may reasonably designate, and any counsel which shall be appointed pursuant to Section 9.03 of the Credit Agreement, shall have the right, at the Grantors’ own cost and expense, to inspect the Article 9 Collateral, all records related thereto (and to make extracts and copies from such records) and the premises upon which any of the Article 9 Collateral is located, to discuss the Grantors’ affairs with the officers of the Grantors and their independent accountants and to verify under reasonable procedures, in accordance with Section 5.03 of the Credit Agreement, the validity, amount, quality, quantity, value, condition and status of, or any other matter relating to, the Article 9 Collateral, including, in the case of Accounts or Article 9 Collateral in the possession of any third person, by contacting Account Debtors or the third person possessing such Article 9 Collateral for the purpose of making such a verification. The Administrative Agent, and any counsel which shall be appointed pursuant to Section 9.03 of the Credit Agreement, shall have the right to share any information it gains from such inspection or verification with any Secured Party.

(g) At its option, the Administrative Agent may discharge past due taxes, assessments, charges, fees, Liens, security interests or other encumbrances at any time levied or placed on the Article 9 Collateral and not permitted pursuant to Section 6.02 of the Credit Agreement, and may pay for the maintenance and preservation of the Article 9 Collateral to the extent any Grantor fails to do so as required by the Credit Agreement or this Agreement, and each Grantor jointly and severally agrees to reimburse the Administrative Agent on demand for any payment made or any expense incurred by the Administrative Agent pursuant to the foregoing authorization; provided that nothing in this paragraph shall be interpreted as excusing any Grantor from the performance of, or imposing any obligation on the Administrative Agent or any Secured Party to cure or perform, any covenants or other promises of any Grantor with respect to taxes, assessments, charges, fees, Liens, security interests or other encumbrances and maintenance as set forth herein or in the other Loan Documents.

(h) Each Grantor shall remain liable to observe and perform all the conditions and obligations to be observed and performed by it under each contract, agreement or instrument relating to the Article 9 Collateral, all in accordance with the terms and conditions thereof, and each Grantor jointly and severally agrees to indemnify and hold harmless the Administrative Agent and the Secured Parties from and against any and all liability for such performance.

(i) None of the Grantors shall make or permit to be made an assignment, pledge or hypothecation of the Article 9 Collateral or shall grant any other Lien in respect of the Article 9 Collateral, except as permitted by the Credit Agreement. None of the Grantors shall make or permit to be made any transfer of the Article 9 Collateral and each Grantor shall remain at all times in possession of the Article 9 Collateral owned by it, except in each case as permitted by the Credit Agreement.

(j) None of the Grantors will, without the Administrative Agent’s prior written consent, grant any extension of the time of payment of any Accounts included in the Article 9 Collateral, compromise, compound or settle the same for less than the full amount thereof, release, wholly or partly, any Person liable for the payment thereof or allow any credit or discount whatsoever thereon, other than extensions, compromises, settlements, releases, credits or discounts granted or made in the ordinary course of business.

(k) The Grantors, at their own expense, shall maintain or cause to be maintained insurance covering physical loss or damage to the Inventory and Equipment in accordance with Section 5.07 of the Credit Agreement. All such insurance shall name the Administrative Agent as an additional insured party or loss payee. Each Grantor irrevocably makes, constitutes and appoints the Administrative Agent (and all officers, employees or agents designated by the Administrative Agent) as such Grantor’s true and lawful agent (and attorney-in-fact) for the purpose, during the continuance of an Event of Default, of making, settling and adjusting claims in respect of Article 9 Collateral under policies of insurance, endorsing the name of such Grantor on any check, draft, instrument or other item of payment for the proceeds of such policies of insurance and for making all determinations and decisions with respect thereto. In the event that any Grantor at any time or times shall fail to obtain or maintain any of the policies of insurance required hereby or to pay any premium in whole or part relating thereto, the Administrative Agent may, without waiving or releasing any obligation or liability of the Grantors hereunder or any Event of Default, in its sole discretion, obtain and maintain such policies of insurance and pay such premium and take any other actions with respect thereto as the Administrative Agent deems advisable. All sums disbursed by the Administrative Agent in connection with this paragraph, including reasonable attorneys’ fees, court costs, expenses and other charges relating thereto, shall be payable, upon demand, by the Grantors to the Administrative Agent and shall be additional Obligations secured hereby.

(l) If any Grantor shall obtain an interest in any Commercial Tort Claim as to which it determines that it reasonably expects to recover more than $250,000, such Grantor shall within 30 days of making such determination (or such other period reasonably satisfactory to the Administrative Agent) sign and deliver documentation reasonably acceptable to the Administrative Agent granting a perfected security interest under the terms and provisions of this Agreement in and to such Commercial Tort Claim.

SECTION 4.04 Other Actions. In order to further insure the attachment, perfection and priority of, and the ability of the Administrative Agent to enforce, the Security Interest, each Grantor agrees, in each case at such Grantor’s own expense, to take the following actions with respect to the following Article 9 Collateral:

(a) Instruments. If any Grantor shall at any time hold or acquire any Instruments, such Grantor shall forthwith endorse, assign and deliver the same to the Administrative Agent, accompanied by such instruments of transfer or assignment duly executed in blank as the Administrative Agent may from time to time reasonably request.

(b) Investment Property. Except to the extent otherwise provided in Article III, if any Grantor shall at any time hold or acquire any certificated securities representing Pledged Stock, such Grantor shall forthwith endorse, assign and deliver the same to the Administrative Agent, accompanied by such instruments of transfer or assignment duly executed in blank as the Administrative Agent may from time to time specify. If any securities in a Restricted Subsidiary now or hereafter acquired by any Grantor are uncertificated and are issued to such Grantor or its nominee directly by the issuer thereof, such Grantor shall immediately notify the Administrative Agent thereof and, at the Administrative Agent’s request and option, pursuant to an agreement in form and substance reasonably satisfactory to the Administrative Agent, either (i) cause the issuer to agree to comply with instructions from the Administrative Agent as to such securities, without further consent of any Grantor or such nominee, or (ii) arrange for the Administrative Agent to become the registered owner of the securities. The Administrative Agent agrees with each of the Grantors that the Administrative Agent shall not give any such instructions or directions to any such issuer and shall not withhold its consent to the exercise of any withdrawal or dealing rights by any Grantor, unless an Event of Default has occurred and is continuing, or, after giving effect to any such investment and withdrawal rights would occur.

(c) Letter-of-Credit Rights. If any Grantor is at any time a beneficiary under a letter of credit now or hereafter issued in favor of such Grantor, such Grantor shall promptly notify the Administrative Agent thereof and, upon the occurrence and during the continuation of an Event of Default, at the request and option of the Administrative Agent, such Grantor shall, pursuant to an agreement in form and substance reasonably satisfactory to the Administrative Agent, either (i) arrange for the issuer and any confirmer of such letter of credit to consent to an assignment to the Administrative Agent of the proceeds of any drawing under the letter of credit or (ii) arrange for the Administrative Agent to become the transferee beneficiary of the letter of credit, with the Administrative Agent agreeing, in each case, that the proceeds of any drawing under the letter of credit are to be paid to the applicable Grantor unless an Event of Default has occurred or is continuing.

(d) Deposit Accounts, Securities Accounts and Commodity Accounts. From and after the date required under the Credit Agreement, for each Deposit Account (other than (i) Account No. 3457710 at Canadian Imperial Bank of Commerce and Account No. 737248 at Citizens State Bank of Waverly, so long as no further funds are deposited therein and such accounts are closed promptly after satisfying all undrawn checks, and (ii) any Deposit Account exclusively used for payroll, payroll taxes and other employee wage and benefits programs (such accounts, the “Excluded Accounts”)), Securities Account and Commodity Account that any Grantor currently maintains or that any Grantor at any time opens and maintains, such Grantor shall, cause the depository bank, securities intermediary or commodity intermediary, as the case may be, to agree to comply with instructions originated by the Administrative Agent (a) directing the disposition of funds with respect to such Deposit Account or (b) concerning the Securities Account or Commodity Account, as the case may be, without further consent of such Grantor or any other Person, pursuant to a control agreement reasonably satisfactory to the Administrative Agent. The Administrative Agent agrees with each Grantor that the Administrative Agent shall not give any such instructions or withhold any withdrawal rights from any Grantor unless an Event of Default shall have occurred and be continuing. Each Grantor agrees, at its own expense, to execute, acknowledge, deliver and cause to be duly filed all such further instruments and documents and take all actions as the Administrative Agent may from time-to-time reasonably request to better assure, preserve, protect and perfect the Security Interest and the rights and remedies of the Administrative Agent with respect to such Deposit Account, Securities Account or Commodity Account. Without limiting the foregoing, from and after the date required under the Credit Agreement in order to perfect the security interest in Deposit Accounts and Securities Accounts, before opening, closing or replacing any Deposit Account, Securities Account or Commodity Account, each Grantor shall give 5 Business Days’ prior notice to the Administrative Agent and shall cause each bank or financial institution in which it seeks to open a Deposit Account, Securities Account, or Commodity Account, to enter into a, Deposit Account Control Agreement, Securities Account Control Agreement or Commodity Account Control Agreement, as the case may be, with the Administrative Agent in order to establish control by the Administrative Agent in such Deposit Account, Securities Account or Commodity Account. Each Grantor further covenants that from and after the date required under the Credit Agreement in order to perfect the security interest in Deposit Accounts and Securities Accounts, any and all cash, checks and proceeds of Collateral shall be placed in an account subject to a control agreement (other than with respect to deposits into an Excluded Account).

SECTION 4.05 Covenants Regarding Patent, Trademark and Copyright Collateral.

(a) Each Grantor agrees that it will not do any act or omit do to any act (and will exercise commercially reasonable efforts to prevent its licensees from doing any act as omitting to do any act) whereby any Patent that is material to the conduct of such Grantor’s business may become invalidated or dedicated to the public, and agrees that it shall continue to mark any products covered by a Patent with the relevant patent number as necessary and sufficient to establish and preserve its maximum rights under applicable patent laws.

(b) Each Grantor will (and will exercise commercially reasonable efforts to cause its licensees or its sublicensees to), for each Trademark material to the conduct of such Grantor’s business, (i) maintain such Trademark in full force free from any claim of abandonment or invalidity for non-use, (ii) maintain the quality of products and services offered under such Trademark consistent with past practice, (iii) display such Trademark with notice of Federal or foreign registration to the extent necessary and sufficient to establish and preserve its maximum rights under applicable law and (iv) not knowingly use or knowingly permit the use of such Trademark in violation of any third party rights.

(c) Each Grantor will (and will exercise commercially reasonable efforts to cause its licensees or its sublicensees to), for each work covered by a material Copyright, continue to publish, reproduce, display, adopt and distribute the work with appropriate copyright notice as necessary and sufficient to establish and preserve its maximum rights under applicable copyright laws.

(d) Each Grantor shall notify the Administrative Agent immediately if it knows or has reason to know that any Patent, Trademark or Copyright material to the conduct of its business may become abandoned, lost or dedicated to the public, or of any materially adverse determination or development (including the institution of, or any such determination or development in, any proceeding in the United States Patent and Trademark Office, United States Copyright Office or any court or similar office of any country) regarding such Grantor’s ownership of any Patent, Trademark or Copyright, its right to register the same, or its right to keep and maintain the same.

(e) Each Grantor will take all reasonable and necessary steps that are consistent with the practice in any proceeding before the United States Patent and Trademark Office, United States Copyright Office or any office or agency in any political subdivision of the United States or in any other country or any political subdivision thereof, to maintain and pursue each material application relating to the Patents, Trademarks and/or Copyrights (and to obtain the relevant grant or registration) and to maintain each issued Patent and each registration of the Trademarks and Copyrights that is material to the conduct of any Grantor’s business, including timely filings of applications for renewal, affidavits of use, affidavits of incontestability and payment of maintenance fees, and, if consistent with good business judgment, to initiate opposition, interference and cancellation proceedings against third parties.

(f) In the event that any Grantor has reason to believe that any Article 9 Collateral consisting of a Patent, Trademark or Copyright material to the conduct of any Grantor’s business has been or is about to be materially infringed, misappropriated or diluted by a third party, such Grantor promptly shall notify the Administrative Agent and shall, if consistent with good business judgment, promptly sue for infringement, misappropriation or dilution and to recover any and all damages for such infringement, misappropriation or dilution, and take such other actions as are reasonably appropriate under the circumstances to protect such Article 9 Collateral.

(g) Upon and during the continuance of an Event of Default, each Grantor shall use its best efforts to obtain all requisite consents or approvals by the licensor of each Copyright License, Patent License or Trademark License to effect the assignment of all such Grantor’s right, title and interest thereunder to the Administrative Agent or its designee, in accordance with Section 5.01.

Article V

REMEDIES

SECTION 5.01 Remedies Upon Default. Upon the occurrence and during the continuance of an Event of Default, each Grantor agrees to deliver each item of Collateral to the Administrative Agent on demand, and it is agreed that the Administrative Agent shall have the right to take any of or all the following actions at the same or different times: (a) with respect to any Article 9 Collateral consisting of Intellectual Property, on demand, to cause the Security Interest to become an assignment, transfer and conveyance of any of or all such Article 9 Collateral (other than Trademarks for which such assignment, transfer or conveyance would jeopardize the validity of such Trademark, for which the parties shall cooperate to find an alternative solution) by the applicable Grantors to the Administrative Agent, or to license or sublicense, whether general, special or otherwise, and whether on an exclusive or nonexclusive basis, any such Article 9 Collateral throughout the world on such terms and conditions and in such manner as the Administrative Agent shall determine (other than in violation of any then existing licensing arrangements to the extent that waivers cannot be obtained), and (b) with or without legal process and with or without prior notice or demand for performance, to take possession of the Article 9 Collateral and without liability for trespass to enter any premises where the Article 9 Collateral may be located for the purpose of taking possession of or removing the Article 9 Collateral and, generally, to exercise any and all rights afforded to a secured party under the Uniform Commercial Code or other applicable law. Without limiting the generality of the foregoing, each Grantor agrees that the Administrative Agent shall have the right, subject to the mandatory requirements of applicable law, to sell or otherwise dispose of all or any part of the Collateral at a public or private sale or at any broker’s board or on any securities exchange, for cash, upon credit or for future delivery as the Administrative Agent shall deem appropriate. The Administrative Agent shall be authorized at any such sale of securities (if it deems it advisable to do so) to restrict the prospective bidders or purchasers to Persons who will represent and agree that they are purchasing the Collateral for their own account for investment and not with a view to the distribution or sale thereof, and upon consummation of any such sale the Administrative Agent shall have the right to assign, transfer and deliver to the purchaser or purchasers thereof the Collateral so sold. Each such purchaser at any sale of Collateral shall hold the property sold absolutely, free from any claim or right on the part of any Grantor, and each Grantor hereby waives (to the extent permitted by law) all rights of redemption, stay and appraisal which such Grantor now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted.

The Administrative Agent shall give the applicable Grantors 10 days’ written notice (which each Grantor agrees is reasonable notice within the meaning of Section 9-611 of the New York UCC or its equivalent in other jurisdictions) of the Administrative Agent’s intention to make any sale of Collateral. Such notice, in the case of a public sale, shall state the time and place for such sale and, in the case of a sale at a broker’s board or on a securities exchange, shall state the board or exchange at which such sale is to be made and the day on which the Collateral, or portion thereof, will first be offered for sale at such board or exchange. Any such public sale shall be held at such time or times within ordinary business hours and at such place or places as the Administrative Agent may fix and state in the notice (if any) of such sale. At any such sale, the Collateral, or portion thereof, to be sold may be sold in one lot as an entirety or in separate parcels, as the Administrative Agent may (in its sole and absolute discretion) determine. The Administrative Agent shall not be obligated to make any sale of any Collateral if it shall determine not to do so, regardless of the fact that notice of sale of such Collateral shall have been given. The Administrative Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for sale, and such sale may, without further notice, be made at the time and place to which the same was so adjourned. In case any sale of all or any part of the Collateral is made on credit or for future delivery, the Collateral so sold may be retained by the Administrative Agent until the sale price is paid by the purchaser or purchasers thereof, but the Administrative Agent shall not incur any liability in case any such purchaser or purchasers shall fail to take up and pay for the Collateral so sold and, in case of any such failure, such Collateral may be sold again upon like notice. At any public (or, to the extent permitted by law, private) sale made pursuant to this Agreement, any Secured Party may bid for or purchase, free (to the extent permitted by law) from any right of redemption, stay, valuation or appraisal on the part of any Grantor (all said rights being also hereby waived and released to the extent permitted by law), the Collateral or any part thereof offered for sale and may make payment on account thereof by using any claim then due and payable to such Secured Party from any Grantor as a credit against the purchase price, and such Secured Party may, upon compliance with the terms of sale, hold, retain and dispose of such property without further accountability to any Grantor therefor. For purposes hereof, a written agreement to purchase the Collateral or any portion thereof shall be treated as a sale thereof; the Administrative Agent shall be free to carry out such sale pursuant to such agreement and no Grantor shall be entitled to the return of the Collateral or any portion thereof subject thereto, notwithstanding the fact that after the Administrative Agent shall have entered into such an agreement all Events of Default shall have been remedied and the Obligations paid in full. As an alternative to exercising the power of sale herein conferred upon it, the Administrative Agent may proceed by a suit or suits at law or in equity to foreclose this Agreement and to sell the Collateral or any portion thereof pursuant to a judgment or decree of a court or courts having competent jurisdiction or pursuant to a proceeding by a court-appointed receiver. Any sale pursuant to the provisions of this Section 5.01 shall be deemed to conform to the commercially reasonable standards as provided in Section 9-610(b) of the New York UCC or its equivalent in other jurisdictions.

SECTION 5.02 Application of Proceeds. Upon the occurrence and during the continuation of an Event of Default, subject to the terms of the Intercreditor Agreements, the Administrative Agent shall apply the proceeds of any collection or sale of Collateral, including any Collateral consisting of cash, as follows:

FIRST, to the payment of all costs and expenses incurred by the Administrative Agent in connection with such collection or sale or otherwise in connection with this Agreement, any other Loan Document or any of the Obligations, including all court costs and the fees and expenses of its agents and legal counsel (and any expenses of other counsel permitted by Section 9.03 of the Credit Agreement), the repayment of all advances made by the Administrative Agent hereunder or under any other Loan Document on behalf of any Grantor and any other costs or expenses incurred in connection with the exercise of any right or remedy hereunder or under any other Loan Document;

SECOND, to the payment in full of the Obligations (the amounts so applied to be distributed among the Secured Parties pro rata in accordance with the amounts of the Obligations owed to them on the date of any such distribution); and

THIRD, to the Grantors, their successors or assigns, or as a court of competent jurisdiction may otherwise direct.

The Administrative Agent shall have absolute discretion as to the time of application of any such proceeds, moneys or balances in accordance with this Agreement. Upon any sale of Collateral by the Administrative Agent (including pursuant to a power of sale granted by statute or under a judicial proceeding), the receipt of the Administrative Agent or of the officer making the sale shall be a sufficient discharge to the purchaser or purchasers of the Collateral so sold and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to the Administrative Agent or such officer or be answerable in any way for the misapplication thereof.

SECTION 5.03 Grant of License to Use Intellectual Property. For the purpose of enabling the Administrative Agent to exercise rights and remedies under this Agreement at such time as the Administrative Agent shall be lawfully entitled to exercise such rights and remedies, each Grantor hereby grants to the Administrative Agent an irrevocable, nonexclusive license (exercisable without payment of royalty or other compensation to the Grantors) to use, license or sublicense (subject to the Grantor’s license) any of the Article 9 Collateral consisting of Intellectual Property, wherever the same may be located, and including in such license reasonable access to all media in which any of the licensed items may be recorded or stored and to all computer software and programs used for the compilation or printout thereof. The use of such license by the Administrative Agent may be exercised, at the option of the Administrative Agent, solely upon the occurrence and during the continuation of an Event of Default; provided that any license, sublicense or other transaction entered into by the Administrative Agent in accordance herewith shall be binding upon the Grantors notwithstanding any subsequent cure of an Event of Default.

SECTION 5.04 Securities Act. In view of the position of the Grantors in relation to the Pledged Collateral, or because of other current or future circumstances, a question may arise under the Securities Act of 1933, as now or hereafter in effect, or any similar statute hereafter enacted analogous in purpose or effect (such Act and any such similar statute as from time to time in effect being called the “Federal Securities Laws”) with respect to any disposition of the Pledged Collateral permitted hereunder. Each Grantor understands that compliance with the Federal Securities Laws might very strictly limit the course of conduct of the Administrative Agent if the Administrative Agent were to attempt to dispose of all or any part of the Pledged Collateral, and might also limit the extent to which or the manner in which any subsequent transferee of any Pledged Collateral could dispose of the same. Similarly, there may be other legal restrictions or limitations affecting the Administrative Agent in any attempt to dispose of all or part of the Pledged Collateral under applicable Blue Sky or other state securities laws or similar laws analogous in purpose or effect. Each Grantor recognizes that in light of such restrictions and limitations the Administrative Agent may, with respect to any sale of the Pledged Collateral, limit the purchasers to those who will agree, among other things, to acquire such Pledged Collateral for their own account, for investment, and not with a view to the distribution or resale thereof. Each Grantor acknowledges and agrees that in light of such restrictions and limitations, the Administrative Agent, in its sole and absolute discretion (a) may proceed to make such a sale whether or not a registration statement for the purpose of registering such Pledged Collateral or part thereof shall have been filed under the Federal Securities Laws and (b) may approach and negotiate with a single potential purchaser to effect such sale. Each Grantor acknowledges and agrees that any such sale might result in prices and other terms less favorable to the seller than if such sale were a public sale without such restrictions. In the event of any such sale, the Administrative Agent shall incur no responsibility or liability for selling all or any part of the Pledged Collateral at a price that the Administrative Agent, in its sole and absolute discretion, may in good faith deem reasonable under the circumstances, notwithstanding the possibility that a substantially higher price might have been realized if the sale were deferred until after registration as aforesaid or if more than a single purchaser were approached. The provisions of this Section 5.04 will apply notwithstanding the existence of a public or private market upon which the quotations or sales prices may exceed substantially the price at which the Administrative Agent sells.

SECTION 5.05 Registration. Each Grantor agrees that, upon the occurrence and during the continuance of an Event of Default, if for any reason the Administrative Agent desires to sell any of the Pledged Collateral at a public sale, it will, at any time and from time to time, upon the written request of the Administrative Agent, use its best efforts to take or to cause the issuer of such Pledged Collateral to take such action and prepare, distribute and/or file such documents, as are required or advisable in the reasonable opinion of counsel for the Administrative Agent to permit the public sale of such Pledged Collateral. Each Grantor further agrees to indemnify, defend and hold harmless the Administrative Agent, each other Secured Party, any underwriter and their respective officers, directors, affiliates and controlling persons from and against all loss, liability, expenses, costs of counsel (including, without limitation, reasonable fees and expenses to the Administrative Agent of legal counsel or of any other legal counsel approved pursuant to Section 9.03 of the Credit Agreement), and claims (including the costs of investigation) that they may incur insofar as such loss, liability, expense or claim arises out of or is based upon any alleged untrue statement of a material fact contained in any prospectus (or any amendment or supplement thereto) or in any notification or offering circular, or arises out of or is based upon any alleged omission to state a material fact required to be stated therein or necessary to make the statements in any thereof not misleading, except insofar as the same may have been caused by any untrue statement or omission based upon information furnished in writing to such Grantor or the issuer of such Pledged Collateral by the Administrative Agent or any other Secured Party expressly for use therein. Each Grantor further agrees, upon such written request referred to above, to use its best efforts to qualify, file or register, or cause the issuer of such Pledged Collateral to qualify, file or register, any of the Pledged Collateral under the Blue Sky or other securities laws of such states as may be reasonably requested by the Administrative Agent and keep effective, or cause to be kept effective, all such qualifications, filings or registrations. Each Grantor will bear all costs and expenses of carrying out its obligations under this Section 5.05. Each Grantor acknowledges that there is no adequate remedy at law for failure by it to comply with the provisions of this Section 5.05 and that such failure would not be adequately compensable in damages, and therefore agrees that its agreements contained in this Section 5.05 may be specifically enforced.

SECTION 5.06 Proceeds to be Turned Over to Administrative Agent. If an Event of Default occurs and is continuing and the Borrower’s Obligations under the Credit Agreement have been accelerated as a consequence thereof, then the Administrative Agent may request that all Proceeds received by any Grantor consisting of cash, checks and other near-cash items shall be held by such Grantor in trust for the Administrative Agent and the other Secured Parties, segregated from other funds of such Grantor, and shall, forthwith upon receipt by such Grantor, be turned over to the Administrative Agent in the exact form received by such Grantor (duly indorsed by such Grantor to the Administrative Agent, if required). All proceeds received by the Administrative Agent shall be held in a collateral account maintained under its sole dominion and control. All Proceeds while held by the Administrative Agent hereunder shall be held by the Administrative Agent in such a collateral account (or by such Grantor in trust for the Administrative Agent and the other Secured Parties) shall continue to be held as collateral security for all the Obligations and shall not constitute payment thereof until applied as provided in Section 5.02.

Article VI

INDEMNITY, SUBROGATION AND SUBORDINATION

SECTION 6.01 Indemnity and Subrogation. In addition to all such rights of indemnity and subrogation as the Guarantors may have under applicable law (but subject to Section 6.03), the Borrower agrees that (a) in the event a payment of an obligation shall be made by any Guarantor under this Agreement, the Borrower shall indemnify such Guarantor for the full amount of such payment and such Guarantor shall be subrogated to the rights of the Person to whom such payment shall have been made to the extent of such payment and (b) in the event any assets of any Grantor shall be sold pursuant to this Agreement or any other Loan Document to satisfy in whole or in part an obligation owed to any Secured Party, the Borrower shall indemnify such Grantor in an amount equal to the greater of the book value or the fair market value of the assets so sold.

SECTION 6.02 Contribution and Subrogation. Each Guarantor and Grantor (a “Contributing Party”) agrees (subject to Section 6.03) that, in the event a payment shall be made by any other Guarantor hereunder in respect of any Obligation or assets of any other Grantor shall be sold pursuant to any Loan Document to satisfy any Obligation owed to any Secured Party and such other Guarantor or Grantor (the “Claiming Party”) shall not have been fully indemnified by the Borrower as provided in Section 6.01, the Contributing Party shall indemnify the Claiming Party in an amount equal to the amount of such payment or the greater of the book value or the fair market value of such assets, as the case may be, in each case multiplied by a fraction of which the numerator shall be the net worth of the Contributing Party on the date hereof and the denominator shall be the aggregate net worth of all the Guarantors and Grantors on the date hereof (or, in the case of any Guarantor or Grantor becoming a party hereto pursuant to Section 7.14, the date of the supplement hereto executed and delivered by such Guarantor or Grantor). Any Contributing Party making any payment to a Claiming Party pursuant to this Section 6.02 shall be subrogated to the rights of such Claiming Party under Section 6.01 to the extent of such payment.

SECTION 6.03 Subordination.

(a) Notwithstanding any provision of this Agreement to the contrary, all rights of the Guarantors and Grantors under Sections 6.01 and 6.02 and all other rights of indemnity, contribution or subrogation from any other Loan Party under applicable law or otherwise shall be fully subordinated (including in any insolvency proceeding) to the indefeasible payment in full in cash of the Obligations. No failure on the part of the Borrower or any Guarantor or Grantor to make the payments required by Sections 6.01 and 6.02 (or any other payments required under applicable law or otherwise) shall in any respect limit the obligations and liabilities of any Guarantor or Grantor with respect to its obligations hereunder, and each Guarantor and Grantor shall remain liable for the full amount of the obligations of such Guarantor or Grantor hereunder.

(b) Each Guarantor and Grantor hereby agrees that all Indebtedness and other monetary obligations owed by it to any other Guarantor, Grantor or any other Subsidiary shall be fully subordinated (including in any insolvency proceeding) to the indefeasible payment in full in cash of the Obligations.

Article VII

MISCELLANEOUS

SECTION 7.01 Notices. All communications and notices hereunder shall (except as otherwise expressly permitted herein) be in writing and given as provided in Section 9.01 of the Credit Agreement. All communications and notices hereunder to any Subsidiary Party shall be given to it in care of the Borrower as provided in Section 9.01 of the Credit Agreement.

SECTION 7.02 Waivers; Amendment.

(a) No failure or delay by the Administrative Agent, the Issuing Bank or any Lender in exercising any right or power hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent, the Issuing Bank and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by any Loan Party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section 7.02, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on any Loan Party in any case shall entitle any Loan Party to any other or further notice or demand in similar or other circumstances.

(b) Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Administrative Agent and the Loan Party or Loan Parties with respect to which such waiver, amendment or modification is to apply, subject to any consent required in accordance with Section 9.02 of the Credit Agreement.

SECTION 7.03 Administrative Agent’s Fees and Expenses; Indemnification.

(a) The parties hereto agree that the Administrative Agent shall be entitled to reimbursement of its expenses incurred hereunder as provided in Section 9.03 of the Credit Agreement.

(b) Without limitation of its indemnification obligations under the other Loan Documents, each Grantor and each Guarantor jointly and severally agrees to indemnify the Administrative Agent and the other Indemnitees (as defined in Section 9.03 of the Credit Agreement) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including the fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of, the execution, delivery or performance of this Agreement or any claim, litigation, investigation or proceeding relating to any of the foregoing agreement or instrument contemplated hereby, or to the Collateral, whether or not any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee.

(c) Any such amounts payable as provided hereunder shall be additional Obligations secured hereby and by the other Loan Documents. The provisions of this Section 7.03 shall remain operative and in full force and effect regardless of the termination of this Agreement or any other Loan Document, the consummation of the transactions contemplated hereby, the repayment of any of the Obligations, the invalidity or unenforceability of any term or provision of this Agreement or any other Loan Document, or any investigation made by or on behalf of the Administrative Agent or any other Secured Party. All amounts due under this Section 7.03 shall be payable on written demand therefor.

SECTION 7.04 Successors and Assigns. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the permitted successors and assigns of such party; and all covenants, promises and agreements by or on behalf of any Guarantor, Grantor or the Administrative Agent that are contained in this Agreement shall bind and inure to the benefit of their respective successors and assigns.

SECTION 7.05 Survival of Agreement. All covenants, agreements, representations and warranties made by the Loan Parties in the Loan Documents and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the Lenders and shall survive the execution and delivery of the Loan Documents and the making of any Loans and issuance of any Letters of Credit, regardless of any investigation made by any Lender or on its behalf and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under any Loan Document is outstanding and unpaid or any Letter of Credit is outstanding and so long as the Revolving Commitments have not expired or terminated.

SECTION 7.06 Counterparts; Effectiveness; Several Agreement. This Agreement may be executed in counterparts, each of which shall constitute an original but all of which when taken together shall constitute a single contract. Delivery of an executed signature page to this Agreement by facsimile transmission shall be as effective as delivery of a manually signed counterpart of this Agreement. This Agreement shall become effective as to any Loan Party when a counterpart hereof executed on behalf of such Loan Party shall have been delivered to the Administrative Agent and a counterpart hereof shall have been executed on behalf of the Administrative Agent, and thereafter shall be binding upon such Loan Party and the Administrative Agent and their respective permitted successors and assigns, and shall inure to the benefit of such Loan Party, the Administrative Agent and the other Secured Parties and their respective successors and assigns, except that no Loan Party shall have the right to assign or transfer its rights or obligations hereunder or any interest herein or in the Collateral (and any such assignment or transfer shall be void) except as expressly contemplated by this Agreement or the Credit Agreement. This Agreement shall be construed as a separate agreement with respect to each Loan Party and may be amended, modified, supplemented, waived or released with respect to any Loan Party without the approval of any other Loan Party and without affecting the obligations of any other Loan Party hereunder.

SECTION 7.07 Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction. The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 7.08 Right of Set-Off. If an Event of Default shall have occurred and be continuing, each Lender and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, but excluding deposits held in Excluded Accounts) at any time held and other obligations at any time owing by such Lender or Affiliate to or for the credit or the account of any Subsidiary Party against any of and all the obligations of such Subsidiary Party now or hereafter existing under this Agreement owed to such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement and although such obligations may be unmatured. The rights of each Lender under this Section 7.08 are in addition to other rights and remedies (including other rights of set-off) which such Lender may have.

SECTION 7.09 Governing Law; Jurisdiction; Consent to Service of Process.

(a) This Agreement shall be construed in accordance with and governed by the law of the State of New York.

(b) Each of the Loan Parties hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or any other Loan Document, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement or any other Loan Document shall affect any right that the Administrative Agent, the Issuing Bank or any Lender may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against any Grantor or Guarantor, or its properties in the courts of any jurisdiction.

(c) Each of the Loan Parties hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in paragraph (b) of this Section 7.09. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 7.01. Nothing in this Agreement or any other Loan Document will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

SECTION 7.10 WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 7.10.

SECTION 7.11 Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

SECTION 7.12 Security Interest Absolute. All rights of the Administrative Agent hereunder, the Security Interest, the grant of a security interest in the Pledged Collateral and all obligations of each Grantor and Guarantor hereunder shall be absolute and unconditional irrespective of (a) any lack of validity or enforceability of the Credit Agreement, any other Loan Document, any agreement with respect to any of the Obligations or any other agreement or instrument relating to any of the foregoing, (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations, or any other amendment or waiver of or any consent to any departure from the Credit Agreement, any other Loan Document or any other agreement or instrument, (c) any exchange, release or non-perfection of any Lien on other collateral, or any release or amendment or waiver of or consent under or departure from any guarantee, securing or guaranteeing all or any of the Obligations, or (d) any other circumstance that might otherwise constitute a defense available to, or a discharge of, any Grantor or Guarantor in respect of the Obligations or this Agreement.

SECTION 7.13 Termination or Release.

(a) This Agreement, the Guarantees made herein, the Security Interest and all other security interests granted hereby shall terminate when all the Obligations (other than contingent or unliquidated obligations or liabilities not then due) have been indefeasibly paid in full and the Lenders have no further commitment to lend under the Credit Agreement, the LC Exposure has been reduced to zero and the Issuing Bank has no further obligations to issue Letters of Credit under the Credit Agreement.

(b) A Subsidiary Party shall automatically be released from its obligations hereunder and the Security Interest in the Collateral of such Subsidiary Party shall be automatically released (i) in the event that such Subsidiary Party is designated as an Unrestricted Subsidiary in accordance with the terms of the Credit Agreement or (ii) upon the consummation of any transaction permitted by the Credit Agreement as a result of which such Subsidiary Party ceases to be a Subsidiary of the Borrower; provided that the Required Lenders shall have consented to such transaction (to the extent required by the Credit Agreement) and the terms of such consent did not provide otherwise.

(c) Upon any sale or other transfer by any Grantor of any Collateral (other than any such sale to another Grantor) that is permitted under the Credit Agreement, or upon the effectiveness of any written consent to the release of the security interest granted hereby in any Collateral pursuant to Section 9.02 of the Credit Agreement, the security interest in such Collateral shall be automatically released.

(d) In connection with any termination or release pursuant to paragraph (a), (b) or (c), the Administrative Agent shall execute and deliver to any Grantor, at such Grantor’s expense, all documents that such Grantor shall reasonably request to evidence such termination or release. Any execution and delivery of documents pursuant to this Section 7.13 shall be without recourse to or warranty by the Administrative Agent.

SECTION 7.14 Additional Subsidiaries . Pursuant to Section 5.12 of the Credit Agreement, each Subsidiary Loan Party that was not in existence or not a Subsidiary Loan Party on the date of the Credit Agreement and each Unrestricted Subsidiary that is designated as a Restricted Subsidiary (and is also a Subsidiary Loan Party) is required to enter in this Agreement as a Subsidiary Party upon becoming such a Subsidiary Loan Party. Upon execution and delivery by the Administrative Agent and a Subsidiary of an instrument in the form of Exhibit I hereto, such Subsidiary shall become a Subsidiary Party hereunder with the same force and effect as if originally named as a Subsidiary Party herein. The execution and delivery of any such instrument shall not require the consent of any other Guarantor hereunder. The rights and obligations of each Guarantor hereunder shall remain in full force and effect notwithstanding the addition of any new Guarantor as a party to this Agreement.

SECTION 7.15 Administrative Agent Appointed Attorney-in-Fact.

(a) Upon the occurrence and during the continuation of an Event of Default, each Grantor hereby appoints the Administrative Agent the attorney-in-fact of such Grantor for the purpose of carrying out the provisions of this Agreement and taking any action and executing any instrument that the Administrative Agent may deem necessary or advisable to accomplish the purposes hereof, which appointment is irrevocable and coupled with an interest. Without limiting the generality of the foregoing, the Administrative Agent shall have the right, upon the occurrence and during the continuance of an Event of Default, with full power of substitution either in the Administrative Agent’s name or in the name of such Grantor (i) to receive, endorse, assign and/or deliver any and all notes, acceptances, checks, drafts, money orders or other evidences of payment relating to the Collateral or any part thereof; (ii) to demand, collect, receive payment of, give receipt for and give discharges and releases of all or any of the Collateral; (iii) to sign the name of any Grantor on any invoice or bill of lading relating to any of the Collateral; (iv) to send verifications of Accounts Receivable to any Account Debtor; (v) to commence and prosecute any and all suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect or otherwise realize on all or any of the Collateral or to enforce any rights in respect of any Collateral; (vi) to settle, compromise, compound, adjust or defend any actions, suits or proceedings relating to all or any of the Collateral; (vii) to notify, or to require any Grantor to notify, Account Debtors to make payment directly to the Administrative Agent; and (viii) to use, sell, assign, transfer, pledge, make any agreement with respect to or otherwise deal with all or any of the Collateral, and to do all other acts and things necessary to carry out the purposes of this Agreement, as fully and completely as though the Administrative Agent were the absolute owner of the Collateral for all purposes; provided that nothing herein contained shall be construed as requiring or obligating the Administrative Agent to make any commitment or to make any inquiry as to the nature or sufficiency of any payment received by the Administrative Agent, or to present or file any claim or notice, or to take any action with respect to the Collateral or any part thereof or the moneys due or to become due in respect thereof or any property covered thereby. The Administrative Agent and the other Secured Parties shall be accountable only for amounts actually received as a result of the exercise of the powers granted to them herein, and neither they nor their officers, directors, employees or agents shall be responsible to any Grantor for any act or failure to act hereunder, except for their own gross negligence or wilful misconduct.

(b) If any Grantor fails to perform or comply with any of its agreements contained herein, the Administrative Agent, at its option, but without any obligation so to do, may perform or comply, or otherwise cause performance or compliance, with such agreement.

SECTION 7.16 Intercreditor Agreements. Notwithstanding anything herein to the contrary, the Liens and security interests granted to the Administrative Agent pursuant to this Agreement and the exercise of any right or remedy by the Administrative Agent hereunder are subject to the terms of the Intercreditor Agreements. In the event of any conflict between the terms of the Intercreditor Agreements and the terms of this Agreement, the terms of the Intercreditor Agreements shall govern and control.

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

AMERICAN MEDIA, INC.

By:	/s/
Name:
Title:

[GRANTORS]

By:	/s/
Name:
Title:

JPMORGAN CHASE BANK, N.A., AS ADMINISTRATIVE AGENT,

By:	/s/
Name:
Title:

Exhibit I to the

Guarantee and

Collateral Agreement

SUPPLEMENT NO.     dated as of [            ], to the Guarantee and Collateral Agreement (as amended, modified or supplemented from time to time, the “Collateral Agreement”) dated as of December 22, 2010, among American Media, Inc., a Delaware corporation (the “Borrower”), each subsidiary of the Borrower listed on Schedule I thereto (each such subsidiary individually a “Subsidiary Guarantor” and collectively, the “Subsidiary Guarantors”; the Subsidiary Guarantors and the Borrower are referred to collectively herein as the “Grantors”) and JPMorgan Chase Bank, N.A., a New York banking corporation (“JPMCB”), as Administrative Agent (in such capacity, the “Administrative Agent”).

A. Reference is made to the Credit Agreement dated as of December 22, 2010 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Borrower, the lenders from time to time party thereto and JPMCB, as Administrative Agent.

B. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement and the Collateral Agreement referred to therein.

C. The Grantors have entered into the Collateral Agreement in order to induce the Lenders to make Loans and the Issuing Bank to issue Letters of Credit. Section 7.14 of Collateral Agreement provides that additional Subsidiaries of the Borrower may become Subsidiary Parties under the Collateral Agreement by execution and delivery of an instrument in the form of this Supplement. The undersigned Subsidiary (the “New Subsidiary”) is executing this Supplement in accordance with the requirements of the Credit Agreement to become a Subsidiary Party under the Collateral Agreement in order to induce the Lenders to make additional Loans and the Issuing Bank to issue additional Letters of Credit and as consideration for Loans previously made and Letters of Credit previously issued.

Accordingly, the Administrative Agent and the New Subsidiary agree as follows:

SECTION 1. In accordance with Section 7.14 of the Collateral Agreement, the New Subsidiary by its signature below becomes a Subsidiary Party (and accordingly, becomes a Guarantor and a Grantor), Grantor and Guarantor under the Collateral Agreement with the same force and effect as if originally named therein as a Subsidiary Party and the New Subsidiary hereby (a) agrees to all the terms and provisions of the Collateral Agreement applicable to it as a Subsidiary Party, Grantor and Guarantor thereunder and (b) represents and warrants that the representations and warranties made by it as a Grantor and Guarantor thereunder are true and correct on and as of the date hereof. In furtherance of the foregoing, the New Subsidiary, as security for the payment and performance in full of the Obligations (as defined in the Collateral Agreement), does hereby create and grant to the Administrative Agent, its successors and assigns, for the benefit of the Secured Parties, their successors and assigns, a security interest in and lien on all of the New Subsidiary’s right, title and interest in and to the Collateral (as defined in the Collateral Agreement) of the New Subsidiary. Each reference to a “Guarantor” or “Grantor” in the Collateral Agreement shall be deemed to include the New Subsidiary. The Collateral Agreement is hereby incorporated herein by reference.

SECTION 2. The New Subsidiary represents and warrants to the Administrative Agent and the other Secured Parties that this Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms.

SECTION 3. This Supplement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Supplement shall become effective when the Administrative Agent shall have received a counterpart of this Supplement that bears the signature of the New Subsidiary and the Administrative Agent has executed a counterpart hereof. Delivery of an executed signature page to this Supplement by facsimile transmission shall be as effective as delivery of a manually signed counterpart of this Supplement.

SECTION 4. The New Subsidiary hereby represents and warrants that (a) set forth on Schedule I attached hereto is a true and correct schedule of all Deposit Accounts and Securities Accounts of the New Subsidiary, (b) set forth on Schedule II attached hereto is a true and correct schedule of all the Pledged Securities of the New Subsidiary, (c) set forth on Schedule III attached hereto is a true and correct schedule of all Intellectual Property of the New Subsidiary and (d) set forth under its signature hereto is the true and correct legal name of the New Subsidiary, its jurisdiction of formation and the location of its chief executive office.

SECTION 5. Except as expressly supplemented hereby, the Collateral Agreement shall remain in full force and effect.

SECTION 6. THIS SUPPLEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

SECTION 7. In case any one or more of the provisions contained in this Supplement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and in the Collateral Agreement shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 8. All communications and notices hereunder shall be in writing and given as provided in Section 7.01 of the Collateral Agreement.

SECTION 9. The New Subsidiary agrees to reimburse the Administrative Agent for its reasonable out-of-pocket expenses in connection with this Supplement, including the reasonable fees, other charges and disbursements of counsel for the Administrative Agent.

IN WITNESS WHEREOF, the New Subsidiary and the Administrative Agent have duly executed this Supplement to the Collateral Agreement as of the day and year first above written.

[NAME OF NEW SUBSIDIARY],

By:	/s/
Name:
Title:

Legal Name:
Jurisdiction of Formation:
Location of Chief Executive Officer:

JPMORGAN CHASE BANK, N.A., AS ADMINISTRATIVE AGENT

By:	/s/
Name:
Title:

Schedule I

to the Supplement No             to the

Guarantee and

Collateral Agreement

LOCATION OF COLLATERAL

Description	Location

Schedule II

to the Supplement No             to the

Guarantee and

Collateral Agreement

PLEDGED SECURITIES

Equity Interests

Issuer	Number of Certificate	Registered Owner	Number and Class of Equity Interests	Percentage of Equity Interests

Debt Securities

Issuer	Principal Amount	Date of Note	Maturity Date

Schedule III

to the Supplement No             to the

Guarantee and

Collateral Agreement

INTELLECTUAL PROPERTY

Exhibit II to the

Guarantee and

Collateral Agreement

FORM OF PERFECTION CERTIFICATE

PERFECTION CERTIFICATE

December 22, 2010

Reference is made to (i) the Credit Agreement dated as of December 22, 2010 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among American Media, Inc. (the “Borrower”), the lenders from time to time party thereto (the “Lenders”), and JPMorgan Chase Bank, N.A., as Administrative Agent for the Lenders (in such capacity, the “Administrative Agent”), (ii) the Indenture, dated as of December 1, 2010 (as amended, supplemented or otherwise modified from time to time, the “Senior Secured Notes Indenture”), among AMO Escrow Corporation and Wilmington Trust FSB, as trustee (in such capacity, the “Senior Secured Notes Trustee”) and (iii) the Indenture, dated as of December 22, 2010 (as amended, supplemented or otherwise modified from time to time, the “Second Lien Indenture”), among the Borrower and Wilmington Trust FSB, as trustee (in such capacity, the “Second Lien Trustee”). Capitalized terms used but not defined herein have the meanings assigned in the Credit Agreement or the Guarantee and Collateral Agreement and the Security Documents referred to therein, the Senior Secured Notes Indenture or the Security Documents referred to therein or the Second Lien Indenture or the Security Documents referred to therein, as applicable.

The undersigned, an executive officer or Financial Officer of the Borrower, hereby certifies to the Administrative Agent and each other Secured Party, the Senior Secured Notes Trustee and each other Secured Party (as defined in the Senior Secured Notes Indenture), and the Second Lien Trusete and each other Secured Party (as defined in the Second Lien Indenture), as follows:

1. Names. (a) The exact legal name of each Grantor, as such name appears in its respective certificate of incorporation or equivalent organizational document, is as follows:

Exact Legal Name of Each Grantor

American Media, Inc.

American Media Consumer Entertainment, Inc.

American Media Consumer Magazine Group, Inc.

American Media Distribution & Marketing Group, Inc.

American Media Mini Mags, Inc.

American Media Newspaper Group, Inc.

American Media Property Group, Inc.

AMI Digital Commerce, Inc.

Country Music Media Group, Inc.

Distribution Services, Inc.

Globe Communications Corp.

Globe Editorial, Inc.

Mira! Editorial, Inc.

National Enquirer, Inc.

National Examiner, Inc.

Star Editorial, Inc.

Weider Publications, LLC

(b) Set forth below is each other legal name each Grantor has had in the past five years, together with the date of the relevant change:

None

(c) Except as set forth in Schedule 1 hereto, no Grantor has changed its identity or corporate structure in any way within the past five years. Changes in identity or corporate structure would include mergers, consolidations and acquisitions, as well as any change in the form, nature or jurisdiction of organization.

(d) The following is a list of all other names (including trade names or similar appellations) used by each Grantor or any of its divisions or other business units in connection with the conduct of its business or the ownership of its properties to which each Grantor became the successor by merger, consolidation, acquisition, change in form, nature or jurisdiction of organization or otherwise, on any filings with the Internal Revenue Service at any time in the last five years:

Distribution Services Inc. is qualified to do business in Florida and Illinois as “Distribution Services, Inc. of Delaware”

Distribution Services Inc. is qualified to do business in North Carolina as “Distribution Services, Inc. of Dover”

(e) Set forth below is the Organizational Identification Number, if any, issued by the jurisdiction of formation of each Grantor that is a registered organization:

Grantor	Organizational ID Number
American Media, Inc.	2233683
American Media Consumer Entertainment, Inc.	3122310
American Media Consumer Magazine Group, Inc.	3122299
American Media Distribution & Marketing Group, Inc.	3122297
American Media Mini Mags, Inc.	3122307
American Media Newspaper Group, Inc.	3122292
American Media Property Group, Inc.	3188217

Grantor	Organizational ID Number
AMI Digital Commerce, Inc.	4910731
Country Music Media Group, Inc.	2367853
Distribution Services, Inc.	0819752
Globe Communications Corp.	0743027
Globe Editorial, Inc.	3120824
Mira! Editorial, Inc.	3122312
National Enquirer, Inc.	398726
National Examiner, Inc.	3120822
Star Editorial, Inc.	2098825
Weider Publications, LLC	3595495

2. Current Locations. (a) The chief executive office of each Grantor is located at the address set forth opposite its name below:

Grantor	Mailing Address	County	State
American Media, Inc.	1000 American Media Way Boca Raton, FL 33464	Palm Beach	Florida

American Media Consumer Entertainment, Inc.	1000 American Media Way Boca Raton, FL 33464	Palm Beach	Florida

American Media Consumer Magazine Group, Inc.	1000 American Media Way Boca Raton, FL 33464	Palm Beach	Florida

American Media Distribution & Marketing Group, Inc.	1000 American Media Way Boca Raton, FL 33464	Palm Beach	Florida

American Media Mini Mags, Inc.	1000 American Media Way Boca Raton, FL 33464	Palm Beach	Florida

American Media Newspaper Group, Inc.	1000 American Media Way Boca Raton, FL 33464	Palm Beach	Florida

American Media Property Group, Inc.	1000 American Media Way Boca Raton, FL 33464	Palm Beach	Florida

AMI Digital Commerce, Inc.	1000 American Media Way Boca Raton, FL 33464	Palm Beach	Florida

Country Music Media Group, Inc.	1000 American Media Way Boca Raton, FL 33464	Palm Beach	Florida

Distribution Services, Inc.	1000 American Media Way Boca Raton, FL 33464	Palm Beach	Florida

Globe Communications Corp.	1000 American Media Way Boca Raton, FL 33464	Palm Beach	Florida

Globe Editorial, Inc.	1000 American Media Way Boca Raton, FL 33464	Palm Beach	Florida

Grantor	Mailing Address	County	State
Mira! Editorial, Inc.	1000 American Media Way Boca Raton, FL 33464	Palm Beach	Florida

National Enquirer, Inc.	1000 American Media Way Boca Raton, FL 33464	Palm Beach	Florida

National Examiner, Inc.	1000 American Media Way Boca Raton, FL 33464	Palm Beach	Florida

Star Editorial, Inc.	1000 American Media Way Boca Raton, FL 33464	Palm Beach	Florida

Weider Publications, LLC	1000 American Media Way Boca Raton, FL 33464	Palm Beach	Florida

(b) [Intentionally omitted]

(c) The jurisdiction of incorporation or organization of each Grantor that is a registered organization is set forth opposite its name below:

Grantor	Jurisdiction
American Media, Inc.	Delaware
American Media Consumer Entertainment, Inc.	Delaware
American Media Consumer Magazine Group, Inc.	Delaware
American Media Distribution & Marketing Group, Inc.	Delaware
American Media Mini Mags, Inc.	Delaware
American Media Newspaper Group, Inc.	Delaware
American Media Property Group, Inc.	Delaware
AMI Digital Commerce, Inc.	Delaware
Country Music Media Group, Inc.	Delaware
Distribution Services, Inc.	Delaware
Globe Communications Corp.	Delaware
Globe Editorial, Inc.	Delaware
Mira! Editorial, Inc.	Delaware
National Enquirer, Inc.	Florida
National Examiner, Inc.	Delaware
Star Editorial, Inc.	Delaware
Weider Publications, LLC	Delaware

(d) [Intentionally omitted]

(e) [Intentionally omitted]

(f) Set forth below is a list of all real property held by each Grantor, whether owned or leased, the name of the Grantor that owns or leases said property, the street address for each property and the agreed market value apportioned to each site:

Address	Sq. Feet	Owned or Leased	Agreed Value
21122 Erwin Street (EAST) Woodland Hills, CA 91367	28,893	leased	n/a
6420 Wilshire Boulevard, 15th Floor Los Angeles, CA 90025	10,509	leased	n/a
4950 Communication Drive Boca Raton, FL 33431	56,660	leased	n/a
1020 Holland Drive, Bay 121 Boca Raton, FL 33487	1,108	leased	n/a
1665 Palm Beach Lakes Boulevard, Suites 401 & 409 West Palm Beach, FL 33401	7,763	leased	n/a
Space 305 (Warehouse) 1801 Hypoluxo Road Lantana, FL 33462	n/a	leased	n/a
1932 & 1934 7th Court North Lake Worth, FL 33461	7,250	leased	n/a
444 North Michigan Avenue, Suite 400 Chicago, IL 60611	6,366	leased	n/a
296 Town Center Drive Troy, MI 48084	1,006	leased	n/a
One Park Avenue, 10th Floor New York, NY 10016	24,739	leased	n/a
One Park Avenue, 3rd Floor New York, NY 10016	18,686	leased	n/a
One Park Ave, 3rd Floor New York, NY 10016	33,118	leased	n/a
118 16th Avenue South, Suites 230, 240D, 240E, 250E, 250C & 250D Nashville, TN 37203	4,500	leased	n/a
1955 Lake Park Drive, Suite 400 Smyrna, GA 30080	300	leased	n/a
901 Avenue S Grand Prairie, TX 75050	300	leased	n/a
27500 Riverview Center Boulevard, Suite 113 Bonita Springs, FL 34134	800	leased	n/a

(g) Set forth below opposite the name of each Grantor are the names and addresses of all Persons other than such Grantor that have possession of any of the Collateral of such Grantor:

Grantor	Mailing Address	County	State
American Media, Inc.	Trend Offset Printing 3791 Catalina Street Los Alamitos, CA 90720	Orange	California

American Media, Inc.	Trend Offset Printing 2323 McDaniel Drive Carrollton, TX 75006	Dallas and Denton	Texas

American Media, Inc.	Trend Offset Printing 10301 Busch Drive North Jacksonville, FL 32218	Duval	Florida

American Media, Inc.	Quad/Graphics Inc. N63 W23075 Main Street Sussex, WI 53089	Waukesha	Wisconsin

American Media, Inc.	Quad/Graphics Inc. W22N3322 Duplainville Road Pewaukee, WI 53072	Waukesha	Wisconsin

American Media, Inc.	Quad/Graphics Inc. 6801 S. Sunnylane Road Oklahoma City, OK 73135	Oklahoma	Oklahoma

American Media, Inc.	Quad/Graphics Inc. 56 Duplainville Road Saratoga Springs, NY 12866	Saratoga	New York

American Media, Inc.	Quad/Graphics Inc. 100 Duplainville Road P.O. Box 174 The Rock, GA 30285	Upson	Georgia

American Media, Inc.	R. R. Donnelley & Sons Company 300 Jones Road Spartanburg, SC 29307	Spartanburg	South Carolina

American Media, Inc.	R. R. Donnelley & Sons Company 3201 Lebanon Road Danville, KY 40422	Boyle	Kentucky

American Media, Inc.	R. R. Donnelley & Sons Company 1375 Harrisburg Pike Lancaster, PA 17601	Lancaster	Pennsylvania

American Media, Inc.	R. R. Donnelley & Sons Company 120 Donnelley Drive Glasgow, KY 42141	Barren	Kentucky

Grantor	Mailing Address	County	State
American Media, Inc.	R. R. Donnelley & Sons Company 801 Steam Plant Road Gallatin, TN 37066	Sumner	Tennessee

American Media, Inc.	R. R. Donnelley & Sons Company 2801 West Old Route 30 Warsaw, IN 46581	Kosciusko	Indiana

American Media, Inc.	R. R. Donnelley & Sons Company 216 Greenfield Road Lancaster, PA 17601	Lancaster	Pennsylvania

American Media, Inc.	R. R. Donnelley & Sons Company 5800 Peachtree Road Chamblee, GA 30341	DeKalb	Georgia

American Media, Inc.	R. R. Donnelley & Sons Company 1600 N. Main Street Pontiac, IL 61764	Livingston	Illinois

American Media, Inc.	WSI Warehouse Specialists 7144 Daniels Drive Allentown, PA 18106	Lehigh	Pennsylvania

American Media, Inc.	WSI Warehouse Specialists 356 Dixie Street Fond Du Lac, WI 54935	Fond Du Lac	Wisconsin

American Media, Inc.	WSI Warehouse Specialists 1771 Morris Street Fond Du Lac, WI 54935	Fond Du Lac	Wisconsin

American Media, Inc.	BNSF Warehouse 3420 1/2 Garfield Avenue Track #6 Commerce, CA 90040	Los Angeles	California

American Media, Inc.	BNSF Warehouse 1141 East Glendale Ave Sparks, NV 89431	Washoe	Nevada

American Media, Inc.	Communications Data Services, Inc. 1901 Bell Avenue Des Moines, IA 50315	Des Moines	Iowa

American Media, Inc.	Communications Data Services, Inc. 411 E. South Street Tipton, IA 52772	Cedar	Iowa

American Media, Inc.	Communications Data Services, Inc. 1419 W. 5th Street Wilton, IA 52778	Muscatine	Iowa

Grantor	Mailing Address	County	State
Weider Publications, LLC	Communications Data Services, Inc. 1901 Bell Avenue Des Moines, IA 50315	Des Moines	Iowa

Weider Publications, LLC	Communications Data Services, Inc. 411 E. South Street Tipton, IA 52772	Cedar	Iowa

Weider Publications, LLC	Communications Data Services, Inc. 1419 W. 5th Street Wilton, IA 52778	Muscatine	Iowa

Weider Publications, LLC	28355 Witherspoon Pkway Valencia, CA 91355	Los Angeles	California

American Media, Inc.	R.R. Donnelley Logistics, Inc. 8200 East Slauson Pico Rivera, CA 90660	Los Angeles	California

American Media, Inc.	Nationwide Mag & Book 3680 East 52nd Avenue Denver, CO 80216	Denver	Colorado

American Media, Inc.	Skips Cargo, INC. 1585 Cliveden Avenue, Unit 12 Annacis Island, Delta, BC		British Columbia

American Media, Inc.	The News Group 2571 Saradan Drive Jackson, MI 49202	Jackson	Michigan

American Media, Inc.	Nationwide Mag&Book 4350 West 2100 Street, Suite B Salt Lake City, UT 84120	Salt Lake	Utah

American Media, Inc.	FSI/RRD Logistics 1565 North MacArthur Drive Tracy, CA 95376	San Joaquin	California

American Media, Inc.	Seewhy Transportation 1511 Pearl Street Waukesha, WI 53186	Waukesha	Wisconson

American Media, Inc.	Nationwide Magazines Northwest 4429 95th Street SW, Suite D Lakewood, WA 98499	Pierce	Washington

American Media, Inc.	Clark Distribution Systems 2400 International Parkway Woodridge, IL 60517	DuPage, Will and Cook	Illinois

American Media, Inc.	Clark Distribution 1401 Gould Boulevard La Vergne, TN 37086	Rutherford	Tennessee

Grantor	Mailing Address	County	State
American Media, Inc.	Clark Distribution 1 Passan Drive Bldg #4 Laflin, PA 18702	Luzerne	Pennsylvania

American Media, Inc.	Highway Distribution Systems, Inc. 1601 Kelly Boulevard Carrollton, TX 75006	Dallas	Texas

American Media, Inc.	Highway Distribution Systems, Inc. 8250 NE Underground Dr, Pillar 158 Kansas City, MO 64161	Jackson, Clay, Cass, and Platte	Missouri

American Media, Inc.	Highway Distribution Systems, Inc. Unit D, 601 Memory Lane York, PA 17402-2235	York	Pennsylvania

American Media, Inc.	Nationwide Magazine and Books Dist. Inc. 3000 E Grauwyler Irving, TX 75061	Dallas	Texas

American Media, Inc.	Nationwide Magazines 121 NE Middlefield Road Portland, OR 97211	Multnomah	Oregon

American Media, Inc.	Nationwide Magazines Midwest 4921 So. Ohio Street, Unit A Michigan City, IN 46330	LaPorte	Indiana

American Media, Inc.	Nationwide Magazines Southeast 1000 South River Industrial Blvd. Atlanta, GA 30315	Fulton	Georgia

American Media, Inc.	Nationwide Magazines N.E. 401 Moulstown Road, #H Hanover, PA 17331	York	Pennsylvania

American Media, Inc.	Nationwide Magazines N.E. 6 Old Amity Road Bethany, CT 06525	New Haven	Connecticut

American Media, Inc.	FSI/RRD Logistics DC Portland 972RR 14950 NE Mason St Portland, OR 97230	Multnomah	Oregon

American Media, Inc.	FSI/RRD Logistics DC Stockton 3837 Producers Drive, Suite 500 Stockton, CA 95296	San Joaquin	California

3. Unusual Transactions. Except as disclosed in Schedule 3 attached hereto, all of the Collateral has been originated by each Grantor in the ordinary course of business or consists of goods which have been acquired by such Grantor in the ordinary course of business from a person in the business of selling goods of that kind.

4. File Search Reports. File search reports have been obtained from each Uniform Commercial Code filing office identified with respect to such Grantor in Section 2 hereof, and such search reports reflect no liens against any of the Collateral other than those permitted under the Credit Agreement.

5. UCC Filings. Financing statements in substantially the form of Schedule 5 hereto have been prepared for filing in the proper Uniform Commercial Code filing office in the jurisdiction in which each Grantor is located and, to the extent any of the collateral is comprised of fixtures, in the proper local jurisdiction, in each case as set forth with respect to such Grantor in Section 2 hereof.

6. Schedule of Filings. Attached hereto as Schedule 6 is a schedule setting forth, with respect to the filings described in Section 5 above, each filing and the filing office in which such filing is to be made.

7. Stock Ownership and other Equity Interests. Attached hereto as Schedule 7 is a true and correct list of all the issued and outstanding Equity Interests owned by each Grantor and the record and beneficial owners of such stock, partnership interests, membership interests or other equity interests. Also set forth on Schedule 7 is each equity investment of each Grantor that represents 50% or less of the equity of the entity in which such investment was made.

8. Debt Instruments. Attached hereto as Schedule 8 is a true and correct list of all instruments, including promissory notes and other evidence of indebtedness held by each Grantor that are required to be pledged to satisfy the Security Documents, including all intercompany notes between the Borrower or any Subsidiary and the Borrower or any other Subsidiary.

9. Advances. Attached hereto as Schedule 9 is (a) a true and correct list of all advances made by the Borrower or any Subsidiary to the Borrower or any Subsidiary (other than those identified on Schedule 8), which advances will be on and after the date hereof evidenced by one or more intercompany notes pledged pursuant to the Security Documents and (b) a true and correct list of all unpaid intercompany transfers of goods sold and delivered by or to the Borrower or any Subsidiary.

10. Mortgage Filings. Attached hereto as Schedule 10(a) is a schedule setting forth (a) all real property owned, leased or otherwise held by each Grantor located in the United States as of the Closing Date and (b) with respect to each Mortgaged Property (i) common names, addresses and uses of each Mortgaged Property (stating improvements located thereon), (ii) the exact name of the Person that owns such property as such name appears in its certificate of incorporation or other organizational document, (iii) if different from the name identified pursuant to clause (i) the exact name of the current record owner of such property reflected in the records of the filing office for such property identified pursuant to the following clause and (iii) the filing office in which a Mortgage with respect to such property must be filed or recorded in order for the Administrative Agent to obtain a perfected security interest therein. Except as described on Schedule 10(b) attached hereto: (a) no Grantor has entered into any leases, subleases, tenancies, franchise agreements, liceneses or other occupancy arrangements as owner, lessor, sublessor, licensor, franchisor or grantor with respect to any of the real property described in Schedule 10(a) and (b) no Grantor has any leases which require the consent of the landlord, tenant or other party thereto to the Transactions. The Mortgages delivered as of the date hereof are in the appropriate form for filing in the filing offices in the jurisdictions identified in Schedule 10(a).

11. Intellectual Property. Attached hereto as Schedule 11(A) in proper form for filing with the United States Patent and Trademark Office is a schedule setting forth, to the best of each Grantor’s knowledge, all of each Grantor’s Patents, Patent Licenses, Trademarks and Trademark Licenses registered or applied for with the United States Patent and Trademark Office and all other Patents and Trademarks, including the name of the registered owner or applicant and the registration, application or publication number, as applicable, of each Patent, Patent License, Trademark and Trademark License owned by any Grantor. Attached hereto as Schedule 11(B) in proper form for filing with the United States Copyright Office is a schedule setting forth, to the best of each Grantor’s knowledge, all of each Grantor’s Copyrights and Copyright Applications, including the name of the registered owner and the registration number of each Copyright or Copyright Application owned by any Grantor.

12. Commercial Tort Claims. Attached hereto as Schedule 12 is a true and correct list of commercial tort claims held by any Grantor, including a brief description thereof.

13. Deposit Accounts, Securities Accounts and Commodity Accounts. Attached hereto as Schedule 13 is a true and correct list of deposit accounts, securities accounts and commodity accounts maintained by each Grantor, including the name and address of each institution where each such account is held, the name of each such account, the name of each entity that holds each account and stating if such account is required to be subject to a control agreement requirement.

14. Insurance. Attached hereto as Schedule 14 is a true and correct list of all insurance policies of the Grantors.

15. Other Collateral. Attached hereto as Schedule 15 is a true and correct list of all of the following types of collateral, if any, owned or held by each Grantor: (a) all agreements and contracts with any Governmental Authority, (b) all FCC licenses, (c) all aircraft and airplanes, (d) all ships and boat vessels, (e) all rolling stock and trains, (f) all oil, gas, minerals and as extracted collateral, stating in each case, if such types of collateral are required to be pledged pursuant to the Security Documents.

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EXHIBIT C

Form of Solvency Certificate

I, the undersigned, chief financial officer of AMERICAN MEDIA, INC., a Delaware corporation (“Borrower”), DO HEREBY CERTIFY on behalf of Borrower that:

1. This Certificate is furnished pursuant to Section 4.01(d)(ii) of the Credit Agreement (the capitalized terms defined therein being used herein as therein defined), dated as of December [ ], 2010 (as amended, supplemented or otherwise modified from time to time, and as in effect on the date of this Certificate, the “Credit Agreement”), among the Borrower, JPMorgan Chase Bank, N.A., as administrative agent (in such capacity, the “Administrative Agent”), and the lenders from time to time party thereto.

2. Immediately following the making of each Loan and after giving effect to the application of the proceeds of each Loan on the date hereof, (a) the fair value of the assets of the Borrower and its Subsidiaries, taken as a whole, exceeds their debts and liabilities, subordinated, contingent or otherwise; (b) the present fair saleable value of the property of the Borrower and its Subsidiaries, taken as a whole, is greater than the amount that will be required to pay the probable liability of their debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured; (c) the Borrower and its Subsidiaries, taken as a whole, are able to pay their debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured; and (d) the Borrower and its Subsidiaries, taken as a whole, do not have unreasonably small capital with which to conduct the business in which they are engaged as such business is now conducted and is proposed to be conducted following the Effective Date.

[Signature Page Follows]

C-1

IN WITNESS WHEREOF, I have hereunto set my hand this [    ]th day of [            ].

AMERICAN MEDIA, INC.

By:
Name:
Title: [Chief Financial Officer]

C-2